As filed with the Securities and Exchange Commission on September 27, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BETTERWARE DE MÉXICO, S.A. DE C.V.
(Exact name of registrant as specified in its charter)

Mexico	5961	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Luis Enrique Williams 549
Colonia Belenes Norte
Zapopan, Jalisco, 45145, México
+52 (33) 3836-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, VA 22102 Tel: (703) 749-1300 Fax: (703) 749-1301	Carol B. Stubblefield Esq. Reynaldo Vizcarra M. Esq. Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: (212) 626 4100 Fax: (212) 310 1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary Shares, no par value per share	35,923,200(3)	$10.00(4)	$359,232,000.00(5)	$43,538.92
Warrants to purchase Ordinary Shares	5,804,125(6)	N/A	N/A(7)	—
Ordinary Shares underlying Warrants	5,804,125(8)	$11.50	$66,747,437.50(9)	$8,089.79
Total			$425,979,437.50	$51,628.71
(1)
The number of ordinary shares of the registrant being registered represents the estimated maximum number of the registrant’s ordinary shares to be issued in connection with the proposed business combination described in the enclosed proxy statement/prospectus.

(2)
Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001212.

(3)
The number of shares is based upon the sum of  (i) 7,223,200 DD3 Acquisition Corp. ordinary shares estimated to be outstanding immediately prior to the proposed business combination, which will be converted into ordinary shares of the registrant on a one-for-one basis in connection with the proposed business combination, and (ii) 28,700,000 ordinary shares of the registrant, which is the expected number of ordinary shares that will be issued to the sellers in connection with the closing of the proposed business combination.

(4)
Based upon the implied price per share of the ordinary shares of the registrant set forth in the Business Combination Agreement.

(5)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (f) of the Securities Act of 1933, and calculated based on the price of the ordinary shares being registered.

(6)
The number of warrants to purchase ordinary shares of the registrant is based upon 5,804,125 warrants to purchase 5,804,125 DD3 Acquisition Corp. ordinary shares that are expected to be automatically converted into warrants to purchase ordinary shares of the registrant upon the closing of the proposed business combination.

(7)
The maximum number of warrants and ordinary shares of the registrant issuable upon exercise of the warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the ordinary shares underlying the warrants and those ordinary shares are included in the registration fee as calculated in footnote (9) below.

(8)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations and similar transactions.

(9)
Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the ordinary shares underlying the warrants is calculated based on an exercise price of  $11.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION — DATED SEPTEMBER 27, 2019
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF
DD3 ACQUISITION CORP.

PROSPECTUS FOR
35,923,200 ORDINARY SHARES AND 5,804,125 WARRANTS TO PURCHASE ORDINARY SHARES, IN EACH CASE, OF BETTERWARE DE MÉXICO, S.A. DE C.V.

Dear DD3 Acquisition Corp. Shareholders:
You are cordially invited to attend the special meeting of shareholders (the “special meeting”) of DD3 Acquisition Corp., which we refer to as “we,” “us,” “our” or “DD3,” on           , 2019, at 11:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166.
At the special meeting, our shareholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal”) to approve and adopt the Combination and Stock Purchase Agreement, dated as of August 2, 2019 (as amended, and as may be further amended, the “Business Combination Agreement”), that DD3 has entered into with Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V. (collectively, the “Sellers”), Betterware de México, S.A. de C.V. (“Betterware”), BLSM Latino América Servicios, S.A. de C.V. (“BLSM”), and, solely for the purposes of Article XI therein, DD3 Mex Acquisition Corp, S.A. de C.V. (“DD3 Mexico”), and the transactions contemplated thereby, and the business combination of DD3 and Betterware as described therein (the “Business Combination”). If DD3 shareholders approve the Business Combination Proposal and the parties consummate the Business Combination: (i) DD3 will redomicile and continue as a Mexican corporation; (ii) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the closing exceeds $25,000,000 up to a maximum of  $30,000,000; (iii) DD3 will merge with and into Betterware with Betterware surviving the merger (the “combined company”) and BLSM becoming a wholly-owned subsidiary of the combined company; (iv) the holders of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the merger (other than any redeemed shares) will have their shares canceled and exchanged for shares of the combined company (“combined company shares”) on a one-for-one basis and (v) all of the Betterware ordinary shares issued and outstanding immediately prior to the effective time of the merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00, subject to adjustment as described in the accompanying proxy statement/prospectus.
It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders, including our sponsor, DD3 Mexico (our “sponsor”), will own approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination Agreement — Ownership of the Combined Company Upon Completion of the Business Combination” and “The Business Combination — Combined Pro Forma Financial Information” for further information.
In addition to being asked to approve the Business Combination Proposal, our shareholders will also be asked to consider and vote upon (a) a proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent (the “Shareholders’ Representative Proposal”) and (b) a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”).
Each of these proposals is more fully described in the accompanying proxy statement/prospectus.
Under the Business Combination Agreement, the closing of the Business Combination is subject to a number of conditions, including (i) that DD3 shareholders approve the Business Combination Proposal and (ii) DD3 having, in the aggregate, cash that is equal to or greater than the sum of  $25 million. If any of the conditions to the Sellers’ obligation to consummate the Business Combination are not satisfied, then the Sellers will not be required to consummate the Business Combination.
Our units, ordinary shares and warrants are currently listed on The Nasdaq Stock Market, or Nasdaq, under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively. Any outstanding units will be separated into ordinary shares and warrants to purchase ordinary shares of the combined company upon the consummation of the Business Combination. We intend to apply to list the combined company shares and warrants on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. We cannot assure you that the combined company shares and warrants will be approved for listing on Nasdaq.

Pursuant to our amended and restated memorandum and articles of association, we are providing our public shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17. Public shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal or fail to vote at all. Holders of our outstanding public warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of our ordinary shares issued prior to our initial public offering (“founder shares”) have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and any public shares that they may have acquired during or after our initial public offering and (ii) vote any such shares in favor of the Business Combination Proposal. The founder shares and private shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our sponsor, directors and officers and their affiliates own approximately 22.6% of our issued and outstanding ordinary shares, including 100% of the founder shares.
We are providing this proxy statement/prospectus and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to carefully read this proxy statement/prospectus (and any documents incorporated into this proxy statement/prospectus by reference). Please pay particular attention to the section entitled “Risk Factors.”
Our board of directors has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that our shareholders vote FOR all of the proposals presented to our shareholders. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination — Interests of DD3’s Directors and Officers in the Business Combination.”
Approval of each of the Business Combination Proposal, Shareholders’ Representative Proposal and Adjournment Proposal requires the affirmative vote of holders of a majority of our outstanding ordinary shares represented in person or by proxy and voted thereon at the special meeting.
We have no specified maximum redemption threshold under our amended and restated memorandum and articles of association. It is a condition to closing under the Business Combination Agreement, however, that DD3 has, in the aggregate, cash held in or outside of the trust account equal to or greater than the sum of  $25 million. If redemptions by DD3’s public shareholders cause DD3 to be unable to meet this closing condition, and DD3 is unable to raise the funds from other investors, then the Sellers will not be required to consummate the Business Combination. Each redemption of public shares by our public shareholders will decrease the amount in our trust account. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
Your vote is very important. If you are a holder of record, you must submit the enclosed proxy card. Please vote as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.
If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting.
If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the outcome of any vote on the proposals. If you are a shareholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.
On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
           , 2019
Martín Werner
Chairman of the Board
This proxy statement/prospectus is dated           , 2019 and is first being mailed to shareholders of DD3 on or about that date.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

DD3 ACQUISITION CORP.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF DD3 ACQUISITION CORP.
To Be Held On           , 2019
To the Shareholders of DD3 Acquisition Corp.:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “special meeting”) of DD3 Acquisition Corp., a company incorporated under the laws of the British Virgin Islands (“DD3” or the “Company”), will be held on            , 2019, at 11:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166. You are cordially invited to attend the special meeting for the following purposes:
(1) The Business Combination Proposal: to consider and vote upon a proposal to approve and adopt the Combination and Stock Purchase Agreement, dated as of August 2, 2019 (as amended, and as may be further amended, the “Business Combination Agreement”), that DD3 has entered into with Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V. (collectively, the “Sellers”), Betterware de México, S.A. de C.V. (“Betterware”), BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI therein, DD3 Mex Acquisition Corp, S.A. de C.V. (“DD3 Mexico”), and the transactions contemplated thereby, and the business combination (the “Business Combination”) of DD3 and Betterware described therein (collectively, the “Business Combination Proposal”);
(2) The Shareholders’ Representative Proposal: to consider and vote upon a proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent (the “Shareholders’ Representative Proposal”); and
(3) The Adjournment Proposal: to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”).
Only holders of record of our ordinary shares at the close of business on            , 2019 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our shareholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the special meeting.
Pursuant to our amended and restated memorandum and articles of association, we are providing our public shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17. Public shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Holders of our outstanding public warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the holders of our ordinary shares issued prior to our initial public offering (“founder shares”) have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and any public shares that they may have acquired during or after our initial public offering and (ii) vote any such shares in favor of the Business Combination Proposal. The founder shares and private shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, DD3 Mexico, as our sponsor, and our directors and officers and their affiliates own approximately 22.6% of our issued and outstanding ordinary shares, including 100% of the founder shares.

The transactions contemplated by the Business Combination Agreement will be consummated only if a majority of the outstanding ordinary shares of DD3 that are voted at the special meeting are voted in favor of the Business Combination Proposal and the Shareholders’ Representative Proposal. We have no specified maximum redemption threshold under our amended and restated memorandum and articles of association. Each redemption of public shares by our public shareholders will decrease the amount in our trust account. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read the entire proxy statement/prospectus carefully. You should also carefully consider the risk factors described in the section entitled “Risk Factors.” If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 622-5200; banks and brokers may reach Morrow Sodali LLC at (203) 658-9400. This notice of special meeting is and the proxy statement/prospectus relating to the Business Combination will be available at      .
By Order of the Board of Directors,
, 2019
Martín Werner Chief Executive Officer

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or SEC, by Betterware (File No. 333-    ), constitutes a prospectus of Betterware under Section 5 of the U.S. Securities Act of 1933, as amended, or the Securities Act, with respect to the combined company shares to be issued to DD3 shareholders and the Sellers, as well as the warrants to acquire combined company shares to be issued to DD3 warrantholders and the combined company shares underlying such warrants, if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the special meeting of DD3 shareholders at which DD3 shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.
CONVENTIONS WHICH APPLY TO THIS PROXY STATEMENT/PROSPECTUS
In this proxy statement/prospectus, unless otherwise specified or the context otherwise requires:
•
“$,” “US$” and “U.S. dollar” each refer to the United States dollar; and

•
“MX$,” “Ps.” and “peso” each refer to the Mexican peso.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our” and “DD3” refer to DD3 Acquisition Corp., the terms the “Company,” “Betterware,” “BTW,” “BWM” and “BW” refer to Betterware de México, S.A. de C.V., and the term “combined company” refers to DD3 and Betterware together following the consummation of the Business Combination.
In this document, unless the context otherwise requires:
“Adjournment Proposal” means the proposal to adjourn the special meeting of shareholders of DD3 to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.
“Amended and Restated Charter” means the bylaws (estatutos sociales) to be adopted by the combined company in connection with the Closing, attached to this proxy statement/prospectus as Annex E.
“Amendment Agreement” means the Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among DD3, the Sellers, Betterware, BLSM and DD3 Mexico.
“Betterware Shares” means the share capital of Betterware.
“BLSM” means BLSM Latino América Servicios, S.A. de C.V.
“broker non-vote” means the failure of a DD3 shareholder, who holds his, her or its shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Combination and Stock Purchase Agreement, dated as of August 2, 2019, as amended, and as may be further amended, by and among DD3, the Sellers, Betterware, BLSM and, solely for the purposes of Article XI therein, DD3 Mexico.
“Business Combination Proposal” means the proposal to approve and adopt the Business Combination Agreement, and the transactions contemplated thereby, and the Business Combination.
“Closing” means the closing of the Business Combination.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“combined company shares” means the ordinary shares, no par value, of the combined company.
“Companies Act” means the BVI Business Companies Act, 2004.
“DD3 Capital” means DD3 Capital Partners, S.A. de C.V.
“DD3 Mexico” means DD3 Mex Acquisition Corp, S.A. de C.V.
“EarlyBirdCapital” means EarlyBirdCapital, Inc.
“EBITDA” means Earnings Before Interest Taxes Depreciation and Amortization and is a non-GAAP financial measure.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“FCF” means Free Cash Flow and is a non-GAAP financial measure.
“founder shares” means the ordinary shares issued prior to DD3’s initial public offering.
“General Corporations Law” means Ley General de Sociedades Mercantiles.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Incentive Plan” means the proposed incentive compensation plan that Betterware expects to adopt prior to the Closing.

“initial shareholders” means the holders of the founder shares prior to DD3’s initial public offering and their permitted transferees, as applicable.
“Insolvency Act” means the Insolvency Act, 2003 of the British Virgin Islands.
“Interim Charter” means the bylaws (estatutos sociales) to be adopted by DD3 upon the Redomiciliation taking effect, attached to this proxy statement/prospectus as Annex D.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Lock-Up Agreements” means, collectively, the Management Lock-Up Agreement and the Member Lock-Up Agreement.
“Management Lock-Up Agreement” means the Management Lock-Up Agreement to be entered into by certain members of the combined company’s management team in connection with, and as a condition to the consummation of, the Business Combination, attached to this proxy statement/prospectus as Annex G.
“Marcum” means Marcum LLP, an independent registered public accounting firm.
“Member Lock-Up Agreement” means the Member Lock-Up Agreement to be entered into by certain persons and entities who will hold combined company shares upon consummation of the Merger in connection with, and as a condition to the consummation of, the Business Combination, attached to this proxy statement/prospectus as Annex H.
“Merger” means the merger of DD3 with and into Betterware, with Betterware surviving such merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company.
“Merger Agreement” means the Merger Agreement to be entered into by and between Betterware and DD3 in connection with, and as a condition to the consummation of, the Business Combination, attached to this proxy statement/prospectus as Annex B.
“Nasdaq” means the Nasdaq Stock Market LLC.
“ordinary shares” means the ordinary shares, no par value, of DD3.
“PCAOB” means the Public Company Accounting Oversight Board.
“private shares” means the ordinary shares sold as part of the private units.
“private units” means the units sold to the sponsor in private placements in connection with DD3’s initial public offering.
“private warrants” means the warrants underlying the private units, each of which is exercisable for one ordinary share, in accordance with its terms.
“prospectus” means the prospectus included in the registration statement on Form F-4 (Registration No. 333-    ) filed with the SEC.
“Public Registry of Commerce” means the Registro Público de la Propiedad y del Comercio or Mexico’s federal public registry of commercial entities.
“public shareholders” means the holders of public shares.
“public shares” means the ordinary shares issued as part of the units sold in DD3’s initial public offering.
“public warrantholders” means holders of the public warrants.
“public warrants” means the warrants included in the units sold in DD3’s initial public offering, each of which is exercisable for one ordinary share, in accordance with its terms.

“Redomiciliation” means the proposed redomiciliation of DD3 out of the British Virgin Islands to continue as a company incorporated under the laws of Mexico in connection with the Business Combination.
“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among DD3, Betterware and certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware upon consummation of the Merger in connection with, and as a condition to the consummation of, the Business Combination, attached to this proxy statement/prospectus as Annex F.
“representative’s shares” means the shares issued in connection with DD3’s initial public offering to EarlyBirdCapital, as representative of the several underwriters.
“SEC” means the U.S. Securities Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Market Law” means Ley del Mercado de Valores.
“Sellers” means, collectively, Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V.
“Shareholders’ Representative Proposal” means the proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent.
“special meeting” means the special meeting of shareholders of DD3.
“sponsor” means DD3 Mexico.
“trust account” means the trust account that holds a portion of the proceeds of DD3’s initial public offering and the concurrent sale of the private units.
“U.S. GAAP” means United States generally accepted accounting principles.
“units” means the units issued in connection with DD3’s initial public offering, each of which consisted of one ordinary share and one warrant.
“Warrant Agreement” means the warrant agreement governing DD3’s outstanding warrants.
“warrants” means the public warrants and the private warrants.

QUESTIONS AND ANSWERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to DD3 shareholders. You are urged to read carefully this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.
Q: Why am I receiving this proxy statement/prospectus?
A: DD3, the Sellers, Betterware, BLSM and DD3 Mexico have entered into the Business Combination Agreement which provides for the Business Combination in which DD3 will merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing. Copies of the Business Combination Agreement, as amended, and the form of the Merger Agreement are attached to this proxy statement/prospectus as Annex A and Annex B, respectively. In connection with the Business Combination, prior to the Merger, DD3 will redomicile from the British Virgin Islands and continue as a Mexican corporation.
The Business Combination Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of  $30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.
DD3’s shareholders are being asked to consider and vote upon the Business Combination Proposal to approve and adopt the Business Combination, including the Business Combination Agreement and the transactions contemplated thereby, among other proposals.
DD3’s units, ordinary shares and warrants are currently listed on Nasdaq under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively. Any outstanding units will be separated into ordinary shares and warrants to purchase ordinary shares of the combined company upon the consummation of the Business Combination. We intend to apply to list the combined company shares and warrants on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. Accordingly, the combined company will not have units following consummation of the Business Combination, and therefore there will be no Nasdaq listing of the units following consummation of the Business Combination.
This proxy statement/prospectus and its annexes contain important information about the Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its annexes.
Q:When and where is the special meeting?
A: The special meeting will be held at 11:00 a.m., Eastern time, on           , 2019, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals.

Q: What is being voted on at the special meeting?
A: Below are the proposals as to which DD3’s shareholders are being asked to vote:
(1)
The Business Combination Proposal — a proposal to approve and adopt the Business Combination Agreement, and the transactions contemplated thereby, and the Business Combination;

(2)
The Shareholders’ Representative Proposal — a proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent; and

(3)
The Adjournment Proposal — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

Q: Why is DD3 proposing the Business Combination Proposal?
A: DD3 was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. DD3 is not limited to any particular industry or geographic region.
DD3 received $55,650,000 from its initial public offering (including net proceeds from the partial exercise by the underwriters of their over-allotment option) and the private placement of the private units, which was placed into the trust account immediately following the initial public offering. In accordance with DD3’s amended and restated memorandum and articles of association, the funds held in the trust account will be released upon the consummation of the Business Combination. See the question entitled “What happens to the funds held in the trust account upon the Closing?”
DD3 currently has 7,223,200 ordinary shares issued and outstanding, consisting of 5,565,000 public shares, 27,825 representative’s shares, 239,125 private shares held by the initial shareholders and 1,391,250 founder shares held by the initial shareholders. In addition, DD3 currently has 5,804,125 warrants to purchase ordinary shares outstanding, consisting of 5,565,000 public warrants and 239,125 private warrants. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 30 days after DD3’s completion of an initial business combination or October 16, 2019. The warrants expire on the fifth anniversary of DD3’s completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Once the warrants become exercisable, DD3 may redeem the outstanding warrants (except as otherwise described in this proxy statement/prospectus with respect to the private warrants) in whole and not in part at a price of  $0.01 per warrant, if the reported last sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The private warrants, however, are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.
Under DD3’s amended and restated memorandum and articles of association, DD3 must provide all holders of public shares with the opportunity to have their public shares redeemed in connection with the consummation of DD3’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote.
Based on its due diligence investigations of Betterware and the industry in which it operates, including the financial and other information provided by Betterware in the course of their negotiations in connection with the Business Combination Agreement, DD3’s board of directors believes that Betterware offers an asset light business model with high growth performance and, based upon DD3’s analyses and due diligence, Betterware has unrecognized value and other positive characteristics, such as competitive advantages in its industry. As a result, DD3 believes that a business combination with Betterware has significant potential to create meaningful shareholder value following the consummation of the Business Combination. See the section entitled “The Business Combination — DD3’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Q: Who is Betterware?
A: Founded in 1995, Betterware is a leading direct-to-consumer company in Mexico. Betterware is focused on the home organization segment, with a wide product portfolio for daily solutions, including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, as well as other minor categories. Supported by its unique business intelligence and data analytics unit, Betterware has been able to achieve sustainable double-digit growth rates by successfully expanding its market penetration through a dynamic and motivated distribution network comprised of more than 400,000 distributors and associates. In addition, both the business intelligence and data analytics unit provide daily monitoring of key metrics and product intelligence. Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 98.5% rate of just-in-time deliveries anywhere in the country, within 24 to 48 hours and with zero last mile cost. Its asset light model also has enabled Betterware to grow at a double-digit rate with very limited capex and high cash conversion rates.
Q: Are any of the proposals conditioned on one another?
A: The Shareholders’ Representative Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then DD3 will not consummate the Business Combination. If DD3 does not consummate the Business Combination and fails to complete an initial business combination by April 16, 2020, DD3 will be required to dissolve and liquidate.
Q: Why is DD3 providing shareholders with the opportunity to vote on the Business Combination?
A: Under DD3’s amended and restated memorandum and articles of association and the Interim Charter, as applicable, DD3 must provide all holders of its public shares with the opportunity to have their public shares redeemed in connection with the consummation of DD3’s initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. DD3 is seeking to obtain the approval of its shareholders of the Business Combination Proposal in order to allow its public shareholders to effectuate redemptions of their public shares in connection with the Closing.
Q: What will happen in the Business Combination?
A: DD3 will redomicile from the British Virgin Islands and continue as a Mexican corporation prior to the Closing. At the Closing, DD3 will purchase certain shares from the Sellers and thereafter merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company. The Merger will have the effects specified in Mexican law. As the consideration for the Business Combination, at the effective time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of  $30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis. DD3’s outstanding warrants and the unit purchase option will, by their terms, convert automatically to entitle the holders to purchase equivalent securities of the combined company.
Q: What equity stake will current DD3 shareholders and Betterware shareholders hold in the combined company after the Closing?
A: It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination Agreement — Ownership of the Combined Company Upon Completion of the Business Combination” and “The Business Combination — Combined Pro Forma Financial Information” for further information.
Q: Who will be the directors and officers of the combined company if the Business Combination is consummated?
A: It is anticipated that, at the effective time of the Merger pursuant to the Merger Agreement, the combined company’s board of directors will be composed of Luis Campos (Chairman), Andres Campos, Santiago Campos, Jose de Jesus Valdez, Federico Clariond, Mauricio Morales, Joaquin Gandara, Dr. Martín M. Werner, and Reynaldo Vizcarra (Secretary), and the combined company’s executive management team will be composed of Luis Campos (Chairman), Andres Campos (Chief Executive Officer), Jose del Monte (Chief Financial Officer) and Fabian Rivera (Chief Operating Officer). See the section entitled “Management After the Business Combination” for additional information.
Q: Following the Business Combination, will the combined company’s securities trade on a stock exchange?
A: We intend to apply to list the combined company shares and warrants on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. Any outstanding DD3 units will be separated into ordinary shares and warrants to purchase ordinary shares of the combined company upon the consummation of the Business Combination. Accordingly, the combined company will not have units following consummation of the Business Combination, and therefore there will be no Nasdaq listing of the units following consummation of the Business Combination.
Q: What will the business of the combined company be like following the Business Combination, assuming that the Business Combination is approved?
A: Assuming the Business Combination is approved, following the Closing, the combined company’s business will be that of Betterware. For more information about Betterware and its business, see the section entitled “Information About Betterware.”
Q: What conditions must be satisfied to complete the Business Combination?
A: There are a number of closing conditions in the Business Combination Agreement, including that DD3’s shareholders have approved the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to Complete the Business Combination.”
Q: Why is DD3 intending to effect the Redomiciliation in connection with the Business Combination?
A: DD3 believes that the Redomiciliation will, among other things, provide legal, administrative, and other similar efficiencies. Additionally, the Redomiciliation will avoid certain tax inefficiencies to the combined company. In connection with the Redomiciliation, DD3 will adopt the Interim Charter and file the same with the Public Registry of Commerce prior to the Closing, which amends and removes the provisions of DD3’s amended and restated memorandum and articles of association that terminate or otherwise become inapplicable because of the Redomiciliation and provides DD3’s shareholders with the same or substantially the same rights in connection with the Business Combination.

Q: What are the federal income tax consequences of the Redomiciliation?
A: As a result of the Redomiciliation, DD3 will be changing its place of incorporation from the British Virgin Islands to Mexico. The Redomiciliation will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code, in which the holders of DD3 ordinary shares will be deemed to exchange their shares for equivalent shares of a Mexican corporation. U.S. holders will not recognize taxable gain or loss as a result of the Redomiciliation for U.S. federal income tax purposes.
For a more detailed discussion, please see the section entitled “The Business Combination — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares — The Redomiciliation.”
WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR.
Q: What changes are being made to DD3’s amended and restated memorandum and articles of association in connection with the Business Combination?
A: In connection with the Redomiciliation, DD3 will adopt the Interim Charter and file the same with the Public Registry of Commerce prior to the Closing, which amends and removes the provisions of DD3’s amended and restated memorandum and articles of association that terminate or otherwise become inapplicable because of the Redomiciliation and provides DD3’s shareholders with the same or substantially the same rights in connection with the Business Combination. For a summary of the differences between the amended and restated memorandum and articles of association and the Interim Charter, see the section entitled “The Business Combination Agreement — The Redomiciliation.”
Q: Why is DD3 proposing the Shareholders’ Representative Proposal?
A: Following the Redomiciliation, under Mexican law, DD3 is required to appoint a representative of DD3’s shareholders to formalize before a Mexican notary public the resolutions adopted by DD3 to carry out the Redomiciliation and thereafter, execute on behalf of such shareholders written resolutions approving the Merger with Betterware and the Merger Agreement. It is proposed that DD3 Mexico be appointed as representative of DD3’s shareholders in such limited capacity. In connection therein, if DD3 shareholders approve the Shareholders’ Representative Proposal, DD3 will grant a special power of attorney to DD3 Mexico for these purposes. For additional information, including the form of resolutions expected to be executed by the shareholders’ representative, see the section entitled “Proposal No. 2 — The Shareholders’ Representative Proposal.”
Q: What happens if I sell my DD3 ordinary shares before the special meeting?
A: The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your DD3 ordinary shares after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon the Closing. If you transfer your DD3 ordinary shares prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in DD3’s trust account.
Q: What vote is required to approve the proposals presented at the special meeting?
A: Approval of each of the proposals presented at the special meeting requires the affirmative vote of holders of at least a majority of the outstanding DD3 ordinary shares voted thereon at the special meeting. Failure of a DD3 shareholder to vote by proxy or to vote in person at the special meeting or the failure of a DD3 shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, or a broker non-vote, will result in that shareholder’s shares not being counted toward the number of DD3’s ordinary shares required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established, and broker non-votes will not be counted for purposes of establishing a quorum.
Additionally, you are not required to affirmatively vote for or against the Business Combination Proposal in order to exercise your redemption rights.

Q: May DD3, the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?
A: In connection with the shareholder vote to approve the proposed Business Combination, the sponsor or DD3’s directors, officers or advisers or their respective affiliates may privately negotiate transactions to purchase DD3 ordinary shares from shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with the Business Combination for a per-share pro rata portion of the trust account. None of the sponsor or DD3’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of the ordinary shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their ordinary shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of these purchases could be to increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy the closing condition in the Business Combination Agreement that requires DD3 to have a minimum amount of cash at the Closing.
Q: Will DD3 issue additional equity securities in connection with the Business Combination?
A: DD3 may enter into equity financings in connection with the Business Combination with its affiliates or any third parties if DD3 determines that the issuance of additional equity is necessary or desirable in connection with the consummation of the Business Combination. The purposes of any such financings may include increasing the likelihood of DD3 meeting the minimum available cash condition to consummation of the Business Combination. Any equity issuances could result in dilution of the relative ownership interest of the non-redeeming public shareholders. As the amount, if any, of such equity issuances is not currently known, DD3 cannot provide specific information as to percentage ownership that may result therefrom. If DD3 enters into a binding commitment in respect of any such additional equity financing, DD3 will file a Current Report on Form 8-K with the SEC to disclose details of any such equity financing.
Q: How many votes do I have at the special meeting?
A: DD3’s shareholders are entitled to one vote at the special meeting for each ordinary share held of record at the close of business on           , 2019, the record date for the special meeting. As of the close of business on the record date, there were 7,223,200 ordinary shares outstanding.
Q: What constitutes a quorum at the special meeting?
A: Holders of 50% of the votes of DD3’s issued and outstanding ordinary shares as of the record date that are entitled to vote on the proposals at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the Chairman has the power to adjourn the special meeting. As of the record date for the special meeting, 50% of 7,223,200 ordinary shares would be required to achieve a quorum.
Q: How will the initial shareholders vote?
A: In connection with DD3’s initial public offering, DD3 entered into an agreement with the initial shareholders, pursuant to which the initial shareholders agreed to vote their founder shares, private shares and any other shares acquired during and after DD3’s initial public offering in favor of the Business Combination Proposal. Currently, the initial shareholders own approximately 22.6% of DD3’s issued and outstanding ordinary shares.

Q: Did DD3’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?
A: DD3’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. DD3’s board of directors believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to DD3’s shareholders. DD3’s board of directors also determined, without seeking a valuation from a financial advisor, that Betterware’s fair market value was at least 80% of DD3’s net assets. Accordingly, investors will be relying on the judgment of DD3’s board of directors as described above in valuing the Betterware business, and will be assuming the risk that DD3’s board of directors may not have properly valued such business.
Q: What interests do DD3’s current officers and directors have in the Business Combination?
A: DD3’s directors and executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:
•
the beneficial ownership of the sponsor and certain of DD3’s directors and officers and their affiliates of an aggregate of 1,630,375 ordinary shares, which shares would become worthless if DD3 does not complete a business combination within the applicable time period, as the initial shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $     million, based on the closing price of the ordinary shares of  $     on Nasdaq on           , 2019;

•
the beneficial ownership of the sponsor and certain of DD3’s directors and officers of warrants to purchase 239,125 ordinary shares, which warrants would expire and become worthless if DD3 does not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $     million based on the closing price of the public warrants of  $     on Nasdaq on           , 2019;

•
DD3’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on DD3’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated;

•
the potential continuation of certain of DD3’s directors and officers as directors and officers of the combined company following the consummation of the Business Combination; and

•
the continued indemnification of current directors and officers of DD3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence DD3’s directors in making their recommendation that you vote in favor of the approval of the Business Combination Proposal. You should also read the section entitled “The Business Combination — DD3’s Board of Directors’ Reasons for the Approval of the Business Combination.”
Q: What happens if I vote against the Business Combination Proposal?
A: If the Business Combination Proposal is not approved and DD3 does not consummate an initial business combination by April 16, 2020, DD3 will be required to dissolve and liquidate the trust account.
Q: Do I have redemption rights?
A: If you are a holder of public shares, you may redeem your public shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account, which holds the proceeds of DD3’s initial public offering, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes, upon the consummation of the Business Combination. Holders of DD3’s outstanding warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. All of the initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and any public shares that they may have acquired during or after DD3’s initial public offering in connection with the completion of the Business Combination. The founder shares and private shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17. Additionally, public shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such public shares will only be entitled to a pro rata portion of the trust account, including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes (less up to $50,000 of interest to pay liquidation expenses), in connection with the liquidation of the trust account.
Q: Will how I vote affect my ability to exercise redemption rights?
A: No. You may exercise your redemption rights whether you vote your ordinary shares for or against the Business Combination Proposal or any other proposal described by this proxy statement/prospectus or fail to vote at all. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash, and the potential inability to meet the listing standards of Nasdaq.
It is a condition to closing under the Business Combination Agreement, however, that DD3 has at least $25 million in cash held in or outside of the trust account, net of expenses related to the Business Combination. If redemptions by public shareholders cause DD3 to be unable to meet this closing condition, then the Sellers will not be required to consummate the Business Combination.
Q: How do I exercise my redemption rights?
A: In order to exercise your redemption rights, you must, prior to 4:30 p.m., Eastern time, on    , 2019 (two business days before the special meeting), (i) submit a written request to DD3’s transfer agent that DD3 redeem your public shares for cash, and (ii) deliver your public shares to DD3’s transfer agent physically or electronically through the Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, DD3’s transfer agent, is listed under the question “Who can help answer my questions?” below. DD3 requests that any requests for redemption include the identity of the beneficial owner making such request. Electronic delivery of your public shares generally will be faster than delivery of physical share certificates.
A physical share certificate will not be needed if your shares are delivered to DD3’s transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and DD3’s transfer agent will need to act to facilitate this request. It is DD3’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because DD3 does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with DD3’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to DD3’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that DD3’s transfer agent return the shares (physically or electronically). You may make such request by contacting DD3’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”
Q: What are the federal income tax consequences of exercising my redemption rights?
A: U.S. holders of DD3 ordinary shares who exercise their redemption rights to receive cash from the trust account in exchange for all of their ordinary shares generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis of the ordinary shares redeemed. Subject to the passive foreign investment company, or PFIC, rules, such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. Under certain circumstances a redemption may not qualify as a sale for tax purposes, in which case the amount of cash received by a U.S. holder may be treated as a dividend, to the extent paid from DD3’s current or accumulated earnings and profits.
For a more detailed discussion, please see the section entitled “The Business Combination — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares — Redemption of DD3 Ordinary Shares.”
WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REDEMPTION.
Q: Will holders of DD3 ordinary shares or warrants be taxed on the combined company shares received in the Business Combination?
A: In general, U.S. holders of DD3 ordinary shares or warrants, as applicable, should recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of combined company shares, and (2) the U.S. holder’s adjusted tax basis in such DD3 ordinary shares or warrants, as applicable. Subject to the PFIC rules, such gain or loss should be treated as capital gain or loss if such shares or warrants, as applicable, were held as a capital asset on the date of the Business Combination.
For a more detailed discussion, please see the section entitled “The Business Combination — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares — Receipt of Combined Company Shares by Holders of DD3 Ordinary Shares or Warrants.”
Q: If I am a DD3 warrant holder, can I exercise redemption rights with respect to my warrants?
A: No. There are no redemption rights with respect to DD3’s warrants.
Q: Do I have appraisal rights if I object to the proposed Business Combination?
A: No. There are no appraisal rights available to holders of DD3’s ordinary shares or warrants in connection with the Business Combination.
Q: What happens to the funds held in the trust account upon the Closing?
A: If the Business Combination is consummated, the funds held in the trust account will be released to pay (i) DD3 shareholders who properly exercise their redemption rights, (ii) up to $30 million as consideration to the Sellers and (iii) certain fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) incurred by DD3 in connection with the Business Combination. Any remaining funds available for release from the trust account will be used for general corporate purposes of the combined company following the Closing.
Q: What happens if the Business Combination is not consummated?
A: There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “The Business Combination Agreement — Termination of the Business Combination Agreement” for information regarding the parties’ specific termination rights.
If, as a result of the termination of the Business Combination Agreement or otherwise, DD3 is unable to complete an initial business combination by April 16, 2020, DD3’s amended and restated memorandum and articles of association provide that DD3 will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to DD3 (net of taxes payable and up to $50,000 of interest to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of DD3’s remaining shareholders and DD3’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of DD3, subject in each case to DD3’s obligations to provide for claims of creditors and the requirements of applicable law. See the sections entitled “Risk Factors — Risks Related to DD3 and the Business Combination — If DD3 is not able to complete its initial business combination by April 16, 2020, it will cease all operations except for the purpose of winding up and DD3 will redeem its public shares and liquidate, in which case the warrants will expire worthless” and “— If third parties bring claims against DD3, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.” Holders of the founder shares have waived any right to any liquidation distribution with respect to those shares.
In the event of liquidation, there will be no distribution with respect to DD3’s outstanding warrants. Accordingly, the warrants will expire worthless.
Q: When is the Business Combination expected to be completed?
A: It is currently anticipated that the Business Combination will be consummated promptly but at least two business days following the special meeting, provided that all other conditions to the Closing have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to Complete the Business Combination.”
Q: What do I need to do now?
A: You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold DD3’s ordinary shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q: How do I vote?
A: If you were a holder of record of DD3’s ordinary shares at the close of business on           , 2019, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a legal proxy from your broker, bank or nominee.
Q: Do I need to attend the special meeting to vote my shares?
A: No. You are invited to attend the special meeting to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the special meeting to vote your shares. Instead, you may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your vote is important. DD3 encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.
Q: What will happen if I abstain from voting or fail to vote at the special meeting?
A: At the special meeting, DD3 will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. A failure to vote or an abstention will have no effect on the outcome of any vote on the proposals.
Q: What will happen if I sign and return my proxy card without indicating how I wish to vote?
A: Signed and dated proxies received by DD3 without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal described in this proxy statement/prospectus.

Q: If I am not going to attend the special meeting in person, should I return my proxy card instead?
A: Yes. Whether you plan to attend the special meeting or not, please read this proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A: No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters, unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. DD3 believes the proposals presented to the shareholders at the special meeting will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. However, in no event will a broker non-vote have the effect of exercising your redemption rights for a pro rata portion of the trust account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the proposed Business Combination.
Q: May I change my vote after I have mailed my signed proxy card?
A: Yes. You may change your vote by sending a later-dated, signed proxy card to DD3’s proxy solicitor, Morrow Sodali LLC, at 470 West Avenue, Suite 3000, Stamford, CT 06902, prior to the vote at the special meeting, or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Morrow Sodali LLC, provided such revocation is received prior to the vote at the special meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.
Q: What should I do if I receive more than one set of voting materials?
A: You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Q: What happens to DD3 warrants I hold if I vote my DD3 ordinary shares against approval of the Business Combination Proposal and validly exercise my redemption rights?
A: Properly exercising your redemption rights as a DD3 shareholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal. If the Business Combination is completed, all of your DD3 warrants will automatically convert into warrants to purchase combined company shares as described in this proxy statement/prospectus. If the Business Combination is not completed, you will continue to hold your DD3 warrants, and if DD3 does not otherwise consummate an initial business combination by April 16, 2020, DD3 will be required to dissolve and liquidate, and your warrants will expire worthless.
Q: Who will solicit and pay the cost of soliciting proxies?
A: DD3 will pay the cost of soliciting proxies for the special meeting. DD3 has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. DD3 has agreed to pay Morrow Sodali LLC a fee of  $     . DD3 will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. DD3 also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of DD3’s ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of DD3’s ordinary shares and in obtaining voting instructions from those owners. DD3’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q: Who can help answer my questions?
A: If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact DD3’s proxy solicitor:
Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokers: (203) 658-9400
Email: ddmx.info@morrowsodali.com
You may also contact DD3 at:
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Telephone: +52 (55) 8647-0417
Email: contact@dd3.mx
To obtain timely delivery, DD3’s shareholders must request the materials no later than five business days prior to the special meeting.
You may also obtain additional information about DD3 from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to DD3’s transfer agent prior to 4:30 p.m., Eastern time, on           , 2019 (two business days before the special meeting). If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information” beginning on page 173.
The Parties to the Business Combination
DD3
DD3 is a blank check company incorporated in the British Virgin Islands on July 23, 2018 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
DD3’s units, ordinary shares and warrants are currently listed on Nasdaq under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively. Any outstanding units will be separated into ordinary shares and warrants to purchase ordinary shares of the combined company upon the consummation of the Business Combination. We intend to apply to list the combined company shares and warrants on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. We cannot assure you that the combined company shares and warrants will be approved for listing on Nasdaq.
The mailing address of DD3’s principal executive office is:
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Telephone: +52 (55) 8647-0417
For more information about DD3, see the sections entitled “Information About DD3” and “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Betterware
Founded in 1995, Betterware is a leading direct-to-consumer company in Mexico. Betterware is focused on the home organization segment, with a wide product portfolio for daily solutions, including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, as well as other minor categories. Supported by its unique business intelligence and data analytics unit, Betterware has been able to achieve sustainable double-digit growth rates by successfully expanding its market penetration through a dynamic and motivated sales force comprised of more than 400,000 distributors and associates. In addition, both the business intelligence and data analytics unit provide daily monitoring of key metrics and product intelligence. Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 98.5% rate of just-in-time deliveries anywhere in the country, within 24 to 48 hours and with zero last mile cost. Its asset light model also has enabled Betterware to grow at a double-digit rate with very limited capex and high cash conversion rates.
The mailing address of Betterware’s principal executive office is:
Betterware de México, S.A. de C.V.
Luis Enrique Williams 549
Colonia Belenes Norte
Zapopan, Jalisco, 45145, México
Telephone: +52 (33) 3836-0500

For more information about Betterware, see the sections entitled “Information About Betterware” and “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Business Combination (Page 64)
The Business Combination Agreement provides for the Business Combination in which DD3 will purchase certain shares from the Sellers and thereafter merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing. For more information about the Business Combination, see the sections entitled “The Business Combination,” “The Business Combination Agreement” and “Certain Agreements Related to the Business Combination” beginning on pages 64, 88 and 103, respectively. A copy of the Business Combination Agreement, as amended, is attached to this proxy statement/prospectus as Annex A.
The following diagram depicts the organizational structure of DD3, Betterware and BLSM immediately prior to the consummation of the Business Combination:

DD3 Shareholders
DD3 Acquisition Corp. (BVI)
Campalier, S.A. de C.V.
Promotora Forteza, S.A. de C.V.
38.9%
61.1%
Invex Security Trust 2397
Strevo, S.A. de C.V.
99.9%
1 Share
BLSM Latino América Servicios, S.A. de C.V. (Mexico)
Betterware de México, S.A. de C.V. (Mexico)

The following diagram depicts the organizational structure of the combined company immediately after the consummation of the Business Combination:
Consideration to Be Received in the Business Combination (Page 93)
The Business Combination Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement:
(i)
DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of  $30,000,000;

(ii)
all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and

(iii)
all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.

Ownership of the Combined Company Upon Completion of the Business Combination (Page 93)
Each of DD3’s outstanding warrants will, as a result of the Business Combination, cease to represent a right to acquire DD3 ordinary shares and will instead represent the right to acquire the same number of combined company shares, at the same exercise price and on the same terms as in effect immediately prior to the Closing. Similarly, the outstanding unit purchase option will cease to represent a right to acquire units of DD3 and will instead represent the right to acquire the same number of combined company shares and warrants underlying such units, at the same exercise price and on the same terms as in effect immediately prior to the Closing.
It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination Agreement — Ownership of the Combined Company Upon Completion of the Business Combination” and “The Business Combination — Combined Pro Forma Financial Information” for further information.
The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of the holders of DD3 ordinary shares exercise their redemption rights and the Sellers receive $30 million in cash consideration; and (2) minimum cash, in which DD3 has, in the aggregate, not less than $25 million of cash available for distribution upon the consummation of the Business Combination after redemptions of 3,091,382 ordinary shares, satisfying the condition to closing under the Business Combination Agreement:
	No Redemptions		Minimum Cash
	Number	Percentage	Number	Percentage
DD3’s existing shareholders	7,223,200	20.1%	4,131,818	11.5%
Betterware’s existing shareholders	28,700,000	79.9%	31,700,000	88.5%
Redemption Rights (Page 61)
Pursuant to DD3’s amended and restated memorandum and articles of association, any holders of public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account (net of taxes payable), calculated as of two business days prior to the consummation of the Business Combination. Holders of public shares are not required to vote on any of the proposals to be presented at the special meeting in order to demand redemption of their public shares. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of DD3’s initial public offering as of two business days prior to the consummation of the Business Combination (net of taxes payable), upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17. See the section entitled “Special Meeting of DD3 Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Combined Company Securities (Page 156)
Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, immediately after the consummation of the Business Combination the rights of holders of combined company shares will be governed directly by Mexican law and the Amended and Restated Charter.

The Amended and Restated Charter will provide that the combined company will be authorized to issue an unlimited number of combined company shares. As of immediately after the consummation of the Business Combination, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 35,923,200 combined company shares outstanding. See “Description of Combined Company Securities” for more information about the combined company’s securities.
Management After the Business Combination (Page 152)
Upon the effective time of the Merger, it is expected that Betterware’s current management team will remain operating the business:
Name	Title
Luis Campos	Chairman
Andres Campos	Chief Executive Officer
Jose del Monte	Chief Financial Officer
Fabian Rivera	Chief Operating Officer
Regulatory Approvals Required for the Business Combination (Page 71)
DD3 and Betterware are not aware of any regulatory approvals in either Mexico or the United States required for the consummation of the Business Combination.
Accounting Treatment (Page 71)
The Business Combination will be accounted for as a “reverse merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Betterware issuing shares for the net assets of DD3, accompanied by a recapitalization. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.
Certain U.S. Federal Income Tax Considerations (Page 78)
Subject to the limitations and qualifications described in “The Business Combination — Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares — Receipt of Combined Company Shares by Holders of DD3 Ordinary Shares or Warrants,” the receipt of combined company shares in the Business Combination should be a taxable transaction for U.S. federal income tax purposes. As a result, a U.S. holder of shares of DD3 ordinary shares or warrants, as applicable, should recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of combined company shares, and (2) the U.S. holder’s adjusted tax basis in such DD3 ordinary shares or warrants, as applicable. If a U.S. holder acquired different blocks of DD3 ordinary shares or warrants at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of DD3 ordinary shares or warrants, as applicable. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares or warrants is more than one year at the date of the Merger. Subject to the discussion under “— Passive Foreign Investment Company Status,” long-term capital gains recognized by U.S. holders that are not corporations generally are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder should have a tax basis in combined company shares received equal to their fair market value on the date of the Merger, and the U.S. holder’s holding period with respect to combined company shares should begin on the day after the date of the Merger.

For a more detailed discussion of certain U.S. federal income tax considerations of the Business Combination, see “The Business Combination — Certain U.S. Federal Income Tax Considerations.” You are strongly urged to consult your tax advisor for a full understanding of the tax consequences of the Business Combination to you, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws.
Appraisal or Dissenters’ Rights (Page 62)
No appraisal or dissenters’ rights are available to holders of DD3’s ordinary shares or warrants in connection with the Business Combination.
DD3’s Board of Directors’ Reasons for the Approval of the Business Combination (Page 67)
DD3’s board of directors, in evaluating the Business Combination, consulted with DD3’s management and legal and financial advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Business Combination Agreement, including the proposed Business Combination, are advisable, fair to, and in the best interests of DD3 and its shareholders and (ii) to recommend that shareholders adopt and approve the Business Combination Agreement and approve the Business Combination contemplated therein, DD3’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, DD3’s board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. DD3’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.
In approving the Business Combination, DD3’s board of directors determined not to obtain a fairness opinion. The officers and directors of DD3, including Dr. Werner and Mr. Combe, have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DD3’s financial advisors, including EarlyBirdCapital, enabled them to make the necessary analyses and determinations regarding the Business Combination with Betterware. In addition, DD3’s officers and directors and DD3’s advisors have substantial experience with mergers and acquisitions.
In considering the Business Combination, DD3’s board of directors gave considerable weight to the following factors:
•
Attractive Market and Favorable Industry Trends.   According to the World Federation of Direct Selling Associations, or the WFDSA, Mexico is the seventh largest direct-to-consumer market in the world and the second largest in Latin America, with US$6bn of annual sales in 2018, and has been growing at a 2.3% CAGR from 2015 to 2018. In 2018 year-end, consumer confidence index in Mexico reached its highest level since 2006;

•
Leader in its Sector in Mexico.   Betterware is the leading direct-to-consumer company focused in the home organization segment. Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price;

•
Proven Business Model Backed by Technological Disruption.   Supported by its unique business intelligence and data analytics unit, Betterware has shown long-term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platforms that can grow locally and in other regions;

•
Unparalleled Logistics Platform.   Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level and a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers;

•
Unique Product Portfolio.   Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price. Betterware constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue;

•
Robust Distribution Platform.   Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico that serve +3 million households every six weeks in +800 communities;

•
Clear Multiple Additional Sources of Growth.   Betterware has identified multiple additional sources of growth that could expand and enhance Betterware’s platform. Some of the additional sources of growth include E-commerce app implementation, international expansion and strategic acquisitions;

•
Commitment and Experience of Management.   Betterware’s management team has over 30 years of experience in the direct-to-consumer sector and is expected to continue to run the business post transaction. Betterware’s management will rollover 91% of its equity, showing long-term commitment to Betterware;

•
Attractive Valuation.   The purchase price values Betterware at a discount versus selected comparable companies on a pro forma implied total enterprise value as a multiple of Betterware’s 2019E EBITDA;

•
Optimally Sized Transaction.   Upon consummation of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this proxy statement/prospectus); and

•
Highly Complementary Management Teams.   Dr. Werner, DD3’s Chairman and Chief Executive Officer, will join the board of directors of the combined company. His experience in the financial sector will be highly complementary to the skills and experience of the strong management team of Betterware.

DD3’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
•
Macroeconomic Risks.   Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;

•
Benefits May Not Be Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•
Financial Projections May Not be Achieved.   The risk that the cost savings and growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•
No Third-Party Valuation.   The risk that DD3 did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•
DD3’s Shareholders Receiving a Minority Position in Betterware.   The risk that DD3’s shareholders will hold a minority share position in the combined company, or approximately 20% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this proxy statement/prospectus); and

•
Other Risks.   Various other risks associated with the business of Betterware, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

DD3’s board of directors concluded that the potential benefits that it expected Betterware and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. DD3’s board of directors also noted that DD3’s shareholders would have a substantial economic interest in the combined company (depending on the level of DD3’s shareholders that sought redemption of their public shares into cash). Accordingly, DD3’s board of directors unanimously determined that the Business Combination Agreement and the Business Combination contemplated therein, were advisable, fair to, and in the best interests of DD3 and its shareholders.
Quorum and Vote Required for Proposals (Page 61)
A quorum of DD3’s shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if at least 50% of the ordinary shares outstanding and entitled to vote at the special meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of each of the Business Combination Proposal, Shareholders’ Representative Proposal and Adjournment Proposal requires the affirmative vote of the holders of a majority of the ordinary shares that are voted thereon at the special meeting. Accordingly, a shareholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the proposals.
Share Ownership (Page 63)
As of the record date, the initial shareholders beneficially own an aggregate of 22.6% of the outstanding ordinary shares. The initial shareholders have agreed to vote all of their founder shares, private shares and any public shares acquired by them in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, none of the initial shareholders have acquired any public shares.
Recommendation of DD3 Board of Directors (Page 59)
DD3’s board of directors believes that each of the Business Combination Proposal, Shareholders’ Representative Proposal and Adjournment Proposal to be presented at the special meeting is in the best interests of DD3 and its shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.
When you consider the recommendation of DD3’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that certain of DD3’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, as more fully described herein. See “The Business Combination — Interests of DD3’s Directors and Officers in the Business Combination.”
Risk Factors (Page 37)
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the financial statements and annexes attached hereto, and especially consider the factors discussed in the section entitled “Risk Factors.”

SELECTED HISTORICAL COMBINED FINANCIAL DATA OF BETTERWARE AND BLSM
The financial information presented in this section is derived from and should be read in conjunction with the combined financial statements of Betterware and their accompanying notes, appearing elsewhere in this document and with the section entitled “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The combined financial statements of Betterware and BLSM have been prepared in accordance with IFRS as issued by the International Accounting Standards Board. These are the first financial statements prepared by Betterware under IFRS, the date of transition to IFRS is January 1, 2017.
Annual Financial Information
The selected historical financial information presented below has been derived from and should be read in conjunction with Betterware’s financial statements and their accompanying notes included elsewhere in this proxy statement/prospectus. Such annual financial information, unless otherwise specified, is presented in nominal pesos.
As of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)
		2018	2017	January 1, 2017
Assets
Current assets:
Cash and cash equivalents	Ps.	177,383	230,855	206,186
Trade accounts receivable, net		198,776	147,933	119,172
Trade accounts receivable from related parties		—	22	16,783
Other accounts receivable		536	2,086	878
Inventory, net		302,206	141,894	107,087
Prepaid expenses		42,283	31,813	24,761
Other assets		8,667	5,348	3,793
Total current assets		729,851	559,951	478,660
Trade accounts receivable from related parties, long-term		—	—	586,174
Molds, equipment and leasehold improvements, net		42,972	57,162	46,955
Deferred income tax		—	—	16,161
Intangible assets		312,099	300,471	1,860
Goodwill		348,441	348,441	25,805
Other assets		24,236	21,417	1,299
Total non-current assets		727,748	727,491	678,254
	Ps.	1,457,598	1,287,442	1,156,914

As of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)
		2018	2017	January 1, 2017
Liabilities and Net Parent Investment
Current Liabilities:
Borrowings	Ps.	90,691	46,218	67,325
Accounts payable to suppliers		445,241	211,071	141,432
Accrued expenses		36,706	31,950	21,477
Provisions		38,986	42,482	43,576
Income tax payable		29,016	83,798	—
Value added tax payable		17,624	20,533	16,043
Dividends payable		64,955	—	—
Statutory employee profit sharing		2,716	1,246	1,528
Derivative financial instruments		8,509	—	—
Total current liabilities		734,444	437,298	291,381
Non-current Liabilities:
Employee benefits		1,355	1,283	935
Derivative financial instruments		8,120	—	—
Deferred Income tax		70,627	78,922	—
Borrowings		562,788	591,162	805,896
Total non-current liabilities		642,890	671,367	806,831
Total liabilities		1,377,334	1,108,665	1,098,212
Net parent investment		80,264	178,777	58,702
	Ps.	1,457,598	1,287,442	1,156,914

For the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)
		2018	2017
Net revenue	Ps.	2,316,716	1,449,705
Cost of sales		958,469	558,105
Gross profit		1,358,247	891,600
Administrative Expenses		249,148	204,555
Selling Expenses		454,016	291,834
Distribution Expenses		103,336	64,349
Operating income		551,747	330,862
Financing income (cost):
Interest expense		(86,343)	(118,205)
Interest income		6,707	20,754
Unrealized loss in valuation of financial derivative instruments		(16,629)	—
Foreign exchange (loss) gain, net		(6,036)	71,214
Financing cost, net		(102,301)	(26,237)
Profit before income taxes		449,446	304,625
Income taxes:
Current		158,545	92,209
Deferred		(8,366)	4,742
Total income taxes		150,179	96,951
Profit for the year	Ps.	299,267	207,674

Interim Financial Information as of June 30, 2019 and 2018 and for the six months then ended
As of June 30, 2019 and June 30, 2018
(In thousands of Mexican Pesos “Ps.”)
		June 30, 2019	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	Ps.	96,920	77,371
Trade accounts receivable, net		289,275	206,070
Trade accounts receivable from related parties		604	22
Other accounts receivable		652	5,603
Inventory, net		351,632	255,171
Prepaid expenses		37,657	36,016
Other assets		28,017	7,219
Total current assets		804,757	587,472
Molds, equipment and leasehold improvements, net		110,048	40,689
Intangible assets		307,759	322,947
Goodwill		348,441	322,644
Other assets		35,323	31,668
Total non-current assets		801,571	717,948
	Ps.	1,606,328	1,305,420

As of June 30, 2019 and June 30, 2018
(In thousands of Mexican Pesos “Ps.”)
		June 30, 2019	June 30, 2018
Liabilities and Net Parent Investment
Current Liabilities:
Borrowings	Ps.	171,662	25,000
Accounts payable to suppliers		459,798	305,410
Accrued expenses		33,061	34,942
Provisions		69,659	59,280
Income tax payable		14,211	25,894
Value added tax payable		34,696	23,029
Dividends payable		—	—
Statutory employee profit sharing		—	—
Derivative financial instruments		8,509	—
Related parties		—	—
		—	—
Total current liabilities		791,596	473,555
Non-current Liabilities:		—	—
Employee benefits		1,075	279
Derivative financial instruments		8,120	—
Deferred Income tax		84,990	75,132
Borrowings		535,093	601,505
		—	—
Total non-current liabilities		643,827	689,197
		—	—
Total liabilities		1,408,976	1,151,618
		—	—
		—	—
Net parent investment		185,454	154,949
	Ps.	1,606,328	1,305,420

Combined Statements of Profit or Loss
For the six months ended June 30, 2019 and June 30, 2018
(In thousands of Mexican Pesos “Ps.”)
		June 30, 2019	June 30, 2018
Net revenue	Ps.	1,535,622	1,042,880
Cost of sales		638,648	419,679
Gross profit		896,974	623,201
Administrative Expenses		155,321	103,468
Selling Expenses		286,195	205,924
Distribution Expenses		67,333	47,453
Operating income		388,125	266,356
Financing income (cost):
Interest expense		(42,965)	(39,846)
Foreign exchange (loss) gain, net		(5,913)	(6,453)
Otros (gastos) ingresos operativos (nota 11)
Financing cost, net		(48,878)	(46,299)
Profit before income taxes		339,247	220,057
Income taxes:
Current		91,694	63,600
Deferred		14,364	3,285
Total income taxes		106,057	66,885
Profit for the year	Ps.	233,190	153,172
Non IFRS Financial Measures
We define “EBITDA” as profit for the year adding back the depreciation of property, plant and equipment, amortization of intangible assets, financing cost, net and income taxes. Adjusted EBITDA further excludes employee benefit expense, gain on sale of fixed assets, and other non-recurring expenses. EBITDA and Adjusted EBITDA are not measures required by, or presented in accordance with IFRS. The use of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation from, or as a substitute for analysis of, our results of operations or financial condition as reported under IFRS.
Betterware’s EBITDA Reconciliation
In thousands of Mexican Pesos		2018	2017
Profit for the year	Ps.	299,267	207,274
Add: Total Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .		150,179	96,951
Add: Financing Cost, net		102,301	26,237
Add: Depreciation and Amortization		25,960	24,209
EBITDA	Ps.	577,707	354,671
Other Adjustments
Add: Employee Benefits(1)	Ps.	13,402	8,793
Less: Gain on Sale of Fixed Assets(2)		(11,820)
Add: Non-recurring Expenses(3)		7,667
Adjusted EBITDA	Ps.	586,956	363,464

(1)
Employees’ statutory profit sharing and annual bonus.

(2)
Extraordinary income for the sale of transportation equipment.

(3)
Expenses incurred in the year including market penetration analysis, liquidation payment to former employees, licensing implementation of SAS software.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF DD3
The following tables summarize the relevant financial data for DD3’s business and should be read in conjunction with the section entitled “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and DD3’s audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.
DD3’s balance sheet data as of June 30, 2019 and statement of operations data for the period from July 23, 2018 (inception) through June 30, 2019 are derived from DD3’s audited financial statements included elsewhere in this proxy statement/prospectus.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with DD3’s financial statements and related notes and the section entitled “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus.
(in thousands, except share and per share data)
For the Period from July 23, 2018 (inception) through June 30, 2019
Revenue	$—
Loss from operations	(711)
Interest income on marketable securities	928
Unrealized gain on marketable securities	10
Net income	227
Basic and diluted net loss per share	(0.33)
Weighted average shares outstanding – basic and diluted	1,889,222
Balance Sheet Data:	As of June 30, 2019
Working capital deficit	$(235)
Trust account	56,588
Total assets	56,845
Total liabilities	492
Value of ordinary shares subject to redemption	51,353
Shareholders’ equity	5,000

COMPARATIVE PER SHARE DATA
The following table sets forth the historical comparative share information for Betterware and DD3 on a stand-alone basis and pro forma combined per share information after giving effect to the Business Combination, (1) assuming no DD3 shareholders exercise redemption rights with respect to their ordinary shares upon the consummation of the Business Combination; and (2) assuming that DD3 shareholders exercise their redemption rights with respect to a maximum of 3,091,382 ordinary shares upon consummation of the Business Combination.
The combined financial statements of Betterware and BLSM historical financial statements of Betterware have been prepared in accordance with IFRS and in its functional and presentation currency of the Mexican Peso. The historical financial statements of DD3 have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of DD3 have been translated into Mexican Pesos for purposes of having pro forma combined financial information.
The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial and Other Data of DD3” and “Selected Historical Combined Financial Data of Betterware” and the historical financial statements of DD3 and Betterware incorporated by reference in or included elsewhere in this proxy statement/prospectus. The pro forma combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement/prospectus entitled “The Business Combination — Combined Pro Forma Financial Information.”
The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the combined company’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of DD3 and Betterware would have been had the companies been combined during the periods presented.
(in Mexican pesos, in thousands, except share and per share data)
	Betterware	DD3	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2018 (Betterware) and For the Period from July 23, 2018 (inception) Through March 31, 2019 (DD3)
Net income	Ps299,267	Ps 5,481	Ps 296,765	Ps 296,765
Shareholders’ equity	80,265	96,150	499,711	475,798
Weighted average shares outstanding – basic and diluted		1,799,651	35,923,200	35,831,818
Basic and diluted net (loss) income per share		(2.69)	8.26	8.28
Shareholders’ equity per share – basic and diluted		53.43	13.91	13.28

EXCHANGE RATES
The following table sets out, for the periods indicated, high, low, average and period-end noon buying rates in the City of New York for cable transfers between the Mexican peso and the U.S. dollar, as determined for customs purposes by the Federal Reserve Bank of New York, expressed as pesos per US$1.00. The rates may differ from the actual rates used in the preparation of the combined Financial Statements and other financial information appearing in this proxy statement/prospectus. We make no representation that the peso or the U.S. dollar amounts referred to in this proxy statement/prospectus have been, could have been or could, in the future, be converted to U.S. dollars or pesos, as the case may be, at any particular rate, if at all. On June 30, 2019, the noon buying rate in the City of New York for cable transfers between peso and U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York was Ps19.2089 per US$1.00.
Year Ended December 31,	High	Low	Average(1)	Period End
2017	21.8910	17.4775	18.8841	19.6395
2018	20.6700	17.9705	19.2179	19.6350
Month	High	Low	Average(1)	Period End
January 2019	19.6095	18.9275	19.1704	19.0525
February 2019	19.4050	19.0405	19.1953	19.2650
March 2019	19.5795	18.8550	19.2442	19.3980
April 2019	19.2245	18.7555	18.9641	18.9945
May 2019	19.6520	18.8515	19.1110	19.6520
June 2019	19.7680	18.9905	19.2728	19.2089

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of DD3 and Betterware and may include statements for the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of DD3 and Betterware, as applicable, and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by DD3 and the following:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•
the outcome of any legal proceedings that may be instituted against DD3, Betterware and others following announcement of the proposed Business Combination and transactions contemplated thereby;

•
the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain the approval of DD3’s shareholders or other conditions to closing in the Business Combination Agreement;

•
the ability to obtain or maintain the listing of the combined company’s securities on Nasdaq following the Business Combination;

•
the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•
costs related to the Business Combination;

•
the limited liquidity and trading of DD3’s securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the inability to profitably expand into new markets;

•
the possibility that DD3 or Betterware may be adversely affected by other economic, business and/or competitive factors;

•
financial performance;

•
operational risk;

•
litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Betterware’s resources;

•
fluctuations in exchange rates between the Mexican peso and the United States dollar; and

•
the risks that the Closing is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of DD3 and Betterware prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to DD3 or Betterware or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, DD3 and Betterware undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. The risks described below are those which DD3 and Betterware believe are the material risks that they face. Additional risks not presently known to them or which they currently consider immaterial may also have an adverse effect on them or the combined company following the Business Combination. Some statements in this proxy statement/prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Business of Betterware
Currency exchange rate fluctuations, particularly with respect to the US dollar/Mexican peso exchange rate, could lower margins.
The value of the Mexican peso has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. Historically, BWM has been able to raise their prices generally in line with local inflation, thereby helping to mitigate the effects of devaluations of the Mexican peso. However, BWM may not be able to maintain this pricing policy in the future, or future exchange rate fluctuations may have a material adverse effect on its ability to pay its suppliers.
Given Betterware’s inability to predict the degree of exchange rate fluctuations, it cannot estimate the effect these fluctuations may have upon future reported results, product pricing or its overall financial condition. Although BWM attempts to reduce its exposure to short-term exchange rate fluctuations by using foreign currency exchange contracts, it cannot be certain that these contracts or any other hedging activity will effectively reduce exchange rate exposure. In particular, BTW currently employs a hedging strategy comprised of forwards U.S. dollar — Mexican peso derivatives that are designed to protect it against devaluations of the Mexican peso. As of this date, the hedging contracts cover 100% of the product needs as of March 2020. In addition, BWM generally purchases its hedging instruments on a rolling twelve-month basis; instruments protecting it to the same or a similar extent may not be available in the future on reasonable terms. Unprotected declines in the value of the Mexican peso against the U.S. dollar will adversely affect its ability to pay its dollar-denominated expenses, including its supplier obligations. See “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Any adverse changes in BWM’s business operations in Mexico would adversely affect its revenue and profitability.
BWM’s revenue is generated in Mexico. Various factors could harm BWM’s business in Mexico. These factors include, among others:
•
worsening economic conditions, including a prolonged recession in Mexico;

•
fluctuations in currency exchange rates and inflation;

•
longer collection cycles;

•
potential adverse changes in tax laws;

•
changes in labor conditions;

•
burdens and costs of compliance with a variety of laws;

•
political, social and economic instability; and

•
increases in taxation

Mexico is an emerging market economy, with attendant risks to BWM’s results of operations and financial condition.
The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general, as well as on market conditions, prices and returns on Mexican securities. The national elections held on July 2, 2018 ended six years of rule by the Institutional Revolutionary Party or PRI with the election of President Andres Manuel Lopez Obrador, a member of the Morena Party, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Although there have not yet been any material adverse repercussions resulting from this political change, multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect BWM’s operations. BWM cannot predict the impact that this new political landscape will have on the Mexican economy. Furthermore, BWM’s financial condition, results of operations and prospects and, consequently, the market price for its share, may be affected by currency fluctuations, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico.
The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. There are currently no exchange controls in Mexico; however, Mexico has imposed foreign exchange controls in the past. Pursuant to the provisions of the United States-Mexico-Canada Agreement, if Mexico experiences serious balance of payment difficulties or the threat thereof in the future, Mexico would have the right to impose foreign exchange controls on investments made in Mexico, including those made by U.S. and Canadian investors.
Securities of companies in emerging market countries tend to be influenced by economic and market conditions in other emerging market countries. Emerging market countries, including Argentina and Venezuela, have recently been experiencing significant economic downturns and market volatility. These events could have adverse effects on the economic conditions and securities markets of other emerging market countries, including Mexico.
Mexico may experience high levels of inflation in the future, which could affect BWM’s results of operations.
During most of the 1980s and during the mid- and late-1990s, Mexico experienced periods of high levels of inflation, although the country has had stable inflation during the last five years. The annual rates of inflation for the last five years as measured by changes in the National Consumer Price Index, as provided by Banco de Mexico, were:
2018	4.8%
2017	6.8%
2016	3.4%
2015	2.1%
2014	4.1%
A substantial increase in the Mexican inflation rate would have the effect of increasing some of BWM’s costs, which could adversely affect its results of operations and financial condition.
If Betterware is unable to retain its existing independent distributors and recruit additional distributors, its revenue increase could potentially slow down.
BWM distributes almost all of its products through its independent distributors and it depends on them directly for the sale of its products. BWM’s distributors can terminate their services at any time, and, like most direct selling companies, it experiences high turnover among distributors from year to year. As a result, it needs to continue to retain existing and recruit additional independent distributors. To increase at attractive rates its revenue, BWM must increase the number and/or the productivity of its distributors. BWM’s operations would be harmed if it fails to generate continued interest and enthusiasm among its distributors and fails to attract new distributors.

Although in the recent past BWM experienced an increase in active distributors, it could experience declines in active distributors, including senior distributors at the manager and district director levels. The number of its active distributors, including those at the manager and district director level, may not increase and could decline in the future. BWM’s operating results could be harmed if its existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors. The number and productivity of BWM’s distributors also depends on several additional factors, including:
•
adverse publicity regarding BWM, its products, its distribution channel or its competitors;

•
failure to motivate BWM’s distributors with new products;

•
the public’s perception of BWM’s products;

•
competition for distributors from other direct selling companies;

•
the public’s perception of BWM’s distributors and direct selling businesses in general; and

•
general economic and business conditions.

The regulatory environment in which Betterware operates is evolving, and its operations may be modified or otherwise harmed by regulatory changes, subjective interpretations of laws or an inability to work effectively with national and local government agencies.
Although BWM reviews applicable local laws in developing its plans, its efforts to comply with them may be harmed by an evolving regulatory climate and subjective interpretation of laws by the authorities. Any determination that BWM’s operations or activities are not in compliance with applicable regulations could negatively impact its business and its reputation with regulators in the markets in which BWM operates.
Laws and regulations may prohibit or severely restrict Betterware’s direct sales efforts and harm its revenue and profitability.
Various government agencies throughout the world regulate direct sales practices. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, that compensate participants for recruiting additional participants irrespective of product sales and/or which do not involve legitimate products. The laws and regulations in BWM’s current markets often:
•
impose on it order cancellations, product returns, inventory buy-backs and cooling-off rights for consumers and distributors;

•
require it or its distributors to register with governmental agencies;

•
impose on it reporting requirements to regulatory agencies; and/or

•
require it to ensure that distributors are not being compensated solely based upon the recruitment of new distributors.

Complying with these sometimes inconsistent rules and regulations can be difficult and requires the devotion of significant resources on BWM’s part.
In addition, Mexico could change its laws or regulations to negatively affect or prohibit completely network or direct sales efforts. Government agencies and courts in Mexico may also use their powers and discretion in interpreting and applying laws in a manner that limits BWM’s ability to operate or otherwise harms its business. If any governmental authority were to bring a regulatory enforcement action against BWM that interrupts BWM’s business, its revenue and earnings would likely suffer.
Challenges by private parties to the form of Betterware’s network marketing system could harm its business.
Betterware may be subject to challenges by private parties, including its distributors, to the form of its network marketing system or elements of its business. Betterware can provide no assurance that it would not be harmed by the application or interpretation of statutes or regulations governing network marketing, particularly in any civil challenge by a current or former consultant.

BWM’s distributors are independent contractors and not employees. If regulatory authorities were to determine, however, on a facts and circumstances basis, that its distributors are legally its employees, BWM could have significant liability under social benefit laws.
BWM’s distributors are self-employed and are not its employees. Periodically, the question of the legal status of its distributors has arisen, usually with regard to possible coverage under social benefit laws that would require BWM, and in most instances its distributors, to make regular contributions to social benefit funds. BWM is positioned to address these questions in a satisfactory manner; nevertheless there could be a final determination adverse to it that could be substantial and materially adversely affect its business and financial condition.
Failure of Betterware’s internet and its other technology initiatives to create sustained consultant enthusiasm and incremental cost savings could negatively impact its business.
BWM has been developing and implementing a strategy to use the internet to sign up distributors and take orders for its products. In certain demographic markets it has experienced some success using BWM’s internet strategy to improve its operating efficiency. However, any cost savings from its internet strategy may not prove to be significant, or BWM may not be successful in adapting and implementing its strategy to other markets in which BWM operates. This could result in its inability to service its distributors in the manner they expect.
Failure of new products to gain distributors and market acceptance could harm Betterware’s business.
An important component of BWM’s business is its ability to develop new products that create enthusiasm among its customers. If it fails to introduce new products planned for the future, its distributors’ productivity could be harmed. In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements, or have quality problems, this would harm its results of operations. Factors that could affect its ability to continue to introduce new products include, among others, government regulations, proprietary protections of competitors that may limit its ability to offer comparable products and any failure to anticipate changes in consumer tastes and buying preferences.
The loss of key high-level distributors could negatively impact Betterware’s consultant growth and its revenue.
At the end of 2018, BWM had approximately 325,000 active associates and approximately 15,000 distributors, district managers and district directors. At June 30, 2019, BWM had approximately 384,000 active associates and approximately 20,000 distributors, district managers and district directors. The district directors, together with their extensive networks of downline distributors, account for an important part of its net revenue. As a result, the loss of a high-level consultant or a group of leading distributors in the consultant’s network of downline distributors, whether by their own choice or through disciplinary actions by BWM for violations of its policies and procedures, could negatively impact its consultant growth and its net revenue.
If Betterware’s industry, business or its products are subject to adverse publicity, its business may suffer.
Betterware is very dependent upon its distributors’ and the general public’s perception of the overall integrity of its business, as well as the safety and quality of its products and similar products distributed by other companies. The number and motivation of its distributors and the acceptance by the general public of our products may be negatively affected by adverse publicity regarding:
•
the legality of network-marketing systems in general or Betterware’s network-marketing system specifically;

•
the safety and quality of its products;

•
regulatory investigations of its products;

•
the actions of its distributors;

•
its management of its distributors; and

•
the direct selling industry.

BWM depends on multiple contract manufacturers to provide it with products.
BWM has outsourced product manufacturing functions to third-party contractors located in China and Mexico. In 2018, products supplied by Chinese manufacturers accounted for approximately 89% of BWM’s revenues.
If these suppliers have unscheduled downtime or are unable to fulfill their obligations under these manufacturing agreements because of equipment breakdowns, natural disasters, power failures, or any other cause, this could adversely affect BWM’s overall operations and financial condition.
Although BWM provides all of the formulations used to manufacture its products, BWM has limited control over the manufacturing process itself. As a result, any difficulties encountered by the third-party manufacturer that result in product defects, production delays, cost overruns, or the inability to fulfill orders on a timely basis could have a material adverse effect on its business, financial condition and operating results.
Betterware depends on its key personnel, and the loss of the services provided by any of its executive officers or other key employees could harm its business and results of operations.
BWM’s success depends to a significant degree upon the continued contributions of its senior management, many of whom would be difficult to replace. These employees may voluntarily terminate their employment with BWM at any time. BWM may not be able to successfully retain existing personnel or identify, hire and integrate new personnel.
Betterware’s markets are competitive, and market conditions and the strengths of competitors may harm its business.
The market for BWM’s products is competitive. Its results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than BWM has, which may give them a competitive advantage. For example, BWM’s products compete directly with branded, premium retail products. BWM currently does not has significant patent or other proprietary protection, and competitors may introduce products with the same ingredients that BWM uses in its products.
Betterware also competes with other companies for distributors. Some of these competitors have a longer operating history, better name recognition and greater financial resources than it does. Some of its competitors have also adopted and could continue to adopt some of BWM’s successful business strategies. Consequently, to successfully compete in this market and attract and retain distributors, BWM must ensure that its business opportunities and compensation plans are financially rewarding. BWM may not be able to continue to successfully compete in this market for distributors.
System failures could harm Betterware’s business.
Because of its diverse geographic operations and its complex distribution network’s compensation plan, BWM’s business is highly dependent on efficiently functioning information technology systems. These systems and operations are vulnerable to damage or interruption from fires, earthquakes, telecommunications failures and other events. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in services and reduce BWM’s revenue and profits.
Betterware’s business is impacted by consumer confidence and spending.
The sale of home organization products correlates strongly to the level of consumer spending generally, and thus is significantly affected by the general state of the economy and the ability and willingness of consumers to spend on discretionary items. Reduced consumer confidence and spending generally may result in reduced demand for BWM’s products and limitations on its ability to maintain or increase prices. A decline in economic conditions or general consumer spending in any of its major markets could have a material adverse effect on its business, financial condition and results of operations.

Betterware’s controlling shareholder may have interests that conflict with your interests.
Campalier and Forteza will directly own approximately 80% of the outstanding common stock of Betterware. Accordingly, Campalier and Forteza currently exercise, and for the foreseeable future will exercise, significant influence over its board of directors and business and operations. The interests of Campalier and Forteza could conflict with your interests as a holder of shares.
Betterware is an IFRS first time adopter, and the financial information previously issued was under Mexican GAAP, this could potentially affect the investor comparability to previous periods.
In connection with the preparation of the combined financial statements of Betterware and BLSM as of December 31, 2018, 2017 and January 1, 2017 and for the years ended December 31, 2018 and 2017, these are the first combined financial statements prepared in accordance with IFRS, and IFRS 1 First time adoption of IFRS has been applied. Betterware has historically prepared and presented its financial information under Mexican GAAP. This may affect the comparability of the historical financial figures for investors.
Lack of experience reporting under IFRS standards could lead to inaccuracy or inconsistency of results presented in future periods.
Reporting under IFRS standards could represent a challenge to Betterware in the coming periods due to the lack of expertise with respect to the application of IFRS standards and could potentially cause the combined company to fail to timely provide required financial information that could materially and adversely impact the combined company, including a potential delisting.
Material weaknesses have been identified in Betterware’s internal control over financial reporting.
In connection with the preparation of Betterware’s combined financial statements as of December 31, 2018, 2017 and January 1, 2017 and for the years ended December 31, 2018 and 2017, material weaknesses in internal controls over their financial reporting have been identified and remain unremediated. These material weaknesses include the following:
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Lack of management review regarding the identification and assessment of the proper accounting of unusual significant transactions.

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Inappropriate design of internal controls related to the provision of promotional points.

Both as a result of the lack of expertise with respect to the application of IFRS.
Betterware is not required to perform an evaluation of internal control over financial reporting as of December 31, 2018 in accordance with the provisions of the Sarbanes-Oxley Act. Had such an evaluation been performed, additional control deficiencies may have been identified, and those control deficiencies could have also represented one or more material weaknesses.
Betterware has begun taking measures to remediate the underlying causes of the material weaknesses and intends to complete this remediation process as quickly as possible. Assuming BWM and BLSM are unable to successfully remediate these material weaknesses prior to the closing of the Business Combination, the post-combination company could be unable to report financial results accurately on a timely basis. Any failure to timely provide required financial information could materially and adversely impact the post-combination company, including a potential loss of investor confidence or delisting.
Risks Relating to Mexican governmental policies or regulations, including the imposition of an interest rate ceiling, may adversely affect BWM’s business, financial condition and results of operations.
Betterware is a sociedad anónima de capital variable (variable capital corporation) incorporated under the laws of Mexico, and all of its assets and operations are located in Mexico. As a result, it is subject to political, economic, legal and regulatory risks specific to Mexico for the operations conducted in Mexico. The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions and policies concerning the economy, state-owned enterprises and state-controlled, -funded or -influenced financial institutions could have a significant impact on private sector entities in general and on BWM in particular, and on market conditions, including prices and returns on Mexican securities, including BWM’s. In addition, the Mexican government may implement significant changes in laws, public policies and or regulations that could affect political and economic conditions in Mexico, which could adversely affect BWM’s business. BWM cannot assure investors that changes in the future political environment, over which it has no control, will not have an adverse impact on its financial condition or results of operations and prospects. BWM does not have political risk insurance.
Enforcement of Civil Liabilities and Service of Process
BWM is a variable capital corporation (sociedad anónima de capital variable) incorporated under the laws of Mexico. Most of its directors, executive officers and controlling persons named herein are non-residents of the United States and substantially all of the assets of such non-resident persons and all of BWM’s assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or BWM or to enforce judgments obtained in U.S. courts against them or BWM based on civil liability provisions of the securities laws of the United States.
There is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. There is no bilateral treaty currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case.
You may have difficulty enforcing your rights against Betterware and its directors and executive officers.
Betterware is a company incorporated in Mexico. Most of its directors and executive officers are non-residents of the U.S. You may be unable to effect service of process within the U.S. on Betterware, its directors and executive officers. In addition, as all of its assets and substantially all of the assets of its directors and executive officers are located outside of the U.S., you may be unable to enforce against BTW and its directors and executive officers judgments obtained in the U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws or state securities laws. There is also doubt as to the enforceability, in original actions in Mexican courts, of liabilities including those predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions, including those predicated upon the civil liability provisions of U.S. federal securities laws. There is no bilateral treaty currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process and public policy (orden público) have been complied with, without reviewing the merits of the subject matter of the case.
Risks Related to DD3 and the Business Combination
If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of DD3’s securities may decline.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of DD3’s securities prior to the Closing may decline. The market values of DD3’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which DD3’s shareholders vote on the Business Combination.
In addition, following the Business Combination, fluctuations in the price of the combined company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the Betterware Shares. Accordingly, the valuation ascribed to

Betterware may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the combined company’s securities develops and continues, the trading price of the combined company’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which will be beyond the combined company’s control. Any of the factors listed below could have a material adverse effect on your investment in the combined company’s securities and the combined company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the combined company’s securities may not recover and may experience a further decline.
Factors affecting the trading price of the combined company’s securities may include:
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actual or anticipated fluctuations in the combined company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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changes in the market’s expectations about the combined company’s operating results;

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success of competitors;

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the combined company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning the combined company;

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operating and share price performance of other companies that investors deem comparable to the combined company;

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the combined company’s ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting the combined company’s business;

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the combined company’s ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving the combined company;

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changes in the combined company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of the combined company shares available for public sale;

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any major change in the combined company’s board of directors or management;

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sales of substantial amounts of the combined company shares by the combined company’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the combined company’s securities irrespective of the combined company’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the combined company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the combined company could depress the combined company’s share price regardless of the combined company’s business, prospects, financial conditions or results of operations. A decline in the market price of the combined company’s securities also could adversely affect the combined company’s ability to issue additional securities and the combined company’s ability to obtain additional financing in the future.

DD3’s initial shareholders have agreed to vote in favor of the Business Combination, regardless of how DD3’s public shareholders vote.
Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, DD3’s initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after DD3’s initial public offering, in favor of the Business Combination. DD3’s initial shareholders own approximately 22.6% of the outstanding ordinary shares. Accordingly, it is more likely that the necessary shareholder approval to complete the Business Combination will be received than would be the case if DD3’s initial shareholders agreed to vote their founder shares in accordance with the majority of the votes cast by DD3’s public shareholders.
If DD3 is not able to complete its initial business combination by April 16, 2020, it will cease all operations except for the purpose of winding up and DD3 will redeem its public shares and liquidate, in which case the warrants will expire worthless.
DD3’s amended and restated memorandum and articles of association provide that DD3 must complete an initial business combination before April 16, 2020. DD3 may not be able to consummate an initial business combination within such time period. DD3’s ability to complete its initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.
If DD3 is unable to consummate its initial business combination by April 16, 2020, DD3 will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs by way of a voluntary liquidation. This redemption of public shareholders from the trust account shall be effected automatically by function of DD3’s amended and restated memorandum and articles of association prior to DD3’s commencing any voluntary liquidation. In the event of liquidation, there will be no distribution with respect to DD3’s outstanding warrants. Accordingly, the warrants will expire worthless.
For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17.
The ability of DD3’s public shareholders to exercise redemption rights with respect to a large number of ordinary shares could increase the probability that the Business Combination will be unsuccessful and that DD3’s shareholders will have to wait for liquidation in order to redeem their public shares.
Since the Business Combination Agreement requires that DD3 have at least $25,000,000 at the Closing, the probability that the Business Combination will be unsuccessful is increased if a large number of public shares are tendered for redemption and DD3 is unable to raise enough additional funds to satisfy this requirement. If the Business Combination is unsuccessful, public shareholders will not receive their pro rata portion of the trust account until the trust account is liquidated. If public shareholders are in need of immediate liquidity, they could attempt to sell their public shares in the open market; however, at such time, the ordinary shares may trade at a discount to the pro rata per share amount in the trust account. In either situation, DD3’s shareholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until DD3 is liquidated or DD3’s shareholders are able to sell their public shares in the open market.
If a shareholder fails to comply with the procedures for tendering its public shares in connection with the Business Combination, such shares may not be redeemed.
This proxy statement/prospectus describes the various procedures that must be complied with in order for a shareholder to validly redeem its public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.
DD3’s public shareholders will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate their investment, therefore, public shareholders may be forced to sell their public shares or warrants, potentially at a loss.
DD3’s public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event DD3 does not consummate its initial business combination by April 16, 2020, (ii) if they redeem their shares in connection with an initial business combination that DD3 consummates or (iii) if they redeem their shares in connection with a shareholder vote to amend DD3’s amended and restated memorandum and articles of association (A) to modify the substance or timing of DD3’s obligation to redeem 100% of the public shares if DD3 does not complete its initial business combination by April 16, 2020 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In addition, if DD3 is unable to complete an initial business combination by April 16, 2020 for any reason, compliance with British Virgin Islands law may require that DD3 submit a plan of liquidation to its shareholders for approval prior to the distribution of the proceeds held in the trust account. In that case, public shareholders may be forced to wait beyond April 16, 2020 before they receive funds from the trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
Public shareholders who purchased units in DD3’s initial public offering and do not exercise their redemption rights may pursue rescission rights and related claims.
DD3’s public shareholders may allege that some aspects of the Business Combination are inconsistent with the disclosure contained in the prospectus issued by DD3 in connection with the offer and sale of units in its initial public offering, including the structure of the proposed Business Combination. Consequently, a public shareholder who purchased units in DD3’s initial public offering (excluding the initial shareholders) and still holds them at the time of the Business Combination and who does not seek to exercise redemption rights, might seek rescission of the purchase of the units such holder acquired in DD3’s initial public offering. A successful claimant for damages under applicable law could be awarded an amount to compensate for the decrease in the value of such holder’s shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. If shareholders bring successful rescission claims against the combined company, it may not have sufficient funds following the consummation of the Business Combination to pay such claims, or if claims are successfully brought against the combined company following the consummation of the Business Combination, the combined company’s results of operations could be adversely affected and, in any event, the combined company may be required in connection with the defense of such claims to incur expenses and divert employee attention from other business matters.
If, before distributing the proceeds in the trust account to the public shareholders, DD3 files a bankruptcy petition or an involuntary bankruptcy petition is filed against DD3 that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of DD3’s shareholders and the per-share amount that would otherwise be received by the public shareholders in connection with DD3’s liquidation may be reduced.
If, before distributing the proceeds in the trust account to the public shareholders, DD3 files a bankruptcy petition or an involuntary bankruptcy petition is filed against DD3 that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in DD3’s bankruptcy estate and subject to the claims of third parties with priority over the claims of DD3’s public shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by DD3’s public shareholders in connection with DD3’s liquidation may be reduced.
Future issuances of equity securities may dilute the interests of DD3’s shareholders and reduce the price of DD3’s securities.
Any future issuance of DD3’s equity securities could dilute the interests of DD3’s then existing shareholders and could substantially decrease the trading price of DD3’s securities. DD3 may issue equity or equity-linked securities in connection with the Business Combination or in the future, including pursuant to a private investment in public equity, or PIPE, or other offering of equity securities, for a number of reasons, including to finance DD3’s operations and business strategy (including in connection with acquisitions and other transactions), to adjust DD3’s ratio of debt to equity, to satisfy its obligations upon the exercise of then-outstanding options or other equity-linked securities, if any, or for other reasons.

Because DD3 has no current plans to pay cash dividends on its ordinary shares for the foreseeable future, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.
DD3 may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of DD3’s board of directors and will depend on, among other things, DD3’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that DD3’s board of directors may deem relevant. In addition, DD3’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in DD3’s ordinary shares unless you sell DD3’s ordinary shares for a price greater than that which you paid for it. See the section entitled “Market Price and Dividends — DD3 — Dividends.”
The sponsor and DD3’s executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement/prospectus.
When you consider the recommendation of DD3’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that certain of DD3’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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the beneficial ownership of the sponsor and certain of DD3’s directors and officers and their affiliates of an aggregate of 1,630,375 ordinary shares, which shares would become worthless if DD3 does not complete a business combination within the applicable time period, as the initial shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $     million, based on the closing price of the ordinary shares of  $     on Nasdaq on            , 2019;

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the beneficial ownership of the sponsor and certain of DD3’s directors and officers of warrants to purchase 239,125 ordinary shares, which warrants would expire and become worthless if DD3 does not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $     million based on the closing price of the public warrants of  $     on Nasdaq on            , 2019;

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DD3’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on DD3’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated;

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the potential continuation of certain of DD3’s directors and officers as directors and officers of the combined company following the consummation of the Business Combination; and

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the continued indemnification of current directors and officers of DD3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence DD3’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. You should also read the section entitled “The Business Combination — DD3’s Board of Directors’ Reasons for the Approval of the Business Combination.”
DD3’s board of directors may, to the extent permitted by applicable law, choose to waive any conditions to consummation of the Business Combination and proceed to consummate the Business Combination.
The Business Combination Agreement contains conditions precedent to the obligations of the parties to consummate the Business Combination. The Business Combination Agreement also provides that these conditions precedent may to the extent permitted by applicable law, be waived, in whole or in part, and the Business Combination consummated notwithstanding that a condition precedent has not been fulfilled or satisfied and notwithstanding that the waiver of the condition may directly or indirectly impact the financial condition of the combined company. The determination to waive the satisfaction of certain conditions will be made by DD3’s board of directors. No additional vote of the shareholders will be required in connection with the waiver of a condition precedent.
The exercise of discretion by DD3’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of DD3’s securityholders.
In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Business Combination Agreement, would require DD3 to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that DD3 is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Betterware’s business, a request by Betterware to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Betterware’s business and would entitle DD3 to terminate the Business Combination Agreement. In any of such circumstances, it would be in the discretion of DD3, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for DD3 and its securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, DD3 does not believe there will be any changes or waivers that DD3’s directors and officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes may be made without further shareholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the shareholders, DD3 will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal.
If third parties bring claims against DD3, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.
DD3’s placing of funds in trust may not protect those funds from third party claims against DD3. Although DD3 has and will continue to seek to have all vendors and service providers DD3 engages and prospective target businesses DD3 negotiates with execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of DD3’s public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with DD3, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of DD3’s public shareholders. If DD3 is unable to complete a business combination and distribute the proceeds held in trust to its public shareholders, the sponsor has agreed (subject to certain exceptions described elsewhere in this proxy statement/prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by DD3 for services rendered or contracted for or products sold to DD3. However, it may not be able to meet such obligation. DD3 has not independently verified whether the sponsor has sufficient funds to satisfy its indemnity obligations and believes that the sponsor’s only assets are securities of DD3. DD3 has not asked the sponsor to reserve for such indemnification obligations. Therefore, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.
DD3’s directors may decide not to enforce the sponsor’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to DD3’s public shareholders.
In the event that the proceeds in the trust account are reduced below $10.00 per public share and the sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, DD3’s independent directors would determine whether to take legal action against the sponsor to enforce such indemnification obligations. It is possible that DD3’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If DD3’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to DD3’s public shareholders may be reduced below $10.00 per share.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect DD3’s business, investments and results of operations.
DD3 is subject to laws and regulations enacted by national, regional and local governments. In particular, DD3 is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on DD3’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on DD3’s business and results of operations.
DD3 may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
DD3 has the ability to redeem outstanding warrants (excluding the private warrants and any warrants underlying additional units issued to the sponsor or DD3’s officers or directors in payment of working capital loans made to DD3 but including any warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital) at any time after they become exercisable and prior to their expiration, at a price of   $0.01 per warrant, provided that the last reported sales price of an ordinary share equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided that on the date DD3 gives notice of redemption and during the entire period thereafter until the time DD3 redeems the warrants, DD3 has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by DD3, DD3 may exercise its redemption right even if DD3 is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by DD3 so long as they are held by the sponsor or DD3’s officers or directors or their permitted transferees.
DD3’s ability to successfully effect the Business Combination and the combined company’s ability to be successful thereafter will be largely dependent upon the efforts of DD3’s key personnel, including the key personnel of Betterware, certain of whom will join the combined company following the Business Combination. While DD3 intends to closely scrutinize any individuals the combined company engages after the Business Combination, DD3 cannot assure you that any assessment of these individuals will prove to be correct.
DD3’s ability to successfully effect the Business Combination is dependent upon the efforts of certain key personnel, including the key personnel of Betterware. Although DD3 and Betterware expect certain of such key personnel to remain with the combined company following the Business Combination, neither DD3 nor Betterware have employment agreements with senior management and key personnel. It is possible that DD3 and Betterware will lose some key personnel, the loss of which could negatively impact the operations and profitability of the combined company. Furthermore, while DD3 and Betterware have scrutinized individuals they intend to engage to stay with the combined company following the Business Combination, their assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the combined company to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect the operations of the combined company.

The sponsor and DD3’s directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, which may influence in which case they may influence a vote on the Business Combination and reduce the public “float” of DD3’s ordinary shares.
The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of DD3’s initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of such shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor and DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or to satisfy the closing condition in the Business Combination Agreement that requires DD3 to have a minimum amount of cash at the Closing. This may result in the completion of the Business Combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult to maintain the listing or trading of the combined company’s securities on a national securities exchange following consummation of the Business Combination or requiring the combined company to comply with the going-private rules under the Exchange Act.
DD3’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to DD3’s public shareholders.
In analyzing the Business Combination, DD3’s board of directors conducted significant due diligence on Betterware. For a complete discussion of the factors utilized by DD3’s board of directors in approving the Business Combination, see the section entitled, “The Business Combination — DD3’s Board of Directors’ Reasons for the Approval of the Business Combination.” DD3’s board of directors believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to DD3’s shareholders and that Betterware’s fair market value was at least 80% of DD3’s net assets. Notwithstanding the foregoing, DD3’s board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, DD3’s board of directors may be incorrect in its assessment of the Business Combination.
If DD3 effects the Redomiciliation in connection with the Business Combination, Mexican law will likely govern many of the combined company’s material agreements and the combined company may not be able to enforce its legal rights.
In connection with the Business Combination, DD3 intends to re-domicile out of the British Virgin Islands and continue as a company incorporated under the laws of Mexico. If DD3 effects the Redomiciliation, Mexican law will likely govern many of the combined company’s material agreements. The system of laws and the enforcement of existing laws in Mexico may not be as certain in implementation and interpretation as in the United States or the British Virgin Islands. The inability to enforce or obtain a remedy under any of the combined company’s future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation may subject the combined company to foreign regulations that could materially and adversely affect the combined company’s business.
Following the consummation of the Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
Following the consummation of the Business Combination, the combined company will face increased legal, accounting, administrative and other costs and expenses as a public company that Betterware does not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements from which foreign private issuers are not exempt will increase costs and make certain activities more time-consuming. A number of those requirements will require the combined company to carry out activities Betterware has not done previously. For example, the combined company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the combined company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the combined company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the combined company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the combined company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
The combined company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Business Combination is consummated could have a material adverse effect on its business.
Betterware is not currently subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the Business Combination, the combined company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Betterware as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If the combined company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.
As a “foreign private issuer” under the rules and regulations of the SEC, the combined company will be permitted to, and is expected to, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and is expected to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.
After the consummation of the Business Combination, the combined company is expected to be considered a “foreign private issuer” under the Exchange Act and therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Betterware currently prepares its financial statements in accordance with IFRS. The combined company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The combined company will not be required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the combined company’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of combined company securities. Accordingly, after the Business Combination, if you continue to hold combined company securities, you may receive less or different information about the combined company than you currently receive about DD3.

In addition, as a “foreign private issuer” whose shares are expected to be listed on Nasdaq, the combined company will be permitted to, and is expected to, follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. As a Mexican corporation expected to be listed on Nasdaq, the combined company is expected to follow its home country practice with respect to the composition of its board of directors and nominations committee and executive sessions. Unlike the requirements of Nasdaq, the corporate governance practices and requirements in Mexico do not require the combined company to have a majority of its board of directors to be independent; do not require the combined company to establish a nominations committee; and do not require the combined company to hold regular executive sessions where only independent directors shall be present. Such home country practices of Mexico may afford less protection to holders of combined company shares.
The combined company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the combined company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of the combined company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the combined company’s assets are located in the United States; or (iii) the combined company’s business is administered principally in the United States. If the combined company loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the combined company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the combined company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
The combined company will qualify as an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make the combined company’s securities less attractive to investors and may make it more difficult to compare the combined company’s performance to the performance of other public companies.
The combined company will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the combined company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The combined company will remain an emerging growth company until the earliest of  (i) the last day of the fiscal year in which the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of  $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of DD3’s ordinary shares in its initial public offering. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the combined company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. DD3 has elected not to opt out of such extended transition period and, therefore, the combined company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the combined company shares less attractive because the combined company will rely on these exemptions, which may result in a less active trading market for the combined company shares and their price may be more volatile.

The pro forma financial information included herein may not be indicative of what the combined company’s actual financial position or results of operations would have been.
The pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.
Betterware’s management has limited experience in operating a public company.
Betterware’s executive officers have limited experience in the management of a publicly traded company. Betterware’s management team may not successfully or effectively manage its transition to a public company following the Business Combination that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. Betterware currently may not have a complement of personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The implementation of accounting standards and controls necessary for the combined company to achieve the level of quality of financial reporting required of a public company in the United States may require costs greater than expected. It is possible that the combined company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
There may be sales of a substantial amount of the combined company shares after the Business Combination by DD3’s and Betterware’s current shareholders, and these sales could cause the price of the combined company’s securities to fall.
After the Business Combination, there will be 35,923,200 combined company shares outstanding (subject to certain assumptions, including: (i) no exercise of redemption rights by DD3’s public shareholders; (ii) no additional equity securities of DD3 are sold in connection with the Business Combination; (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination; and (iv) no combined company shares are issued upon exercise of the warrants or the unit purchase option). Of DD3’s issued and outstanding ordinary shares that were issued prior to the Business Combination, all will be freely transferable, except for any ordinary shares held by the combined company’s “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, approximately 50.5% of the outstanding combined company shares are expected to be held by entities affiliated with the combined company and its executive officers and directors.
Future sales of the combined company’s shares may cause the market price of the combined company’s securities to drop significantly, even if the combined company’s business is doing well.
Pursuant to the Registration Rights Agreement, certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware will be entitled to demand that the combined company register the resale of their securities subject to certain minimum requirements. These shareholders will also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination.
Upon effectiveness of any registration statement the combined company files pursuant to the Registration Rights Agreement, and upon the expiration of the lockup period applicable to the parties to the Lock-Up Agreements, these parties may sell large amounts of the combined company shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of the combined company shares or putting significant downward pressure on the price of the combined company shares.
Sales of substantial amounts of the combined company shares in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of the combined company shares and make it difficult for the combined company to raise funds through securities offerings in the future.

After the Closing, the warrants and the unit purchase option will become exercisable for securities of the combined company, which would increase the number of shares eligible for future resale in the public market and result in dilution to the combined company’s shareholders.
If the Business Combination is completed, DD3’s outstanding warrants will convert automatically into warrants to purchase an aggregate of 5,804,125 combined company shares and are expected to become exercisable in accordance with the terms of the warrant agreement governing those securities, and the unit purchase option will convert automatically into an option to purchase the same number of combined company securities underlying such units and is expected to become exercisable in accordance with its terms which, if exercised, will result in the issuance of 250,000 combined company shares and warrants to purchase an additional 250,000 combined company shares. The warrants will become exercisable on the later of 30 days after the completion of the Business Combination or October 16, 2019 and will expire at 5:00 p.m., New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. The unit purchase option will become exercisable on the later of the completion of the Business Combination or October 11, 2019 and will expire at 5:00 p.m., Eastern time, on October 11, 2023. The exercise price of the warrants will be $11.50 per share, or $66,747,438 in the aggregate for all shares underlying these warrants, and the exercise price of the unit purchase option will be $10.00 per unit, or $2,500,000 in the aggregate, in each case assuming none of the securities are exercised through “cashless” exercise.
To the extent the warrants and the unit purchase option (and the underlying securities) are exercised, additional combined company shares will be issued, which will result in dilution to the shareholders of the combined company and increase the number of combined company shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of the combined company shares.
If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the combined company, its business, or its market, or if they change their recommendations regarding the combined company shares adversely, the price and trading volume of the combined company shares could decline.
The trading market for the combined company shares will be influenced by the research and reports that industry or securities analysts may publish about the combined company, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on the combined company. If no securities or industry analysts commence coverage of the combined company, the price and trading volume of the combined company shares would likely be negatively impacted. If any of the analysts who may cover the combined company change their recommendation regarding the combined company shares adversely, or provide more favorable relative recommendations about the combined company’s competitors, the price of the combined company shares would likely decline. If any analyst who may cover the combined company were to cease coverage of the combined company or fail to regularly publish reports on it, the combined company could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.
There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq following the Closing or that the combined company will be able to comply with the continued listing standards of Nasdaq.
In connection with the closing of the Business Combination, it is anticipated that the combined company shares and warrants will be listed on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively. The combined company’s continued eligibility for listing may depend on the number of DD3’s ordinary shares that are redeemed. If, after the Business Combination, Nasdaq delists the combined company’s securities from trading on its exchange for failure to meet the listing standards, the combined company and its shareholders could face significant material adverse consequences including:
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a limited availability of market quotations for the combined company’s securities;

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a determination that the combined company shares are “penny stock” which will require brokers trading in the combined company shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the combined company shares;

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a limited amount of analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

DD3 may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.
The warrants are subject to the warrant agreement, dated October 11, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and DD3. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least 50% of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, DD3 may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding warrants approve of such amendment. Although DD3’s ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of the warrants.
The exercise of registration rights may adversely affect the market price of the combined company shares.
In connection with, and as a condition to the consummation of the Business Combination, the Business Combination Agreement provides that certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, such holders can demand that the combined company register the securities they receive in connection with the Business Combination, to include combined company shares and warrants and the combined company shares issuable upon exercise of such warrants. The combined company will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the combined company shares and the combined company warrants.
Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and share price, which could cause you to lose some or all of your investment.
Although DD3 has conducted due diligence on Betterware, DD3 cannot assure you that this diligence revealed all material issues that may be present in Betterware’s business, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of DD3’s and Betterware’s control will not later arise. As a result, the combined company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in the combined company reporting losses. Even though these charges may be non-cash items and not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause the combined company to violate net worth or other covenants to which it may be subject or to be unable to obtain future financing on favorable terms or at all.
DD3 believes that it has been a PFIC since its inception, which could result in adverse U.S. federal income tax consequences to U.S. holders with respect to the Merger or redemption.
DD3 believes that it has been a PFIC since its inception. Under the PFIC rules, in general, any gain recognized on the Merger or redemption by a U.S. holder of DD3 ordinary shares or warrants will be taxed as ordinary income, and an interest charge may apply, unless, in the case of DD3 ordinary shares, the U.S. holder made a timely election, such as a “qualified electing fund,” or QEF, election, “mark-to-market” election, or “deemed sale” election. No such elections are available for DD3 warrants.

We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to the Merger or redemption.
If the combined company is characterized as a passive foreign investment company, or a PFIC, adverse U.S. federal income tax consequences may result for U.S. holders of combined company shares.
Based on the projected composition of its income and assets, including goodwill, it is not expected that the combined company will be a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. However, the tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination.
If the combined company is a PFIC for any year during which a U.S. holder holds combined company shares, unless the U.S. holder makes a QEF election or “mark-to-market” election with respect to the shares, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the combined company shares and on any “excess distributions” received from the combined company.
If the combined company determines it is a PFIC for any taxable year, it will endeavor to provide to a U.S. holder such information as the Internal Revenue Service, or the IRS, may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that the combined company will timely provide such required information.
We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to the ownership of combined company shares.
An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.
The Tax Cuts and Jobs Act of 2017, or the TCJA, and was signed into law on December 22, 2017. The TCJA changes many of the U.S. corporate and international tax provisions, and certain of the provisions are unclear. No ruling has been or will be requested from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or the combined company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of DD3’s or the combined company’s securities, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.
Shareholders may have difficulty enforcing judgments against the combined company’s management.
After the Closing, substantially all of the combined company’s assets will be located outside of the United States and a majority of the combined company’s officers and directors may reside outside of the United States. As a result, it may be difficult, or in some cases impossible, for investors in the United States to enforce their legal rights against or to effect service of process upon all of the combined company’s directors or officers or to enforce judgments of United States courts predicated upon civil liabilities under United States laws.
If DD3 effects the Business Combination with Betterware, a company located in Mexico, the combined company will be subject to a variety of additional risks that may negatively impact its operations.
If DD3 consummates the Business Combination with Betterware, the combined company will be subject to special considerations or risks associated with companies operating in Mexico, including any of the following:
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rules and regulations or currency conversion or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States, which could result in uncertainty and/or changes in or to existing trade treaties.

In particular, the combined company will be subject to the risk of changes in economic conditions, social conditions and political conditions inherent in Mexico, including changes in laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, including the North American Free Trade Agreement, or NAFTA, and the United States-Mexico-Canada Agreement, or the USMCA.
DD3 cannot assure you that the combined company would be able to adequately address these additional risks. If the combined company is unable to do so, its operations might suffer.
Because of the costs and difficulties inherent in managing cross-border business operations, the combined company’s results of operations may be negatively impacted.
Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that the combined company may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact the combined company’s financial and operational performance.
If DD3 effects the Business Combination with Betterware, a company located in Mexico, Mexican law will likely govern many of the combined company’s material agreements and the combined company may not be able to enforce its legal rights.
If DD3 effects the Business Combination with Betterware, a company located in Mexico, Mexican law will likely govern many of the combined company’s material agreements relating to its operations. DD3 cannot assure you that the combined company will be able to enforce any of its material agreements or that remedies will be available in Mexico. The system of laws and the enforcement of existing laws in Mexico may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of the combined company’s future agreements could result in a significant loss of business, business opportunities or capital.
Economic conditions and government policies in Mexico and elsewhere may have a material impact on the combined company’s operations.
A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect the combined company’s business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting the combined company’s ability to obtain new financing and service its debt.
In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, in the future and could adversely affect the combined company’s business and ability to service its debt. A deterioration in international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, the combined company’s financial condition and its ability to service its debt.
Mexico has experienced a period of increasing criminal activity, which could affect the combined company’s operations.
In recent years, Mexico has experienced a period of increasing criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces aimed at decreasing incidents of theft and other criminal activity. Despite these efforts, criminal activity continues to exist in Mexico. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on the combined company’s financial condition and results of operations.
Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy.
Political events in Mexico may significantly affect Mexican economic policy and, consequently, the combined company’s operations. Presidential and federal congressional elections in Mexico were held on July 1, 2018. Mr. Andrés Manuel López Obrador, a member of the Movimiento Regeneración Nacional (National Regeneration Movement, or Morena), was elected President of Mexico and took office on December 1, 2018, replacing Mr. Enrique Peña Nieto, a member of the Partido Revolucionario Institucional (Institutional Revolutionary Party, or PRI). The new President’s term will expire on September 30, 2024. The newly-elected members of the Mexican Congress took office on September 1, 2018. As of the date of this proxy statement/prospectus, the National Regeneration Movement holds an absolute majority in the Chamber of Deputies.
The new administration and the Mexican Congress are discussing a number of reforms that could affect economic conditions in Mexico. Until any reform has been adopted and implemented, DD3 cannot predict how these policies could impact the combined company’s results of operation and financial position. DD3 cannot provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy and, in turn, the combined company’s business, results of operations and financial condition, including the combined company’s ability to repay its debt.
Economic conditions in Mexico are highly correlated with economic conditions in the United States due to the physical proximity and the high degree of economic activity between the two countries generally, including the trade facilitated by NAFTA. As a result, political developments in the United States, including changes in the administration and governmental policies, can also have an impact on the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets.
On November 30, 2018, the presidents of Mexico, the United States and Canada signed the USMCA, which has only been ratified by Mexico. Once ratified by the legislatures of the three countries, the USMCA would replace NAFTA. As of the date of this proxy statement/prospectus, there is uncertainty about whether the USMCA will be ratified by the United States and Canada, as well as the timing thereof, and the potential for further re-negotiation, or even termination, of NAFTA. Any increase of import tariffs resulting from the implementation of the USMCA or the re-negotiation or termination of NAFTA could make it economically unsustainable for U.S. companies to import certain products if they are unable to transfer those additional costs onto consumers, which would increase the combined company’s expenses and decrease its revenues, even if domestic and international prices for its products remain constant. Higher tariffs on products that the combined company may export to the United States could also require the combined company to renegotiate its contracts or lose business, resulting in a material adverse impact on the combined company’s business and results of operations. In addition, because the Mexican economy is heavily influenced by the U.S. economy, policies that may be adopted by the U.S. government may adversely affect economic conditions in Mexico. These developments could in turn have an adverse effect on the combined company’s financial condition, results of operations and ability to repay its debt.

SPECIAL MEETING OF DD3 SHAREHOLDERS
The DD3 Special Meeting
DD3 is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at the special meeting to be held on            , 2019, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to DD3’s shareholders on or about           , 2019. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
Date, Time and Place of Special Meeting
The special meeting will be held at 11:00 a.m., Eastern time, on            , 2019, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals.
Purpose of Special Meeting
At the special meeting, DD3 will ask the DD3 shareholders to vote in favor of the following proposals:
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The Business Combination Proposal — a proposal to approve and adopt the Business Combination Agreement, and the transactions contemplated thereby, and the Business Combination.

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The Shareholders’ Representative Proposal — a proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent.

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The Adjournment Proposal — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

Recommendation of DD3 Board of Directors
DD3’s board of directors believes that each of the Business Combination Proposal, Shareholders’ Representative Proposal and Adjournment Proposal to be presented at the special meeting is in the best interests of DD3 and its shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.
When you consider the recommendation of DD3’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that certain of DD3’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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the beneficial ownership of the sponsor and certain of DD3’s directors and officers and their affiliates of an aggregate of 1,630,375 ordinary shares, which shares would become worthless if DD3 does not complete a business combination within the applicable time period, as the initial shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $     million, based on the closing price of the ordinary shares of  $     on Nasdaq on            , 2019;

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the beneficial ownership of the sponsor and certain of DD3’s directors and officers of warrants to purchase 239,125 ordinary shares, which warrants would expire and become worthless if DD3 does not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $     million based on the closing price of the public warrants of  $     on Nasdaq on     , 2019;

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DD3’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on DD3’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated;

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the potential continuation of certain of DD3’s directors and officers as directors and officers of the combined company following the consummation of the Business Combination; and

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the continued indemnification of current directors and officers of DD3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Record Date and Voting
You will be entitled to vote or direct votes to be cast at the special meeting if you owned ordinary shares at the close of business on            , 2019, which is the record date for the special meeting. You are entitled to one vote for each ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 7,223,200 ordinary shares outstanding, of which 5,565,000 are public shares, 27,825 are representative’s shares, 239,125 are private shares held by the initial shareholders and 1,391,250 are founder shares held by the initial shareholders.
DD3’s initial shareholders have agreed to vote all of their founder shares, private shares and any public shares acquired by them in favor of the Business Combination Proposal. DD3’s issued and outstanding warrants do not have voting rights at the special meeting.
Voting Your Shares
Each ordinary share that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of ordinary shares that you own.
If you are a holder of record, there are two ways to vote your ordinary shares at the special meeting:
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You can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable special meeting(s). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your ordinary shares will be voted, as recommended by DD3’s board of directors. With respect to proposals for the special meeting, that means: “FOR” the Business Combination Proposal, “FOR” the Shareholders’ Representative Proposal and “FOR” the Adjournment Proposal.

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You can attend the special meeting and vote in person. You will be given a ballot when you arrive. However, if your ordinary shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your ordinary shares.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may contact DD3’s proxy solicitor:
Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Toll free: (800) 662-5200
Tel: (203) 658-9400
Email: ddmx.info@morrowsodali.com

Quorum and Vote Required for Proposals
A quorum of DD3’s shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if at least 50% of the ordinary shares outstanding and entitled to vote at the special meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.
The approval of each of the Business Combination Proposal, Shareholders’ Representative Proposal and Adjournment Proposal requires the affirmative vote of the holders of a majority of the ordinary shares that are voted thereon at the special meeting. Accordingly, a shareholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the proposals.
Abstentions and Broker Non-Votes
Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. DD3 believes the proposals presented to its shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”
Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of any vote on the proposals.
Revocability of Proxies
If you have submitted a proxy to vote your ordinary shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Morrow Sodali LLC, DD3’s proxy solicitor, prior to the date of the special meeting or by voting in person at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Morrow Sodali LLC, 470 West Avenue, Suite 3000, Stamford, CT 06902.
Redemption Rights
Pursuant to DD3’s amended and restated memorandum and articles of association, any holders of public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account (net of taxes payable), calculated as of two business days prior to the consummation of the Business Combination. Holders of public shares are not required to vote on any of the proposals to be presented at the special meeting in order to demand redemption of their public shares. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of DD3’s initial public offering as of two business days prior to the consummation of the Business Combination (net of taxes payable), upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated per share redemption price would have been approximately $10.17.
Redemption rights are not available to holders of warrants in connection with the Business Combination.

In order to exercise your redemption rights, you must, prior to 4:30 p.m., Eastern time, on     , 2019 (two business days before the special meeting), both:
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Submit a request in writing that DD3 redeem your public shares for cash to Continental Stock Transfer & Trust Company, DD3’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com
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Deliver your public shares either physically or electronically through DTC to DD3’s transfer agent. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is DD3’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, DD3 does not have any control over this process and it may take longer than one week. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with DD3’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to DD3’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that DD3’s transfer agent return the shares (physically or electronically). You may make such request by contacting DD3’s transfer agent at the phone number or address listed above.
Each redemption of public shares by DD3’s public shareholders will decrease the amount in the trust account. In no event, however, will DD3 redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001.
Prior to exercising redemption rights, shareholders should verify the market price of their ordinary shares as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. DD3 cannot assure you that you will be able to sell your ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the ordinary shares when you wish to sell your shares.
If you exercise your redemption rights, your ordinary shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.
If the Business Combination Proposal is not approved and DD3 does not consummate an initial business combination by April 16, 2020, it will be required to dissolve and liquidate and the warrants will expire worthless.
Appraisal or Dissenters’ Rights
No appraisal or dissenters’ rights are available to holders of DD3’s ordinary shares or warrants in connection with the Business Combination.
Solicitation of Proxies
DD3 will pay the cost of soliciting proxies for the special meeting. DD3 has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. DD3 has agreed to pay Morrow Sodali LLC a fee of  $     . DD3 will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. DD3 also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. DD3’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Share Ownership
As of the record date, the initial shareholders beneficially own an aggregate of 22.6% of the outstanding ordinary shares. The initial shareholders have agreed to vote all of their founder shares, private shares and any public shares acquired by them in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, none of the initial shareholders have acquired any public shares.

THE BUSINESS COMBINATION
Background of the Business Combination
DD3 is a blank check company incorporated under the laws of the British Virgin Islands on July 23, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. DD3 is not limited to any particular industry or geographic region.
On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units. On October 23, 2018, the underwriters for DD3’s initial public offering purchased an additional 565,000 units pursuant to the partial exercise of their over-allotment option. The units in DD3’s initial public offering were sold at an offering price of  $10.00 per unit, generating total gross proceeds of  $55,650,000. The proceeds of DD3’s initial public offering, including proceeds from the partial exercise of the underwriters’ over-allotment option, were placed in the trust account and, in accordance with DD3’s amended and restated memorandum and articles of association, will be released upon the consummation of the Business Combination.
From the consummation of DD3’s initial public offering through the signing of the Business Combination Agreement on August 2, 2019, DD3 considered a number of potential target companies with the objective of consummating a business combination. DD3 contacted and was contacted by a significant number of individuals and entities with respect to potential business combination opportunities and held discussions with several possible target businesses with respect to potential transactions. During that period, with the support of EarlyBirdCapital, as DD3’s financial advisor pursuant to a business combination marketing agreement executed in connection with DD3’s initial public offering, DD3:
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held conversations with numerous potential targets either initiated by DD3 or by the potential target;

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negotiated and executed non-disclosure agreements, conducted initial business and financial due diligence or had meaningful discussions with representatives of approximately 20 potential acquisition targets;

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executed a letter of intent and commenced further diligence with two potential acquisition targets; and

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commenced confirmatory due diligence with one potential acquisition target.

DD3’s decisions to not pursue certain alternative acquisition targets was based on DD3’s view that the growth potential, strategy, management teams, deal structure and valuation of those opportunities did not meet DD3’s objectives. Nevertheless, several of these opportunities had significant individual merits and were carefully evaluated.
Transaction Timeline
During the second week of January 2019, Mr. Luis Campos, Chairman and President of Betterware, reached out to Dr. Martín M. Werner, DD3’s Chairman and Chief Executive Officer, for advice about alternatives for Betterware to become a public company. Dr. Werner inquired about Betterware’s motivation and objectives to become public, and Dr. Werner and Mr. Campos agreed to meet in person for a deeper discussion on the topic and the different available options.
On January 16, 2019, Mr. Campos visited DD3’s offices in Mexico City, where Dr. Werner explained to Mr. Campos different alternatives for Betterware to go public, including the possibility to explore doing so through a special purpose acquisition company, or a SPAC. Dr. Werner also mentioned that DD3 was currently looking for targets and it could be a good fit for what Betterware was trying to accomplish. Both parties agreed to meet again in the subsequent weeks to go deeper into the alternatives, to explain the main differences between becoming public through a traditional initial public offering and a SPAC, and to present initial thoughts on potential business combination structures in the case of a SPAC.

On January 18, 2019, Betterware and DD3 executed a non-disclosure agreement to facilitate the review by DD3 of the financial and operational information of Betterware and commence the financial analysis for the different listing alternatives.
Between January 30 and February 1, 2019, at the request of Mr. Campos, Dr. Werner and Mr. Daniel Salim, DD3’s Chief Financial Officer, travelled to Monterrey City to meet Betterware’s minority shareholders to present the alternative structures under which Betterware could become public, including through a potential business combination with DD3.
On February 4, 2019, Dr. Werner had a call with Mr. Campos to discuss DD3’s preliminary results of the business review of Betterware and a preliminary valuation assessment. The valuation analysis performed was through a combination of different methodologies and the use of sector multiple comparables. During the call, Dr. Werner also presented the analysis of a potential business combination with DD3.
On February 6, 2019, DD3’s management team had a call with EarlyBirdCapital to present the Betterware opportunity and preliminary valuation assessment and discuss structure alternatives to merge DD3 with Betterware. Betterware’s financials, operating margins and growth profile were highlighted by DD3’s management as a good fit with DD3’s investment thesis.
In the middle of February 2019, DD3 presented to Betterware the commercial terms under which a business combination could be contemplated. Subsequently, DD3 sent a letter of intent, or the LOI, and after some negotiation between the parties, DD3 and Betterware agreed on the terms and executed the LOI. The initial structure contemplated a reorganization of Betterware legal entities prior to the consummation of the business combination, the absorption of the DD3 legal structure into Betterware, the capitalization of Betterware and the possibility to raise additional funds through a private subscription. DD3 began several workflows required for the business combination, including the preparation of preliminary business combination documents.
On March 1, 2019, DD3’s management team had a call with Greenberg Traurig, its legal advisor, to discuss the legal due diligence process to be implemented and the information needed to perform such diligence. In addition, DD3 contacted Deloitte to request a tax due diligence of Betterware. The tax diligence would entail confirming that the tax practices of Betterware were in accordance with the existing legislation and the preparation of a summary report. Deloitte was subsequently engaged for such purpose and began the related work.
On March 11, 2019, DD3’s management team and EarlyBirdCapital’s team travelled to Betterware’s headquarters in Guadalajara, Mexico. Betterware’s team gave a tour of the facilities and a presentation about Betterware. DD3 and EarlyBirdCapital established the next steps required for a potential business combination and presented an estimated timing of each of the different steps.
On March 14, 2019, DD3, Betterware, Greenberg Traurig, and Baker & McKenzie, Betterware’s legal counsel, had a call to discuss the different legal documents needed for the completion of the business combination and to allocate responsibility for preparing such documentation to the relevant parties.
On March 19, 2019, a call was conducted among DD3, Betterware, Greenberg Traurig, and KPMG, Betterware’s auditor, to discuss accounting requirements, the financial statements Betterware would be required to present to the SEC and an estimated completion timeline.
On March 22, 2019, a call was conducted among DD3, Betterware, and EarlyBirdCapital to discuss the marketing materials requirements, delineate the investor presentation that would support the marketing efforts, and the marketing limitations prior to announcing the business combination to the market.
On April 1, 2019, Deloitte finalized the tax due diligence on Betterware and presented its findings and conclusions to DD3. No material risks were found and DD3 was comfortable on Betterware’s tax structure. The Deloitte report concluded that as a result of such review and based on the tax information provided, they consider that Betterware and BLSM reasonably complied with their tax obligations regarding Income Tax (ISR) and Value Added Tax (VAT) for the fiscal year 2018. In relation to the findings mentioned in that document, Deloitte considered that the probability that contingencies are materialized is remote based on the defense support Betterware fiscal advisor has prepared in its favor.

Between April 3 and April 11, 2019, DD3 and Betterware, with the assistance of its financial advisor, met with a few selective investors to present the opportunity that could potentially result from a merger between DD3 and Betterware under the initial structure established in the LOI.
On May 1, 2019, Greenberg Traurig distributed the first draft of the proposed business combination agreement and related documents to all the parties.
On May 7, 2019, DD3, EarlyBirdCapital and Greenberg Traurig had a call to discuss how the business combination needed to be structured and the key steps to follow, this being: (i) converting DD3 into a Mexican entity, (ii) merging BLSM with Betterware in order to have only one operating entity that would be merged with DD3, and (iii) detailed steps of the process by which Betterware would become the surviving entity after the merger with DD3.
On May 9, 2019, DD3 and Betterware had a meeting in the offices of Baker & McKenzie to go through the anticipated steps of the business combination and the reorganization BLSM and Betterware would have to complete prior to closing, and Betterware’s tax advisor also presented an analysis of the business combination structure and the reorganization of Betterware and BLSM.
On May 14, 2019, DD3 had a call with Marcum, DD3’s auditors, to discuss the proposed business combination and filing process Betterware and DD3 would be required to complete, how to present the financial information and the timeline of the business combination.
On May 21, 2019, a meeting was held with all the involved parties in Mexico City. During such meeting, the proposed legal and tax structure of the business combination was refined, and the legal and tax advisors to DD3 and Betterware began incorporating that structure into the proposed business combination agreement and related documents.
On June 7, 2019, Greenberg Traurig presented DD3 with its final report on the legal due diligence that it had conducted on Betterware.
On June 18, 2019, DD3, Betterware, and EarlyBirdCapital had a call to discuss different structural points of the proposed business combination. Some of the most relevant points discussed during the call were the level of capital required from the business combination, primary and secondary proceeds, board composition, use of proceeds, preliminary dividend expectations, new investor relationship areas, and other related matters.
On June 19, 2019, a call was conducted between DD3 and EarlyBirdCapital to finalize the proposed business combination agreement. The main modifications were with regards to simplifying some representation and warranties, adjusting the consideration to be held in escrow, and eliminating some of the closing conditions.
On June 25, 2019, Greenberg Traurig sent an updated version of the proposed business combination agreement addressing the new structure of the business combination.
On June 28, 2019, DD3 held a call with Baker & McKenzie to discuss the latest structure proposed and required steps for completing the business combination.
During the first week of July, Betterware and DD3 had several calls to negotiate working capital, net debt and cash position of Betterware from signing of the proposed business combination agreement to the closing of the proposed business combination. The results of those discussions were incorporated into a revised draft of the proposed business combination agreement.
During the second half of July 2019, constant drafting, negotiations and adjustments of the business combination documents were carried out through meetings and calls.
On July 29, 2019, DD3’s board of directors met via teleconference, with all board members present. Also participating by invitation were Mr. Salim and James Cooke of Carey Olsen (Guernsey) LLP, British Virgin Islands counsel to DD3. After considerable review and discussion, the Business Combination Agreement and related documents were unanimously approved by DD3’s board of directors, subject to final negotiations and modifications, and the board determined to recommend the approval of the Business Combination Agreement. DD3’s board of directors also concluded that the fair market value of Betterware was equal to at least 80% of the funds held in the trust account.
On July 31, 2019, DD3, Betterware, Greenberg Traurig, and Baker & McKenzie met at Baker & McKenzie’s office in Mexico City to discuss final details of the business combination documents.
On August 2, 2019, the Business Combination Agreement was executed, and on August 5, 2019, DD3 and Betterware issued a press release announcing such execution.
On August 6, 2019, DD3 and Betterware conducted a conference call to present the Business Combination to the public community.
On September 23, 2019, the parties to the Business Combination Agreement executed the Amendment Agreement. Pursuant to the Amendment Agreement, the definition of  “Companies Valuation” under Article I of the Business Combination Agreement was revised to eliminate the inclusion of Net Debt (as defined in the Business Combination Agreement) in such valuation.
DD3’s Board of Directors’ Reasons for the Approval of the Business Combination
DD3’s board of directors, in evaluating the Business Combination, consulted with DD3’s management and legal and financial advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Business Combination Agreement, including the proposed Business Combination, are advisable, fair to, and in the best interests of DD3 and its shareholders and (ii) to recommend that shareholders adopt and approve the Business Combination Agreement and approve the Business Combination contemplated therein, DD3’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, DD3’s board of directors did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. DD3’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.
In approving the Business Combination, DD3’s board of directors determined not to obtain a fairness opinion. The officers and directors of DD3, including Dr. Werner and Mr. Combe, have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DD3’s financial advisors, including EarlyBirdCapital, enabled them to make the necessary analyses and determinations regarding the Business Combination with Betterware. In addition, DD3’s officers and directors and DD3’s advisors have substantial experience with mergers and acquisitions.
In considering the Business Combination, DD3’s board of directors gave considerable weight to the following factors:
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Attractive Market and Favorable Industry Trends.   According to the World Federation of Direct Selling Associations, or the WFDSA, Mexico is the seventh largest direct-to-consumer market in the world and the second largest in Latin America, with US$6bn of annual sales in 2018, and has been growing at a 2.3% CAGR from 2015 to 2018. In 2018 year-end, consumer confidence index in Mexico reached its highest level since 2006;

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Leader in its Sector in Mexico.   Betterware is the leading direct-to-consumer company focused in the home organization segment. Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price;

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Proven Business Model Backed by Technological Disruption.   Supported by its unique business intelligence and data analytics unit, Betterware has shown long-term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platforms that can grow locally and in other regions;

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Unparalleled Logistics Platform.   Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level and a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers;

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Unique Product Portfolio.   Betterware sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately US$5.50 average price. Betterware constantly innovates introducing approximately 300 products every year, representing 10% - 15% of the products in a catalogue;

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Robust Distribution Platform.   Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico that serve +3 million households every six weeks in +800 communities;

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Clear Multiple Additional Sources of Growth.   Betterware has identified multiple additional sources of growth that could expand and enhance Betterware’s platform. Some of the additional sources of growth include E-commerce app implementation, international expansion and strategic acquisitions;

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Commitment and Experience of Management.   Betterware’s management team has over 30 years of experience in the direct-to-consumer sector and is expected to continue to run the business post transaction. Betterware’s management will rollover 91% of its equity, showing long-term commitment to Betterware;

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Attractive Valuation.   The purchase price values Betterware at a discount versus selected comparable companies on a pro forma implied total enterprise value as a multiple of Betterware’s 2019E EBITDA;

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Optimally Sized Transaction.   Upon consummation of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this proxy statement/prospectus); and

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Highly Complementary Management Teams.   Dr. Werner, DD3’s Chairman and Chief Executive Officer, will join the board of directors of the combined company. His experience in the financial sector will be highly complementary to the skills and experience of the strong management team of Betterware.

DD3’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
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Macroeconomic Risks.   Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;

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Benefits May Not Be Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

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Financial Projections May Not be Achieved.   The risk that the cost savings and growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

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No Third-Party Valuation.   The risk that DD3 did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

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DD3’s Shareholders Receiving a Minority Position in Betterware.   The risk that DD3’s shareholders will hold a minority share position in the combined company, or approximately 20% of the issued and outstanding combined company shares (subject to the assumptions described elsewhere in this proxy statement/prospectus); and

•
Other Risks.   Various other risks associated with the business of Betterware, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

DD3’s board of directors concluded that the potential benefits that it expected Betterware and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. DD3’s board of directors also noted that DD3’s shareholders would have a substantial economic interest in the combined company (depending on the level of DD3’s shareholders that sought redemption of their public shares into cash). Accordingly, DD3’s board of directors unanimously determined that the Business Combination Agreement and the Business Combination contemplated therein, were advisable, fair to, and in the best interests of DD3 and its shareholders.
Comparable Company Analysis
DD3’s management primarily relied upon a comparable company analysis to assess the value that the public markets would likely ascribe to Betterware following a business combination with DD3 and this analysis was presented to DD3’s board of directors. The relative valuation analysis was based on publicly-traded companies in the direct-to-consumer and retail sectors which are not necessarily direct competitors of Betterware. The comparable companies that DD3’s board of directors reviewed within the direct-to-consumer sector were Natura, Amway, Avon, Herbalife, Usana, Nuskin and Tupperware, while the companies within the retail sector were The Home Depot, Lowe’s, Newell, The Container Store, Walmart de Mexico, Kimberly-Clark de Mexico, Oxxo, Liverpool, and Grupo Sanborns. These companies were selected by DD3 as the publicly traded companies having businesses with a business model or product portfolio most comparable to Betterware’s business. DD3’s board of directors recognized that no company was identical in nature to Betterware. A brief description of each selected comparable public company’s business is as follows:
DD3’s board of directors reviewed, among other things, the enterprise values and enterprise values as a multiple of estimated EBITDA for 2019E and 2020E.

The enterprise values and multiples for the selected comparable companies are summarized in the table below:
Company	2019 EV/EBITDA	2020 EV/EBITDA
Natura	15.4x	13.3x
Amway Malaysia	11.6x	11.3x
Avon	9.7x	8.5x
Herballife	9.6x	8.6x
Betterware	8.6x	7.0x
Usana	7.4x	6.3x
Nu Skin	6.2x	6.0x
Tupperware	4.6x	4.7x
Source: Thompson Eikon, equity research, and DD3’s estimates
Based on the review of these selected comparable publicly traded companies, DD3’s board of directors concluded that Betterware’s pro forma implied total enterprise value as a multiple of Standalone EBITDA was below the total Enterprise Value as a multiple of EBITDA of similar benchmarks of such companies. DD3’s board of directors views Standalone EBITDA as the appropriate measure of Betterware’s performance, and this analysis supported the unanimous determination by DD3’s board of directors, based on a number of factors, that the terms of the Business Combination were fair to and in the best interests of DD3 and its shareholders.
Interests of DD3’s Directors and Officers in the Business Combination
When you consider the recommendation of DD3’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that certain of DD3’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
•
the beneficial ownership of the sponsor and certain of DD3’s directors and officers and their affiliates of an aggregate of 1,630,375 ordinary shares, which shares would become worthless if DD3 does not complete a business combination within the applicable time period, as the initial shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $     million, based on the closing price of the ordinary shares of  $     on Nasdaq on            , 2019;

•
the beneficial ownership of the sponsor and certain of DD3’s directors and officers of warrants to purchase 239,125 ordinary shares, which warrants would expire and become worthless if DD3 does not complete a business combination within the applicable time period. Such warrants have an aggregate market value of approximately $     million based on the closing price of the public warrants of  $     on Nasdaq on     , 2019;

•
DD3’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on DD3’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated;

•
the potential continuation of certain of DD3’s directors and officers as directors and officers of the combined company following the consummation of the Business Combination; and

•
the continued indemnification of current directors and officers of DD3 and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Potential Actions to Secure Requisite Shareholder Approvals
In connection with the shareholder vote to approve the Business Combination, the sponsor and DD3’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase ordinary shares from DD3 shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per-share pro rata portion of the trust account. None of the sponsor or DD3’s directors, officers, advisors or their affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase of shares may include a contractual acknowledgement that such shareholder, although still the record holder of the public shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of such share purchases could be to increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy the closing condition in the Business Combination Agreement that DD3 has, in the aggregate, not less than $25 million of cash that is available for distribution upon the consummation of the Business Combination.
Regulatory Approvals Required for the Business Combination
DD3 and Betterware are not aware of any regulatory approvals in either Mexico or the United States required for the consummation of the Business Combination.
Listing of Combined Company Shares
We intend to apply to list the ordinary shares and warrants of the combined company on Nasdaq under the symbols “BTWM” and “BTWMW,” respectively, upon the consummation of the Business Combination. Our application has not yet been approved. See “Risk Factors — Risks Related to DD3 and the Business Combination — There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq following the Closing or that the combined company will be able to comply with the continued listing standards of Nasdaq.”
Accounting Treatment
The Business Combination will be accounted for as a “downstream merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “merged” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the “Business Combination” (as defined in the Business Combination Agreement), will not result in a business combination as defined under IFRS. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.
Unaudited Combined Pro Forma Financial Information
Introduction
DD3 is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.
The pro forma combined balance sheet as of December 31, 2018 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The pro forma combined statements of operations for the twelve months ended December 31, 2018 gives pro forma effect to the Business Combination as if it had occurred as of January 1, 2018. This information should be read together with the combined financial statements of Betterware and BLSM and their related notes and DD3’s respective financial statements and related notes, “Betterware Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “DD3 Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The pro forma combined balance sheet as of December 31, 2018 has been prepared using the following:
•
Betterware’s historical combined statement of financial position as of December 31, 2018, as included elsewhere in this proxy statement/prospectus.

•
DD3’s historical balance sheet as of March 31, 2019.

The pro forma combined statement of operations for the twelve months ended December 31, 2018 has been prepared using the following:
•
Betterware’s historical combined statement of profit and other comprehensive income for the year ended December 31, 2018, as included elsewhere in this proxy statement/prospectus.

•
DD3’s condensed statements of operations for the period from July 23, 2018 (inception) through March 31, 2019.

The combined financial statements of Betterware and BLSM historical financial statements of Betterware have been prepared in accordance with IFRS and in its functional and presentation currency of the Mexican peso. The historical financial statements of DD3 have been prepared in accordance with U.S. GAAP in its functional and presentation currency of United States dollars. The financial statements of DD3 have been translated into Mexican Pesos for purposes of having pro forma combined financial information at the rate on December 31, 2018 of US$1.00 to Ps19.23.
Description of the Business Combination
On August 2, 2019, DD3, the Sellers, Betterware, BLSM and DD3 Mexico entered into the Business Combination Agreement which provides for the Business Combination in which DD3 will merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing.
The Business Combination Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds US$25,000,000 up to a maximum of US$30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive US$30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than US$30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by US$10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.
For more information about the Business Combination, please see the section entitled “The Business Combination Agreement.” A copy of the Business Combination Agreement, as amended, is attached to this proxy statement/prospectus as Annex A.

Accounting for the Business Combination
The Business Combination will be accounted for as a “reverse merger” in accordance with IFRS. Under this method of accounting, DD3 will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumption that Betterware’s shareholders will hold a majority of the voting power of the combined company, Betterware’s operations comprising the ongoing operations of the combined company, Betterware’s designees comprising a majority of the governing body of the combined company, and Betterware’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Betterware issuing shares for the net assets of DD3, accompanied by a recapitalization. The net assets of DD3 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Betterware.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Business Combination for illustrative purposes.
The pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Betterware and DD3 have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The historical financial information of DD3 has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the combined pro forma financial information. No adjustments were required to convert DD3’s financial statements from U.S. GAAP to IFRS for purposes of the combined pro forma financial information, except to reclassify DD3’s ordinary shares subject to redemption to non-current liabilities under IFRS. The adjustments presented in the pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Business Combination.
The pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of DD3 shares:
•
Scenario 1 — Assuming no redemptions for cash:   This presentation assumes that no DD3 shareholders exercise redemption rights with respect to their ordinary shares upon consummation of the Business Combination; and

•
Scenario 2 — Assuming redemptions of 3,091,382 DD3 ordinary shares for cash:   This presentation assumes that DD3 shareholders exercise their redemption rights with respect to a maximum of 3,091,382 ordinary shares upon consummation of the Business Combination at a redemption price of approximately US$10.11 per share. The maximum redemption amount is derived so that there is a minimum remaining in our trust account of US$25,000,000, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 28,700,000 combined company shares to be issued to Betterware shareholders under Scenario 1 and 31,700,000 combined company shares to be issued to Betterware shareholders under Scenario 2.

After the Business Combination, assuming no redemptions of DD3 ordinary shares for cash, DD3’s current shareholders will own approximately 20% of the outstanding combined company shares and the former shareholders of Betterware will own approximately 80% of the outstanding combined company shares. Assuming redemption by holders of 3,091,382 DD3 ordinary shares, DD3 shareholders will own approximately 11% of the outstanding combined company shares and the former shareholders of Betterware will own approximately 89% of the outstanding combined company shares (in each case, not giving effect to any shares issuable upon the exercise or conversion of warrants and the unit purchase option).

PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2018
(in Mexican Pesos and in thousands)
			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Betterware	(B) DD3	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	Ps 177,383	Ps 4,308	Ps1,081,553	(1)
			(88,457)	(2)		Ps(600,813)	(3)
			(576,900)	(4)	Ps 597,887	576,900	(4)	Ps 573,974
Trade accounts receivable, net	198,776	—	—		198,776	—		198,776
Other accounts receivable	536	—	—		536	—		536
Inventory	302,206	—	—		302,206	—		302,206
Prepaid expenses and other current assets	50,950	2,211	—		53,161	—		53,161
Total Current Assets	729,851	6,519	416,196		1,152,566	(23,913)		1,128,653
Marketable securities held in Trust Account	—	1,081,553	(1,081,553)	(1)	—	—		—
Molds, equipment and leashold improvements, net	42,972	—	—		42,972	—		42,972
Intangible assets	312,099	—	—		312,099	—		312,099
Goodwill	348,441	—	—		348,441	—		348,441
Other assets	24,236	—	—		24,236	—		24,236
Total Assets	Ps1,457,599	Ps1,088,072	Ps (665,357)		Ps1,880,314	Ps (23,913)		Ps1,856,401
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	Ps 481,947	Ps 3,269	Ps —		Ps 485,216	Ps —		Ps 485,216
Borrowings	90,691	—	—		90,691	—		90,691
Provisions	38,986	—	—		38,986	—		38,986
Taxes payable	46,640	—	—		46,640	—		46,640
Dividends payable	64,955	—	—		64,955	—		64,955
Statutory employee profit sharing	2,716	—	—		2,716	—		2,716
Derivative financial instruments	8,509	—	—		8,509	—		8,509
Total Current Liabilities	734,444	3,269	—		737,713	—		737,713
Borrowings	562,788	—	—		562,788	—		562,788
Employee benefits	1,355	—	—		1,355	—		1,355
Derivative financial instruments	8,120	—	—		8,120	—		8,120
Deferred income tax	70,627	—	—		70,627	—		70,627
Ordinary shares subject to redemption	—	988,653	(988,653)	(3)	—	—		—
Total Liabilities	1,377,334	991,922	(988,653)		1,380,603	—		1,380,603
Commitments and Contingencies
Shareholders’ Equity
Capital stock	55,985	—	(55,985)	(4)	—	—		—
Ordinary shares	—	90,669	988,653	(3)		(600,813)	(3)
			(515,434)	(4)	563,888	576,900	(4)	539,975
Other comprehensive loss	45	—	—		45	—		45
Retained earnings (Accumulated deficit)	24,235	5,481	(88,457)	(2)
			(5,481)	(4)	(64,222)	—		(64,222)
Total Shareholders’ Equity	80,265	96,150	323,296		499,711	(23,913)		475,798
Total Liabilities and Shareholders’ Equity	Ps1,457,599	Ps1,088,072	Ps (665,357)		Ps1,880,314	Ps (23,913)		Ps1,856,401

Pro Forma Adjustments to the Combined Balance Sheet
(A)
Derived from the combined statement of financial position of Betterware as of December 31, 2018.

(B)
Derived from the unaudited balance sheet of DD3 as of March 31, 2019, after giving effect to the translation of the amounts into Mexican Pesos.

(1)
To reflect the release of cash from marketable securities held in the trust account.

(2)
To reflect the payment of estimated legal, financial advisory and other professional fees related to the Business Combination.

(3)
In Scenario 1, which assumes no DD3 shareholders exercise their redemption rights, the ordinary shares subject to redemption for cash amounting to Ps988,653 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 and 2 above, but also assumes the maximum number of shares are redeemed for cash by the DD3 shareholders, Ps600,813 would be paid out in cash. The Ps600,813, or 3,091,382 ordinary shares, represents the maximum redemption amount providing for a minimum of US$25,000 remaining in the trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2019.

(4)
To reflect the recapitalization of Betterware through (a) the contribution of all the share capital in Betterware to DD3, (b) the issuance of 28,700,000 combined company shares (under Scenario 1) or 31,700,000 combined company shares (under Scenario 2), (c) the payment of Ps576,900 cash consideration (under Scenario 1) or no cash consideration (under Scenario 2) and (d) the elimination of the historical accumulated deficit of DD3, the accounting acquiree.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2018
(in Mexican Pesos and in thousands, except share and per share data)
			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) Betterware	(B) DD3	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Net revenue	Ps2,316,716	Ps —	Ps —		Ps 2,316,716	Ps —		Ps 2,316,716
Cost of sales	958,469	—	—		958,469	—		958,469
Gross profit	1,358,247	—	—		1,358,247	—		1,358,247
Distribution expenses	103,336	—	—		103,336	—		103,336
Selling expenses	269,204	—	—		269,204	—		269,204
Administrative expenses	433,960	5,923	—		439,883	—		439,883
Operating income (loss)	551,747	(5,923)	—		545,824	—		545,824
Other (income) expense:
Interest income	6,707	11,346	(11,346)	(1)	6,707	—		6,707
Unrealized gain on marketable securities	—	58	(58)	(1)	—	—		—
Interest expense	(86,343)	—	—		(86,343)	—		(86,343)
Other income (loss), net	(22,665)	—	—		(22,665)	—		(22,665)
Income before income taxes	449,446	5,481	(11,404)		443,523	—		443,523
Provision for income taxes	150,179	—	(3,421)	(2)	146,758	—		146,758
Net income	Ps 299,267	Ps 5,481	Ps (7,983)		Ps 296,765	Ps —		Ps 296,765
Weighted average shares outstanding, basic and diluted		1,799,651	34,123,549	(3)	35,923,200	(91,382)	(3)	35,831,818
Basic and diluted net (loss) income per share		Ps (2.69)			Ps 8.26			Ps 8.28

Pro Forma Adjustments to the Combined Statements of Operations
(A)
Derived from the combined statement of profit and other comprehensive income of Betterware for the year ended December 31, 2018.

(B)
Derived from the statements of operations of DD3 for the period from July 23, 2018 (inception) through March 31, 2019, after giving effect to the translation of the amounts into Mexican Pesos.

(1)
Represents an adjustment to eliminate interest income and unrealized gains/losses on marketable securities held in the trust account as of the beginning of the period.

(2)
To record normalized statutory income tax rate of 30%, which is the statutory rate in Mexico, for pro forma financial presentation purposes resulting in the recognition of an income tax benefit.

(3)
The calculation of weighted average shares outstanding for basic and diluted net (loss) income per share assumes that DD3’s initial public offering occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net (loss) income per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of  (1) warrants to purchase 5,804,125 ordinary shares and (2) the conversion of the unit purchase option to purchase 250,000 ordinary shares and warrants to purchase 250,000 ordinary shares because the inclusion of any of these securities would be anti-dilutive.
	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
DD3 public shares	5,565,000	2,473,618
DD3 founder shares, private shares and representative’s shares	1,658,200	1,658,200
Combined company shares issued in Business Combination	28,700,000	31,700,000
Weighted average shares outstanding	35,923,200	35,831,818
Percent of shares owned by Betterware holders	79.9%	88.5%
Percent of shares owned by DD3 holders	20.1%	11.5%
Certain U.S. Federal Income Tax Considerations
The following is a general discussion of the material U.S. federal income tax consequences of: (i) the Business Combination to U.S. holders and non-U.S. holders of DD3 ordinary shares and (ii) the ownership and disposition of combined company shares to U.S. holders and non-U.S. holders. This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the Business Combination or as a result of the ownership and disposition of combined company shares. This discussion does not address any transactions entered into prior to the effective time of the Merger. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith) or any aspects of U.S. federal taxation other than those pertaining to income taxation, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This discussion is limited to U.S. federal income tax considerations relevant to (i) U.S. holders and non-U.S. holders that hold DD3 ordinary shares, and, after the closing of the Business Combination, combined company shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
•
banks, thrifts, mutual funds or other financial institutions, underwriters, or insurance companies;

•
traders in securities who elect to apply a mark-to-market method of accounting;

•
real estate investment trusts and regulated investment companies;

•
tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•
expatriates or former long-term residents of the United States;

•
partnerships or other pass-through entities (or arrangements treated as such) or investors therein;

•
dealers or traders in securities, commodities or currencies;

•
grantor trusts;

•
persons subject to the alternative minimum tax;

•
U.S. persons whose “functional currency” is not the U.S. dollar;

•
persons who received DD3 ordinary shares or Betterware Shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•
persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding DD3 ordinary shares or Betterware Shares or, after the Business Combination, the outstanding combined company shares;

•
persons who are required to accelerate the recognition of any item of gross income with respect to DD3 ordinary shares as a result of such income being recognized on an applicable financial statement;

•
the initial shareholders and their affiliates; or

•
holders holding DD3 ordinary shares or Betterware Shares, or, after the Business Combination, combined company shares, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of DD3 ordinary shares or, after the Business Combination, combined company shares, that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of DD3 ordinary shares or, after the Business Combination, combined company shares, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds DD3 ordinary shares or combined company shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of combined company shares.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE Business Combination OR THE OWNERSHIP AND DISPOSITION OF combined company shares. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE Business Combination AND THE OWNERSHIP AND DISPOSITION OF combined company shares, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.
U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of DD3 Ordinary Shares
The Redomiciliation
As a result of the Redomiciliation, DD3 will be changing its place of incorporation from the British Virgin Islands to Mexico. Under Section 368(a)(1)(F) of the Code, a reorganization, or F Reorganization, is a “mere change in identity, form, or place of organization of one corporation, however effected.” To qualify as an F reorganization, a transaction must satisfy certain requirements. More specifically, it must involve only one corporation, there must be no change in the shareholders of the corporation, there must be no change in the assets of a corporation, and certain other conditions must be met. Based on Rev. Rul. 96-29, 1996-1 C.B. 50, the proper time for testing these requirements is immediately before and immediately after the purported F reorganization, without regard to other aspects of a larger transaction that may follow that step, such as the Merger. Based upon the foregoing, the requirements for an F reorganization will be satisfied, and the Redomiciliation will constitute an F reorganization. Therefore, U.S. holders will not recognize taxable gain or loss as a result of the Redomiciliation for U.S. federal income tax purposes, except as explained in the discussion below under “— Passive Foreign Investment Company Status.”
In the F reorganization, the holders of the shares of DD3, a British Virgin Islands corporation, will be deemed to exchange their shares for equivalent shares of a Mexican corporation. Subject to the discussion below under “— Passive Foreign Investment Company Status,” the tax basis of the DD3 ordinary shares deemed to be received by a U.S. holder in the Redomiciliation will equal the U.S. holder’s tax basis in the pre-Redomiciliation DD3 ordinary shares surrendered in exchange therefor. The holding period for DD3 ordinary shares received by a U.S. holder in the Redomiciliation will include such holder’s holding period for the pre-Redomiciliation DD3 ordinary shares surrendered in exchange therefor.
Receipt of Combined Company Shares by Holders of DD3 Ordinary Shares or Warrants
Pursuant to the Business Combination, holders of DD3 ordinary shares and warrants will receive combined company shares in exchange for their DD3 ordinary shares or warrants. The receipt of combined company shares in the Business Combination should be a taxable transaction for U.S. federal income tax purposes. As a result, a U.S. holder of shares of DD3 ordinary shares or warrants, as applicable, should recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value at the time of the receipt of combined company shares, and (2) the U.S. holder’s adjusted tax basis in such DD3 ordinary shares or warrants, as applicable. If a U.S. holder acquired different blocks of DD3 ordinary shares or warrants at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of DD3 ordinary shares or warrants, as applicable. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares or warrants is more than one year at the date of the Merger. Subject to the discussion below under “— Passive Foreign Investment Company Status,” long-term capital gains recognized by U.S. holders that are not corporations generally are eligible for reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations. A U.S. holder should have a tax basis in combined company shares received equal to their fair market value on the date of the Merger, and the U.S. holder’s holding period with respect to combined company shares should begin on the day after the date of the Merger.
Redemption of DD3 Ordinary Shares
In the event that a U.S. holder of DD3 ordinary shares exercises such holder’s right to have such holder’s ordinary shares redeemed pursuant to the redemption provisions described herein, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such shares or whether the U.S. holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of DD3 ordinary shares treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of, among other things, owning warrants) relative to all of the DD3 ordinary shares outstanding both before and after the redemption. The redemption of shares generally will be treated as a sale of the shares (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. holder, results in a “complete termination” of the U.S. holder’s interest in DD3 or is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the U.S. holder, but also DD3 ordinary shares that are constructively owned by such U.S. holder. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which generally would include ordinary shares that could be acquired pursuant to the exercise of the public warrants. In order to meet the substantially disproportionate test, the percentage of DD3’s outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of DD3 ordinary shares must, among other requirements, be less than 80% of the percentage of DD3’s outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either all the DD3 ordinary shares actually and constructively owned by the U.S. holder are redeemed or all the DD3 ordinary shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the DD3 ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in DD3. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in DD3 will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of redemption.
If the redemption qualifies as a sale of shares by the U.S. holder under Section 302 of the Code, the U.S. holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the DD3 ordinary shares redeemed. Subject to the discussion below under “— Passive Foreign Investment Company Status,” such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. holder’s tax basis in such holder’s DD3 ordinary shares generally will equal the cost of such shares. A U.S. holder that purchased DD3 units would have been required to allocate the cost between the DD3 ordinary shares and the public warrants comprising the units based on their relative fair market values at the time of the purchase.
If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Subject to the discussion below under “— Passive Foreign Investment Company Status,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in such U.S. holder’s DD3 ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the DD3 ordinary shares. Special rules apply to dividends received by U.S. holders that are taxable corporations. After the application of the foregoing rules, any remaining tax basis of the U.S. holder in the redeemed DD3 ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, to the basis of shares constructively owned by such holder if the shares actually owned by the holder is completely redeemed.
PFIC Considerations
In addition to the discussion above, any gain on the Merger or redemption could be taxable to U.S. holders under the PFIC provisions of the Code if DD3 is or ever was a PFIC.
A.   Definition of a PFIC
In general, DD3 will be a PFIC with respect to a U.S. holder if, for any taxable year in which such U.S. holder held DD3’s ordinary shares, (a) at least 75% or more of DD3’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of DD3’s assets is attributable to assets, including cash, that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), annuities, and gains from the disposition of property producing such income and net foreign currency gains.
B.   PFIC Status of DD3
DD3 believes that it has been a PFIC since its inception. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination.
C.    Effects of PFIC Rules on the Merger or Redemption
In general, the PFIC rules would generally require taxable gain to be recognized to U.S. holders of DD3 ordinary shares on the Merger or redemption if DD3 were classified as a PFIC at any time during such U.S. holder’s holding period for such shares and the U.S. holder had not made a QEF election under Section 1295 of the Code for the first taxable year in which the U.S. holder owned DD3 ordinary shares and in which DD3 was a PFIC. The tax on any such recognized gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the value of any tax deferral with respect to the undistributed earnings of DD3. Under these rules:
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the U.S. holder’s gain would be allocated ratably over the U.S. holder’s holding period for such U.S. holder’s DD3 ordinary shares;

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the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which DD3 was a PFIC, would be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period for DD3 ordinary shares would be taxed at the highest tax rate in effect for that year applicable to the U.S. holder (i.e., at ordinary income tax rates); and

•
the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

Although some elections may be available to mitigate the adverse PFIC tax consequences of a disposition of DD3 ordinary shares in the Merger or redemption, such as a QEF election, “mark to market” election, or “deemed sale” election, no such elections are available for DD3 warrants. Any holder of DD3 warrants could therefore be required to recognize gain as ordinary income and also be subject to an interest charge. Further, because the shareholder’s holding period in the DD3 ordinary shares received upon the exercise of DD3 warrants includes the holding period in the warrants under the PFIC rules, a QEF election made on the DD3 ordinary shares would not rid the ordinary shares of PFIC taint absent the shareholder recognizing gain or including a deemed dividend amount in a purging election. In addition, DD3 may not provide timely financial information that would be required for U.S. taxpayers to make a potentially favorable QEF election.
The PFIC rules are complex and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury regulations which in many instances have not been promulgated but which may be promulgated with retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. holders are strongly urged to consult their own tax advisers concerning the impact of these rules on the Merger or redemption, including, without limitation, whether a QEF election, deemed sale election and/or mark to market election is available with respect to their DD3 ordinary shares and the consequences to them of any such election.
Non-U.S. Holders
In general, a non-U.S. holder of the ordinary shares of DD3 will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any gain recognized in the Merger or redemption unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
U.S. Federal Income Tax Consequences of the Ownership and Disposition of Combined Company Shares
U.S. Holders
Distributions on Combined Company Shares
Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution on combined company shares that is made out of the combined company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds the combined company’s current and accumulated earnings and profits

(as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its combined company shares, and thereafter as capital gain recognized on a sale or exchange.
Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays if  (i) such foreign corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that the Secretary of the Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program or (ii) the shares with respect to which such dividends are paid are readily tradable on an established securities market in the United States, provided, in each case, that the combined company was not a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. U.S. Treasury guidance indicates that shares listed on Nasdaq (which the combined company’s shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the combined company shares will be considered readily tradable on an established securities market in future years. In any event, there is a comprehensive income tax treaty between the United States and Mexico that the Secretary of the Treasury has determined is satisfactory for purposes of the above rules and the combined company will be a resident of Mexico that should be eligible for the benefits of such treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the combined company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The combined company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Status.”
Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the combined company may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on combined company shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.
Sale, Exchange, Redemption or Other Taxable Disposition of Combined Company Shares
Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of combined company shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of combined company shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of combined company shares generally will be treated as U.S. source gain or loss.
It is possible that Mexico may impose an income tax upon sale of combined company shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Mexican income tax imposed upon capital gains in respect of combined company shares may not be currently creditable unless a U.S. holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. holders should consult their tax advisors regarding the application of Mexican taxes to a disposition of combined company shares and their ability to credit a Mexican tax against their U.S. federal income tax liability.

Passive Foreign Investment Company Status
The treatment of U.S. holders of the combined company shares could be materially different from that described above, if the combined company is treated as a PFIC for U.S. federal income tax purposes.
A non-U.S. corporation, such as the combined company, will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether the combined company is a PFIC is based upon the composition of the combined company’s income and assets (including, among others, corporations in which the combined company owns at least a 25% interest), and the nature of the combined company’s activities.
Based on the projected composition of its income and assets, including goodwill, it is not expected that the combined company will be a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the combined company is expected to depend, in part, upon (a) the market value of the combined company shares, and (b) the composition of the assets and income of the combined company. A decrease in the market value of the combined company shares, and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, the IRS may assert that, contrary to expectations, the combined company is a PFIC for the taxable year that includes the date of the Merger or in a future year. Accordingly, there can no assurance that the combined company will not be a PFIC for its taxable year that includes the date of the Merger or in any future taxable year.
If the combined company becomes a PFIC during any year in which a U.S. holder holds combined company shares, unless the U.S. holder makes a QEF election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of the combined company shares and on any “excess distributions” received from the combined company, regardless of whether the combined company qualifies as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of combined company shares as security for a loan may be treated as a disposition. The U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received on such shares during the three preceding taxable years (or, if shorter, the U.S. holder’s holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which the combined company was a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e. at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.
If the combined company were to be treated as a PFIC, a U.S. holder may avoid the rules relating to excess distributions and gains described above by electing to treat the combined company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a QEF. If a U.S. holder makes an effective QEF election with respect to the combined company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not the combined company makes distributions, as capital gains, its pro rata share of the combined company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the combined company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if the combined company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The combined company will make commercially reasonable efforts to provide U.S. holders with this information if it determines that it is a PFIC.
As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark the combined company shares to market annually. A U.S. holder may elect to mark-to-market the combined company shares only if they are “marketable stock.” The combined company shares will be treated as “marketable stock” if they are regularly traded on a “qualified exchange.” The combined company shares are expected to be listed on Nasdaq, which should be a qualified exchange for this purpose. The combined company shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the combined company shares are traded on at least 15 days during each calendar quarter. There can be no certainty that the combined company shares will be sufficiently traded such as to be treated as regularly traded.
U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the PFIC rules. If the combined company is treated as a PFIC, each U.S. holder generally will be required to file a separate annual information return (Form 8621) with the IRS with respect to the combined company and any lower-tier PFICs.
Medicare Surtax on Net Investment Income
Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, the combined company shares). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the combined company shares.
Additional Reporting Requirements
Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to their combined company shares, subject to certain exceptions (including an exception for combined company shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold combined company shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of combined company shares.
Non-U.S. Holders
In general, a non-U.S. holder of combined company shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on combined company shares or any gain recognized on a sale or other disposition of combined company shares (including any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s combined company shares) unless:
•
the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•
in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Dividends paid on, and proceeds from the sale, redemption or other disposition of, DD3 ordinary shares or combined company shares realized by a U.S. holder generally may be subject to information reporting requirements and may be subject to backup withholding unless the U.S. holder provides an accurate taxpayer identification number or otherwise establishes an exemption. The amount of any backup withholding collected from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided certain required information is furnished to the IRS.
A non-U.S. holder generally will be exempt from these information reporting requirements and backup withholding tax but may be required to comply with certain certification and identification procedures in order to establish its eligibility for exemption, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to combined company shares and proceeds from the sale of other disposition of combined company shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with the certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.
The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax advisor regarding the particular U.S. federal, state, and local and non-U.S. tax consequences of the Business Combination or the ownership and disposition of the combined company shares, including the consequences of any proposed change in applicable laws.

THE BUSINESS COMBINATION AGREEMENT
The following is a summary of the material terms of the Business Combination Agreement. A copy of the Business Combination Agreement, as amended, is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Business Combination Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about DD3 or Betterware. The following description does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement. You should refer to the full text of the Business Combination Agreement for details of the Business Combination and the terms and conditions of the Business Combination Agreement.
The Business Combination Agreement contains representations and warranties that the parties have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Business Combination Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Business Combination Agreement. While DD3 and Betterware do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information because they were made as of specific dates, may be intended merely as a risk allocation mechanism among the parties to the Business Combination Agreement and are modified by the disclosure schedules.
The Redomiciliation
The Business Combination Agreement provides that, prior to the Closing, DD3 will redomicile out of the British Virgin Islands and continue as a Mexican corporation pursuant to Section 184 of the Companies Act and Article 2 of the General Corporations Law. The ability to redomicile DD3 out of the British Virgin Islands to another jurisdiction is expressly provided for in DD3’s amended and restated memorandum and articles of association (subject to obtaining the requisite shareholder approval).
DD3 believes that the Redomiciliation will, among other things, provide legal, administrative, and other similar efficiencies. Additionally, the Redomiciliation will avoid certain tax inefficiencies to the combined company. The Business Combination Agreement requires the completion of the Redomiciliation prior to the consummation of the Business Combination.
Interim Charter
In connection with the Redomiciliation, DD3 will adopt the Interim Charter and file the same with the Public Registry of Commerce, which amends and removes the provisions of DD3’s amended and restated memorandum and articles of association, which is referred to herein as the Current Charter, that terminate or otherwise become inapplicable because of the Redomiciliation, and provides DD3’s shareholders with the same or substantially the same rights in connection with the Business Combination. It is anticipated that a majority of Betterware’s shareholders will adopt by written consent the Amended and Restated Charter of the combined company to be in effect as of the Closing. The following table sets forth a summary of the principal changes proposed to be made between DD3’s Current Charter and the Interim Charter. This summary is qualified by reference to the complete text of the Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex D. All shareholders are encouraged to read the Interim Charter in its entirety for a more complete description of its terms. All capitalized terms used in the table below have the meanings given to them in the Current Charter or the Interim Charter, as applicable.

	Current Charter	Interim Charter
Name of the Company	DD3 Acquisition Corp.	DD3 Acquisition Corp. S.A. de C.V.(1)
Provisions Specific to a British Virgin Islands Company
Regulation 8.2: Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.
Not applicable.
Regulation 8.3: The director convening a meeting shall give not less than 10 days’ notice of a meeting of Members to:
(a) those Members whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting; and
(b) the other Directors

Regulation 10.6: Subject to Regulation 25.7, the directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party, provided always that if the same occurs prior to the consummation of a Business Combination, the Company must first obtain from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

Capitalization
Clause 7.1: There is one class of ordinary shares with no par value and then there are five classes of preferred stock with no par value.
Clause 10: Rights not varied by the issue of pari passu: The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Clause Sixth: The capital stock of the Company is variable and represented by ordinary, nominative shares with no par value. The minimum fixed capital without right to withdraw is the amount of  $1.00 (one peso 00/100). The variable part of the capital is unlimited. All shares which represent the minimum fixed capital of the corporate capital of the Company shall be Class I, Series “A” and Series “B” shares and all shares which represent the variable portion of the corporate capital of the Company shall be Class II, Series “A” and Series “B” shares.

	Current Charter	Interim Charter
The total amount of the corporate capital of the Company shall be distributed as follows:

(i) Series “A” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “A” shares shall be subscribed and paid by Mexican or foreign investors.

(ii) Series “B” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “B” shares shall be subscribed and paid by such investors that participated in the IPO of the Company.

Provisions Specific to a Mexican Corporation	Not applicable.
Clause Sixteenth: Convening notices for Shareholders’ Meetings may be made by the shareholders whose shareholding represents at least 33% (thirty-three percent) of the stock capital of the Company, the Sole Director or any member of the Board of Directors, or the Statutory Examiner. Convening notices for Shareholders’ Meetings must be published in the electronic system of Corporation Publications of the Ministry of Economy published at least 15 calendar days prior to the date of the corresponding shareholders’ meeting.

Clause Twenty First: Resolutions adopted in writing and unanimously by all shareholders representing all the shares in which the corporate capital of the Company is distributed shall have, for all legal purposes, the same force as if they were taken by a formal vote at a Shareholders’ Meeting, provided that said resolutions are confirmed in writing and executed by all the shareholders or shareholders’ representatives of the Company.

(1)
Anticipated name of DD3 following the Redomiciliation, pending official approval by the Mexican Ministry of Economy.

You should note that not only will the Interim Charter preserve the existing rights of DD3’s ordinary shares, but also that the existing provisions of the Current Charter (including Regulation 25 of the Current Charter and those other provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Interim Charter.
The Business Combination
The Business Combination Agreement provides for the Business Combination in which DD3 will purchase certain shares from the Sellers, or the Purchased Shares, and thereafter merge with and into Betterware, with Betterware surviving the Merger as the combined company and BLSM becoming a wholly-owned subsidiary of the combined company, pursuant to the Merger Agreement to be executed at the Closing.
Structure of the Business Combination
The following diagram depicts the organizational structure of DD3, Betterware and BLSM immediately prior to the consummation of the Business Combination:

The following diagram depicts the organizational structure of the combined company immediately after the consummation of the Business Combination:
Effective Time and Completion of the Business Combination
The parties will hold the Closing on such date as may be mutually agreed by DD3 and the Sellers. Immediately after the Closing, on the same date of the Closing or the following business day, the Merger Agreement will become effective between DD3 and Betterware and DD3 will merge with and into Betterware.
The Merger will be effective and DD3 and Betterware will consider the Merger to be consummated between them and for all tax purposes at the time specified in the Merger Agreement, or the effective time, and before third parties on the date on which the resolutions approving the Merger are registered in the Public Registry of Commerce.
At the effective time of the Merger, all the property, rights, privileges, agreements, assets, immunities, powers, franchises, licenses and authority of DD3 shall be transferred to and vest in the combined company, and all debts, liabilities, obligations, restrictions and duties of DD3 will become the debts, liabilities, obligations, restrictions, disabilities and duties of the combined company.
DD3 and Betterware currently expect to complete the Business Combination shortly following the special meeting. However, any delay in satisfying any conditions to the Business Combination could delay completion of the Business Combination. If the Closing has not occurred on or before January 31, 2020, either DD3 or the Sellers may terminate the Business Combination Agreement.

Consideration to Be Received in the Business Combination
The Business Combination Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement:
(i)
DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of  $30,000,000;

(ii)
all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and

(iii)
all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.

Ownership of the Combined Company Upon Completion of the Business Combination
Each of DD3’s outstanding warrants will, as a result of the Business Combination, cease to represent a right to acquire DD3 ordinary shares and will instead represent the right to acquire the same number of combined company shares, at the same exercise price and on the same terms as in effect immediately prior to the Closing. Similarly, the outstanding unit purchase option will cease to represent a right to acquire units of DD3 and will instead represent the right to acquire the same number of combined company shares and warrants underlying such units, at the same exercise price and on the same terms as in effect immediately prior to the Closing.
It is anticipated that, upon completion of the Business Combination, DD3’s existing shareholders will own, directly or indirectly, approximately 20% of the issued and outstanding combined company shares and Betterware’s existing shareholders will own, directly or indirectly, approximately 80% of the issued and outstanding combined company shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination and (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination. These percentages do not include any exercise or conversion of the outstanding warrants and the unit purchase option that will, by their terms, convert automatically upon consummation of the Business Combination to entitle the holders to purchase an aggregate of 6,054,125 combined company shares and warrants to purchase an aggregate of 250,000 combined company shares. If any of DD3’s existing public shareholders exercise redemption rights, or any of the other assumptions are not true, these percentages will be different. You should read “The Business Combination — Combined Pro Forma Financial Information” for further information.
The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of the holders of DD3 ordinary shares exercise their redemption rights and the Sellers receive $30 million in cash consideration; and (2) minimum cash, in which DD3 has, in the aggregate, not less than $25 million of cash available for distribution upon the consummation of the Business Combination after redemptions of 3,091,382 ordinary shares, satisfying the condition to closing under the Business Combination Agreement:
	No Redemptions		Minimum Cash
	Number	Percentage	Number	Percentage
DD3’s existing shareholders	7,223,200	20.1%	4,131,818	11.5%
Betterware’s existing shareholders	28,700,000	79.9%	31,700,000	88.5%

Representations and Warranties
The Business Combination Agreement contains customary representations and warranties of DD3, Betterware, BLSM and the Sellers, relating to their respective businesses and, in the case of DD3, its public filings. The accuracy of each party’s representations and warranties, subject to a materiality or a material adverse effect standard, is a condition to completing the Business Combination. See “— Conditions to Complete the Business Combination.”
DD3, Betterware, BLSM and the Sellers have qualified certain of the representations and warranties by a materiality or a material adverse effect standard. The Business Combination Agreement defines a “material adverse effect” as any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on (a) the business, assets, liabilities, properties, financial condition, operating results or operations of Betterware and BLSM, taken as a whole, or (b) the ability of the Sellers to perform their obligations under the Business Combination Agreement or to consummate timely the transactions contemplated by the Business Combination Agreement; provided that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a material adverse effect: (i) any outbreak or escalation of war or major hostilities, manmade or natural disaster, national or international calamity or crisis or any act of terrorism, in each case, after the date of the Business Combination Agreement, (ii) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (iii) changes in laws or the enforcement or interpretation thereof, in each case, after the date of the Business Combination Agreement, (iv) changes that generally affect the industries and markets in which Betterware and BLSM operate, (v) the expiration or termination of any contract in accordance with its terms (in each case, other than a termination that is the result of a default by Betterware or BLSM as party thereto) and any corresponding lapse of any governmental authorization associated with any contract, (vi) any action taken or failed to be taken pursuant to or in accordance with the express terms of the Business Combination Agreement or at the written request of, or consented to in writing by, DD3, or the failure to take any action expressly prohibited by the Business Combination Agreement, (vii) the execution or delivery of the Business Combination Agreement or the public announcement or other publicity with respect to the execution and delivery of the Business Combination Agreement or the pending consummation of the transactions contemplated by the Business Combination Agreement (including any litigation or reduction in billings or revenue related thereto), (viii) any failure of Betterware or BLSM to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “material adverse effect” may be considered in determining whether there has been, or would reasonably be expected to be, a material adverse effect), except, in the case of clauses (i) through (iv), to the extent such events changes, circumstances, effects or other matters have a materially disproportionate effect on Betterware and BLSM, taken as a whole, relative to other participants engaged in the industries in which Betterware and BLSM operate.
In addition, the representations and warranties by DD3, Betterware, BLSM and the Sellers:
•
in the case of Betterware, BLSM and the Sellers, have been qualified by information that the Sellers set forth in disclosure schedules that the parties exchanged in connection with signing the Business Combination Agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the Business Combination Agreement;

•
in the case of DD3 and the Sellers, will survive consummation of the Business Combination for a period of 24 months from the Closing and, in the case of Betterware and BLSM, will not survive consummation of the Business Combination; and

•
are subject to the materiality and material adverse effect standards described in the Business Combination Agreement, which may differ from what may be viewed as material by you.

Each Seller has made representations and warranties about itself to DD3 regarding the following:
•
Title to Shares

•
Incorporation; Power and Authority

•
Valid and Binding Agreement

•
No Breach; Consents

•
Brokerage

Betterware, BLSM and the Sellers, jointly and severally, have made representations and warranties about Betterware and BLSM to DD3 regarding the following:
•
Incorporation; Power and Authority

•
Valid and Binding Agreement

•
No Breach; Consents

•
Capitalization

•
Subsidiaries

•
Financial Statements

•
Absence of Undisclosed Liabilities

•
Books and Records

•
Absence of Certain Developments

•
Property

•
Accounts Receivable

•
Inventories

•
Tax Matters

•
Intellectual Property Rights

•
Material Contracts

•
Litigation

•
Insurance

•
Compliance with Laws; Government Authorizations

•
Environmental Matters

•
Product Warranty

•
Product Liability

•
Employees

•
Customers

•
Suppliers

•
Affiliate Transactions

•
Brokerage

•
Availability of Documents

•
Disclosure

•
No Other Representations and Warranties

DD3 has made representations and warranties about itself to the Sellers regarding the following:
•
Incorporation; Power and Authority

•
Valid and Binding Agreement

•
No Breach; Consents

•
SEC Filings; Financial Statements

•
Trust Fund

•
Brokerage

•
Investment Intent

Conduct of Business Pending Consummation of the Business Combination and Covenants
Each of DD3, Betterware, BLSM and the Sellers has undertaken customary covenants that place restrictions on it until the earlier of the Closing or the termination of the Business Combination Agreement.
The Business Combination Agreement contains agreements of Betterware, BLSM and the Sellers, including the following:
•
Each of Betterware and BLSM will conduct its business only in, and neither Betterware nor BLSM will take any action except in, the ordinary course of business and in accordance with applicable law;

•
Betterware and BLSM will not amend or modify any material contract or enter into any contract that would have been a material contract if such contract had been in effect on the date of the Business Combination Agreement, except that Betterware and BLSM may enter into contracts with vendors or customers in the ordinary course of business;

•
Each of Betterware and BLSM will (i) use its reasonable best efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and others having business relationships with it, (ii) confer on a regular with representatives of DD3 to report operational matters and the general status of ongoing operations as be reasonably requested by DD3 and (iii) not take any action that would render any representation or warranty made by the Sellers in the Business Combination Agreement untrue at the Closing;

•
Betterware and BLSM will not change any methods of accounting in effect on the date of the latest balance sheet, other than changes required by the IFRS;

•
Except in the ordinary course of business, Betterware and BLSM will not cancel or terminate current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies are in full force and effect;

•
Betterware and BLSM will file at their own expense, on or prior to the due date, all tax returns where the due date falls on or before the date of the Closing, prepared on a basis consistent with the returns prepared for prior tax periods;

•
Betterware and BLSM will not amend any tax return, or settle or compromise any litigation relating to taxes;

•
No later than 10 business days following the execution of the Business Combination Agreement, Betterware, BLSM and the Sellers shall (i) carry out all necessary actions and obtain any required approval or consent necessary from each of the existing Betterware and BLSM shareholders and (ii) adopt any corporate resolutions necessary or convenient to ratify the execution of the Business Combination Agreement and approval to complete all the transactions contemplated thereunder, and provide DD3 with a copy of any such executed resolutions.

•
The Sellers will cause Betterware to carry out all necessary actions and obtain any required approval or consent necessary to (i) complete a corporate reorganization, which shall become effective on or immediately prior to the date of the Closing, pursuant to which all Betterware Shares then issued and outstanding will be reclassified to create and issue, among others, new Series B shares, or the Pre-Closing Betterware Corporate Reorganization, (ii) release the Purchased Shares and the combined company shares to be issued to holders of DD3 ordinary shares upon consummation of the Business Combination from any existing encumbrances set forth in the Business Combination Agreement, or the Existing Encumbrances and (iii) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in the Business Combination Agreement;

•
Betterware, BLSM and the Sellers will notify DD3 of  (i) any emergency or other change in the ordinary course of business of any Betterware of BLSM or the commencement or threat of litigation or (ii) if any Seller should discover that any representation or warranty made by Betterware, BLSM or such Seller in the Business Combination Agreement was, when made, or has subsequently become, untrue in any respect;

•
Each of Betterware and BLSM will afford DD3 reasonable access to its books and records;

•
In connection with the Closing, each Seller: (i) waives any claim it might have against Betterware and BLSM and irrevocably offers to terminate any contract between such Seller and any of Betterware or BLSM at no cost to such company, (ii) will repay, in full, prior to the Closing, all indebtedness owed to Betterware and BLSM and (iii) will not make certain claims for indemnification against Betterware and BLSM;

•
Betterware, BLSM and the Sellers will use their best efforts to cause the conditions to DD3’s obligations under the Business Combination Agreement to be satisfied and to consummate the transactions contemplated by the Business Combination Agreement prior to the Closing;

•
Betterware, BLSM and the Sellers will use their reasonable best efforts to obtain all consents and governmental authorizations required for the consummation of the transactions contemplated by the Business Combination Agreement, including the requisite antitrust approval, and timely make all required regulatory filings and submissions;

•
The Sellers will not take any action that would reasonably be likely to materially delay the transactions under the Business Combination Agreement, including the Merger;

•
Betterware and BLSM will not sell, pledge, transfer or otherwise place any encumbrance on any asset of such company outside the ordinary course of business, and no Seller will sell, pledge, transfer or otherwise place any encumbrance on any shares of Betterware or BLSM owned by such Seller;

•
For a period of one year from the date of the Closing, no Seller will employ (or attempt to employ or interfere with any employment relationship with) any key employee of Betterware or BLSM;

•
The Sellers will keep confidential and protect, and will not divulge, allow access to or use in any way the confidential information of Betterware or BLSM pursuant to the limitations described in the Business Combination Agreement;

•
For a period of three years from the date of the Closing, no Seller will, directly or indirectly, engage in, acquire, own or hold a business in Mexico that competes with the business of the Betterware and BLSM as conducted prior to the date of the Closing;

•
Betterware, BLSM and the Sellers will not initiate, solicit, facilitate or encourage any inquiries with respect to, or the making of any proposal for, a competing transaction;

•
Each of the Sellers will pay all taxes resulting from the purchase price described in the Business Combination Agreement; and

•
Betterware, BLSM and the Sellers will (i) deliver to DD3 a list of names and addresses of those persons who are, as of the date of the Business Combination Agreement, affiliates (within the meaning of Rule 145 of the Securities Act) of Betterware or BLSM and (ii) use their reasonable best efforts to deliver to DD3 an affiliate letter executed by each such affiliate.

Betterware, BLSM and the Sellers have further agreed that, with certain exceptions, each of Betterware and BLSM will not undertake the following actions without the prior written consent of DD3:
•
amend or otherwise change its organizational documents;

•
issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any of Betterware or BLSM, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any of Betterware or BLSM or (ii) any assets of any of Betterware or BLSM, except in the ordinary course of business and in a manner consistent with past practice;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares or capital stock, except for the dividends payment to be paid quarterly in accordance with current Betterware and BLSM policy in the ordinary course of business;

•
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, stocks or equity interests, except for the Pre-Closing Betterware Corporate Reorganization;

•
acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets;

•
except in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances; or enter into or amend any contract, agreement, commitment or arrangement with respect to any such matter;

•
hire any additional employees or consultants except in the ordinary course of business or to fill vacancies, or increase the salary or the benefits provided to its managers, directors or officers, except for increases in the ordinary course of business or grant any severance or termination pay to, or enter into any employment, consulting, severance, change in control or golden parachute agreement with, any key employee of Betterware or BLSM;

•
permit any material item of the intellectual property rights of Betterware or BLSM to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of such intellectual property rights; or

•
announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

The Business Combination Agreement contains agreements of DD3, including to:
•
use its reasonable best efforts to cause the conditions to the Sellers’ obligations under the Business Combination Agreement to be satisfied and to consummate the transactions contemplated by the Business Combination prior to the Closing.

•
timely make all regulatory filings and submissions required for the consummation of the transactions contemplated by the Business Combination Agreement;

•
not take any action that would reasonably be likely to materially delay the transactions under the Business Combination Agreement, including the Merger;

•
carry out all necessary actions and obtain any required approval or consent necessary from its shareholders to (i) adopt the Business Combination Agreement and complete the transactions contemplated by the Business Combination Agreement, (ii) complete the Redomiciliation, which shall become effective on or before the Closing, (iii) confirm the appointment of DD3 Mexico as Shareholders’ Representative to execute on behalf of DD3’s shareholders any required corporate resolutions for the Merger; and (iv) to carry out the Merger as contemplated by the Merger Agreement;

•
for a period of one year from the date of the Closing, not employ (or attempt to employ or interfere with any employment relationship with) any key employee of Betterware or BLSM;

•
keep confidential and protect, and not divulge, allow access to or use in any way the confidential information of Betterware or BLSM pursuant to the limitations described in the Business Combination Agreement; and

•
for a period of three years from the date of the Closing, not directly or indirectly engage in, acquire, own or hold a business in Mexico that competes with the business of the Betterware and BLSM as conducted prior to the date of the Closing.

The Business Combination Agreement also contains additional agreements of the parties relating to, among other things, the preparation of this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part, and the following:
•
Betterware, BLSM and the Sellers agreed to waive any right to any amount held in the trust account, and not to make any claim against any funds in the trust account; and

•
Betterware, BLSM, the Sellers and DD3 will (and, to the extent required, will cause their affiliates to) jointly submit the antitrust notice (notificacion de concentracion) with the Federal Economic Competition Commission of Mexico (Comisión Federal de Competencia Económica) in compliance with the Federal Competition Law of Mexico (Ley Federal de Competencia Económica), or the LFCE, provided that the responsibility for the payment of all filing fees or other disbursements that are imposed by the LFCE and other applicable Mexican Laws (excluding document translation fees, third-party expert fees, legal fees, and expenses which shall be paid solely by the party incurring them) shall be paid 50% by DD3 and 50% by the Sellers.

Board of Directors
Upon the effective time of the Merger, pursuant to the Merger Agreement, the combined company’s board of directors is expected to be comprised of:
Name	Age	Position
Luis Campos	66	Chairman of the Board
Andres Campos	36	Board Member
Santiago Campos	27	Board Member
Jose de Jesus Valdez	66	Independent Board Member
Federico Clariond	45	Independent Board Member
Mauricio Morales	58	Independent Board Member
Joaquin Gandara	48	Independent Board Member
Dr. Martín M. Werner	56	Independent Board Member
Reynaldo Vizcarra	53	Secretary
Conditions to Complete the Business Combination
Conditions to the Obligations of DD3 to Complete the Business Combination
•
The representations and warranties of Betterware, BLSM and the Sellers set forth in the Business Combination Agreement are true and correct (without taking into account any supplemental disclosures after the date of the Business Combination Agreement by Betterware, BLSM or the Sellers or the discovery of information by DD3);

•
The Sellers have performed and complied with each of their agreements contained in the Business Combination Agreement, including without limitation those related to the Pre-Closing Betterware Corporate Reorganization and release of the Purchased Shares and the combined company shares to be issued to holders of DD3 ordinary shares upon consummation of the Business Combination from any Existing Encumbrances;

•
The registration statement of which this proxy statement/prospectus forms a part has been declared effective by the SEC, and no stop order or proceedings seeking a stop order have been threatened by the SEC or initiated by the SEC and not withdrawn;

•
Each required consent for the execution and performance of the Business Combination Agreement, the Merger and the ancillary agreements was obtained and is in full force and effect;

•
No litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by the Business Combination Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of the Business Combination Agreement or any of the ancillary agreements, (iii) seeking to prohibit direct or indirect ownership, combination or operation by DD3 of any portion of the business or assets of any of Betterware or BLSM, or to compel DD3 or any of Betterware or BLSM to dispose of, or to hold separately, or to make any change in any portion of the business or assets of DD3 or any of Betterware or BLSM, as a result of the transactions contemplated by the Business Combination Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by DD3 of, or to impose material limitations on the ability of DD3 to exercise full rights of ownership of, any of the outstanding capital stock of Betterware or BLSM or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by the Business Combination Agreement on DD3 or any of Betterware or BLSM or any of their respective officers or directors;

•
No law or governmental order has been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Business Combination Agreement by any governmental entity that would reasonably be expected to result, directly or indirectly, in any of the consequences of pending or threatened litigation described above or that prohibits the Closing;

•
DD3, Betterware, BLSM and the Sellers have obtained the requisite antitrust approval;

•
The Sellers shall have terminated their existing Shareholders Agreement dated as of December 5, 2018;

•
Betterware, BLSM and the Sellers have provided to DD3 a report with respect to the determination of the net debt and working capital of Betterware and BLSM;

•
After the date of the Business Combination Agreement, no material adverse effect has occurred or circumstance that may result in or cause any material adverse effect to any of Betterware or BLSM has occurred;

•
No person has asserted or threatened that, other than as set forth in the disclosure schedule, such person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, any of Betterware or BLSM or (ii) is entitled to all or any portion of the purchase price pursuant to the Business Combination Agreement.

•
DD3 has received a certificate, dated the date of the Closing, signed by a duly authorized officer of each of Betterware and BLSM, certifying as to the satisfaction of certain of the aforementioned conditions;

•
Betterware and BLSM have delivered to DD3 a certificate, dated the date of the Closing, signed by the secretary of each of Betterware and BLSM certifying that attached thereto are true and complete copies of all resolutions of Betterware’s and BLSM’s board of directors and the stockholders of Betterware and BLSM holding all the outstanding shares entitled to vote unanimously authorizing and approving the execution and performance of the Business Combination Agreement, the Merger and the other transactions contemplated by the Business Combination Agreement and that all such resolutions are in full force and effect;
•
Certain Betterware stockholders and key management individuals have executed and delivered the Lock-Up Agreements; and

•
Betterware has approved the Incentive Plan.

Conditions to the Obligations of the Sellers to Complete the Business Combination
•
The representations and warranties of DD3 set forth in the Business Combination Agreement are true and correct in all material respects;

•
DD3 has performed and complied with each of its agreements contained in the Business Combination Agreement, including without limitation those related to the Redomiciliation;

•
This Business Combination Agreement, the Business Combination and the Redomiciliation have been approved and adopted by the requisite affirmative vote of DD3’s shareholders in accordance with this proxy statement/prospectus;

•
The registration statement of which this proxy statement/prospectus forms a part has been declared effective by the SEC, and no stop order or proceedings seeking a stop order have been threatened by the SEC or initiated by the SEC and not withdrawn;

•
No law or governmental order has been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Business Combination Agreement by any governmental entity that prohibits the Closing;

•
DD3, Betterware, BLSM and the Sellers have obtained the requisite antitrust approval;

•
After the date of the Business Combination Agreement, no material adverse effect applicable to DD3 has occurred and no event or circumstance that may result in or cause a material adverse effect to DD3 has occurred;

•
After giving effect to the exercise of redemption rights by DD3’s public shareholders, DD3 has at least an aggregate of  $25,000,000 of cash held either in or outside the trust account gross of fees and expenses payable in connection with the consummation of the transactions contemplated under the Business Combination Agreement; and

•
DD3 has delivered to the Sellers a certificate, dated as of the date of the Closing, signed by a duly authorized officer of DD3, certifying as to the satisfaction of certain of the aforementioned conditions.

Termination of the Business Combination Agreement
The Business Combination Agreement may be terminated at any time prior to the Closing by mutual written consent of DD3 and the Sellers. In addition, the Business Combination Agreement may be terminated:
•
by either DD3 or the Sellers if the Closing has not occurred on or before January 31, 2020;

•
by the Sellers if: (i) DD3 is in breach of the Business Combination Agreement in any material respect and such breach is not cured within 10 business days following the receipt by DD3 of written notice of such breach; (ii) the transactions contemplated by the Business Combination Agreement have not been consummated on or before the Closing (unless the Sellers’ failure to comply fully with their obligations under the Business Combination Agreement has prevented such consummation) or (iii) any of the conditions to the Sellers’ obligations under the Business Combination Agreement have become impossible to satisfy; or

•
by DD3 if: (i) any Seller is in breach of the Business Combination Agreement in any material respect and such breach is not cured within 10 business days following the receipt by the breaching party of written notice of such breach; (ii) the transactions contemplated by the Business

Combination Agreement have not been consummated on or before the Closing (unless DD3’s failure to comply fully with its obligations under the Business Combination Agreement has prevented such consummation); (iii) any of the conditions to DD3’s obligations under the Business Combination Agreement have become impossible to satisfy; (iv) after the date of the Business Combination Agreement, there has occurred any material adverse effect with respect to Betterware or BLSM or (v) DD3 has discovered any fact or circumstance existing as of the date of the Business Combination Agreement that has not been previously disclosed to DD3 that is a material adverse effect.
Upon termination of the Business Combination Agreement, all continuing obligations of the parties under the Business Combination Agreement will terminate except for certain provisions that will survive indefinitely unless sooner terminated or modified by the parties in writing. The exercise of a right of termination under the Business Combination Agreement will not preclude an action for breach of the Business Combination Agreement.
Amendment of the Business Combination Agreement
The Business Combination Agreement may not be amended, nor may any provision or breach of the Business Combination Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced.
Governing Law; Consent to Jurisdiction
The Business Combination Agreement is governed by and interpreted in accordance with the Federal Laws of Mexico. With respect to the interpretation of and compliance with the Business Combination Agreement, the parties expressly submitted to the jurisdiction and competence of the courts located in Mexico City, México, and waived as to any other jurisdiction that may correspond by reason of their current or future domicile.
Expenses
In general, all expenses incurred in connection with the transactions contemplated by the Business Combination Agreement will be paid by the party incurring such expenses, except that any such expenses incurred by any of Betterware, BLSM and the Sellers will be paid by the Sellers.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION
Registration Rights Agreement
In connection with, and as a condition to the consummation of, the Business Combination, DD3, Betterware and certain persons and entities that will receive combined company securities in exchange for certain existing securities of DD3 and Betterware upon consummation of the Merger, or the Holders, will enter into the Registration Rights Agreement on the date of the Closing. Pursuant to the terms of the Registration Rights Agreement, the combined company will be obligated to file a shelf registration statement to register the resale of certain combined company securities held by the Holders. The Registration Rights Agreement will also provide the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.
Lock-Up Agreements
In connection with, and as a condition to the consummation of, the Business Combination, (i) certain persons and entities who will hold combined company shares upon consummation of the Merger, or the Members, will enter into the Member Lock-Up Agreement, and (ii) certain members of the combined company’s management team, or the Management, will enter into the Management Lock-Up Agreement, in each case, on the date of the Closing, pursuant to which the Members and Management will agree not to transfer any combined company shares held by them for a period of six or twelve months, as applicable, after the Closing, subject to certain limited exceptions.
Merger Agreement
In connection with, and as a condition to the consummation of, the Business Combination, Betterware and DD3 will enter into the Merger Agreement on the date of the Closing. Pursuant to the terms of the Merger Agreement, DD3 will merge with and into Betterware, Betterware will continue as the combined company, the separate corporate existence of DD3 will cease and BLSM will become a wholly-owned subsidiary of the combined company. At the effective time of the Merger, (i) all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time will be canceled and exchanged for combined company shares on a one-for-one basis and (ii) all of the Betterware Shares issued and outstanding immediately prior to the effective time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00.

PROPOSALS TO BE CONSIDERED BY DD3’S SHAREHOLDERS

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
The Business Combination
As discussed in this proxy statement/prospectus, DD3 shareholders are being asked to consider and vote on the Business Combination Proposal, to approve the Business Combination Agreement, and the transactions contemplated thereby, and the Business Combination. You should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination, especially the sections entitled “The Business Combination,” “The Business Combination Agreement” and “Certain Agreements Related to the Business Combination” beginning on pages 64, 88 and 103, respectively. In particular, you are directed to the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement attached as Annex A reflects the Business Combination Agreement as amended by the Amendment Agreement and gives effect to the terms thereof.
Vote Required for Approval
The approval of the Business Combination Proposal requires the affirmative vote of holders of at least a majority of the outstanding ordinary shares voted thereon at the special meeting.
Recommendation of the Board
The board of directors of DD3 has determined that the Business Combination Agreement is advisable, fair to and in the best interests of DD3 and its shareholders and recommends that the shareholders vote or instruct that their vote be cast “FOR” the approval of the Business Combination Proposal.
DD3’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DD3’SSHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL. WHEN YOU CONSIDER THE RECOMMENDATION OF DD3’S BOARD OF DIRECTORS, YOU SHOULD KEEP IN MIND THAT DD3’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT ARE DIFFERENT FROM, OR IN ADDITION TO, YOUR INTERESTS AS A SHAREHOLDER, WHICH ARE DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

PROPOSAL NO. 2 — THE SHAREHOLDERS’ REPRESENTATIVE PROPOSAL
Appointment of a Representative of DD3’s Shareholders
After DD3 has adopted resolutions approving the Redomiciliation and subsequent Merger, it is required, among other things for such resolutions to be further on formalized by a Mexican notary public under Mexican law for them to become effective in Mexico. In such regard, DD3 will appoint a representative of DD3’s shareholders to formalize before a Mexican notary these resolutions, execute on behalf of such shareholders any required corporate resolutions for the Merger and carry out all necessary action for the resolutions to become effective. It is proposed that DD3 Mexico be appointed as representative of DD3’s shareholders in such limited capacity. In connection therein, if DD3 shareholders approve the Shareholders’ Representative Proposal, DD3 will grant a special power of attorney to DD3 Mexico for these purposes, the form of which is attached as Annex C to this proxy statement/prospectus.
DD3’s form of resolutions approving the Merger will be substantially as follows:
“IT IS HEREBY RESOLVED, to approve the balance sheet of DD3 corresponding to the period of [2019], attached to these resolutions as Exhibit [•].”
IT IS HEREBY RESOLVED, to approve the merger by incorporation between DD3, as merged entity, and Betterware, as the surviving entity, assuming such surviving entity all the assets and liabilities of DD3, as described in the previously approved DD3’s balance sheet.
IT IS HEREBY RESOLVED, that the merger approved herein shall become effective only after the Redomiciliation is completed and DD3 has become a Mexican legal entity. For the sake of clarity, prior to DD3’s becoming a Mexican entity the merger resolutions shall have no legal effect as the intention of the shareholders is for DD3 to merger once it is redomiciled in Mexico.
IT IS HEREBY RESOLVED, to approve that DD3 enters into certain merger agreement with Betterware, as the surviving entity in the form attached hereto as Exhibit [•].”
IT IS HEREBY RESOLVED that, DD3 transfers in favor of Betterware all the its corporate assets, including without limitation, each and all of the rights, obligations, goods and real estate, agreements, liabilities, actions, privileges and guaranties and all that pursuant to the law is owned by DD3. Therefore, Betterware, as surviving entity, shall acquire, as a universal successor, the direct domain of all of the assets that constitute DD3’s patrimony, including determined or undetermined rights (principal, derived and ancillary), that exist or result in the future, for any reasons agreed before the Effective Date (as such term is defined below), and Betterware shall subrogate in all of DD3’s rights and obligations, whether civil, commercial, tax or otherwise, without reservation or limitation, and all the granted guarantees and all obligations of DD3 arising from licenses, permits, contracts, grants and any other act in which DD3 intervened and Betterware shall pay all the liabilities of DD3 pursuant to the terms and conditions agreed with DD3’s creditors.
IT IS HEREBY RESOLVED, that DD3’s indebtedness be assumed by Betterware, in the originally agreed terms and conditions or set forth in the applicable legislation. Betterware shall file the corresponding tax notices and settle DD3’s taxes that could remain outstanding and will comply within the legal terms, any other tax related obligations inherent to DD3.
IT IS HEREBY RESOLVED that, the merger approved herein shall be effective on the date DD3 and Betterware enter into the merger agreement and following to the completion of DD3’s domestication to Mexico for all legal, accounting and tax purposes as set forth above. Notwithstanding the above, the merger shall be effective before any third party, on the registration date of the merger agreement before the applicable Public Registries of Commerce. For purposes of the above, and pursuant to the terms of article 225 of the Mexican General Law of Business Entities, it is hereby agreed that Betterware shall pay under their original terms and conditions, the liabilities in favor of its creditors and the creditors of DD3 that object the merger and they request such payment in writing as set forth in the Merger Agreement (the “Effective Date”).
IT IS HEREBY RESOLVED, to appoint DD3 Mexico as Shareholders’ Representative to represent DD3 and its Shareholders as set forth under the BCA and to carry out all necessary actions to complete, formalize and notarize in the BVI, Mexico and elsewhere, the resolutions adopted herein. In connection such appointment, it is FURTHER RESOLVED to grant DD3 Mexico with a SPECIAL POWER OF ATTORNEY, but within its specialty as broad as may be required by law, in accordance with the three paragraphs of article 2554 of the Federal Civil Code and correlative articles of the Civil Code of Mexico City and each of the Civil Codes for all the State Entities of Mexico, as set forth in the draft attached hereto.
IT IS HEREBY RESOLVED that, as consequence of the merger and subject to the Effective Date pursuant to resolution above, all the outstanding shares of DD3 and the share certificates issued by DD3 be canceled. Pursuant to the foregoing, it is hereby instructed to [the Secretary of the Board] of DD3 the cancellation of each and all of DD3’s share certificates.
IT IS HEREBY RESOLVED to approve that, the Secretary of the Board of Directors of Betterware proceeds to execute the applicable entries in the corporate books that DD3 maintains upon the Effective Date.
IT IS HEREBY RESOLVED, that, pursuant to article 223 of the Mexican General Law of Business Entities, the resolutions approved hereunder are formalized before a Mexican public notary and recorded in the Public Registry of Commerce of DD3’s domicile after the domestication as well as Betterware’s domicile, and are published in the electronic system of the Mexican Ministry of Economy (Secretaría de Economía).”
Vote Required for Approval
The approval of the Shareholders’ Representative Proposal requires the affirmative vote of holders of at least a majority of the outstanding ordinary shares voted thereon at the special meeting.
Recommendation of the Board
DD3’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DD3’S
SHAREHOLDERS VOTE “FOR” THE SHAREHOLDERS’ REPRESENTATIVE PROPOSAL.

PROPOSAL NO. 3 — THE ADJOURNMENT PROPOSAL
Adjournment Proposal
The Adjournment Proposal, if adopted, will allow DD3’s board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to DD3’s shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve one or more of the proposals presented at the special meeting. In no event will DD3’s board of directors adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under DD3’s amended and restated memorandum and articles of incorporation and British Virgin Islands law.
If the Adjournment Proposal is not approved by DD3’s shareholders, DD3’s board of directors may not be able to adjourn the special meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal.
Vote Required for Approval
The Adjournment Proposal will be approved and adopted if the holders of at least a majority of the outstanding ordinary shares voted thereon at the special meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.
Recommendation of the Board
DD3’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DD3’S
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT BETTERWARE
Mission
Betterware de Mexico’s (“Betterware” or “BWM”) mission is to be the go-to company for the home solutions and organization segment in Mexico driven by its unique business model, cutting-edge logistics, business intelligence and data analytics unit and top-quality innovative product line.
Company Overview
Founded in 1995, Betterware is a leading direct-to-costumer company in Mexico. BWM is focused on the home organization segment, with a wide product portfolio including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, among other categories.
BWM sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately MX$110 average price. BWM constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to BWM’s warehouses in Guadalajara, Jalisco where they process and pack the products.
Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks its weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.
BWM’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging, and historic high consumer confidence is present. Additionally, the business model it is resilient to economic downturns given low average sales price to consumers and due to the fact, that being a Distributor or Associate represent an additional source of income for households.
Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level, a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers.
Supported by its unique business intelligence and data analytics unit, BWM has shown long term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platform that can grow locally and in other regions.
BWM is majority owned by the President and CEO1 and has had a focus on maintaining operational efficiency and stable cash flow since its inception.
Industry Overview
Description
Direct selling is a retail channel used by top global brands, the market serves all types of goods and services, including healthcare, jewelry, cookware, nutritionals, cosmetics, housewares, energy and insurance, among others.
The direct selling channel differs from broader retail in an important way mainly due to the avenue where entrepreneurial-minded individuals can work independently to build a business with low start-up and overhead costs.

1
Campalier S.A. de C.V. currently owns 61% of Betterware, which in turn is owned by the President and CEO

Direct selling representatives work on their own but are affiliated with a company that uses the channel, retaining the freedom to run a business and have other sources of income.
An important number of representatives joins direct selling companies because they enjoy their products or services and want to purchase them at a discount. Some others decide to market these offerings to friends, family and others and earn discounts from their sales.
Global
The global direct selling industry had estimated revenue of approximately US$193bn in 2018, representing approximately 1.7% CAGR since 2015.1
Global distribution network grew at a 4.2% CAGR during the past 3 years reaching 118 million in 2018. In 2018, approximately 74% of the distribution network of direct selling companies globally where women and around 90% of them had other sources of income.2
Global top players include:

1
Source: WFDSA Statistical Database (2015 – 2018)

2
Source: WFDSA Statistical Database (2015 – 2018)

Mexico
Mexico is the 7th largest direct-to-consumer market in the world and 2nd in Latin America with US$6bn of annual revenue in 2018. Annual revenues grew at a 2.3% CAGR from 2015 – 2018.
According to Euromonitor International3, the direct selling recorded a positive performance in recent years, but at current value rates that were lower than those recorded at the beginning of the decade. This trend was in line with the trend of the unemployment rate reported by the government, which showed a decline since the beginning of the decade. Therefore, the number of people who used direct selling for income in times of unemployment reduced.
Many positive factors remain however, several factors maintained growth in the channel in 2018; despite the economic slowdown, growth remained healthy in the industry. Amongst these factors was impulse buying:
1.
Catalogues are attractive, offering products which appeal to Mexican consumers at affordable prices.

2.
Sellers know how and where to show catalogues to family, neighbors and work colleagues, so they cannot resist purchasing at least one item.

3.
Self-consumption is also a driver, since through this channel people can get products at competitive prices, for both themselves and their close relatives.

4.
Catalogues are aligned to the current lifestyles of Mexicans, including household goods, health and wellness products that are in demand amongst a growing number of consumers.

5.
An additional driver is the desire to help: as some people enroll in direct selling due to the urgent need to earn an income, relatives, friends and colleagues who are aware of this may buy from them partly because they like the products, but also because they are helping them.

Mexicans are intensive users of social media networks. Along with the appeal of being in constant communication through new media, the decline in the prices of smartphones and internet services has rapidly increased the penetration of smartphones amongst the population, agents have been finding ways to

3
Retailing in Mexico, Euromonitor International

use social media for their sales efforts. In particular, agents are using WhatsApp. It is easy to send a digital catalogue, which some recipients find an entertaining read, and some of them choose to make an order through the same channel. Although agents are using social media, the results they are seeing are so far only moderate, according to Euromonitor.
According to Euromonitor, many competitors have recently launched internet retailing stores addressed to final consumers; not only to their distribution network. In most cases, the registration process asks the consumer to select its distributor from the distribution network. If they do not have a defined distributor, the system automatically assigns him/her one. With this system, direct sellers avoid internet retailing cannibalizing the sales of the distribution network and their commission. Although companies recognize the need to be relevant on the internet, sales through this channel are still moderate, other strategy the industry competitors have developed is opening physical stores. Examples include Yves Rocher, which has 10 physical outlets, with the latest established in the state of Puebla. Amway has reached 18 outlets in different cities in the country; its main line of products in Mexico is the nutritional supplements brand Nutrilite, followed by skin care. Stanhome which focuses on home care products, decided to combine direct selling with physical stores by opening StanCasa outlets.
In Mexico approximately 80% of the direct selling distribution network are women and approximately 90% have other sources of income, this individual work part-time and consider this activity as a second source of income and value its flexibility of work-life balance
During 2018 the Mexican industry had a approximately 2.7mm distribution network, representing a approximately 4% growth vs 2017, the average ticket price in Mexico was approximately $5.0 during 2018. The Mexican direct to consumer value in 2018 increased by approximately 6%, to reach approximately US$7bn. The industry remains highly fragmented, with the leading company accounting for a approximately 14% value share in 2018.
Top players in the Mexican direct to consumer sector include:
Business Strategy
Betterware’s business strategy is based on the 4 pillars described below:
1.
Product Portfolio

a.
The Company’s aims to be the go-to company for the home solutions and organization segment and provide everyday solutions for modern spaces. In order to achieve this, the Company:

i.
Performs constant product innovation including to its portfolio 300 new products a year and development focused on deepening product offerings and attract repeated purchases

ii.
Conducts precise and rigorous industry analysis with the objective of gaining strong market knowledge and understanding how to satisfy customers’ needs in the most efficient manner

iii.
Carries out efficient pricing strategies that maximizes revenue and limits inventory losses

2.
Network of Distributors and Associates

a.
Focused on efficiently penetrating more households in Mexico, expanding the network, and retaining the activity and productivity. The Company has a well mapped execution plan to achieve this goal consisting of:

i.
Accuracy on the Distributors management, in order to cover non penetrated neighborhoods and trigger Associates recruitment

ii.
Disruptive technological platform that tracks Distributors and Associates weekly performance, geographic mapping of counties to identify potential new clients and avoid cannibalization

iii.
Encourage our Distributors and Associates by the reward program consisting of Betterware points

3.
Efficient Operations

a.
Betterware tightly monitored operations which are fully committed to provide the best service to its customers and works every day to perfectionate all levels of the supply chain in order to deliver the best customer experience:

i.
Betterware third party logistics companies have a proven track record accomplishing 98.5% of deliveries on a 24 to 48-hour time frame anywhere in Mexico.

ii.
Betterware’s quality assurance department has achieved a 0.58% defective product claims by customers

iii.
The Company’s meticulous inventory planning has achieved a 99.97% service level and only 1.4% excess inventory

4.
Constant Growth

a.
The company has always focused on growth and is always on the search for new organic and inorganic opportunities for expansion:

i.
The company has a clear growth roadmap to increase its penetration in Mexico

ii.
Expansion to other Central America, Peru and Colombia regions, potential acquisition of sector companies and incorporation of new product lines

iii.
Launching the e-commerce platform which will represent a new sales channel and its structured to avoid cannibalization of distributors’ clients and will not compete with the current distributors and associates network

Competitive Strengths
Unique Business Intelligence and Data Analytics Unit
Betterware’s inhouse business intelligence unit has the best-in-class technology tools which plays a crucial role within the operations and strategy of the company. The unit’s team is comprised of geographers, anthropologists, actuaries, and more, in order to diversify the way of thinking and create the best analyses and business strategies. The business intelligence unit has developed software programs hand in hand with Google Maps and with the National Institute of Statistics and Geography (INEGI).

The main functions of the business intelligence unit are:
1.
Clear strategy development

a.
Well-mapped Distributors and Associates location and potential penetration by socio-economic region

b.
Meticulously designed plan for each Distributor to increase penetration and weekly sales

i.
Locate areas within acquisition power that fits Betterware’s business model

ii.
Identify nearby Distributors to avoid cannibalization

iii.
Contact and incentive Distributors to trigger the recruitment of Associates or cover the identified zone

2.
Tight Monitoring

a.
Proprietary live performance tracking platform

i.
Weekly tracking against sales objectives

ii.
Detailed information of each Distributor; number of orders, average ticket, type of items, preferences, among others

iii.
Adjusting objectives based on live performance

3.
Product Intelligence

a.
Extensive product analysis to track performance and instant market reactions

i.
Provide Distributors and Associates with top-of-the-line products that attract customers and live tracking to estimate each product demand

ii.
Strategy to create aspirational and innovative products

iii.
Big data analysis of client behaviour and patterns of consumption

Product Development and Innovation Program
•
The Company offers a product portfolio with great depth in the home organization segment through 8 different categories; kitchen, promotionals, home solutions, bathroom, laundry & cleaning, smart furniture, tech and mobility and bedroom

•
Constant product innovation is engaged by Betterware through refreshing its catalogue content and attracting clients’ repeated purchases

•
The Company has a team focused solely in performing industry analyses and product development and monitoring backed by the data analytics unit’s commercial strategy

•
The Company employs an efficient pricing strategy focused in maximizing revenue and margins and minimizing inventory losses

Distributors and Associates Network & Rewards Program
•
Betterware has a unique two-tier sales model and one of the most robust networks with more than 20,000 Distributors and 380,000 Associates as of June 2019

•
The Company’s Distributors and Associates serves around 3 million households every six weeks in 800 communities across Mexico

•
The Company has a remarkable rewards program that attracts, retains, and motivates Distributors and Associates through product discounts, Betterware Points, trips, gifts and more

Unparalleled Logistics and Supply Chain Platform
•
All of Betterware’s products are manufactured by more than 200 third party factories certified under the Company’s quality standards. Currently, the Company has a 0.58% defective claims rate

•
The Company’s warehousing practices have achieved a 99.97% service level, an 80-day service level inventory, and a minimum rate of 1.4% excess inventory

•
Betterware distributes all products from its distribution center in Guadalajara, Mexico, through 12 third party companies and reaches any location under a 48-hour timeframe. Long-haul distribution costs account only 4% of net sales. At present, the company has a 98.5% on-time delivery rate

•
Distributors personally deliver orders to each of its associates, thus eliminating last mile costs for the Company

Experienced Management & Meritocratic Culture
•
Betterware’s president has more than 25 years of experience in the direct-to-consumer selling sector across the Americas and a strong track record of delivering value to its shareholders with commitment to excellence

•
Top management has been with the Company 6 years in average

•
The company’s culture in based on the following principles

1.
Result driven management:

•
Incentives based on results

•
Highly professional operation and no bureaucracy

2.
Meritocratic culture:

•
Culture focused on solutions, delivery, discipline and commitment

3.
Closeness to salesforce:

•
Management are close and visible to Distributors and Associates

•
Open office spaces for efficient flow of information and data allows fast decision making

•
Betterware received an Employee Net Promoter Score4 of 69 (out of 100) as of 2018; higher than those of top companies like adidas, trip advisor and American express

•
As of December 2018, the operating team had a 680-headcount comprised of:

1.
68% Operating Staff and 32% Sales Staff

2.
59% women and 41% men

3.
59% Gen Y, 36% Gen X, 5% Gen Z and 1% Baby Boomers

4
Concept allowing employers to measure and get a snapshot of employees’ willingness to be ambassadors for the company by advocating employment there

Growth Strategies
The company has a clear and executable plan for growth, which includes organic and inorganic initiatives. The main strategies divided by timeline are the following:
•
Near Term

1.
Digital Platform/E-commerce

•
The Company expects to launch its app in 4Q2019

•
App will drive sales growth and automate the order process

•
Clients purchasing through the app will be directed to the nearest Distributor, thus will not cannibalize Distributors and Associates clientele

•
More forms of payment will be accepted (cash or credit)

2.
Increase Service Capacity

•
A new headquarters campus is under construction, which will increase the Company’s storage and distribution capacity by 3.0x

•
The Company will invest in a Six Sigma certification and new technologies will be implemented throughout the distribution process in order to ensure top quality service

3.
Strengthen Productivity

•
Increase repeated purchases by improving innovation process

•
The company will continue to invest heavily in market research and in Data Analytics Unit technology in order to improve product development processes

•
Medium Term

1.
New Product Line

•
Betterware will expand its product line within the home solutions segment at accessible prices and complementing existing products

2.
International Expansion

•
Betterware will target markets similar to Mexico in Central America, Colombia, Peru, and other Hispanic markets for its international expansion plans

•
Some of the key points that will be considered in potential markets for expansion are disposable income, consumer needs, mindset for other income source and demographics

3.
Strategic Acquisitions

•
Betterware considers as potential targets those companies that can efficiently be plugged in its business model and that can leverage on its current platform and distribution network

Offerings
The living spaces in our target communities are on a decreasing size trend. Hence it is becoming more and more important to optimize the organization within our living spaces and hectic lifestyles. The Company offers a unique and innovative product portfolio with great depth in the home organization segment focused on providing everyday solutions for modern spaces.
•
The company offers its products through 8 different categories; including kitchen, promotionals, home solutions, bathroom, laundry and cleaning, smart furniture, tech and mobility and bedroom

•
Products are sold through catalogues that offer approximately 400 products at an approximately MX$110 average price. Each catalogue has extensive consumer reading behavior analysis to ensure that the content is distributed in the most efficient way and purchases potential is maximized

•
Catalogues are normally comprised 75% of regular priced products, 19% of category boosters, 2% new product hooks, and 4% hyper offers

•
Constant product innovation introducing 300 new products every year and development is conducted where the focus is on refreshing catalogue content and attract repeated purchases from clients

•
The Company employs an efficient pricing strategy focused in maximizing revenue and margins and minimizing inventory losses

•
The Company has a team focused solely in performing industry analyses and monitoring backed by the data analytics unit commercial market strategy

Logistics Infrastructure and Supply Chain
Betterware has an unparalleled logistics and supply chain platform that serves as a key differentiator for the Company. The Company’s supply chain can be broken down into the following main phases:
Manufacturing
•
Products are designed and branded by the Company, but manufactured by more than 200 third party factories certified under Betterware’s quality standards

•
Approximately 89% of Betterware’s products are manufactured in China, while approximately 11% of products are manufactured in México

•
The Company has an office in Ningbo, China, that supervises more than 40 containers shipped weekly to the Company’s headquarters. The office is in charge of factory certification, product quality assurance, and product innovation

Warehousing
•
Betterware has a warehouse facility where it receives all products imported from China that arrive at the Manzanillo port, the biggest in Mexico

•
The products are then shipped to the Company’s distribution center in Guadalajara, Mexico. In the distribution center, the assembly line sets up packages to be sent to Distributors by region on a weekly basis

•
The Company’s assembly line is segmented by product category in order to optimize the process and reduce packaging time

•
Betterware warehousing key metrics include:

•
99.97% service level

•
80-day service level inventory

•
1.4% excess inventory

•
0.58% defective claims rate

Distribution
•
Betterware ships to its Distributors once a week through +12 third party companies with whom the Company maintains strong working relationships

•
The Distributors deliver the products to each of their Associates, who in turn deliver to the final consumers, therefore eliminating last mile costs for the Betterware

•
The distribution center also houses and ships rewards products to Distributors and Associates

•
Betterware distribution key metrics include:

•
98.5% on-time delivery rate

•
24 to 48-hour delivery time anywhere in the country

•
Long-haul distribution costs account for approximately 4% of company net sales

Customers
•
Betterware is 100% committed on providing products to its customers that serve as everyday solutions for modern space organization. Betterware also has the objective of providing products that are accessible to anyone. With these objectives in mind, the Company’s target market is all households in Mexico, with a focus on the C and D socioeconomic segments

•
In 2016, these segments accounted for 83% of total households in Mexico5.

•
Most of the Company’s end customers are adult men and women with the desire of optimizing their homes organization

Sales & Marketing
Betterware does not rely on significant traditional advertising expenditures to drive net sales since Distributors and Associates distribute its catalogues directly to customers, thus making the sales catalog design and printing is an important selling expense representing 4% of net revenue. Some of the main advertising costs incurred by the Company include social media and transit advertising in bus lines and subways that represent 0.3% of net revenue.
Betterware establishes and maintains credibility primarily through the quality of their products, their customer service and the attractiveness of their pricing.
Research & Development
•
The Company performs constant product innovation with the objectives of refreshing its catalogue content and attracting clients’ repeated purchases

•
The Company introduces approximately 10% of new products per catalogue, which accounts to a total of around 300 new products per year

•
The Company has a team focused solely on performing industry analyses, product development and monitoring of products

•
Product development is backed by the data analytics unit’s commercial strategy

•
Each catalogue has extensive consumer reading behavior analysis to ensure that the content is distributed in the most efficient way and purchases potential is maximized

Government Regulation
Betterware is subject to extensive and varied federal, state and local government regulation in the jurisdictions in which it operates, including laws and regulations relating to its relationships with its employees, public health and safety and fire codes.
Intellectual Property
The Company’s intellectual property assets include:
•
Betterware brand and trademark rights

•
Internal digital app “Betterapp” where Distributors and Associates network place orders, exchange Betterware Points, check their statement account, among other activities

5
Mexican Association of Market Intelligence and Opinion Agencies

Distributors and Associates Network
One of Betterware’s main competitive advantages is its Distributors and Associates network. It is a key driver for the Company’s growth. By an efficient management, outstanding motivational rewards program and successful retainment of productive Distributors and Associates, the Company has been able to increase market penetration and achieve and maintain outstanding growth rates in sales.
The Distributors and Associates network is mainly compromised by women (approximately 90% of total), which the sale of Betterware’s products represent a second source of income and an additional contribution to its house. Our network is very incentivized and has an entrepreneurial spirit, in some cases our top Distributors quit their other jobs to only focus on selling our products.
As of year-end 2018, there was one Distributor or Associate in 16.2% of target neighborhoods (out of 56,088 in total), nevertheless we consider we can further increase the penetration with the current coverage.
•
Distributors

•
Distributors are the link between the Company and its associates

•
They receive purchase orders from their associates and place them directly to the Company

•
On average, Distributors manage 20 associates

•
According to performance, Distributors are divided into 3 levels: Master, Leader and Basic

•
Each level is reached based on:

i.
Purchase levels per catalogue or

ii.
Accumulated purchases

•
Each level implies different discount rates and Betterware Points

•
As of June 2019, there were 20,174 Distributors, of which 78% place orders every week

•
78% of Distributors place orders every week with an average order ticket of approximately MX$7,000

•
41% of Distributors have a tenure higher than one year with the Company

•
Associates

•
Associates are either final consumers or the selling point with other clients

•
Associates place orders to their assigned Distributor

•
More than 32% of Associates place orders every week

•
The average weekly order ticket if approximately MX$960

•
31% of Associates have a tenure higher than one year with the Company

•
As of June 2019, there were 383,523 Associates

Rewards Program
The Company has a remarkable rewards program that attracts, retains, and motivates the Distributors and Associates through product discounts, trips, gifts and more. Associates and Distributors receive “Betterware Points” in return of the orders they place to the company. Betterware Points are in turn exchangeable for third party products such as electronics, furniture, white line products, home appliances, and more. Betterware offers a catalogue exclusively for its Distributors and Associates that contains the rewards products, which is updated once every semester (2 per year). Betterware organizes one annual convention in major cities in Mexico for its network of members and an international trip for its top Distributors.
Betterware Points, discounts and gifts by category are as follows:
•
Distributors

•
Product discounts

•
Master Distributor: 16% discount on its Associates’ product purchases

•
Leader Distributors: 14% discount on its Associates’ product purchases

•
Basic Distributors: 12% discount on its Associates’ product purchases

•
Betterware Points for Basic Distributors:

•
First order bonus (total Betterware Points earned depending on value of first order)

•
Accumulated purchases on first 6 weeks as a Distributor (total Betterware Points earned depending on accumulated purchases)

•
Recruitment of Associates on first 6 weeks as a Distributor

•
All levels of Distributors receive Betterware points for the recruitment of new Associates

•
Associates

•
24% discount on all product purchases

•
Betterware Points:

•
1 Betterware Point for every MX$1 in purchases

•
Betterware Points for placing orders in consecutive weeks per catalogue (6 consecutive weeks maximum per catalogue)

•
Associates receive Betterware Points for the referral of new Associates within a catalogue

•
Associates also receive Betterware Points for each week one of their referred Associates place orders

•
Associates receive gifts based on the purchase value and number of orders per catalogue they place

Environmental Matters
Although Betterware’s business and facilities are subject to federal, state and local environmental regulation, environmental regulation does not have a material impact on its operations.
Facilities
•
The Company leases its operation facilities, which include a warehouse and a distribution center, both located in Guadalajara, Mexico

•
The Company started the development of its new 8-hectare campus in 2019 and it is expected to begin operations in the fourth quarter of 2020, the new campus will consolidate the Company’s operations in only one location that will have 3.0x the current installed capacity. It will become the Company’s national distribution center and headquarters

•
Some of the operational efficiencies that Betterware expects to obtain from the new campus are:

•
Consolidation of all warehousing and distribution processes

•
Optimization of space usage

•
Inventory management efficiency backed by new technology

Legal Proceedings
Betterware is a party to various legal actions in the normal course of its business. The Entity is not involved in or threatened by proceedings for which the Entity believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.
Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Entity are not similar to those used with or between independent parties in comparable transactions.
In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.
On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested the Betterware, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified Betterware about certain issues on which an agreement was not reached. As a result, the Entity filed a lawsuit for annulment before such SAT resolution, which was won by the entity in May 10, 2019. Nonetheless. SAT appealed against the results and a final resolution is expected within 6 months.
BWM Management
Betterware’s top management team is comprised of the following individuals:
Luis Campos has been in the direct to consumer business for almost 25 years. He has been chairman of Betterware de Mexico since he bought the Company in 2001. Prior to Betterware, Mr. Campos served as Chairman of Tupperware Americas (1994 – 1999), Chairman of Sara Lee — House of Fuller Mexico (1991 – 1993), and Chairman of Hasbro Mexico (1984 – 1990). Mr. Luis Campos is an active member of the “Consejo Consultivo” of Banamex and he was an active member of the Direct Selling Association, The Latin America Regional Managers’ Club, The Conference Board, and a board member of the Economic Development Commission of Mid Florida, Casa Alianza-Covenant House, The Metro Orlando International Affairs Commission, SunTrust Bank and Casa de Mexico de la Florida Central, Inc.

Andres Campos has been CEO of Betterware de Mexico since 2018. Prior to becoming CEO, within the Company, Andres Campos served as Commercial Director (2014 – 2018) and Strategy and New Businesses Director (2012 – 2014). Prior to Betterware, Mr. Campos worked in Banamex Corporate Banking area (2012 – 2014) and in KPMG as an Auditor (2004 – 2005). Andres holds a bachelor’s degree in Business Administration from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Cornell University.
Jose del Monte serves as CFO and as coordinator of the finance and audit committee of Betterware de Mexico since 2019. Prior to joining the Company’s team, Mr. del Monte served as Regional Director of Banco Regional de Monterrey (2007 – 2019), Founding Partner of Geltung Asesores (2001 – 2007), and Corporate Banking Regional and Executive Director of Banca Serfin (1992 – 2001). Jose holds a B.S. in Electric Mechanic Engineering from Universidad Nacional Autonoma de Mexico and a Masters in Socio-Economic Systems from The University of Waterloo.
Fabian Rivera serves as COO of Betterware de Mexico since 2016. Prior to Betterware, Mr. Rivera served as IT Director of Finamex (2012 – 2016), Consultant at Deloitte (2009 – 2012), and Software Products Coordinator and Developer at IBM (2005 – 2007). Fabian holds a B.S. in Computer Systems Engineering from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Tuck School of Business at Dartmouth.
Composition of Betterware’s Board of Directors
Betterware’s board of directors is comprised of the following 5 members and a non-member Secretary:
•
Luis Campos has been in the direct to consumer business for almost 25 years. He has been chairman of Betterware de Mexico since he bought the Company in 2001. Prior to Betterware, Mr. Campos served as Chairman of Tupperware Americas (1994 – 1999), Chairman of Sara Lee — House of Fuller Mexico (1991 – 1993), and Chairman of Hasbro Mexico (1984 – 1990). Mr. Luis Campos is an active member of the “Consejo Consultivo” of Banamex and he was an active member of the Direct Selling Association, The Latin America Regional Managers’ Club, The Conference Board, and a board member of the Economic Development Commission of Mid Florida, Casa Alianza-Covenant House, The Metro Orlando International Affairs Commission, SunTrust Bank and Casa de Mexico de la Florida Central, Inc. Mr. Campos was selected to serve on Betterware’s board of directors due to his extensive experience in consumer product companies, especially in the direct sales, as well as his relevant top-level experience in American public multinational companies.

•
Andres Campos has been CEO of Betterware de Mexico since 2018. Prior to becoming CEO, within the Company, Andres Campos served as Commercial Director (2014 – 2018) and Strategy and New Businesses Director (2012 – 2014). Prior to Betterware, Mr. Campos worked in Banamex Corporate Banking area (2012 – 2014) and in KPMG as an Auditor (2004 – 2005). Andres holds a bachelor’s degree in Business Administration from Instituto Tecnologico y de Estudios Superiores de Monterrey and an MBA from Cornell University. Mr. Campos was selected to serve on Betterware’s board of directors due to his profound understating on commercial and logistics matters pertaining to the development of BWM, as well as his significant data analysis and technological knowledge.

•
Santiago Campos serves as Director of Innovation and Communication at Betterware since 2018. Prior to joining Betterware, Santiago Campos served as Commercial Director at EPI Desarrollos, a Real Estate Development company, coordinating efforts between marketing, sales, finance and also taking care of administration, he was involved in achieving successful projects in a span of 2.5 years where 100% sales where accomplished before finishing construction. Santiago holds a bachelor’s degree in public accounting and finance from Instituto Tecnologico y de Estudios Superiores de Monterrey. Mr. Campos was selected to serve on Betterware’s board of directors due to his natural instinct in product innovation and household needs in BWM market target group.

•
Federico Clariond serves as CEO of Valores Aldabra, a single-family office with investments in financial services, aluminum, packaging and consumer goods companies, since 2011, and as CEO of Buro Inmobiliario Nacional, a Real Estate investment vehicle with holdings in the hospitality, industrial, office, and commercial spaces throughout Mexico, since 2015. Prior to Valores Aldabra and Buro Inmobiliario Nacional, from 2007 to 2011, Mr. Clariond served as CEO of Stabilit Mexico, a manufacturer of fiber glass reinforced plastics with operations in Mexico, the United States and Europe, and from 2004 to 2007, as Commercial VP of IMSA Acero. Additionally, he is board member of several companies ranging from the financial services, aluminum, packaging and consumer goods industries. Mr. Clariond is a mechanical engineer and has an MBA from Stanford University. Mr. Clariond was selected to serve on Betterware’s board of directors due to his vast business experience in Mexico’s private investment matters.

•
Mauricio Morales is a founding partner at MG Capital. Before his 21-year tenure at the firm, he worked at different financial institutions in Mexico, specializing in wealth management, with a focus on exchange-traded instruments. Mauricio hold a B.S. in Mechanical Engineering, from the Instituto Tecnologico y de Estudios Superiores de Monterrey. Mauricio participates as a board member at one private firm, and one private charity group. Mr. Morales was selected to serve on Betterware’s board of directors due to his vast experience in Mexico and USA capital markets.

•
Reynaldo Vizcarra (non-member Secretary) is a member of Baker & McKenzie’s Corporate and Transactional Practice Group. He is a professor at the University Anáhuac del Norte where he teaches foreign investment as part of the master of laws program, and an instructor at Universidad Panamericana’s Baker McKenzie Seminar. He joined Baker & McKenzie’s Mexico City office in 1986, handling foreign investments, banking and finance matters and international agreements. He also worked in the Chicago office’s Latin America Practice Group, advising on investments and acquisitions in Latin America (1996 – 1997). In 2000, Mr. Vizcarra co-founded Baker & McKenzie’s Guadalajara office, where he led the Banking & Finance Practice Group. In August 2005, he transferred to Baker McKenzie’s Cancun office as a founding member and director mainly handling tourism and real estate projects. In 2009, he transferred back to the Mexico City office, where he was local managing partner for four years and thereafter became National Managing Partner of the Firm in Mexico until August 2018.

Executive Compensation
For the year ended December 31, 2018, we paid our top management for services in all capacities an aggregate compensation of approximately Ps. 27.8 million of fixed compensation, also the executive herein mentioned are entitled to receive performance bonuses. The amount and rules applicable vary among the different divisions and/or officers. The variable aggregate compensation for bonuses was Ps. 6.7 million during 2018, this amounts payable under the performance bonus depend on the results achieved and include certain qualitative and/or quantitative objectives that can be operative and financial. Hence the total executive compensation for the year ended December 31, 2018 was Ps. 34.5 million. Details of top management’s compensation for the year ended December 31, 2018 is as follows:
Name	Fixed Compensation	Variable Compensation
Luis Campos	Ps. 16,000,000	Ps.0
Andres Campos	Ps. 5,500,000	Ps. 4,000,000
Jose del Monte	Ps. 3,360,000	Ps. 1,680,000
Fabian Rivera	Ps. 3,000,000	Ps. 1,000,000
During 2018 the Board of Directors did not receive any compensation and going forward the Company does not expect have a compensation plan for the Board of Directors.

Betterware expects to adopt the Incentive Plan prior to the Closing. The proposed Incentive Plan will reserve up to 5.0% of Betterware common stock for delivery to management in accordance with the plan’s terms. The purpose of the Incentive Plan is to provide eligible employees the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to our growth and to align the economic interests of such persons with those of our stockholders. The delivery of certain stocks to key management will be agreed and approved in each Board meeting, the Incentive Plan is aligned with the shareholders interest regarding the management capacity to deliver operational results that will potentially benefit the stock price by achieving the results it will trigger a gradual delivery of shares which will have a maximum amount of up to 5.0% of the post-merger Company shares.

BETTERWARE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Stockholders of the Company should read the following discussion and analysis of BWM and BLSM’s combined financial condition and results of operations together with the combined financial statements and related notes of BWM and BLSM that are included elsewhere in this proxy statement. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. BWM and BLSM’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this proxy statement. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
The following discussion refers to the combined financial results of BWM and BLSM for the years ended December 31, 2018, and December 31, 2017.
Overview
Founded in 1995, Betterware is a leading direct-to-costumer company in Mexico. The Company is focused on the home organization segment, with a wide product portfolio including home organization, kitchen preparation, food containers, smart furniture, technology and mobility, among other categories.
The Company sells its products through nine catalogues published throughout the year (approximately 6 weeks outstanding each) with an offer of approximately 400 products per catalogue at approximately MX$110 average price. The Company constantly innovates introducing approximately 300 products every year, representing 10% – 15% of the products in a catalogue. All of the products are Betterware branded with unique characteristics and manufactured by +200 certified producers in Mexico and China, and then delivered to the Company’s warehouses in Guadalajara, Jalisco where they process and pack the products.
Betterware sells its products through a unique two-tier sales model that is comprised of more than 400,000 Distributors and Associates across Mexico, that serve +3 million households every six weeks in +800 communities. The Distributors and Associates are monitored tightly through an in-house developed business intelligence platform that tracks its weekly performance and has a detailed mapping system of the country to identify potential areas to penetrate and increase the network.
The Company’s business model is tailored to Mexico’s unique geographic, demographic and economic dynamics, where communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics, middle-income consumers are emerging, and historic high consumer confidence is present. Additionally, the business model it is resilient to economic downturns given low average sales price to consumers and due to the fact, that being a Distributor or Associate represent an additional source of income for households.
Due to its meticulous logistics planning through the supply chain, Betterware has achieved a 99.9% service level, a 98.5% rate of deliveries on time anywhere in the country within 24 to 48 hours at a zero last mile cost, with its Distributors and Associates delivering the products to the final consumers.
Supported by its unique business intelligence and data analytics unit, the Company has shown long term sustainable double-digit growth rates in revenue and EBITDA and has successfully built platform that can grow locally and in other regions.
The Company is majority owned by the President and CEO and has had a focus on maintaining operational efficiency and stable cash flow since its inception.
Components of Operating Results
Distributors and Associates
Betterware sells its products through a unique two-tier sales model that is comprised of Distributors and Associates. Distributors are the link between the Company and the Associates. Each Distributor manages on average 20 Associates and places orders to the Company. Associates have direct contact with the end consumer and place orders to their Distributors. The Company distributes products in a weekly basis to the Distributors domicile, who in turn delivers to each Associate. To cover for the associated payment cycle, the Company provide to Distributors a two week credit line for them to make the payment back to the Company, this credit does not generate any interest to the Company and as of December 31, 2018 the overdue account receivables of Distributors was below 1% of total credit.
Net Revenue
BWM primarily generates its revenue through selling products focused on the home organization segment under the Betterware® brand. Some of the categories through which the Company offers its product line include Kitchen, Bathroom, Bedroom, Home Solutions, Smart furniture, among others. BWM’s products are sold through catalogues and are distributed to the end customer by its network of Distributors and Associates. BWM sells its products to a wide array of customers but focuses on the C and D segments of the socioeconomic pyramid in Mexico.
BWM’s revenues are driven by the increase in volume of products sold, the price of its products and by the increase in its network of Distributors and Associates. Factors that impact unit pricing and sales volume include promotional campaigns, marketing campaigns, the Company’s business intelligence unit, increase in variable costs, and macroeconomic factors.
BWM reports net revenue, which represents its gross revenue less sales discounts, adjustments and allowances, also the Company has a deferred revenue due to undelivered performance obligations related to the promotional points, so the revenue is determined in a five-step model:
•
Identify the contract with client (verbal or written).

•
Identify the performance obligations committed in the contract.

•
Consider the contractual terms and the business model of the Entity in order to determine the transaction price. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Entity considers the variable considerations.

•
Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an entity expects to be entitled in exchange for transferring the promised goods or services to the customer.

•
Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

Cost of Sales
Cost of goods sold consists of the purchase of finished goods, maritime freight costs, land freight costs, customs costs, provisions for defective inventory, packing material, among others. The cost of finished goods and maritime and land freight costs represent the majority of BWM total costs of goods sold.
Distribution Expenses
BWM’s distribution expenses are highly correlated with its sales volume, meaning that if sales volume increases, distribution costs increase, and vice versa. Distribution costs refer to the logistics services paid to third party logistics companies that distribute the products from the Company’s distribution center to the Distributors’ domiciles. The delivery to the final client is responsibility of the Distributors and Associates, thus Betterware’s has zero last mile costs.
Selling Expenses
Selling expenses include all costs related to the sale of products, such as printing and design of sales catalog, packing material costs, events, marketing and advertising, travel expenses, a part of promotional points products expenses, among others. Costs related to sales catalog and rewards program products account for most of the weight of total selling expenses.

Administrative Expenses
Administrative expenses primarily include employee’s salaries and related expenses of all departments of the company’s operations such as accounting, planning, customer service, legal, and human resources. Also included are corporate operations, research and development, leases, professional services relating to BWM’s statutory corporate audit and tax advisory fees, legal fees, outsourcing fees relating to information technology, transportation planning, and corporate site and insurance costs.
Financing Income/Cost
Financing income/costs consists primarily of: (i) interest expense and charges in connection with financings, (ii) income derived from investments of excess cash, and (iii) loss/gains from foreign exchange changes.
Income Taxes
The Company is subject to a 30% Corporate Income Tax rate provided by the Mexican Income Tax Law.
Results of Operations — the Year Ended December 31, 2018 and 2017
All amounts discussed are in thousands of Mexican pesos unless otherwise noted
Net Revenue
		2018	2017
Net Revenue	Ps.	2,316,716	1,449,705
Net revenue increased by 59.8%, or MX$867,011 to MX$2,316,716 for the year ended December 31, 2018 compared to MX$1,449,705 for the year ended December 31, 2017, primarily due to the increase in the distribution network, volume of units sold, and average unit price. For the year ended December 31, 2018, the Company sold 42.3 million units and had a Distributors and Associates network of 339,867; compared to 26.3 million units and a 213,198 Distributors and Associates network for the year ended December 31, 2017. Additionally, the average unit price increased 3.0% to MX$104 for the year ended December 31, 2018 compared to MX$101 for the year ended December 31, 2017. Average unit price is calculated as gross revenue divided by total units sold.
The distribution of net revenues by category is as follows:
	2018	2017
Kitchen	24%	24%
Home	16%	15%
Bathroom	14%	14%
Laundry & Cleaning	13%	13%
Food-related products	12%	9%
Bedroom	11%	14%
Promotionals	8%	7%
Personal Care	2%	3%
Total	100%	100%

Distributors and Associates
	2018	2017
Associates	324,615	201,074
Distributors	15,252	12,124
Total	339,867	213,198
The Company’s Distributors and Associates enrollment increased by 59.4% or 126,669 to 339,867 for the year ended December 31, 2018 compared to 213,198 for the year ended December 31, 2017. The increase was mainly due to i) a restructuring to Betterware’s incentive plan for Distributors and Associates to earn more Betterware Points and ii) the company’s business intelligence unit, that established several of the Company possible areas for expansion.
Cost of Sales
		2018	2017
Cost of Sales	Ps.	958,469	558,105
Cost of goods sold increased 71.7%, or MX$400,364 to MX$958,469 for the year ended December 31, 2018 compared to MX$558,105 for the year ended December 31, 2017, which resulted in a gross profit at MX$1,358,247 for the year ended December 31, 2018 compared to MX$891,600 for the year ended December 31, 2017. As a percentage of net revenues, cost of goods sold was 41.4% for the year ended December 31, 2018 and 38.5% for the year ended December 31, 2017. The increase of cost of goods sold as a percentage of net revenues was mainly to a higher proportion of promotional products in the total sales. Promotional products have discounted prices (and thus have lower margins) for different marketing reasons, including a slower rotation than initially forecasted.
Administrative Expenses
		2018	2017
Administrative Expenses	Ps.	249,148	204,555
Administrative expenses increased 21.8%, or MX$44,593 to MX$249,148 for the year ended December 31, 2018 compared to MX$204,555 for the year ended December 31, 2017 primarily due to increases in Betterware’s operating team headcount. Headcount increased 59.0%, or 160 employees, for the year ended December 31, 2018 compared to the year ended December 31, 2017. Administrative expenses are mostly fixed costs and its increase is not directly correlated with net revenues. As a percentage of net revenues, these expenses represented 10.7% and 14.1% for the year ended December 31, 2018 and 2017, respectively. Administrative expenses by department are as follows:
	2018	2017	Var.$	Var.%
Operations	128,918	83,040	45,878	55%
Finance	41,037	29,648	11,389	38%
IT	20,172	17,198	2,974	17%
Marketing	16,461	11,220	5,241	47%
Quality	14,615	10,122	4,493	44%
Others	27,945	53,327	(25,382)	(48%)
Total	249,148	204,555	44,593	22%
Selling Expenses
		2018	2017
Selling Expenses	Ps.	454,016	291,834
Selling expenses increased 55.6%, or MX$162,182 to MX$454,016 for the year ended December 31, 2018 compared to MX$291,834 for the year ended December 31, 2017, primarily due to increases in net revenue, more products exchanged from the Company’s rewards program by its distribution network, higher sales catalog expenses, and higher events and conventions expenses related to its distribution network. BWM’s selling expenses were 19.6% of net revenue for the year ended December 31, 2018 compared to 20.1% of net revenue for the year ended December 31, 2017. The selling expenses major line items include:
	2018	2017	Var.$	Var.%
Rewards Program	224,330	114,734	109,596	96%
Sales Catalog	92,930	66,562	26,368	40%
Events and Conventions	35,970	21,488	14,482	67%
Others	100,786	89,050	11,736	13%
Total	454,016	291,834	162,182	56%
Distribution Expenses
		2018	2017
Distribution Expenses	Ps.	103,336	64,349
Distribution expenses increased 60.6%, or MX$038,987 to MX$103,336 for the year ended December 31, 2018 compared to MX$064,349 for the year ended December 31, 2017. Distribution expenses are driven primarily by sales volume, which increased 58.2% for the year ended December 31, 2018 from the year ended December 31, 2017, and product exchanges by Distributors and Associates from the Company’s rewards program.
Financing Income/Costs
		2018	2017
Financing Income (Cost)
Interest Expense	Ps.	(86,343)	(118,205)
Interest Income		6,707	20,754
Unrealized loss in valuation of financial derivative instruments		(16,629)	—
Foreign Exchange (loss) gain, net		(6,036)	71,214
Financing Cost, Net		(102.301)	(26,237)
(i)
Interest expenses decreased 27.0% or MX$31,862 to MX$86,343 for the year ended December 31, 2018 compared to MX$118,205 for the year ended December 31, 2017. Interest expense decreased as a result of a lower outstanding balance of credits in 2018 due to repayment of principal amounts.

(ii)
Interest income decreased 67.7% or MX$14,047 to MX$6,707 for the year ended December 31, 2018 compared to MX$20,754 for the year ended December 31, 2017. Interest income in 2017 includes interest from certain loans the Company had with related parties that were cancelled in 2018.

(iii)
Foreign exchange fluctuations resulted in the Company reporting a MX$6,036 loss for the year ended December 31, 2018 and a gain MX$71,214 for the year ended December 31, 2017. Unrealized loss in valuation of financial derivative instruments produced a loss of MX$16,629 for the year ended December 31, 2018.

Income Taxes
		2018	2017
Income Taxes
Current	Ps.	158,545	92,209
Deferred		(8,366)	4,742
Total Income Taxes		150,179	96,951

Income taxes increased 54.9% or MX$53,228 to MX$150,179 for the year ended December 31, 2018 compared to MX$96,951 for the year ended December 31, 2017 due to higher pre-tax profits. The Company’s effective income tax rate was 33.4% for the year ended December 31, 2018 and 31.8% for the year ended December 31, 2017, compared with 30% statutory Mexican Income Tax rate. Effective income tax rate increased as a result of an increase in mainly the tax effect of inflation and non-deductible expenses.
Liquidity and Capital Resources
BWM’s primary sources of liquidity is from cash flow generated from operations. BWM has an efficient working capital structure where its seller supplier financing matches the Company requirements to serve their clients and inventory supplemented by lines of credit. Additionally, the Company capex requirements to sustain its growth is levered on the existing platform with minimum increased investment in technology. Due to these low capital requirements and closed working capital cycle, the Company has high cash conversion rate enabling it to annually serve their shareholders through dividends. In order to maintain sufficient liquidity, the Company’s establishes a minimum cash and cash equivalent policy to equal 30% of its annual operating expenses.
BWM had a cash conversion cycle6 of 13 days as of December 31, 2018 and 0 days as of December 31, 2017.
Cash Flows from Operating Activities
During the year ended December 31, 2018 and the year ended December 31, 2017 cash flows provided by operating activities, were MX$338,214, and MX$372,688, respectively. The increase in cash flows provided by operating activities for 2018 were due to a combination of factors, including the better terms with suppliers which in average increase the credit from 90 days in 2017 to 120 in 2018, nevertheless this was partially offset by the payment of MX$213,327 of taxes and a overstock of inventory that was caused due that the Chinese new year celebration in 2018 started in mid-February instead of late in January so the Company had to make advanced purchases to serve its clients.
Cash Flows from Investing Activities
During the year ended December 31, 2018 and the year ended December 31, 2017, cash flows provided by (used in) investing activities were MX$13,549, and MX$(31,512), respectively. Cash outflows from investing activities include purchases of molds for products, investment in technological platform, product innovation and equipment. The decrease of investing activities during 2018 was mainly due that Company entered into a sale and lease back agreement with a local bank for the Company’s corporate vehicles which represented a cash inflow of MX$28,110 registered in the proceeds from models, equipment and leasehold account, currently the Company strategy is to lease all the corporate vehicles instead of acquiring them.
Cash Flows from Financing Activities
During the year ended December 31, 2018 and the year ended December 31, 2017, cash flows used in financing activities, were MX$405,235, and MX$316,507, respectively. BWM net principal proceeds payments of MX$35,085 and net principal payments of MX$743,787 during the year ended December 31, 2018, and the year ended December 31, 2017, respectively. During 2018 additional borrowings were drawn amounting to MX$50,000, as compared to MX$589,798 during 2017. Additionally, during 2018 the Company paid a MX$235,124 dividend to shareholders.
Debt
During 2018 BWM, entered into a credit agreement with Banco Nacional de Mexico S.A. de C.V. for a Term Loan of up to MX$400,000 and as of December 31, 2018, the outstanding balance was MX$50,000.

6
Days of Accounts Receivable (Average Receivables as of December 31, 2018 and 2017, x 360 / Net Revenue during December 31, 2018) + Days of Inventory (Average Inventories as of December 31, 2018 and 2017, x 360 / Cost of Sales during December 31, 2018) — Days of Accounts Payable (Average Payables as of December 31, 2018 and 2017, x 360 / Cost of Sales during December 31, 2018)

The term loan has a TIIE + 317 basis points interest rate and amortizes on a lineal quarterly basis. The company has interest rate swap at 11.50%. The purpose of the loan was to fund the construction of the new Betterware Campus which will increase 3.0x the current installed capacity of the distribution centers and will unify the Company’s operations in one location in the exterior of Guadalajara, Jalisco.
Additionally, the Company currently has an outstanding Term Loan with MCRF P, S.A. de C.V. SOFOM, E.N.R. at a 13.10% fixed interest rate and as of December 31, 2018 the balance was MX$592,252. The Term Loan will amortize in a quarterly base by 4.75% of the loan amount until May 2023. Under the terms of the Term Loan agreement, BWM has a prepayment cost fee of 8.0% the outstanding balance if a prepayment is done before May 2021, 5.0% of the outstanding balance if a prepayment is done before May 2022 and 3.0% if a prepayment is done before May 2023.
As of December 31, 2018, BWM was in compliance with all financial covenants in its borrowings
Impact of Inflation
Inflationary factors, such as increases in the cost of goods sold and administrative, selling, and distribution expenses, may adversely affect BWM’s operating results. Although it does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on BWM’s ability to maintain current levels of gross profit margin and administrative, selling, and distribution expenses as a percentage of net revenues if the selling prices of its products do not increase to cover these increased costs.
Seasonality
BWM’s net revenues tend to be moderately seasonal, with declines during the early winter period, which BWM believes are attributable to altered consumption patterns during the holiday season. BWM expects this trend to continue and be applicable to its business. BWM attempts to mitigate the seasonality by running certain targeted promotional campaigns. It also believes that the e-commerce app that it expects to launch by 1Q2020 will be less affected by this decrease, which may mitigate the impact of this in future years as sales in these channel increase.
Off-Balance Sheet Arrangements
BWM does not engage in any off-balance sheet financing activities, nor does it have any interest in entities referred to as variable interest entities.
Critical Accounting Policies and Estimates
BWM’s and BLSM’s combined financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In connection with the preparation of its combined financial statements, BWM is required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and the related disclosures. BWM bases its assumptions, estimates, and judgments on historical experience, current trends and other factors that management believes to be relevant at the time its combined financial statements are prepared. On a regular basis, BWM reviews the accounting policies, assumptions, estimates, and judgments to ensure that its financial statements are presented fairly and in accordance with IFRS. However, because future events and their effects cannot be determined with certainty, actual results could differ from its assumptions and estimates, and such differences could be material. BWM has identified several policies as being critical because they require management to make particularly difficult, subjective and complex judgments about matters that are inherently uncertain, and there is a likelihood that materially different amounts would be reported under different conditions or using different assumptions.
All of BWM’s significant accounting policies are discussed in Note 2 to its combined financial statements included elsewhere in this proxy statement
Revenue Recognition
BWM invoices at the time of shipment of its product, but it recognizes revenue only upon delivery to its customers, as it arranges freight and is generally responsible, along with its common carriers, for any damage that occurs during transportation. BWM allows customers to return product that is damaged or defective at the time of delivery. BWM’s products are sold on credit terms established in accordance with industry practice, which typically require payment within 15 days of invoice date. BWM’s policy is to provide customers with product when needed.
Revenue is reported net of the estimates for the costs of various trade and promotional allowances including, but not limited to, discounts to sales representatives. Also, BWM includes an estimate for returns of damaged or defective products. In lieu of accepting returns for damaged, BWM provides an allowance to certain customers.
BWM’s promotional activities are conducted either through the retail trade or directly with consumers and include activities such as feature price discounts, consumer coupons, and loyalty programs. The costs of these activities are generally recognized at the time the related revenue is recorded, which precedes the actual cash expenditure. The recognition of these costs therefore requires management judgment regarding the volume of promotional offers that will be redeemed by either the retail trade or consumer. These estimates are made using various techniques including historical data on performance of similar promotional programs. Differences between estimated expense and actual redemptions are normally insignificant and recognized as a change in management estimate in a subsequent period. These expenditures are recorded as reductions to net revenue and based on their significance, could fluctuate materially if different assumptions or conditions were to prevail.
Valuation of Goodwill, Intangible Assets, and Long-Lived Assets
BWM evaluates goodwill, intangible and long-lived assets for impairment at the end of each year and at any time an event occurs or circumstances change that would more likely than not indicate fair value is less than the carrying amount of the related asset group and may not be fully recoverable.
Valuation of Goodwill
BWM’s recorded goodwill was MX$348,441 for the years ended December 31, 2018, and December 31, 2017. BWM’s goodwill is allocated to the Cash Generating Unit (“GCU”). An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.
Valuation of Intangible Assets
BWM evaluates indefinite lived intangible assets for impairment annually or more frequently if there are indicators of triggering events or circumstances that indicate potential impairment. BWM evaluates finite lived intangible assets for impairment whenever events or changes in circumstances indicate that these assets may not be fully recoverable.
As of December 31, 2018 and December 31, 2017, BWM’s recorded indefinite-lived trademarks were MX$253,000 and its recorded customer relationships, net of accumulated amortization, were MX$39,467, and MX$45,867, respectively.
Valuation of Long-Lived Assets.
BWM reviews internal management reports on a quarterly basis as well as monitors current and potential future competition in the markets where it operates for indicators of triggering events or circumstances that indicate potential impairment. Upon an indicator of a triggering event, if the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset group, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. Assets are evaluated for impairment on an individual production line basis, which management believes is the lowest level for which there are identifiable cash flows. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or end of the useful life.

There is a number of estimates and significant judgments that are made by management in performing these impairment evaluations. Such judgments and estimates include estimates of future revenues, cash flows, and expenses, among others. BWM believes it has used reasonable and appropriate business judgments. There is considerable management judgment with respect to cash flow estimates to be used in determining fair value, and, accordingly, actual results could vary significantly from such estimates. These estimates determine whether impairments have been incurred and quantify the amount of any related impairment charge. Given the nature of BWM’S business, future impairments are possible, and they may be material, based upon business conditions that are constantly changing and the competitive business environment in which BWM operates.

INFORMATION ABOUT DD3
Overview
DD3 is a blank check company incorporated under the laws of the British Virgin Islands on July 23, 2018 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although DD3 is not limited to a particular industry or geographic region, DD3 has focused its efforts to identify a prospective target business on target businesses in Mexico.
The registration statement on Form S-1 (File No. 333-227423) for DD3’s initial public offering was declared effective by the SEC on October 11, 2018. On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units. On October 23, 2018, the underwriters for DD3’s initial public offering purchased an additional 565,000 units pursuant to the partial exercise of their over-allotment option. The units in DD3’s initial public offering were sold at an offering price of  $10.00 per unit, generating total gross proceeds of  $55,650,000. Each unit consists of one ordinary share and one warrant, each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 30 days after DD3’s completion of an initial business combination or October 16, 2019. The warrants expire on the fifth anniversary of DD3’s completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. EarlyBirdCapital acted as the sole book-running manager and I-Bankers Securities, Inc. acted as co-manager of DD3’s initial public offering. Simultaneously with the consummation of DD3’s initial public offering and the closing of the over-allotment option, DD3 consummated private placements of 225,000 and 14,125 private units, respectively, to the sponsor at a price of  $10.00 per private unit, generating total proceeds of  $2,391,250.
DD3 paid a total of  $1,391,250 in underwriting discounts and commissions and $548,670 for other costs and expenses related to the initial public offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds from DD3’s initial public offering, including the partial exercise of the underwriters’ over-allotment option, and the sale of the private units was $56,101,330, of which $55,650,000 (or $10.00 per unit sold in the initial public offering) was placed in the trust account. The net proceeds that were deposited in the trust account will be part of the funds distributed to DD3’s public shareholders in the event DD3 is unable to complete a business combination. Except for a portion of the interest earned on the funds held in the trust account that may be released to DD3 to pay its tax obligations, none of the funds held in the trust account will be released until the earlier of the completion of DD3’s initial business combination and the redemption of 100% of the public shares if DD3 is unable to consummate a business combination by April 16, 2020. The remaining net proceeds ($638,806) not held in the trust account became available to DD3 for working capital purposes.
Initial Business Combination
DD3 will consummate the Business Combination only if it has net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination.
If DD3 is unable to consummate an initial business combination by April 16, 2020, DD3 will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes and less up to $50,000 of interest to pay liquidation expenses, divided by the number of then outstanding public shares, subject to applicable law, and then seek to dissolve and liquidate. Based on funds in the trust account of approximately $56.6 million on June 30, 2019, the estimated pro rata redemption price would have been approximately $10.17. However, DD3 cannot assure you that it will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of public shareholders.
If DD3 is unable to complete its business combination by April 16, 2020, DD3 may seek to amend its amended and restated memorandum and articles of association to extend such time period. Any such amendment would require the approval of the holders of 65% of DD3’s outstanding ordinary shares attending and voting on such amendment at the relevant shareholders’ meeting, and in connection with any such vote DD3 would provide public shareholders with the opportunity to redeem their public shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to DD3, net of taxes payable, divided by the number of then outstanding public shares.
DD3’s initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by DD3’s board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though DD3’s board of directors will rely on generally accepted standards, DD3’s board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors when it evaluates the fair market value of the target or targets.
Redemption Rights
DD3 is providing its public shareholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of June 30, 2019, the amount in the trust account, net of taxes payable, is approximately $10.17 per public share. DD3’s initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private shares. The founder shares and private shares will be excluded from the pro rata calculation used to determine the per-share redemption price.
Submission of the Business Combination to a Shareholder Vote
Since DD3 is seeking shareholder approval of the Business Combination, DD3 is distributing proxy materials and, in connection therewith, providing its public shareholders with the redemption rights described herein upon the consummation of the Business Combination. Public shareholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to DD3 to pay taxes, provided that such shareholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the shareholder vote on the Business Combination. DD3’s public shareholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public shareholders electing to exercise their redemption rights will not be entitled to receive such payments.
DD3 will consummate the Business Combination only if a majority of the outstanding ordinary shares voted thereon at the special meeting are voted in favor of the Business Combination Proposal. DD3’s initial shareholders have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and any public shares that they may have acquired during or after DD3’s initial public offering and (ii) vote any such shares in favor of the Business Combination Proposal.
Permitted Purchases of DD3 Securities
The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase DD3’s ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of DD3’s initial business combination, although they are under no obligation to do so. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the sellers or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. DD3 does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of such purchases could be to vote such shares in favor of a business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, or to satisfy a closing condition in an agreement with a target that requires DD3 to have a minimum net worth or certain amount of cash at the closing of its business combination, where it appears that such requirement would not otherwise be met. This may result in the completion of the business combination when it may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult for DD3 to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.
Liquidation if No Business Combination
The sponsor and DD3’s officers and directors have agreed that DD3 must complete its initial business combination by April 16, 2020. DD3 may not be able to find a suitable target business and consummate its initial business combination within such time period. If DD3 is unable to consummate its initial business combination by April 16, 2020, DD3 will, as promptly as reasonably possible but not more than ten business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs. This redemption of public shareholders from the trust account shall be effected as required by function of DD3’s amended and restated memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.
Following the redemption of public shares, DD3 intends to enter “voluntary liquidation” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. Given that DD3 intends to enter voluntary liquidation following the redemption of public shareholders from the trust account, DD3 does not expect that the voluntary liquidation process will cause any delay to the payment of redemption proceeds from the trust account. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands and in at least one newspaper circulating in the location where DD3 has its principal place of business, and taking any other steps he considers appropriate to identify DD3’s creditors, after which DD3’s remaining assets would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must complete his statement of account and make a notificational filing with the Registrar of Corporate Affairs in the British Virgin Islands, or the Registrar. DD3 would be dissolved once the Registrar issues a Certificate of Dissolution.
DD3’s initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private units if DD3 fails to consummate its initial business combination within the applicable period from the closing of DD3’s initial public offering.
However, if DD3’s initial shareholders, or any of DD3’s officers, directors or affiliates acquire public shares in or after DD3’s initial public offering, they will be entitled to redemption rights with respect to such public shares if DD3 fails to consummate its initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to DD3’s warrants, which will expire worthless in the event DD3 does not consummate its initial business combination by April 16, 2020. DD3 will pay the costs of its liquidation from the remaining assets outside of the trust account or interest earned on the funds held in the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in DD3’s liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of DD3’s remaining assets.
Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in the trust account may be included in DD3’s estate and subject to the claims of third parties with priority over the claims of DD3’s shareholders. To the extent any such claims deplete the trust account DD3 may not be able to return to its public shareholders the liquidation amounts payable to them.
If DD3 was to expend all of the net proceeds of its initial offering public, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon DD3’s dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of DD3’s creditors, which would have higher priority than the claims of the public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses).
Although DD3 has sought and will continue to seek to have all vendors, service providers, prospective target businesses or other entities with which DD3 does business execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against DD3’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, DD3’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to DD3 than any alternative. Examples of possible instances where DD3 may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with DD3 and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, the sponsor agreed that it will be liable to DD3, if and to the extent any claims by a vendor for services rendered or products sold to DD3, or a prospective target business with which DD3 has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under DD3’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. However, the sponsor may not be able to satisfy those obligations. Other than as described above, none of DD3’s other officers or directors will indemnify DD3 for claims by third parties including, without limitation, claims by vendors and prospective target businesses. DD3 has not independently verified whether the sponsor has sufficient funds to satisfy its indemnity obligations and believe that the sponsor’s only assets are securities of DD3. DD3 has not asked the sponsor to reserve for such indemnification obligations. DD3 believes the likelihood of the sponsor having to indemnify the trust account is limited because DD3 will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
In the event that the proceeds in the trust account are reduced below $10.00 per share and the sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, DD3’s independent directors would determine whether to take legal action against the sponsor to enforce its indemnification obligations. While DD3 currently expects that its independent directors would take legal action on DD3’s behalf against the sponsor to enforce its indemnification obligations to DD3, it is possible that the independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share.
DD3 will seek to reduce the possibility that the sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which DD3 does business execute agreements with DD3 waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The sponsor will also not be liable as to any claims under DD3’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. DD3 will have access to funds not placed in the trust account with which to pay any such potential claims. In the event that DD3 liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the trust account could be liable for claims made by creditors.
If DD3 is deemed insolvent for the purposes of the Insolvency Act (i.e. (i) DD3 fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of DD3 is returned wholly or partly unsatisfied; or (iii) either the value of DD3’s liabilities exceeds its assets, or DD3 is unable to pay its debts as they become due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.
Additionally, if DD3 enters insolvent liquidation under the Insolvency Act, the funds held in the trust account will likely be included in DD3’s estate and subject to the claims of third parties with priority over the claims of DD3’s shareholders. To the extent any insolvency claims deplete the trust account DD3 may not be able to return to its public shareholders the liquidation amounts due them.
DD3’s public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event DD3 does not consummate its initial business combination by April 16, 2020, (ii) if they redeem their shares in connection with an initial business combination that DD3 consummates or (iii) if they redeem their shares in connection with a shareholder vote to amend DD3’s amended and restated memorandum and articles of association (A) to modify the substance or timing of DD3’s obligation to redeem 100% of the public shares if it does not complete an initial business combination by April 16, 2020 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. A shareholder’s voting in connection with the Business Combination alone will not result in a shareholder’s redeeming its shares to DD3 for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. In no event, however, will DD3 redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001.
Facilities
DD3 currently maintains its principal executive offices at Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico. The cost for this space is included in the $7,500 per-month fee the sponsor began charging DD3 for general and administrative services commencing on October 11, 2018 pursuant to a letter agreement between DD3 and the sponsor. DD3 believes, based on rents and fees for similar services in Mexico City that the fee charged by the sponsor is at least as favorable as DD3 could have obtained from an unaffiliated person. DD3 considers its current office space, combined with the office space otherwise available to its executive officers, adequate for its current operations.
Employees
DD3 currently has three executive officers. These individuals are not obligated to devote any specific number of hours to DD3’s matters and intend to devote only as much time as they deem necessary to

DD3’s affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process DD3 is in. Accordingly, once a suitable target business to acquire has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on DD3’s affairs) than had been spent prior to locating a suitable target business. DD3 does not intend to have any full-time employees prior to the consummation of a business combination.
Directors and Executive Officers
DD3’s current directors and executive officers are as follows:
Name	Age	Position
Dr. Martín M. Werner	56	Chairman of the Board and Chief Executive Officer
Jorge Combe	41	Director and Chief Operating Officer
Daniel Salim	27	Chief Financial Officer
Dr. Guillermo Ortiz	71	Director
Mauricio Espinosa	34	Director
Alan Smithers	56	Director
Pedro Solís Cámara	59	Director
Dr. Martín M. Werner, who has served as DD3’s Chief Executive Officer and Chairman of the Board since inception, is a founding partner of DD3 Capital. Prior to founding DD3 Capital in 2016, Dr. Werner worked at Goldman Sachs for 16 years (2000 – 2016) becoming a Managing Director in 2000 and a Partner in 2006. He was co-head of the Investment Banking Division for Latin America and the country head of the Mexico office. Dr. Werner continues to serve as the Chairman of the board of directors of Red de Carreteras de Occidente (RCO), which is one of Mexico’s largest private concessionaires and operates more than 760 kilometers of toll roads and is owned by Goldman Sachs Infrastructure Partners. Prior to his time with Goldman Sachs, Dr. Werner served in the Mexican Treasury Department as the General Director of Public Credit from 1995 to 1997, and as Deputy Minister from 1997 to 1999. Among his numerous activities, he was in charge of restructuring Mexico’s Public debt after the financial crisis of 1994 and 1995. Dr. Werner is the second largest investor of Banca Mifel, a leading mid-market Mexican bank with $3.3 billion in assets and a credit portfolio of  $2.0 billion; he is also member of the Board of Directors of Grupo Comercial Chedraui, a leading supermarket chain in Mexico and the United States; the Board of Directors of Grupo Aeroportuario Centro Norte, one of Mexico’s largest airport operators; and he is a member of Yale University’s School of Management Advisory Board. Dr. Werner holds a bachelor degree in economics from Instituto Tecnologico Autonomo de Mexico (ITAM) and a Ph.D. in economics from Yale University.
Jorge Combe, who has served as DD3’s Chief Operating Officer since inception and as a director since October 2018, is a founding partner of DD3 Capital. He was a former Managing Director in the Investment Banking Division of Goldman Sachs in Mexico City from 2010 to 2017. While at Goldman Sachs, Mr. Combe covered companies across the Latin American region and lead several initial equity offerings, mergers and acquisitions, structured financing notes and debt offerings transactions in the Mexican and Latin American markets. Prior to joining Goldman Sachs, Mr. Combe was a vice president in the investment banking division in Merrill Lynch from 2009 to 2010. He had also worked at GP Investimentos from 2008 to 2009, one of the leading Brazilian private equity firms, where Mr. Combe was part of the founding investment team and analyzed multiple investment opportunities as well as supervising the portfolio company, Fogo de Chao. Prior to GP Investimentos, Mr. Combe worked for Credit Suisse as an associate in the equity capital markets group where he was involved in over 20 equity offerings for Latin American companies. Mr. Combe began his career at Banco Banorte as floor equity trader, where he held various positions in Mexico and New York. Mr. Combe is a member of the Board of Directors in Quiero Casa, a leading real estate residential developer in Mexico; and has earned an MBA from the Wharton Business School at the University of Pennsylvania and a Bachelor of Science in economics from Instituto Tecnologico Autonomo de Mexico (ITAM).

Daniel Salim, who has served as DD3’s Chief Financial Officer since inception, has been the member of the DD3 Capital team in charge of analyzing the deal flow and execution of mergers and acquisitions, equity raising, advisory and debt raising since 2017. From 2015 to 2017, Mr. Salim worked for Bank of Tokyo-Mitsubishi in their Latin America Corporate & Investment Banking Group, where he evaluated project finance and acquisition opportunities involving Mexican blue-chip and state-owned companies, across the Americas, in the renewable energy, petrochemicals and oil and gas sectors. From 2013 to 2015, he served as an analyst at HR Ratings, a local rating agency covering medium and large companies in the retail, real state, consumer, manufacturing and entertainment industries. Mr. Salim received a Bachelor in Finance and Accounting from Universidad Anahuac Norte and is currently a chartered financial analyst candidate.
Dr. Guillermo Ortiz, who has served on DD3’s board of directors as an independent director since October 2018, has served as Chairman of BTG Pactual Latin America ex-Brazil, a leading Brazilian financial services company with operations throughout Latin America, the U.S. and Europe, since 2015. Prior to joining BTG, from 2010 to 2015, he was Chairman of the Board of Grupo Financiero Banorte-Ixe, the largest independent Mexican financial institution. Dr. Ortiz also served two consecutive six-year terms as Governor of Mexico’s Central Bank from 1998 to 2009. From 1994 to 1997, Dr. Ortiz served as Secretary of Finance and Public Credit in the Mexican Federal Government where he guided Mexico through the “Tequila” crisis and contributed to the stabilization of the Mexican economy, helping return the nation to growth in 1996. He has served on the Board of Directors of the International Monetary Fund, the World Bank and the Interamerican Development Bank. Dr. Ortiz is Chairman of the Pe Jacobsson Foundation, a member of Group of Thirty, Board of Directors of the Center for Financial Stability, Board of Directors of the Globalization and Monetary Policy Institute, Board of Directors in the Federal Reserve Bank of Dallas and Board of Directors of China’s International Finance Forum. He is also an Officer of Zurich Insurance Group Ltd. and a Member of the Board of Directors of Wetherford International, a leading company in the oil and equipment industry, as well as of a number of Mexican companies, including Aeropuertos del Sureste, one of Mexico’s largest airport operators, Mexichem, a global leading petrochemical group, and Vitro, a leading glass manufacturer company in Mexico. Dr. Ortiz is also a member of the Quality of Life Advisory Board of the Government of Mexico City. Dr. Ortiz holds a bachelor’s degree in economics from Universidad Nacional Autónoma de México (UNAM), a master’s degree and a Ph.D. in economics from Stanford University.
Mauricio Espinosa, who has served on DD3’s board of directors as an independent director since October 2018, is a founding partner of Kue Capital, a family office headquartered in Mexico City and formed in 2016 that is focused on asset management and direct private equity. He is responsible for deal flow origination and execution of investments in the real estate, food, energy, assisted living and search funds sectors. Prior to founding Kue Capital, Mr. Espinosa worked at Grupo Rimsa from 2010 to 2017. Grupo Rimsa is a leading pharmaceutical manufacturing and distribution company in Mexico, with intellectual property, assets and pharmaceutical patents in Latin America and Europe. Mr. Espinosa served in several different roles at Grupo Rimsa, including, M&A Director, Business Development Director and Strategic Planning Manager. Mr. Espinosa led the management and coordination of the sale of Grupo Rimsa to Teva Pharmaceuticals. Additionally, Mr. Espinosa is a member of the following: the Board of Directors of Across, a Mexican private jet company; the Board of Directors of Banorte, the largest independent Mexican financial institution; the Board of Directors of Fondo Reciclaje Urbano, a Real Estate fund and is also the founder and a member of the Board of Directors of Plan Maestro NFP, an association focused on educating Mexican children, which has over 175,000 affiliates. Mr. Espinosa holds a bachelor’s degree in industrial engineering from Universidad Iberoamericana de Mexico.
Alan Smithers, who has served on DD3’s board of directors as an independent director since October 2018, has been the chief executive officer and chairman of Investigación Farmacéutica, S.A. de C.V. (IFA Celtics), a Mexican pharmaceutical company with more than 50 years of experience focused on providing therapeutic alternatives to different conditions, since 2011. From 1996 to 2011, Mr. Smithers was a founding partner of Columbus de Mexico, S.A. de C.V., an asset management company with more than MX$13 billion in assets under management. From 1991 to 1995, Mr. Smithers was Director of Capital Markets at Banco Nacional de Mexico S.A. (currently Citibanamex), where he was member of the placement team of the first instrument in Mexican pesos placed abroad through an operation named by “Latin Finance” as the Latin American Bond of the Year in 1993. Mr. Smithers was Director of Capital

Markets at Acciones y Valores de Mexico, S.A. de C.V. Casa de Bolsa from 1985 to 1991. Mr. Smithers holds a bachelor’s degree in economics from Instituto Tecnologico Autonomo de Mexico (ITAM).
Pedro Solís Cámara, who has served on DD3’s board of directors as an independent director since October 2018, is a founding partner and director of Solís Cámara y Cia, S.C. and Solís Cámara, López Guerrero, S.C., which are tax advisory firms headquartered in Mexico City and formed in 1991. Prior to founding Solís Cámara y Cia, S.C. and Solís Cámara, López Guerrero, S.C., Mr. Solís Cámara worked at Galaz, Carstens, Chavero y Yamazaki (currently Deloitte) from 1981 to 1986, where he was the head of Grupo SARE’s tax department. From 1986 to 1991, he worked as an independent tax advisor at Solís Cámara, Escobar y Compañia, S.C. Mr. Solís Cámara has also worked in the academic field as a part-time professor at Instituto Tecnológico Autónomo de Mexico (ITAM) from 1985 to 2015 and has given numerous conferences on tax issues in panels and events of the most varied nature. From 1995 and 1996, he served as member of the Fiscal Advisory Council on property tax of the Treasury of Distrito Federal, and from 2013 to 2014, he was part of the Training Group of the Tax Administration System (SAT). Mr. Solís Cámara is an active partner and member of the Fiscal Commission of Colegio de Contadores Públicos de México, A.C. Additionally, he is member of Instituto Mexicano de Contadores Públicos, A.C., of the IFA Grupo Mexico and of the International Fiscal Association. Currently, Mr. Solís Cámara is an owner advisor for several companies, among which are: Bardahl de Mexico S.A. de C.V., Grupo Ambrosia, La Era Natural, Don Apoyo, S.A.P.I. de C.V., Grupo Dinero Práctico, Grupo Gicsa S.A.B. de C.V., Day Asesores, Fibra Plus and Latam Hotel Corporation LTD.
Number and Terms of Office of Officers and Directors
DD3’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Solís Cámara and Mr. Smithers, will expire at DD3’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Combe and Mr. Espinosa, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Werner and Dr. Ortiz, will expire at the third annual meeting.
DD3’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. DD3’s board of directors is authorized to appoint persons to the offices set forth in DD3’s amended and restated memorandum and articles of association as it deems appropriate, including a chairman of the board, a chief executive officer, a president, a chief financial officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.
Director Independence
Dr. Guillermo Ortiz and Messrs. Mauricio Espinosa, Alan Smithers and Pedro Solís Cámara are each considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. DD3’s independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to DD3 than could be obtained from independent parties. DD3’s board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.
Executive Compensation
No executive officer has received any cash compensation for services rendered to DD3. Commencing on October 11, 2018 through DD3’s acquisition of a target business or liquidation, DD3 will pay the sponsor an aggregate fee of $7,500 per month for providing DD3 with office space and certain office and secretarial services. However, this arrangement is solely for DD3’s benefit and is not intended to provide DD3’s executive officers or directors compensation in lieu of a salary.
Other than the $7,500 per month administrative fee and the repayment of the loan of  $145,435 made by the sponsor to DD3 in connection with the consummation of DD3’s initial public offering, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3. DD3’s audit committee will review and approve all reimbursements and payments made to the sponsor, members of DD3’s management team or their respective affiliates, with any interested director abstaining from such review and approval.
After DD3’s initial business combination, members of DD3’s management team who remain with DD3 may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.
Committees of the Board of Directors
DD3’s board of directors has three standing committees: an audit committee, a nominating committee and a compensation committee. The duties of each such committee are specified in the audit committee charter, nominating committee charter and compensation committee charter, respectively, adopted by DD3’s board of directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. DD3 has an audit committee comprised of Mr. Solís Cámara (chairman), Dr. Ortiz and Mr. Espinosa, each of whom is an independent director. Each member of the audit committee is financially literate, and DD3’s board of directors has determined that Mr. Solís Cámara qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC. The members of DD3’s nominating committee are Dr. Ortiz (chairman), Mr. Smithers and Mr. Espinosa, each of whom is an independent director. The members of DD3’s compensation committee are Dr. Ortiz (chairman), Mr. Solís Cámara and Mr. Smithers, each of whom is an independent director. There will be no salary, fees or other compensation being paid to DD3’s officers or directors prior to the Closing other than as disclosed in this proxy statement/prospectus.
Code of Ethics
DD3 has adopted a Code of Ethics applicable to its directors, officers and employees. DD3 has filed a copy of its Code of Ethics, audit committee charter, nominating committee charter and compensation committee charter as exhibits to the registration statement filed in connection with DD3’s initial public offering. You will be able to review these documents by accessing DD3’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from DD3. DD3 intends to disclose any amendments to or waivers of certain provisions of DD3’s Code of Ethics in a Current Report on Form 8-K.
Compensation Discussion and Analysis
No executive officer has received any cash compensation for services rendered to DD3. Commencing on October 11, 2018 through DD3’s acquisition of a target business or liquidation, DD3 will pay the sponsor an aggregate fee of $7,500 per month for providing DD3 with office space and certain office and secretarial services. However, this arrangement is solely for DD3’s benefit and is not intended to provide DD3’s executive officers or directors compensation in lieu of a salary.

Other than the $7,500 per month administrative fee and the repayment of the loan of  $145,435 made by the sponsor to DD3 in connection with the consummation of DD3’s initial public offering, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3. DD3’s audit committee will review and approve all reimbursements and payments made to the sponsor, members of DD3’s management team or their respective affiliates, with any interested director abstaining from such review and approval.
After DD3’s initial business combination, members of DD3’s management team who remain with the combined company may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.
Legal Proceedings
There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against DD3 or any members of its management team in their capacity as such.
Principal Accountant Fees and Services
The following is a summary of fees paid or to be paid by DD3 to Marcum for services rendered.
Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of DD3’s year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of DD3’s annual financial statements, review of the financial information included in DD3’s Forms 10-Q for the respective periods and other required filings with the SEC for the period from July 23, 2018 (inception) through June 30, 2019 totaled $82,240. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees.   Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of DD3’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. DD3 did not pay Marcum for consultations concerning financial accounting and reporting standards during the period from July 23, 2018 (inception) through June 30, 2019.
Tax Fees.   DD3 did not pay Marcum for tax planning and tax advice for the year ended June 30, 2019.
All Other Fees.   DD3 did not pay Marcum for other services for the year ended June 30, 2019.
Pre-Approval Policy
DD3’s audit committee was formed in connection with the effectiveness of the registration statement for DD3’s initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of DD3’s audit committee were approved by DD3’s board of directors. Since the formation of DD3’s audit committee, and on a going-forward basis, the audit committee has and will pre-approve all audit services and permitted non-audit services to be performed for DD3 by its auditors, including the fees and terms thereof  (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

DD3 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the combined financial statements and related notes of DD3 included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting DD3’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
The following discussion and analysis of DD3’s financial condition and results of operations should be read in conjunction with DD3’s financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
DD3 is a blank check company incorporated in the British Virgin Islands on July 23, 2018 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. DD3 intends to utilize cash derived from the proceeds of its initial public offering, its securities, debt or a combination of cash, securities and debt, in effecting a business combination.
DD3 expects to continue to incur significant costs in the pursuit of its acquisition plans. DD3 cannot assure you that its plans to complete a business combination will be successful.
On August 2, 2019, DD3 entered into the Business Combination Agreement, pursuant to which DD3 agreed to merge with and into Betterware with Betterware surviving the Merger and BLSM becoming a wholly-owned subsidiary of the combined company. The Business Combination Agreement provides that DD3 will purchase certain shares from the Sellers and thereafter consummate the Merger. At the effective time of the Merger pursuant to the Merger Agreement: (i) DD3 will pay to the Sellers the amount, if any, by which the amount in the trust account as of the Closing exceeds $25,000,000 up to a maximum of $30,000,000; (ii) all of the Betterware Shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the trust account, the Sellers will be entitled to receive 28,700,000 combined company shares, or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of combined company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Business Combination Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such combined company shares will be held in trust to secure debt obligations of the combined company; and (iii) all of DD3’s ordinary shares issued and outstanding immediately prior to the effective time of the Merger will be canceled and exchanged for combined company shares on a one-for-one basis.
Results of Operations
DD3 has neither engaged in any operations nor generated any revenues to date. DD3’s only activities from inception to June 30, 2019 were organizational activities, those necessary to prepare for its initial public offering, described below, and identifying a target company for a business combination and activities in connection with the Business Combination. DD3 does not expect to generate any operating revenues until after the completion of its initial business combination. DD3 generates non-operating income in the form of interest income on marketable securities held in the trust account. DD3 is incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination. DD3 is also incurring expenses in connection with the Business Combination.
For the period from July 23, 2018 (inception) through June 30, 2019, DD3 had net income of  $226,960 which consists of interest income on marketable securities held in the trust account of  $928,015 and an unrealized gain on marketable securities held in the trust account of  $10,375, offset by operating costs of $711,430.

Liquidity and Capital Resources
On October 16, 2018, DD3 consummated its initial public offering of 5,000,000 units at a price of $10.00 per unit, generating gross proceeds of  $50,000,000. Simultaneously with the closing of its initial public offering, DD3 consummated the sale of 225,000 private units to the sponsor at a price of  $10.00 per private unit, generating gross proceeds of  $2,250,000.
On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, DD3 consummated the sale of an additional 565,000 units and the sale of an additional 14,125 private units, generating total gross proceeds of  $5,791,250.
Following the initial public offering (including the partial exercise of the underwriters’ over-allotment option) and the sale of the private units, a total of  $55,650,000 was placed in the trust account, and DD3 had $638,806 of cash held outside of the trust account, after payment of costs related to the initial public offering, and available for working capital purposes. DD3 incurred $1,939,920 in transaction costs, including $1,391,250 of underwriting fees and $548,670 of other costs.
As of June 30, 2019, DD3 had marketable securities held in the trust account of  $56,588,390 (including approximately $938,000 of interest income and unrealized gains) consisting of U.S. Treasury Bills with a maturity of 180 days or less. Interest income on the balance in the trust account may be used by DD3 to pay taxes. Through June 30, 2019, DD3 did not withdraw any interest earned on the trust account.
For the period from July 23, 2018 (inception) through June 30, 2019, cash used in operating activities was $300,600. Net income of  $226,960 was affected by interest earned on marketable securities held in the trust account of  $928,015, an unrealized gain on marketable securities held in the trust account of  $10,375 and changes in operating assets and liabilities, which provided $491,663 of cash in operating activities.
DD3 intends to use substantially all of the funds held in the trust account to acquire a target business and to pay its expenses relating thereto. To the extent that DD3’s share capital is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.
DD3 intends to use the funds held outside the trust account primarily to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and consummate a business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the sponsor, an affiliate of the sponsor or DD3’s officers and directors may, but are not obligated to, loan DD3 funds as may be required. If DD3 completes a business combination, DD3 would repay such loaned amounts. In the event that a business combination does not close, DD3 may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of  $10.00 per unit, at the option of the lender. The units would be identical to the private units.
DD3 has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to its initial public offering and such amount of proceeds from its initial public offering that were placed in an account outside of the trust account for working capital purposes. As of June 30, 2019, DD3 had $175,830 in its operating bank accounts, $56,588,390 in securities held in the trust account to be used for a business combination or to repurchase or redeem its ordinary shares in connection therewith and a working capital deficit of  $235,000. In August 2019, DD3 Capital, an affiliate of the sponsor, committed to provide DD3 an aggregate of  $50,000 in loans. The loans will be evidenced by notes and would either be repaid upon the consummation of a business combination or up to $1,500,000 of the notes may be converted into units that would be identical to the private units. In addition, one of DD3’s service providers has agreed to defer the payment of fees owed to them until the consummation of a business combination, which amounted to approximately $470,000 as of June 30, 2019. Based on the foregoing, DD3 believes it will have sufficient cash to meet its needs through the earlier of the consummation of a business combination or April 16, 2020, the date that DD3 will be required to cease all operations except for the purpose of winding up, if a business combination is not consummated.
Off-Balance Sheet Arrangements
DD3 has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2019. DD3 does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. DD3 has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
DD3 does not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay the sponsor a monthly fee of  $7,500 for certain general and administrative services, including office space, utilities and administrative support, provided to DD3. DD3 began incurring these fees on October 11, 2018 and will continue to incur these fees monthly until the earlier of the completion of a business combination and DD3’s liquidation.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. DD3 has identified the following critical accounting policies:
Ordinary shares subject to possible redemption
DD3 accounts for ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within DD3’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. DD3’s ordinary shares feature certain redemption rights that are considered to be outside of DD3’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the balance sheet.
Net loss per ordinary share
DD3 applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust account earnings. DD3’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the trust account and not DD3’s income or losses.
Recent accounting pronouncements
DD3’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on its financial statements.

Quantitative and Qualitative Disclosures about Market Risk
As of June 30, 2019, DD3 was not subject to any market or interest rate risk. Following the consummation of DD3’s initial public offering, the net proceeds of DD3’s initial public offering, including amounts in the trust account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, DD3 believes there will be no associated material exposure to interest rate risk.

CERTAIN DD3 RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In July 2018, DD3 issued 1,473,500 founder shares to the sponsor for $25,000 in cash, at a purchase price of approximately $0.02 per share, in connection with DD3’s organization. In September 2018, the sponsor forfeited 36,000 founder shares, resulting in an aggregate of 1,437,500 founder shares outstanding. In November 2018, the sponsor forfeited 46,250 founder shares following the expiration of the unexercised portion of the over-allotment option granted to the underwriters in connection with DD3’s initial public offering, thereby reducing the number of founder shares held by the sponsor to 1,391,250.
Simultaneously with the closing of DD3’s initial public offering, the sponsor purchased 225,000 private units at a price of  $10.00 per private unit. On October 23, 2018, the sponsor purchased an additional 14,125 private units in a private placement that occurred simultaneously with the purchase of additional units by the underwriters pursuant to the partial exercise of their over-allotment option.
On October 16, 2018, the sponsor advance funded $187,500 to the trust account in anticipation of the additional amount it intended to pay for additional private units upon the underwriters’ exercise of the over-allotment option. In connection with the underwriters’ partial exercise of their over-allotment option on October 23, 2018, DD3 applied $141,250 of the advance payment made by the sponsor already deposited into the trust account and returned the balance of  $46,250 to the sponsor.
On October 11, 2018, the founder shares were placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until (x) with respect to 50% of such shares, the earlier of one year after the date of the consummation of DD3’s initial business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after DD3’s initial business combination and (y) with respect to the remaining 50% of such shares, one year after the date of DD3’s consummation of an initial business combination. With certain limited exceptions, the private units (including the underlying securities) will not be transferable, assignable or saleable until after the completion of DD3’s initial business combination.
In July 2019, the sponsor transferred all of the outstanding founder shares and 47,825 private units to certain of DD3’s directors and officers and their affiliates (as permitted transferees) at the price originally paid for such securities, and such transferred securities remain subject to the escrow and transfer restrictions described above. Accordingly, DD3’s directors and officers who directly or indirectly own founder shares or private units may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the initial business combination.
In order to meet working capital needs, the sponsor and DD3’s officers and directors or their affiliates may, but are not obligated to, loan DD3 funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of DD3’s initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of  $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, DD3 may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment.
The holders of founder shares, as well as the holders of the private units and any units the sponsor or DD3’s officers or directors or their affiliates may be issued in payment of working capital loans made to DD3 (and all underlying securities), are entitled to registration rights pursuant to a registration rights agreement, dated October 11, 2018, among DD3 and the initial shareholders. The holders of a majority of these securities are entitled to make up to two demands that DD3 register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units and units issued in payment of working capital loans made to DD3 (or underlying securities) can elect to exercise these registration rights at any time after DD3 consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to DD3’s consummation of a business combination. DD3 will bear the expenses incurred in connection with the filing of any such registration statements.

The sponsor loaned DD3 an aggregate of  $145,435 in connection with the expenses of DD3’s initial public offering, pursuant to the terms of a promissory note. DD3 fully repaid the loans from the sponsor on October 17, 2018. In August 2019, DD3 Capital, an affiliate of the sponsor, committed to provide DD3 an aggregate of  $50,000 in loans. The loans will be evidenced by notes and would either be repaid upon the consummation of a business combination or up to $1,500,000 of the notes may be converted into units that would be identical to the private units.
Pursuant to an agreement with the sponsor, DD3 pays the sponsor a monthly fee of  $7,500 for certain general and administrative services, including office space, utilities and administrative support. DD3 began incurring these fees on October 11, 2018 and will continue to incur these fees monthly until the earlier of the completion of a business combination and DD3’s liquidation. DD3 believes, based on rents and fees for similar services in the Mexico City metropolitan area, that the fee charged by the sponsor is at least as favorable as DD3 could have obtained from an unaffiliated person.
Other than the $7,500 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, have been or will be paid to the sponsor, members of DD3’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of DD3’s initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on DD3’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by DD3.
After DD3’s initial business combination, members of DD3’s management team who remain with DD3 may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to DD3’s shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the combined company to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.
All ongoing and future transactions between DD3 and any of its officers and directors or their respective affiliates will be on terms believed by DD3 to be no less favorable to DD3 than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of DD3’s disinterested independent directors or the members of DD3’s board of directors who do not have an interest in the transaction, in either case who had access, at DD3’s expense, to DD3’s attorneys or independent legal counsel. DD3 will not enter into any such transaction unless its disinterested independent directors determine that the terms of such transaction are no less favorable to DD3 than those that would be available to DD3 with respect to such a transaction from unaffiliated third parties.
Related Party Policy
DD3’s code of ethics requires DD3 to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) DD3 or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of DD3’s ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
DD3’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent DD3 enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to DD3 than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. DD3 also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, DD3 has agreed not to consummate an initial business combination with an entity that is affiliated with any of the sponsor or DD3’s officers or directors including (i) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently passive investors, (iii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iv) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless DD3 has obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of DD3’s disinterested independent directors that the business combination is fair to DD3’s unaffiliated shareholders from a financial point of view.

MANAGEMENT AFTER THE BUSINESS COMBINATION
Executive Officers and Directors
It is anticipated that, at the effective time of the Merger pursuant to the Merger Agreement, the combined company’s board of directors will be comprised of Luis Campos (Chairman), Andres Campos, Santiago Campos, Jose de Jesus Valdez, Federico Clariond, Mauricio Morales, Joaquin Gandara, Dr. Martín M. Werner, and Reynaldo Vizcarra (Secretary), and the combined company’s executive management team will be Betterware’s current management team, which is comprised of Luis Campos (Chairman), Andres Campos (Chief Executive Officer), Jose del Monte (Chief Financial Officer) and Fabian Rivera (Chief Operating Officer).
The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as the combined company’s executive officers and directors following the consummation of the Business Combination. Unless otherwise stated, the business address for the combined company’s executive officers and directors is expected to be Luis Enrique Williams, 549 Colonia Belenes Norte, Zapopan, Jalisco, 45145, México.
Name	Age	Position
Luis Campos	66	Chairman of the Board
Andres Campos	36	Chief Executive Officer and Board Member
Jose del Monte	66	Chief Financial Officer
Fabian Rivera	38	Chief Operating Officer
Santiago Campos	27	Board Member
Jose de Jesus Valdez	66	Independent Board Member
Federico Clariond	45	Independent Board Member
Mauricio Morales	58	Independent Board Member
Joaquin Gandara	48	Independent Board Member
Dr. Martín M. Werner	56	Independent Board Member
Reynaldo Vizcarra	53	Secretary
Luis Campos
The biography of Mr. Luis Campos is set forth in the section entitled “Information About Betterware — BWM Management.”
Andres Campos
The biography of Mr. Andres Campos is set forth in the section entitled “Information About Betterware — BWM Management.”
Jose del Monte
The biography of Mr. del Monte is set forth in the section entitled “Information About Betterware — BWM Management.”
Fabian Rivera
The biography of Mr. Rivera is set forth in the section entitled “Information About Betterware — BWM Management.”
Santiago Campos
The biography of Mr. Santiago Campos is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”

Jose de Jesus Valdez
Mr. de Jesus Valdez serves as CEO of Alpek since 1988. Mr. Valdez joined Alpek in 1976 and has held several senior management positions such as CEO of Petrocel, Indelpro and Polioles. He was also president of the “Asociación Nacional de la Industria Quimica” (ANIQ), of the “Comisión Energética de la Confederación de Cámaras Industriales de los Estados Unidos Mexicanos” (CONCAMIN) and of the “Cámara de la Industria de Transformación de Nuevo León” (CANAINTRA). Mr. Valdez is a mechanical engineer and has an MBA from Tecnológico de Monterrey (ITESM) and a master’s degree in industrial engineering from Stanford University. Mr. Valdez was selected to serve on the combined company’s board of directors due to his vast experience in Mexican, US and Latin American business and market economy.
Federico Clariond
The biography of Mr. Clariond is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”
Mauricio Morales
The biography of Mr. Morales is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”
Joaquin Gandara
Mr. Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking. Mr. Gandara was selected to serve on the combined company’s board of directors due to his extensive knowledge in the financial and banking field.
Dr. Martín M. Werner
The biography of Dr. Werner is set forth in the section entitled “Information About DD3 — Directors and Executive Officers.” Dr. Werner was selected to serve on the combined company’s board of directors due to his business acumen, leadership experience in both publicly-traded and private companies and extensive investment management and financial sector experience in Latin America.
Reynaldo Vizcarra
The biography of Mr. Vizcarra is set forth in the section entitled “Information About Betterware — BWM Management — Composition of Betterware’s Board of Directors.”
Committees of the Board of Directors
The Company’s Audit and Corporate Practices Committee has the following specifications:
•
Integration

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The Audit and Corporate Practices Committee of the Company shall consist of at least 3 (three) members appointed by the board itself, in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores) and the provisions applicable in the stock exchange in which the Shares are listed, these corporate bylaws and other legal provisions, in the understanding, however, that the chairman of the Audit and Corporate Practices Committee will be elected by the General Assembly of Shareholders of the Company

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The members of the Audit and Corporate Practices Committee shall qualify as independent and shall be subject to the duties and responsibilities provided in the Securities Market Law (Ley del Mercado de Valores) and by the provisions applicable in the stock exchange in which the Shares are listed, as well as to the corresponding exclusion of liability

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The Audit and Corporate Practices Committee may create one or more Sub-Committees, to receive support in the performance of its functions. The Audit and Corporate Practices Committee shall be empowered to designate and remove the members of said Sub-Committees and to determine their powers

•
The members of the Audit and Corporate Practices Committee are:

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Joaquin Gandara Ruiz Esparza — Chairman

•
Mr. Gandara serves as CEO of Stone Financial Awareness since 2017. Prior to Stone Financial Awareness, he worked at Scotiabank for 24 years where he held several positions in different departments such as Credit, Consumer Banking, Branch Operations and Corporate Banking

•
Francisco Miguel Wilson Loaiza

•
Mr. Wilson was a partner at PricewaterhouseCoopers and worked there for 43 years in its tax department. Since 1980, he has been a member of the Colegio de Contadores Publicos of Guadalajara and Chairman in 1993. Mr. Wilson has also been a professor and public speaker on tax matters in several universities and institutions.

•
Ruben Camacho Salinas

•
Mr. Camacho serves as CEO of LIDE, a consulting firm specialized in complaint lines and partner at Corporethics, a consulting firm specialized in corporate governance, risk management, fraud and internal audit.

•
Sessions Periodicity

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The Audit and Corporate Practices Committee and its Sub-Committees shall meet with the necessary periodicity for the performance of their duties, at the request of any of its members, the Board of Directors or its Executive President or the General Assembly of Shareholders; in the understanding that it must meet at least 4 (four) times during the same calendar year, to resolve matters that concern it in terms of the Securities Market Law (Ley del Mercado de Valores), these bylaws and other applicable legal provisions

•
The sessions of the Audit and Corporate Practices Committee and its Sub-Committees may be held by telephone or videoconference, with the understanding that the Secretary of the respective session must take the corresponding minutes, which must in any case be signed by the Executive President and the respective Secretary, and collect the signatures of the members who participated in the session

•
Functions

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Regarding Corporate Practices, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section I (first) of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

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Provide opinions regarding transactions between related parties to the General Assembly of Shareholders and the Board of Directors

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Develop, recommend and review corporate governance guidelines and guidelines of the Company and its subsidiaries

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Recommend modifications to the bylaws of the Company and its subsidiaries.

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Analyze and review all legislative, regulatory and corporate governance developments that may affect the operations of the Company, and make recommendations in this regard to the Board of Directors

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Prepare and propose the different manuals necessary for the corporate governance of the Company or for compliance with the applicable provisions

•
Define the compensation and performance evaluation policies of the senior executives of the Company

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Use the best compensation practices to align the interests of the Shareholders and the senior executives of the Company, being able to hire any independent expert necessary for the development of this function

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Ensure access to market data and best corporate practices through external consultants specialized in the field

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Develop a plan for the succession of senior executives of the Company

•
In matters of Audit, the Audit and Corporate Practices Committee will have the functions referred to in the Securities Market Law (Ley del Mercado de Valores), especially the provisions of section II of its Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Assembly of Shareholders. They will also perform all those functions of which they must render a report in accordance with the provisions of the Securities Market Law (Ley del Mercado de Valores). In an enunciative way, but not limited to, it will have the following functions:

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Determine the need and viability of the fiscal and financial structures of the Company

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Comment on the financial and fiscal structure of the international expansion of the Company

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Comment on the financial reports, accounting policies, control and information technology systems of the Company

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Evaluate and recommend the external auditor of the Company

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Ensure the independence and efficiency of the internal and external audits of the Company

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Evaluate the transactions between related parties of the Company, as well as identify possible conflicts of interest derived from them

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Analyze the financial structure of the Company, in the short, medium and long term, including any financing and refinancing transactions

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Review and comment on the management of the Company’s treasury, risk and exposure to fluctuations in exchange rates and hedging instruments of the Company, whatever their nature or denomination

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Evaluate the processes and selection of insurance brokers, as well as the coverage and premiums of the Company’s insurance policies

Foreign Private Issuer Exemptions
After the closing of the Business Combination, the combined company will be considered a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. The combined company is expected to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules of which were adopted by the SEC and Nasdaq as listing standards and requirements. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of Nasdaq. Accordingly, the combined company’s shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

DESCRIPTION OF COMBINED COMPANY SECURITIES
The following description of the material terms of the share capital of the combined company following the Business Combination includes a summary of specified provisions of the Amended and Restated Charter that will be in effect upon consummation of the Business Combination. This description is qualified by reference to the Amended and Restated Charter as will be in effect upon consummation of the Business Combination, the form of which is attached to this proxy statement/prospectus as Annex E and is incorporated in this proxy statement/prospectus by reference.
Shares
Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, immediately after the consummation of the Business Combination the rights of holders of combined company shares will be governed directly by Mexican law and the Amended and Restated Charter.
The Amended and Restated Charter will provide that the combined company will be authorized to issue an unlimited number of ordinary shares, no par value, which we refer to throughout this proxy statement/prospectus as the combined company shares. As of immediately after the consummation of the Business Combination, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 35,923,200 combined company shares outstanding.
Warrants
Each warrant entitles the registered holder to purchase one combined company share at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of the Business Combination or October 16, 2019. However, no warrants will be exercisable for cash unless the combined company has an effective and current registration statement covering the combined company shares issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the combined company shares issuable upon exercise of the warrants is not effective within 90 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the combined company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of combined company shares equal to the quotient obtained by dividing (x) the product of the number of combined company shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the combined company shares for the five trading days ending on the trading day prior to the date of exercise. The warrants expire on the fifth anniversary of the consummation of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The combined company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:
•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the combined company shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the combined company shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the combined company’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If the combined company calls the warrants for redemption as described above, the combined company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of combined company shares equal to the quotient obtained by dividing (x) the product of the number of combined company shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the combined company shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the combined company as successor to DD3. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of combined company shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the combined company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of combined company shares at a price below their respective exercise prices.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the combined company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of combined company shares and any voting rights until they exercise their warrants and receive combined company shares. After the issuance of combined company shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Under the terms of the warrant agreement, the combined company will be required to use its best efforts to have declared effective a prospectus relating to the combined company shares issuable upon exercise of the warrants and keep such prospectus current until the expiration of the warrants. However, we cannot assure you that the combined company will be able to do so and, if the combined company does not maintain a current prospectus relating to the combined company shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and the combined company will not be required to net cash settle or cash settle the warrant exercise.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the combined company shares outstanding.

COMPARISON OF YOUR RIGHTS AS A HOLDER OF DD3’S ORDINARY SHARES AND YOUR RIGHTS AS A POTENTIAL HOLDER OF THE COMBINED COMPANY SHARES
Betterware is a company incorporated under the General Corporations Law. As Betterware is a Mexican corporation, the rights of holders of combined company shares will be governed directly by Mexican law and the Amended and Restated Charter. See “Description of Combined Company Securities” for more information about Betterware’s securities.
DD3 is a company incorporated under the laws of the British Virgin Islands. The rights of DD3’s shareholders are governed by British Virgin Islands law, including the Companies Act, and by DD3’s amended and restated memorandum and articles of association. Following the Redomiciliation, DD3 will continue as a Mexican corporation and the rights of DD3’s shareholders will be governed by the Interim Charter. For a summary of the differences between the amended and restated memorandum and articles of association and the Interim Charter, see the section entitled “The Business Combination Agreement — The Redomiciliation.”
The Companies Act differs in some material respects from laws generally applicable to Mexican corporations and their shareholders, including the General Corporations Law and the Securities Market Law. Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of DD3 prior to the Redomiciliation and the combined company according to applicable law and/or the organizational documents of DD3 and the combined company. The following discussion is qualified in its entirety by reference to the Companies Act and Mexican law, including the General Corporations and the Securities Market Law, as well as the full text of the Amended and Restated Charter to be in effect as of the Closing, the form of which is attached as Annex E to this proxy statement/prospectus, and DD3’s amended and restated memorandum and articles of association, a copy of which is on file with the SEC. For information on how you can obtain copies of these documents, see “Where You Can Find More Information.”
British Virgin Islands	Mexico
Shareholder Meetings

•
Held at a time and place as determined by the directors.

•
May be held within or outside the British Virgin Islands.

•
Notice:

Under DD3’s amended and restated memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.

•
Held at the corporate domicile of the company or, in the case of unanimous resolutions, the place where the shareholders are met.

•
Notice:

A copy of the notice of any shareholders’ meeting shall be published not fewer than fifteen (15) calendar days prior date to the of the proposed meeting in the electronic system of the Corporations Publications of the Mexican Ministry of Economy.

Shareholders’ Voting Rights

•
Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member.

•
Quorum is fixed by DD3’s amended and restated memorandum and articles of association, to consist of the holder or holders present in person or by proxy

•
Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member.

•
Depending on the matter that requires shareholders’ approval, the by-laws and Mexican law provide a fixed quorum.

British Virgin Islands	Mexico
entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon.
Under DD3’s amended and restated memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.
The annual ordinary shareholders’ meeting must have a quorum of at least 50% plus one of the outstanding shares of the company’s capital stock and all resolutions shall be approved with the affirmative vote of at least the majority of the present shares. In the event of a second or subsequent call, the general ordinary stockholders’ meeting may be validly held regardless of the number of shares represented, and its resolutions shall be valid when adopted by majority vote of the shares represented at the meeting.
The extraordinary shareholders’ meetings must have a quorum of at least 75% of the outstanding shares of the company’s capital stock and all resolutions must be approved with the affirmative vote of at least 50% of the outstanding voting shares of the company. In the event of a second or subsequent call, extraordinary general stockholders’ meetings may be validly held if 50% of the outstanding voting shares of the company is represented, and their resolutions will be valid if adopted by the favorable vote of shares representing at least 50% of the outstanding voting shares of the company.
Notwithstanding the provisions of the preceding paragraph, the favorable vote of shares with or without voting rights representing 75% of the company’s outstanding capital stock shall be required to amend the company’s by-laws.
For special meetings, the rules provided for general extraordinary meetings shall apply considering only the shares of the applicable series or class.

Changes in the rights attaching to shares as set forth in DD3’s amended and restated memorandum and articles of association require approval of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of DD3’s initial business combination) of DD3’s outstanding ordinary shares attending and voting on such amendment prior to the consummation of its initial business combination and a majority of DD3’s outstanding ordinary shares attending and voting at the general meeting following the consummation of its initial business combination, in the case of the ordinary shares, or 50% in the case of the preferred shares of the votes of shareholders who being so entitled attend and vote at a meeting of such class,
The annual ordinary shareholders’ meeting shall approve:

•
the chief executive officer and board of directors’ annual reports;

•
the appointment of the members of the board of directors and statutory examiners; and

•
if applicable, the members of the board or statutory examiners’ fees.

•
Discuss, approve or modify the reports of the chairman of the corporate practices and audit committees, if necessary.

•
Discuss and approve on the re-appointment, revocation and/or appointment, if any, of one third of the proprietary members and respective alternates of the board of directors that the annual general ordinary meeting resolve to re-appoint, revoke and/or appoint.

British Virgin Islands	Mexico
except, in each case, where a greater majority is required under DD3’s amended and restated memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.
•
Evaluate the independence of independent directors.

•
Appoint the chairmen of the corporate practices and audit committees.

•
Decide on the use of the company’s profit, if any.

•
If applicable, determine the maximum amount of resources that may be used for the acquisition of its own shares.

•
Approve the execution of transactions whether simultaneously or subsequently by the company or the legal entities it controls within the same fiscal year that may be considered as one and the same transaction that the company when they represent 20% or more of the consolidated assets of the company, based on figures corresponding to the close of the immediately preceding quarter, regardless of the way in which they are applied. Stockholders holding shares with limited or restricted voting rights may vote at such meetings.

•
Any other matter that shall be convened with by the general ordinary meeting in accordance with applicable law or that is not specifically reserved for an extraordinary meeting.

DD3’s amended and restated memorandum and articles of association do not provide for cumulative voting in the election of directors.
An extraordinary shareholders’ meeting shall approve:

•
Extension of the company’s term;

•
Anticipated dissolution of the company;

•
Any increase or decrease in the capital stock of the company;

•
Any amendment in the company’s corporate purpose;

•
Any change in the company’s nationality;

•
The company’s change in any other type of entity or company;

•
Any merger;

•
Issuance of shares different than ordinary shares and bonds;

•
Redemption of shares; and

•
Any amendment to the company’s by-laws.

Shareholder approval in respect of the consummation of the Business Combination may be by a majority vote of shareholders who being so entitled attend and vote at the general meeting.
All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. DD3’s amended and restated memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.

British Virgin Islands	Mexico
Directors
Board must consist of at least one director.	The board of directors shall have between 9 (nine) members and not more than 21 (twenty-one).
Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors.	Any shareholder or group of shareholders that have 10% of the capital stock of the company may appoint one member of the board of directors.
Directors are appointed for three-year staggered terms by the shareholders. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.	The members of the board shall hold office for one year or until the shareholders that have appointed them revoke such appointment. The directors may be reelected as many times as deemed convenient, and shall continue in office until their successors have been appointed and taken office.
Directors do not have to be independent. Under DD3’s amended and restated memorandum and articles of association, a director may not be removed from office by a resolution of DD3’s shareholders prior to the consummation of DD3’s business combination.	Directors do not have to be independent.
Fiduciary Duties
Directors and officers owe fiduciary duties at both common law and under statute as follows:	Members of the board owe fiduciary duties in accordance with the Securities Market Law and in the applicable provisions of the stock exchange in which the shares are listed as follows:
Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	The members of the board of directors must act in accordance with the duty of loyalty provided in the Securities Market Law and in the applicable provisions of the stock exchange in which the shares are listed. The directors and the secretary, in the event they have a conflict of interest, must abstain from participating in the relevant matter and from being present in the deliberation and voting of said matter, without it affecting the quorum required for the installation of the board.
Duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;	The members of the board of directors must act in accordance with the duty of care. For such purposes, they shall have the right to request, at any time and in accordance with the terms they deem appropriate, information from the company’s officers and the legal entities controlled by the company.

British Virgin Islands	Mexico

Duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:
(a)
the nature of the company;

(b)
the nature of the decision; and

(c)
the position of the director and the nature of the responsibilities undertaken by him.

The breach of any director to his duty of care shall make him jointly and severally liable with other directors who have breached their duty of care or are responsible, for the damages and losses caused to the company, which shall be limited to direct damages and losses, but not punitive or consequential, caused to the company and to the events in which such director acted fraudulently, in bad faith, with gross negligence or unlawfully.
The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.

Pursuant to the Companies Act and the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

•
vote on a matter relating to the transaction;

•
attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•
sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Derivative Actions
DD3’s British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will	The liability resulting from the breach of the duty of care or the duty of loyalty shall be exclusively in favor of the company or of the legal entity controlled by it or over which it has a significant influence and may be

British Virgin Islands	Mexico

ordinarily be a matter for its directors. Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•
the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and

•
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

exercised by the company or by the stockholders who, individually or jointly, hold ordinary shares or shares with limited voting rights, restricted or without voting rights, representing 15% or more of the corporate capital in accordance with the provisions of Article 16 of the Securities Market Law.
The members of the board of directors shall not incur in liability for damages caused to the company or to the legal entities it controls, when a director acts in good faith

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
•
whether the shareholder is acting in good faith; ·

•
whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;

•
whether the action is likely to succeed;

•
the costs of the proceedings in relation to the relief likely to be obtained; and

•
whether another alternative remedy to the derivative action is available.

Indemnification of Directors and Officers
DD3’s amended and restated memorandum and articles of association provide that, subject to certain limitations, DD3 shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of DD3’s amended and restated memorandum and articles of association, unless	The company shall indemnify and hold harmless the members and the secretary of the board of directors, any of the members of the company’s committees, and the relevant officers of the company, in connection with any liability arising from the performance of their duties, including any indemnification for any damage or injury, the necessary amounts to reach any settlement, and any fees and expenses incurred by such persons in connection with the above. Such indemnity shall not apply if any of such persons incurred or committed fraudulent acts, unlawful acts or omissions, or acted in bad faith.

British Virgin Islands	Mexico
a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.
Inspection of Books and Records

Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.
A member of a company is entitled, on giving written notice to the company, to inspect:
(a)
the memorandum and articles;

(b)
the register of members;

(c)
the register of directors; and

(d)
the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Members of the general public, on payment of a nominal fee, can obtain copies of the public records of the company available at the Public Registry of Commerce, which will include an extract of the company’s articles of incorporation with the initial capital stock and any increase in its fixed portion, the initial stockholders and members of the Board, as well as any merger, dissolution or liquidation provision.
Any person that is registered as a stockholder in the company’s stockholder registry book can inspect, with prior written notice to the company, any of the company’s books or records.

Subject to DD3’s amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to DD3’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.
Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

SHARES ELIGIBLE FOR FUTURE SALE
Upon completion of this offering, the combined company will have 35,923,200 combined company shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 35,923,200 combined company shares outstanding. All of the combined company shares issued in connection with the Business Combination will be freely transferable by persons other than by Betterware’s “affiliates” or DD3’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of combined company shares in the public market could adversely affect prevailing market prices of the combined company shares. Prior to the Business Combination, there has been no public market for the Betterware Shares. We intend to apply for listing of the combined company shares on Nasdaq, but we cannot assure you that a regular trading market will develop in the combined company shares.
Lock-Up Agreements
DD3’s initial shareholders have agreed not to transfer, assign or sell any of the founder shares, subject to certain limited exceptions, until, (1) with respect to 50% of the founder shares, the earlier of one year after the date of the consummation of DD3’s initial business combination and the date on which the closing price of DD3’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial business combination and (2) with respect to the remaining 50% of the founder shares, one year after the date of the consummation of DD3’s initial business combination. DD3’s initial shareholders have also agreed not to transfer, assign or sell the private units (or any underlying securities) until after the completion of DD3’s initial business combination, subject to certain limited exceptions.
In addition, it is anticipated that the Member Lock-Up Agreement and the Management Lock-Up Agreement will be entered into on the date of the Closing, pursuant to which the Members and Management will agree not to transfer any combined company shares held by them for a period of six or twelve months, as applicable, after the Closing, subject to certain limited exceptions.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
Betterware is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Betterware sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Betterware’s affiliates. Generally, subject to certain limitations, holders of Betterware’s restricted shares who are not affiliates of Betterware or who are affiliates of Betterware by virtue of their status as an officer or director of Betterware may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Betterware restricted shares by an officer or director who is an affiliate of Betterware solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Betterware restricted shares who will be an affiliate of Betterware other than by virtue of his or her status as an officer or director of Betterware.
Betterware is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144
All of the combined company’s equity shares that will be outstanding upon the completion of the Business Combination, other than those equity shares sold in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of the combined company and has beneficially owned the combined company’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about the combined company. Persons who are affiliates of the combined company and have beneficially owned the combined company’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:
•
1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal approximately 359,232 combined company shares; or

•
the average weekly trading volume of combined company shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of the combined company under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about the combined company.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of Betterware’s employees, consultants or advisors who purchases equity shares from the combined company in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Registration Rights
In connection with, and as a condition to the consummation of, the Business Combination, the Business Combination Agreement provides that DD3, Betterware and the Holders will enter into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the combined company will be obligated to file a shelf registration statement on Form F-3 to register the resale of certain combined company securities held by the Holders. The Registration Rights Agreement will also provide the Holders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the actual beneficial ownership of DD3’s ordinary shares as of September 27, 2019 and pro forma information regarding the beneficial ownership of combined company shares on the date of the Closing by:
•
each person known by DD3 to beneficially own more than 5% of DD3’s outstanding ordinary shares immediately prior to the consummation of the Business Combination and each person expected to beneficially own more than 5% of the combined company shares issued and outstanding immediately after the consummation of the Business Combination;

•
each of DD3’s current executive officers and directors;

•
each person who will become an executive officer or a director of the combined company upon consummation of the Business Combination;

•
all of DD3’s current executive officers and directors as a group; and

•
all of the combined company’s executive officers and directors as a group upon consummation of the Business Combination.

The sponsor and DD3’s directors, officers, advisors or their affiliates may purchase DD3’s ordinary shares in privately negotiated transactions or in the open market either prior to or following the completion of DD3’s initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the sponsor or DD3’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or to satisfy the closing condition in the Business Combination Agreement that requires DD3 to have a minimum amount of cash at the Closing. This may result in the completion of the Business Combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of DD3’s ordinary shares and the number of beneficial holders of DD3’s securities may be reduced, possibly making it difficult for DD3 to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.
The following table does not reflect record or beneficial ownership of DD3’s warrants or the combined company warrants because such warrants are not exercisable within 60 days of the date of this proxy statement/prospectus. The calculation of the pre-Business Combination percentage of beneficial ownership is based on 7,223,200 ordinary shares outstanding on September 27, 2019. The expected beneficial ownership of the combined company shares after the Business Combination has been determined based on 35,923,200 combined company shares expected to be issued and outstanding, assuming (i) that none of DD3’s existing public shareholders exercise their redemption rights, (ii) DD3 does not issue any additional ordinary shares prior to the closing of the Business Combination, (iii) the Sellers are entitled to receive 28,700,000 combined company shares upon consummation of the Business Combination, and (iv) no exercise of the outstanding unit purchase option.

Unless otherwise indicated, DD3 believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
	Pre-Business Combination		Post-Business Combination
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Ordinary Shares
Current Directors and Executive Officers of DD3:
Dr. Martín M. Werner(2)	622,100	8.6%	622,100	1.7%
Jorge Combe(2)	622,100	8.6%	622,100	1.7%
Daniel Salim(3)	25,000	*	25,000	*
Dr. Guillermo Ortiz(3)	317,075	4.4%	317,075	*
Mauricio Espinosa(3)	5,000	*	5,000	*
Alan Smithers(3)	5,000	*	5,000	*
Pedro Solís Cámara(3)	5,000	*	5,000	*
All directors and executive officers as a group (seven individuals)	1,409,975	19.5%	1,409,975	3.9%
Directors and Executive Officers of the Combined Company After the Business Combination:
Luis Campos	—	—	—	—
Andres Campos	—	—	—	—
Santiago Campos	—	—	—	—
Jose de Jesus Valdez	—	—	—	—
Federico Clariond	—	—	—	—
Mauricio Morales	—	—	—	—
Joaquin Gandara	—	—	—	—
Dr. Martín M. Werner(2)	622,100	8.6%	622,100	1.7%
Reynaldo Vizcarra	—	—	—	—
Jose del Monte	—	—	—	—
Fabian Rivera	—	—	—	—
All directors and executive officers as a group (eleven individuals)	622,100	8.6%	622,100	1.7%
Five Percent or More Holders and Certain Other Holders:
The K2 Principal Fund, L.P.(4)	420,780	5.8%	420,780	1.2%
Campalier, S.A. de C.V.(5)	—	—	17,507,000	48.7%
Promotora Forteza, S.A. de C.V.(6)	—	—	11,193,000	31.2%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the persons and entities listed above is Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico.

(2)
Includes 191,300 shares held by DD3 Mex Acquisition Corp that are beneficially owned by Dr. Werner, DD3’s Chairman and Chief Executive Officer, and Mr. Combe, DD3’s Chief Operating Officer, each of whom shares voting power with respect to DD3 Mex Acquisition Corp. Each of Dr. Werner and Mr. Combe disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(3)
Such individual has a pecuniary interest in DD3’s ordinary shares through an ownership interest in DD3 Mex Acquisition Corp.

(4)
According to a Schedule 13G filed with the SEC on September 4, 2019, on behalf of The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), K2 Genpar 2017 Inc., an Ontario corporation and the General Partner to the Fund (“Genpar 2017”), and K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”). K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. Mr. Gosselin is Vice President of SKI, Secretary of Genpar 2017, and President of K2 & Associates, and exercises ultimate voting and investment powers over the securities that are held of record by the Fund. The business address of this shareholder is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2.

(5)
Includes shares expected to be held by Invex Security Trust 2397 in trust to secure debt obligations of the combined company. The business address of this shareholder is Luis Enrique Williams 549, Colonia Belenes Norte, Zapopan, Jalisco, 45145, México.

(6)
Includes shares expected to be held by Invex Security Trust 2397 in trust to secure debt obligations of the combined company. The business address of this shareholder is Pedro Ramírez Vázquez 200-12 Piso 4, Colonia Valle Oriente, San Pedro Garza García, Nuevo León, Parque Corporativo Valle Oriente C.P. 66269.

MARKET PRICE AND DIVIDENDS
DD3
DD3’s units, ordinary shares and warrants each trade on the Nasdaq Capital Market under the symbols “DDMXU,” “DDMX” and “DDMXW,” respectively.
The closing price of DD3’s units, ordinary shares and warrants on August 2, 2019, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.27, $10.02 and $0.26, respectively. As of           , 2019, the closing price for DD3’s units, ordinary shares and warrants was $    , $    and $    , respectively.
Holders of DD3’s units, ordinary shares and warrants should obtain current market quotations for their securities. The market price of DD3’s securities could vary at any time before the Business Combination.
Holders of Record
As of           , 2019, the record date, there were three holders of record of DD3’s units, 14 holders of record of DD3’s ordinary shares and one holder of record of DD3’s warrants. Such numbers do not include beneficial owners holding DD3’s securities through nominee names.
Dividends
DD3 has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon DD3’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of DD3’s board of directors at such time. It is the present intention of DD3’s board of directors to retain all earnings, if any, for use in DD3’s business operations and, accordingly, DD3’s board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, DD3’s board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if DD3 incurs any indebtedness in connection with a business combination, DD3’s ability to declare dividends may be limited by restrictive covenants DD3 may agree to in connection therewith.
Betterware
Historical market price information regarding Betterware is not provided because Betterware is a privately held company and there is no public market for the Betterware Shares.
Dividend Policy of the Combined Company Following the Business Combination
Following completion of the Business Combination, the combined company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention to deliver dividends to the shareholders of the combined company and retain earnings for the growth and investment plan to continue the company’s growth plan.

ADDITIONAL INFORMATION
Submission of Future Shareholder Proposals
DD3’s board of directors is aware of no other matter that may be brought before the special meeting. Under British Virgin Islands law, only business that is specified in the notice of special meeting to shareholders may be transacted at the special meeting.
If the Business Combination is completed, you will be entitled to attend and participate in the combined company’s annual meetings of shareholders. DD3 does not expect to hold a 2019 annual meeting of shareholders except to the extent required by applicable law and the rules of Nasdaq. If DD3 holds a 2019 annual meeting of shareholders, DD3 will provide notice of or otherwise publicly disclose the date on which the 2019 annual meeting will be held. If the 2019 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for DD3’s 2019 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.
If DD3 does not consummate a business combination by April 16, 2020, DD3 will be required to begin the dissolution process provided for in its amended and restated memorandum and articles of association. DD3 will liquidate as soon as practicable following such dissolution and will conduct no annual meetings thereafter.
Legal Matters
The validity of the securities to be issued in connection with the Business Combination will be passed upon by Baker & McKenzie, counsel to Betterware.
Experts
The combined financial statements of Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V. (collectively, the Group), as of December 31, 2018, December 31, 2017, and January 1, 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein in reliance upon the report of KPMG Cardenas Dosal, S.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report as of December 31, 2018, December 31, 2017, and January 1, 2017, and for each of the years in the two-year period ended December 31, 2018, contains two emphasis of matter paragraphs that state: 1) the financial statements have been presented on a combined basis because both entities are under common control as discussed in Note 2c; and 2) the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards as discussed in Note 28.
The balance sheet of DD3 as of June 30, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 23, 2018 (inception) through June 30, 2019, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Delivery of Documents to Shareholders
Pursuant to the rules of the SEC, DD3 and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, DD3 will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request delivery of single copies of the proxy statement/prospectus in the future. Shareholders may notify DD3 of their requests by calling or writing DD3 at its principal executive offices at c/o DD3 Mex Acquisition Corp, Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, 11040 Mexico City, Mexico.

Transfer Agent; Warrant Agent and Registrar
The transfer agent for DD3’s securities and warrant agent for DD3’s warrants is Continental Stock Transfer & Trust Company.

WHERE YOU CAN FIND MORE INFORMATION
DD3 files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read DD3’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document DD3 files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact DD3 by telephone or in writing:
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Telephone: +52 (55) 8647-0417
Email: contact@dd3.mx
You may also obtain these documents by requesting them in writing or by telephone from DD3’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford, CT 06902
Toll free: (800) 662-5200
Tel: (203) 658-9400
Email: ddmx.info@morrowsodali.com
If you are a shareholder of DD3 and would like to request documents, please do so by           , 2019 to receive them before the special meeting. If you request any documents from DD3, DD3 will mail them to you by first class mail, or another equally prompt means.
All information contained or incorporated by reference in this proxy statement/prospectus relating to DD3 has been supplied by DD3, and all such information relating to Betterware has been supplied by Betterware. Information provided by either DD3 or Betterware does not constitute any representation, estimate or projection of any other party.
Neither DD3 nor Betterware has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS
Betterware de México, S.A. de C.V.
DD3 ACQUISITION CORP.

Financial Statements for the Year Ended June 30, 2019

Report of Independent Registered Public Accounting Firm
To the Board of Directors
Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V.:
Opinion on the Combined Financial Statements
We have audited the accompanying combined statements of financial position of Betterware de México, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V. (collectively, the Group) as of December 31, 2018, December 31, 2017, and January 1, 2017, the related combined statements of profit or loss and other comprehensive income, net parent investment, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2018, December 31, 2017, and January 1, 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standard Board.
Basis of Preparation
As discussed in Note 2c to the combined financial statements, the financial statements have been presented on a combined basis because both entities are under common control.
Previous GAAP Error Correction
As discussed in Note 28 to the combined financial statements, the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards (“Previous GAAP”).
Basis for Opinion
These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting standards used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG Cárdenas Dosal, S.C.
We have served as the Group’s auditor since 2002
Guadalajara, México.
September 27, 2019.

Betterware de México, S.A. de C.V. and combined entity
Combined Statements of Financial Position
As of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)
Assets	Notes	2018	2017	January 1, 2017
Current assets:
Cash and cash equivalents	5	Ps. 177,383	230,855	206,186
Trade accounts receivable, net	6, 19	198,776	147,933	119,172
Trade accounts receivable from related parties	22	—	22	16,783
Other accounts receivable		536	2,086	878
Inventory, net	7	302,206	141,894	107,087
Prepaid expenses	8	42,283	31,813	24,761
Other assets	9	8,667	5,348	3,793
Total current assets		729,851	559,951	478,660
Trade accounts receivable from related parties, long-term	22	—	—	586,174
Molds, equipment and leasehold improvements, net	10	42,972	57,162	46,955
Deferred income tax	15	—	—	16,161
Intangible assets	12	312,099	300,471	1,860
Goodwill	11	348,441	348,441	25,805
Other assets	5, 9	24,236	21,417	1,299
Total non-current assets		727,748	727,491	678,254
		Ps.1,457,598	1,287,442	1,156,914
See accompanying notes to combined financial statements.

Betterware de México, S.A. de C.V. and combined entity
Combined Statements of Financial Position
As of December 31, 2018, 2017 and January 1, 2017
(In thousands of Mexican pesos “Ps.”)
Liabilities and Net Parent Investment	Notes	2018	2017	January 1, 2017
Current Liabilities:
Borrowings	13	Ps. 90,691	46,218	67,325
Accounts payable to suppliers	19	445,241	211,071	141,432
Accrued expenses		36,706	31,950	21,477
Provisions	16	38,986	42,482	43,576
Income tax payable		29,016	83,798	—
Value added tax payable		17,624	20,533	16,043
Dividends payable	20	64,955	—	—
Statutory employee profit sharing		2,716	1,246	1,528
Derivative financial instruments	17	8,509	—	—
Total current liabilities		734,444	437,298	291,381
Non-current Liabilities:
Employee benefits	18	1,355	1,283	935
Derivative financial instruments	17	8,120	—	—
Deferred Income tax	15	70,627	78,922	—
Borrowings	13	562,788	591,162	805,896
Total non-current liabilities		642,890	671,367	806,831
Total liabilities		1,377,334	1,108,665	1,098,212
Net parent investment	20 – 22	80,264	178,777	58,702
		Ps.1,457,598	1,287,442	1,156,914
See accompanying notes to combined financial statements.

Betterware de México, S.A. de C.V. and combined entity
Combined Statements of Profit or Loss and Other Comprehensive Income
For the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)
	Notes	2018	2017
Net revenue	2.t	Ps.2,316,716	1,449,705
Cost of sales	7	958,469	558,105
Gross profit		1,358,247	891,600
Administrative Expenses	23	249,148	204,555
Selling Expenses	23	454,016	291,834
Distribution Expenses	23	103,336	64,349
Operating income		551,747	330,862
Financing income (cost):
Interest expense		(86,343)	(118,205)
Interest income		6,707	20,754
Unrealized loss in valuation of financial derivative instruments	17	(16,629)	—
Foreign exchange (loss) gain, net		(6,036)	71,214
Financing cost, net		(102,301)	(26,237)
Profit before income taxes		449,446	304,625
Income taxes:
Current	15	158,545	92,209
Deferred	15	(8,366)	4,742
Total income taxes		150,179	96,951
Profit for the year		Ps. 299,267	207,674
Other comprehensive income:
Item that will not be reclassified to profit or loss
Remeasurements of defined benefit obligation, net of taxes	18	165	(115)
Total comprehensive income		Ps. 299,432	207,559
See accompanying notes to combined financial statements.

Betterware de México, S.A. de C.V. and combined entity
Combined Statements of Changes in Net Parent Investment
For the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)
Net parent investment
Balance as of January 1, 2017	Ps. 58,702
Effects from merger (See Note 1)	(87,484)
Total comprehensive income for the year	207,559
Balance as of December 31, 2017	178,777
Capital stock movement, net (See Note 20)	(97,866)
Dividends declared (See Note 20)	(300,079)
Total comprehensive income for the year	299,432
Balance as of December 31, 2018	Ps. 80,264
See accompanying notes to combined financial statements.

Betterware de México, S.A. de C.V. and combined entity
Combined Statements of Cash Flows
For the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.”)
	Notes	2018	2017
Cash flows from operating activities:
Profit for the year		Ps.299,267	207,674
Adjustments for:
Income tax expense recognized in profit of the year		150,179	96,952
Depreciation and amortization of non-current assets		25,962	24,209
(Gain) / Loss on disposal of equipment		(11,970)	1,807
Interest income recognized in profit or loss		(6,707)	(20,754)
Interest expense recognized in profit or loss		86,343	118,205
Unrealized loss in valuation of financial derivative instruments		16,629	—
Unrealized foreign exchange gain		—	(57,626)
		559,703	370,467
Movements in working capital:
Trade accounts receivable		(50,843)	(28,761)
Trade accounts receivable from related parties		22	135
Other accounts receivable		1,550	(1,208)
Inventory, net		(160,312)	(34,807)
Prepaid expenses and other assets		(32,879)	(8,137)
Accounts payable to suppliers and accrued expenses		238,927	80,112
Provisions		(3,496)	(1,094)
Value added tax payable		(2,909)	4,490
Statutory employee profit sharing		1,470	(282)
Income taxes paid		(213,327)	(8,411)
Employee benefits		308	184
Net cash generated by operating activities		338,214	372,688
Cash flows from investing activities:
Payments for molds, equipment and leasehold improvements	10	(21,268)	(33,668)
Proceeds from disposal of molds, equipment and leasehold improvements	10	28,110	368
Interest received		6,707	1,788
Net cash from investing activities		13,549	(31,512)
Cash flows from financing activities:
Payments made to Shareholders	20	(97,866)	—
Repayment of borrowings	13	(35,085)	(743,787)
Proceeds from borrowings	13	50,000	589,798
Interest paid	13	(85,159)	(142,431)
Restricted cash	5	(2,001)	(20,087)
Dividends paid	20	(235,124)	—
Net cash used in financing activities		(405,235)	(316,507)
Net (decrease) increase in cash and cash equivalents		(53,472)	24,669
Cash and cash equivalents at the beginning of the year		230,855	206,186
Cash and cash equivalents at the end of the year		Ps.177,383	230,855
See accompanying notes to combined financial statements.

Betterware de México, S. A. de C. V. and Combined Entity
Notes to the Combined Financial Statements
As of December 31, 2018 and 2017, and January 1, 2017,
and for the years ended December 31, 2018 and 2017
(In thousands of Mexican pesos “Ps.” and thousands of U.S. dollars “US$”, unless otherwise indicated)
1.   Nature of business and significant events
Betterware de México, S. A. de C. V. ( “Betterware”) is a direct-to-consumer selling company, focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, among other categories (“Home Organization Products”). The Entity purchases those Home Organization Products and sells them through 9 (nine) catalogs troughout the year.
BLSM Latino América Servicios, S.A. de C.V., (“BLSM”) is a company that only provides administrative, technical and operating services to Betterware.
Betterware and BLSM (together hereinafter the “Group”) are companies incorporated in Mexico and carry out their operations in Mexico. The company’s address of its registered office and principal place of business is Luis Enrique Williams 549, Parque Industrial Belenes Norte, Zapopan, Jalisco, México, C.P. 45150.
Significant event —
On July 28, 2017, the Extraordinary General Shareholders’ Meeting agreed to merge Betterware, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (holding company and a related party, respectively), as merged companies. The merger was carried out based on the figures as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the General Law of Commercial Companies, when the merger took effect, all of the assets, liabilities, rights, obligations, and liabilities of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the Entity’s assets decreased by Ps. 16,513, liabilities increased by Ps. 60,144 and stockholders’ equity decreased by Ps. 76,657. See Note 20. The afore-mentioned transaction was recognized by Betterware at the book value of the assets, liabilities and stockholders’ equity of the merged entities at the date of the merger considering that before and after such transaction were and continued to be under common control.
As a result of the aforementioned merger, as of July 28, 2017, the Betterware became a subsidiary of Campalier, S.A. de C.V., the ultimate holding company.
2.   Significant accounting policies
a.   Basis of preparation
The combined financial statements include the financial statements of Betterware and BLSM. The Group prepares combined financial statements for the above-referred companies because it provides more meaningfull information to the reader as both entities are complementary to the same operation, they are under common control and operate under common management. These combined financial statements have been prepared for purposes of including them in a filing with the U.S. Securities and Exchange Commission, where, it is contemplated that once the transaction in question takes place BLSM will become in a subsidiary of Betterware.
Transactions among the combined companies and the balances and unrealized gains or losses arising from intra-group transactions have been eliminated in the preparation of the combined financial statements.
b.   Statement of compliance
The combined financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.
These are the Group’s first combined financial statements prepared in accordance with IFRS and IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied.

An explanation of how the transition to IFRSs has affected the reported financial position, financial performance and cash flows of the Group is provided in Note 28.
On June 10, 2019, the issuance of the accompanying combined financial statements was authorized by Lic. Luis Germán Campos Orozco, President of the Group; consequently, they do not reflect events occurred after that date. These combined financial statements are subject to the approval of the Group’s ordinary shareholders’ meeting, where they may be modified, based on provisions set forth in the Mexican General Corporate Law.
c.   Basis of measurement
The combined financial statements have been prepared on the historical cost basis except for certain financial instruments measured at fair value.
Functional and presentation currency
These combined financial statements are presented in Mexican pesos (“Ps.”), which is the Group’s functional currency. All financial information presented in Mexican pesos has been rounded to the nearest thousand (except where specified differently). When referring to U.S. dollars (“US$”), it is thousands of dollars of the United States of America.
Combined statement of profit or loss and other comprehensive income
The Group opted to present a single combined statement of profit or loss and comprehensive income, combining the presentation of profit and loss, including an operating profit line item, and comprehensive income in the same statement. Due to the commercial activities of the Group, costs and expenses presented in the combined statements of profit or loss and other comprehensive income were classified according to their function. Accordingly, cost of sales and operating expenses were presented separately.
d.   Financial instruments
Financial assets and financial liabilities are recognized in the Group’s combined statement of financial position when the Group becomes a party to the contractual provisions of the instrument.
Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.
e.   Financial assets
All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.
Classification of financial assets
Debt instruments that meet the following conditions are measured subsequently at amortized cost:
•
the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•
the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

Debt instruments that meet the following conditions are measured subsequently at fair value through other comprehensive income (FVTOCI):
•
the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

•
the contractual terms of the financial asset give rise on specified dates to cash flows that are SPPI on the principal amount outstanding.

By default, all other financial assets are measured subsequently at fair value through profit or loss (FVTPL).
Despite the foregoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:
•
the Group may irrevocably elect to present subsequent changes in fair value of an equity investment in other comprehensive income if certain criteria are met (see (iii) below); and

•
the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch (see (iv) below).

Amortized cost and effective interest method
The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.
The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.
Foreign exchange gains and losses
The carrying amount of financial assets that are denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period. Specifically, for financial assets measured at amortized cost that are not part of a designated hedging relationship, exchange differences are recognized in profit or loss.
Impairment of financial assets
The Group always recognizes lifetime ECL for trade receivables. The expected credit losses on these financial assets are estimated using the simplified approach as described in Note 3b.
For all other financial instruments, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.
Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.
Write-off policy
The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or in the case of trade receivables, when the amounts are over one year past due, whichever occurs sooner. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.
f.   Financial liabilities
All financial liabilities are measured subsequently at amortized cost using the effective interest method or at FVTPL.

Financial liabilities at FVTPL are measured at fair value, with any gains or losses arising on changes in fair value recognized in profit or loss to the extent that they are not part of a designated hedging relationship.
Financial liabilities and equity
Classification as debt or equity
Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.
Financial liabilities measured subsequently at amortized cost
Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at FVTPL, are measured subsequently at amortized cost using the effective interest method.
The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.
Foreign exchange gains and losses
For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments. These foreign exchange gains and losses are recognized in the ‘Foreign exchange (loss) gain, net’ line item in the Combined Statements of Profit or Loss and Other Comprehensive Income for financial liabilities that are not part of a designated hedging relationship.
The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss for financial liabilities that are not part of a designated hedging relationship.
Derecognition of financial liabilities
The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.
When the Group exchanges with the existing lender one debt instrument into another one with the substantially different terms, such exchange is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, the Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification should be recognized in profit or loss as the modification gain or loss within other gains and losses.

g.   Derivative financial instruments
The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign exchange rate risks, including foreign exchange forward contracts and interest rate swaps. Further details of derivative financial instruments are disclosed in Note 17.
Derivatives are recognized initially at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.
A derivative with a positive fair value is recognized as a financial asset whereas a derivative with a negative fair value is recognized as a financial liability. Derivatives are not offset in the combined financial statements unless the Group has both legal right and intention to offset. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the instrument is more than 12 months and it is not expected to be realized or settled within 12 months. Other derivatives are presented as current assets or current liabilities.
h.   Inventories and cost of sales
Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on weighted-average. The net realizable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.
i.   Prepaid expenses
Prepaid expenses are mainly comprised of advanced payments for printed catalogs, as well as, advanced payments for the purchase of inventories that are received after the date of the combined statement of financial position and during the normal course of business, and they are presented in current assets in accordance with the classification of the destination item.
j.   Other assets
Other assets mainly include restricted cash, inventory of rewards and rent security deposits. They are presented in current or non-current assets in accordance with the classification of the destination item.
•
Restricted cash:   equals one quarter of the interest accrued under the long term credit with MCRFP, S.A. de C.V. SOFOM, E.N.R. (see note 5).

•
Inventory of rewards:   Inventory of rewards mainly consist of certain products and items (in the form of rewards) that Betterware acquires with the purpose to encourage sales among the distributors, such inventory is acquired once the distributors redeemed the reward points that are granted by the Group so that the balance of inventory at each reporting period only relates to items already redeemed but not delivered. Inventory of rewards are recognized at its cost of acquisition and are recognized in the statement of profit and loss overtime as distributors earn the points granted by the Group based on its loyalty program.

k.   Molds, equipment, and leasehold improvements
Items of molds, equipment, and leasehold improvements are measured at cost less accumulated depreciation and any accumulated impairment losses.
If significant parts of an item of molds, equipment and leasehold improvements have different useful lives, then they are accounted for as separate items (major components) of molds, equipment and leasehold improvements.
Depreciation is recognized to write off the cost or valuation of assets, using the straight-line method. The estimated useful lives and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.
The following useful lives are used in the calculation of depreciation:
Molds	5 years
Vehicles	4 years
Computers and equipment	3 – 10 years
Leasehold improvements	3 years

An item of molds, equipment and leasehold improvements is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of molds, equipment and leasehold improvements is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.
l.   Intangible assets
•
Brand

This is an intangible asset with an indefinite useful life and corresponds mainly to the value of the “Betterware” brand, which was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.
Additionally, the Group has recorded expenses related to registration of trademark rights, which have a finite life. Such expenses are amortized on a straight-line basis over their estimated useful lives.
•
Relationship with customers

This is an intangible asset with a definite useful life of ten years and it is being amortized on a straight line basis and corresponds to the value of the relationships with customers. It was transmitted to the Group through a merger with Strevo Holding, S.A. de C.V. on July 28, 2017. This intangible asset is subject annual impairment testing, and whenever there is an indication that the asset may be impaired.
•
Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.
m.   Impairment of tangible and intangible assets other than goodwill
At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise, they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.
Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.
Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a post-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.
If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. Any impairment is recognized immediately in profit or loss, unless the asset is carried at its revalued amount in accordance with IAS 16 Property, Plant and Equipment. Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with IAS 16.
When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in profit or loss unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

n.   Goodwill
Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V., goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.
As mentioned in note 11, Goodwill was transferred to the Group through mergers carried out on November 30, 2002 and July 28, 2017 with BLHM and Strevo Holding, S.A. de C.V., respectively, which was generated through the acquisitions of shares of the Group in November 2002 and March 2015.
Goodwill is not amortized but is tested annually for impairment. Goodwill arising from a business combination is allocated to the cash generating unit (“CGU”) or groups of CGUs that receive a benefit from the synergies of the combination. An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount. Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis. An impairment loss in respect of goodwill is not reversed.
o.   Leases
Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.
Operating lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.
In the event that lease incentives are received to enter into operating leases, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.
p.   Foreign currency
In preparing the combined financial statements, transactions in currencies other than the Group’s functional currency (foreign currencies) are recognized at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of transaction.
Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.
q.   Employee benefits
Retirement benefits costs from termination benefits
The calculation for defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if applicable), are recognized immediately in the combined statement of financial position with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is not reclassified. Past service cost is recognized in profit or loss in the period of a plan amendment or curtailment occurs, or when the Group recognizes related restructuring costs or termination benefits, if earlier.

Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorized as follows:
•
Service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements).

•
Net interest expense or income, and

•
Remeasurement.

Short-term and other long-term employee benefits and statutory employee profit sharing (“PTU”)
A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service. Likewise, a liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.
Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.
Liabilities recognized in respect of other long-term employee benefits are measured at the present value of the estimated future cash outflows expected to be made by the Group in respect of services provided by employees up to the reporting date.
Statutory employee profit sharing (“PTU”)
PTU is recorded in the results of the year in which it is incurred and is presented in operating expenses line item in the combined statement of profit or loss and other comprehensive income.
As a result of the 2014 Income Tax Law, as of December 31, 2018 and 2017, PTU is determined based on taxable income, according to Section I of Article 9 of the that Law.
Termination benefits
A liability for a termination benefit is recognized at the earlier of when the Group can no longer withdraw the offer of the termination benefit and when the Group recognizes any related restructuring costs.
r.   Income taxes
The income tax expense represents the sum of the tax currently payable and deferred tax.
•
Current tax

Current income tax (“ISR”) is recognized in the results of the year in which is incurred.
The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.
A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best estimate of the amount expected to become payable. The assessment is based on the judgment of tax professionals within the Group supported by previous experience in respect of such activities and in certain cases based on specialist independent tax advice.
•
Deferred income tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.
The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.
Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting date.
The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.
•
Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.
s.   Provisions
Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.
Provisions mainly include incentives granted to distributors in the form of reward points, discounts and others such as compensations to employees (bonuses) not paid at the reporting date, professional services fees, etcetera.
The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).
When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.
t.   Revenue recognition
The Group recognizes revenue when it transfers control over a product or service to a customer. The management applies the five-step model to determine when to recognize revenue and at what amount:
•
Identify the contract with client (verbal or written).

•
Identify the performance obligations committed in the contract.

•
Consider the contractual terms and the business model of the Group in order to determine the transaction price. The transaction price is the amount of consideration to which an Group expects to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. In determining the transaction price, the Group considers the variable considerations.

•
Allocate the transaction price to the performance obligations identified in the contract (generally each distinct good or service), to depict the amount of consideration to which an Group expects to be entitled in exchange for transferring the promised goods or services to the customer.

•
Recognition of revenue when or as it satisfies a performance obligation by transferring a good or service to a customer, either at a point in time (when) or over time (as).

The following table provides information about the nature, timing and satisfaction of performance obligations and the significant payment terms:
Products and services	Nature, timing of satisfaction of performance obligations and significant payments terms	Revenue recognition under IFRS 15 (applicable since January 1, 2018)	Revenue recognition under IAS 18 (applicable before January 1, 2017)
Home products
Customers take control of the products when this are delivered.
Invoices are generated at the shipment date and they are paid usually between 15 and 30 days.
The Customers are allowed to exchange products the products (only if such products have issues identified such as: damages or failures in its nature).
		The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted.	Revenue from the sales of goods was recognized when the significant risks and rewards of ownership has been transferred to the customer.
Variable considerations
The Group adjusts the transaction price according to the estimations of discounts and rebates that may result in variable consideration. This estimates are determined according to the terms and conditions of the contracts with clients, the history or the client’s performance.
Contract costs
An Group capitalizes incremental costs to obtain a contract with a customer if it expects to recover those costs. However, the Group does not capitalize incremental costs if the amortization period for the asset is one year or less. For any other cost related to the fulfillment of a contract with a client, that is not part of the revenue recognition, it is considered as an asset including all the costs incurred, only if such costs are directly related to an existing contract or specific anticipated contract and if those costs generate or enhance resources that will be used to satisfy performance obligations in the future and are expected to be recovered. The Group amortizes the asset recognized for the costs to obtain and/or fulfill a contract on a systematic basis, consistent with the pattern of transfer of the good or service to which the asset relates.
u.   Financing income and cost
Financing income (cost) are comprised of interest income, interest expense, the foreign currency gain or loss on financial assets and financial liabilities; and gain (loss) in valuation of financial derivative instruments.Those are recognized in the combined statement of profit or loss and other comprehensive income when accrued.
v.   Contingencies
Significant obligations or losses related to contingencies are recognized when it is probable that their effects will materialize and there are reasonable elements for their quantification. If these reasonable elements do not exist, their disclosure is included qualitatively in the notes to the combined financial statements. Income, profits or contingent assets are recognized until such time as there is certainty of their realization.

w.   Common Control Transaccions
The Group has established as its accounting policy choice to recognize transactions under common control at the book value of the assets and liabilities acquired or involved in the common control transaction (either acquisition or disposition).
3.   Changes in significant accounting policies
a.
Application of new and revised International Financing Reporting Standards (“IFRSs” or “IAS”) that are mandatorily effective for the current year

In the current year, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (“IASB”) that are mandatorily effective for an accounting period that begins on or after January 1, 2018.
New and amended IFRS Standards that are effective for the current year
Impact of initial application of IFRS 9 Financial Instruments
The Group has early adopted the IFRS 9 in the combined financial statements on January 1, 2017 under the cumulative effect method (prospective method). The Group adopted the new standard and the related consequential amendments to other IFRS Standards that are effective for an annual period that begins on or after 1 January 2018.
Additionally, the Group adopted consequential amendments to IFRS 7 Financial Instruments: Disclosures that were applied to the disclosures about 2018 and to the comparative period.
IFRS 9 introduced new requirements for:
1.
The classification and measurement of financial assets and financial liabilities,

2.
Impairment of financial assets, and

3.
General hedge accounting.

Details of these new requirements as well as their impact on the Group’s combined financial statements are described below.
The Group has applied IFRS 9 in accordance with the transition provisions set out in IFRS 9.
(a)   Classification and measurement of financial assets
The date of initial application (i.e. the date on which the Group has assessed its existing financial assets and financial liabilities in terms of the requirements of IFRS 9) is January 1, 2017 as the Group has anticipated the adoption of IFRS 9. All recognized financial assets that are within the scope of IFRS 9 are required to be measured subsequently at amortized cost or fair value on the basis of the Group’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets.
Specifically:
•
debt instruments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at amortized cost;

•
debt instruments that are held within a business model whose objective is both to collect the contractual cash flows and to sell the debt instruments, and that have contractual cash flows that are solely payments of principal and interest on the principal amount outstanding, are measured subsequently at fair value through other comprehensive income (FVTOCI);

•
all other debt investments and equity investments are measured subsequently at fair value through profit or loss (FVTPL).

Despite the aforegoing, the Group may make the following irrevocable election/designation at initial recognition of a financial asset:

•
the Group may irrevocably elect to present subsequent changes in fair value of an equity investment that is neither held for trading nor contingent consideration recognized by an acquirer in a business combination in other comprehensive income; and

•
the Group may irrevocably designate a debt investment that meets the amortized cost or FVTOCI criteria as measured at FVTPL if doing so eliminates or significantly reduces an accounting mismatch.

In the current year, the Group has not designated any debt investments that meet the amortized cost or FVTOCI criteria as measured at FVTPL.
When a debt investment measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment. When an equity investment designated as measured at FVTOCI is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is subsequently transferred to retained earnings.
Debt instruments that are measured subsequently at amortized cost or at FVTOCI are subject to impairment. See (b) below.
Management reviewed and assessed the Group’s existing financial assets as at January 1, 2017 based on the facts and circumstances that existed at that date and concluded that the initial application of IFRS 9 had no impact on the Group’s financial assets as regards their classification and measurement, since financial assets which mainly consist in trade receivables that under IAS 39 were measured at amortized cost, continue to be measured at amortized cost under IFRS 9 as they are held within a business model to collect contractual cash flows and these cash flows consist solely of payments of principal amount outstanding. As such, there was no impact on the Group’s financial position, profit or loss, other comprehensive income or total comprehensive income in either year.
(b)   Impairment of financial assets
In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires the Group to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition of the financial assets. In other words, it is no longer necessary for a credit event to have occurred before credit losses are recognized.
Specifically, IFRS 9 requires the Group to recognize a loss allowance for expected credit losses on:
(1)
Debt investments measured subsequently at amortized cost or at FVTOCI,

(2)
Lease receivables,

(3)
Trade receivables and contract assets, and

(4)
Financial guarantee contracts to which the impairment requirements of IFRS 9 apply.

In particular, IFRS 9 requires the Group to measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses (ECL) if the credit risk on that financial instrument has increased significantly since initial recognition, or if the financial instrument is a purchased or originated credit-impaired financial asset. However, if the credit risk on a financial instrument has not increased significantly since initial recognition (except for a purchased or originated credit-impaired financial asset), the Group is required to measure the loss allowance for that financial instrument at an amount equal to 12-months ECL. The Group has applied a simplified approach, as permitted by IFRS 9, for measuring the loss allowance at an amount equal to lifetime ECL for trade receivables, as those receivables represent the main financial asset, other than cash and cash equivalents.
Because the Group has elected to restate comparatives, for the purpose of assessing whether there has been a significant increase in credit risk since initial recognition of financial instruments that remain recognized on the date of initial application of IFRS 9 (i.e. 1 January 2017), management has compared the credit risk of the respective financial instruments on the date of their initial recognition to their credit risk as at 1 January 2017.

The result of the assessment is as follows:
Items existing as at 01/01/17 that are subject to the impairment provisions of IFRS 9	Credit risk attributes at 01/01/17 and 01/01/18	Cumulative additional loss allowance recognized on:
Trade receivables	The Group applies the simplified approach and recognizes lifetime ECL for these assets.	No additional loss allowance was necessary for 2017 and 2018. ECL for years 2018 and 2017 was Ps. 18,699 and Ps. 16,243 respectively.
Cash and bank balances	All bank balances are assessed to have low credit risk at each reporting date as they are held with reputable international banking institutions	None
The consequential amendments to IFRS 7 have also resulted in more extensive disclosures about the Group’s exposure to credit risk in the combined financial statements (see notes for details).
Classification and measurement of financial liabilities
A significant change introduced by IFRS 9 in the classification and measurement of financial liabilities relates to the accounting for changes in the fair value of a financial liability designated as at FVTPL attributable to changes in the credit risk of the issuer. Specifically, IFRS 9 requires that the changes in the fair value of the financial liability that is attributable to changes in the credit risk of that liability be presented in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to a financial liability’s credit risk are not subsequently reclassified to profit or loss but are instead transferred to retained earnings when the financial liability is derecognized. Previously, under IAS 39, the entire amount of the change in the fair value of the financial liability designated as at FVTPL was presented in profit or loss. This change in accounting policy had no effects on the Group’s profit and other comprehensive income as the Group did not have any financial liabilities designated as at FVTPL as of January 1, 2017 and years 2017 and 2018.
As described above, the application of IFRS 9 has had no impact on the classification and measurement of the Group’s financial liabilities.
Impact of application of IFRS 15 Revenue from Contracts with Customers
The Group has adopted IFRS 15 Revenue from Contracts with Customers in its combined financial statements on January 1, 2017 under the “full retrospective effect” method. The new standard replaces substantially all of the current revenue recognition guidance, including IAS 11 Construction Contracts, IAS 18 Revenue and IFRIC 13 Customer Loyalty Programmes.
The transition considerations that the Group has considered by applying the full retrospective effect method in the adoption of the IFRS 15, involve the recognition of the retrospective effect of the adoption of the IFRS 15 as of January 1, 2017; consequently, under this method the Group is required to restate the financial information for the years ended December 31, 2017, also the Group has the obligation to adjust the amounts that have arisen as a result of the accounting differences between the current accounting standard IAS 18 and the new standard IFRS 15.
The new standard establishes a five-step model to determine how much and when revenue is recognized. The Group recognizes revenue when it transfers control over a product or service to a customer.
Compared to the previous standard, IFRS 15 provides a guide about the revenue recognition of the variable considerations such as discounts, rebates, refunds, rights of return, credits, incentives or similar items. The Group assesses whether, and to what extent, it can include an amount of variable consideration in the transaction price at contract inception.
At December 31, 2018, 2017 and at January 1, 2017 the Group has not identify significant impacts in its combined financial statements and has only modified its accounting policies in order to align them with the five step model established by IFRS 15, such changes did not originate effects in revenue recognition as compared with the revenue recognition under IAS 18.
Impact of application of other amendments to IFRS Standards and Interpretations
In the current year, the Group has applied a number of amendments to IFRS Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are effective for an annual period that begins on or after 1 January 2018. Their adoption has not had any material impact on the disclosures or on the amounts reported in these combined financial statements.
IFRIC 22 Foreign Currency Transactions and Advance Consideration
IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (for example, a non-refundable deposit or deferred revenue).
The Interpretation specifies that the date of the transaction is the date on which the Group initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires an Group to determine the date of transaction for each payment or receipt of advance consideration.

New and revised IFRS Standards in issue but not yet effective
At the date of authorization of these combined financial statements, the Group has not applied the following new and revised IFRS Standards that have been issued but are not yet effective:
IFRS 16	Leases
Amendments to IFRS 9	Prepayment Features with Negative Compensation
Annual Improvements to IFRS Standards 2015 – 2017 Cycle	Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs
Amendments to IAS 19 Employee Benefits	Plan Amendment, Curtailment or Settlement
IFRS 10 Consolidated Financial Statements and IAS 28 (amendments)	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture
IFRIC 23	Uncertainty over Income Tax Treatments
Management of the Group does not expect that the adoption of the Standards listed above will have a material impact on the combined financial statements of the Group in future periods, except as noted below:
IFRS 16 Leases
In January, 2016, the IASB published the IFRS 16 Leases that introduces a single, on-balance lease sheet accounting model for leases. A lessee recognizes a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. The new standard replaces existing leases guidance including IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases — Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.
The standard is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted for entities that apply IFRS 15 Revenue from Contracts with Customers at or before the date of initial application of IFRS 16. The Group has the intention to adopt the IFRS 16 in the combined financial statements on January 1, 2019 under the modified retrospective approach with optional practical expedients (prospective method).

The transition considerations that the Group has evaluated by applying the modified retrospective approach (prospective method) in the adoption of the IFRS 16, involve the recognition of the cumulative effect of the adoption of the IFRS 16 as of January 1, 2019; consequently, there is no obligation under this method to restate the financial information for the years ended on December 31, 2018. Also, at the date of transition to the IFRS 16 (January 1, 2019), the Group has chosen to apply the practical expedient called “Grandfather” which considers as lease those contracts that qualified as such under the previous accounting standards IAS 17 Leases and IFRIC 4 Determining whether an arrangement contains a lease.
Currently, the Group has completed an initial qualitative and quantitative assessment of the potential impacts of the adoption of IFRS 16 on its combined financial statements. The evaluation includes, among others, the following activities realized over the lease contracts of the Group:
•
Detailed analysis of the lease contracts and evaluation of the characteristics that may have an impact in the determination of the right-of-use and the lease liability;

•
Identification of the exceptions provided by the IFRS 16 that may be applicable to the Group;

•
Identification and determination of the costs associated with lease agreements;

•
Identification of the currencies in which the lease agreements are denominated;

•
Analysis of the renewal periods and improvements to leased assets, as well as the amortization periods thereof;

•
Analysis of qualitative and quantitative disclosure requirements and their impacts on processes and internal control of the Group; and

•
Analysis of the interest rate used in the determination of the present value of the lease payments of those assets for which a right-of-use has to be recognized.

The preliminary assessment of the Group about the potential impact on its combined financial statements indicates that the Group would recognize a right-of-use asset equivalent to 1.4% of total assets as of December 31, 2018 and a corresponding lease liability equivalent to 1.6% of total liabilities, at the same date, with respect of all qualifying leases.
Amendments to IFRS 9 Prepayment Features with Negative Compensation
The amendments to IFRS 9 clarify that for the purpose of assessing whether a prepayment feature meets the Solely Payment of Principal and Interest (SPPI) condition, the party exercising the option may pay or receive reasonable compensation for the prepayment irrespective of the reason for prepayment. In other words, prepayment features with negative compensation do not automatically fail SPPI.
The amendment applies to annual periods beginning on or after 1 January 2019, with earlier application permitted. There are specific transition provisions depending on when the amendments are first applied, relative to the initial application of IFRS 9.
The Group’s managemet does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.
Annual Improvements to IFRS Standards 2015 – 2017 Cycle Amendments to IFRS 3 Business Combinations, IFRS 11 Joint Arrangements, IAS 12 Income Taxes and IAS 23 Borrowing Costs
The Annual Improvements include amendments to four Standards.
IAS 12 Income Taxes
The amendments clarify that an Group should recognize the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the Group originally recognized the transactions that generated the distributable profits. This is the case irrespective of whether different tax rates apply to distributed and undistributed profits.

IAS 23 Borrowing Costs
The amendments clarify that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an Group borrows generally when calculating the capitalization rate on general borrowings.
IFRS 3 Business Combinations
The amendments to IFRS 3 clarify that when an Group obtains control of a business that is a joint operation, the Group applies the requirements for a business combination achieved in stages, including remeasuring its previously held interest (PHI) in the joint operation at fair value. The PHI to be remeasured includes any unrecognized assets, liabilities, and goodwill relating to the joint operation.
All the amendments are effective for annual periods beginning on or after 1 January 2019 and generally require a prospective application. Earlier application is permitted.
The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.
Amendments to IAS 19 Employee Benefits Plan Amendment, Curtailment or Settlement
The amendments clarify that the past service cost (or of the gain or loss on settlement) is calculated by measuring the defined benefit liability (asset) using updated assumptions and comparing benefits offered and plan assets before and after the plan amendment (or curtailment or settlement) but ignoring the effect of the asset ceiling (that may arise when the defined benefit plan is in a surplus position). IAS 19 is now clear that the change in the effect of the asset ceiling that may result from the plan amendment (or curtailment or settlement) is determined in a second step and is recognized in the normal manner in other comprehensive income.
The paragraphs that relate to measuring the current service cost and the net interest on the net defined benefit liability (asset) have also been amended. An Group will now be required to use the updated assumptions from this remeasurement to determine current service cost and net interest for the remainder of the reporting period after the change to the plan. In the case of the net interest, the amendments make it clear that for the period post plan amendment, the net interest is calculated by multiplying the net defined benefit liability (asset) as remeasured under IAS 19.99 with the discount rate used in the remeasurement (also taking into account the effect of contributions and benefit payments on the net defined benefit liability (asset)).
The amendments are applied prospectively. They apply only to plan amendments, curtailments or settlements that occur on or after the beginning of the annual period in which the amendments to IAS 19 are first applied. The amendments to IAS 19 must be applied to annual periods beginning on or after 1 January 2019, but they can be applied earlier if an Group elects to do so.
The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.
IFRIC 23 Uncertainty over Income Tax Treatments
IFRIC 23 sets out how to determine the accounting tax position when there is uncertainty over income tax treatments. The Interpretation requires an Group to:
•
determine whether uncertain tax positions are assessed separately or as an Group; and

•
assess whether it is probable that a tax authority will accept an uncertain tax treatment used, or proposed to be used, by an Group in its income tax filings:

•
If yes, the Group should determine its accounting tax position consistently with the tax treatment used or planned to be used in its income tax filings.

•
If no, the Group should reflect the effect of uncertainty in determining its accounting tax position.

The Interpretation is effective for annual periods beginning on or after 1 January 2019. Entities can apply the Interpretation with either full retrospective application or modified retrospective application without restatement of comparatives retrospectively or prospectively.
The Group’s management does not anticipate that the application of the amendments in the future will have an impact on the Group’s combined financial statements.
4.   Critical accounting judgments and key sources of estimation uncertainty
In the application of the Group’s accounting policies, which are described in Note 2, the management of the Group is required to make judgments, estimates, and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Critical judgments in applying accounting policies
The following are the critical judgments, apart from those involving estimations, that the management of the Group has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in the combined financial statements.
•
Key assumptions used in impairment testing

The Group performs annual impairment testing on long-lived assets, for which key assumptions are used in the calculation of the recoverable amount.
•
Key assumptions used to determine the carrying amount of the Group’s defined benefit obligation

The Group’s defined benefit obligation is determined using key actuarial assumptions. However, defined benefit obligation balance, which is calculated by an independent actuary, as of December 31, 2018, and 2017 and January 1, 2017, is not significant.
•
Key assumptions used to determine arrangement contains a lease and the corresponding lease classification

The Management of the Group assessed whether or not the arrangements entered into contained a lease. If a lease is identified, then an analysis is performed to determine proper classification.
Assumptions and estimation uncertainties
Information about assumptions and estimation uncertainties as of December 31, 2018 that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:
Note 6 — Measurement of ECL.
Note 15 — Recognition of deferred tax assets and liabilities.
Notes 17 and 19 — Determining the fair value of certain financial instruments.
Note 26 — Recognition of contingencies.

5.   Cash and cash equivalents
For the purposes of the combined statement of cash flows, cash and cash equivalents includes cash on hand and in banks, net of outstanding bank overdrafts, and the balance of the periods shown on the combined statements of financial position are as follows:
	2018	2017	January 1, 2017
Cash on hand in banks	Ps. 46,445	120,855	61,186
Time deposits	130,938	110,000	145,000
	Ps.177,383	230,855	206,186
As of December 31, 2018 and 2017, cash and cash equivalents balance excludes an amount of Ps. 22,088 and Ps. 20,087, respectively, of restricted cash derived from the credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. This amount of restricted cash equals one quarter of the interest accrued under said credit agreement (see note 13). As of January 1, 2017 there was no restricted cash. Restricted cash is presented as non-current asset in the combined statement of financial position as part of  “Other Assets” (see note 9) and under financing activities in the combined statements of cash flows.
6.   Trade accounts receivable
	2018	2017	January 1, 2017
Trade account receivables	Ps.208,116	152,266	123,818
Expected credit loss	(9,340)	(4,333)	(4,646)
	Ps.198,776	147,933	119,172
Trade accounts receivable from customers detailed above are measured at their amortized cost. The average related to the turnover of accounts receivable is 30 days. No interest is charged on outstanding trade receivables.
The Group always measures the loss allowance for trade receivables at an amount equal to lifetime ECL. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date. See Note 19 for information on exposure to credit and market risks.
There has been no change in the estimation techniques or significant assumptions made during the current reporting period.
The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery, e.g. when the debtor has been placed under liquidation or has entered into bankruptcy proceedings, or when the trade receivables are over one year past due, whichever occurs earlier. None of the trade receivables that have been written off is subject to enforcement activities.
The following table details the risk profile of trade receivables based on the Group’s provision matrix. As the Group’s historical credit loss experience does not show significantly different loss patterns for different customer segments, the provision for loss allowance based on past due status is not further distinguished between the Group’s different customer base.
	Trade receivables – days past due
December 31, 2018	Not past due	14 – 21	21 – 28	>28	Total
Expected credit loss rate	1%	16%	37%	38%
Estimated total gross carrying amount at default	Ps.194,366	13,794	5,681	33,438	247,279
Expected Credit Loss	Ps. 1,910	2,150	2,108	12,531	18,699

	Trade receivables – days past due
December 31, 2017	Not past due	14 – 21	21 – 28	>28	Total
Expected credit loss rate	1%	14%	32%	60%
Estimated total gross carrying amount at default	Ps.136,704	8,919	1,731	22,153	169,507
Expected Credit Loss	Ps.925	1,278	546	13,494	16,243

	Trade receivables – days past due
January 1, 2017	Not past due	14 – 21	21 – 28	>28	Total
Trade receivable aging at transition date	Ps.99,854	6,515	1,264	16,185	123,818
The following table shows the movement in lifetime ECL that has been recognized for trade and other receivables in accordance with the simplified approach set out in IFRS 9.
Total
Balance as at 1 January 2017 under IAS 39	Ps. (4,646)
Adjustment upon application of IFRS 9	—
Balance as at 1 January 2017 – under IFRS 9	(4,646)
Expected credit loss	(16,243)
Amounts written off	16,556
Balance as at 31 December 2017	(4,333)
Expected credit loss	(18,699)
Amounts written off	13,692
Balance as at 31 December 2018	Ps. (9,340)
7.   Inventories and cost of sales
	2018	2017	January 1, 2017
Finished goods	Ps.215,812	90,432	71,874
Packing material	3,750	2,309	1,121
	219,562	92,741	72,995
Merchandise-in-transit	82,644	49,153	34,092
	Ps.302,206	141,894	107,087
The cost of inventories recognized as an expense during the year in respect of continuing operations was Ps. 958,469 and Ps. 558,105 as of December 31, 2018 and 2017, respectively.
The cost of inventories recognized as an expense includes Ps. 7,084 and Ps. 6,214 during 2018 and 2017, respectively, in respect of write-downs of inventory to net realizable value. Such write-downs have been recognized to account for obsolete inventories.
8.   Prepaid expenses
	2018	2017	January 1, 2017
Printed catalogs	Ps.19,406	11,062	9,918
Advances to suppliers	11,471	11,028	6,294
Premiums paid in advance for insurance	8,948	6,436	4,921
Others	2,458	3,287	3,628
	Ps.42,283	31,813	24,761

9.   Other assets
	2018	2017	January 1, 2017
Restricted cash	Ps.22,088	20,087	—
Inventory of rewards	8,667	5,348	3,793
Rent security deposit	2,148	1,330	1,299
	32,903	26,765	5,092
Current	8,667	5,348	3,793
Non-current	24,236	21,417	1,299
	Ps.32,903	26,765	5,092
10.   Molds, equipment, and leasehold improvements
	2018	2017	January 1, 2017
Acquisition cost	Ps.123,249	141,064	113,947
Accumulated depreciation	(80,277)	(83,902)	(66,992)
	Ps. 42,972	57,162	46,955

Acquisition cost:	January 1, 2017	Additions	Disposals	December 31, 2017
Molds	Ps. 25,820	3,507	(172)	29,155
Vehicles	31,244	12,575	(3,470)	40,349
Computers and equipment	36,663	13,064	(2,099)	47,628
Leasehold improvements	20,220	4,522	(810)	23,932
	Ps.113,947	33,668	(6,551)	141,064

Accumulated depreciation:	January 1, 2017	Depreciation expense	Eliminated in disposals	December 31, 2017
Molds	Ps.(19,749)	(1,542)	172	(21,119)
Vehicles	(15,337)	(8,216)	2,339	(21,214)
Computers and equipment	(20,124)	(7,746)	1,371	(26,499)
Leasehold improvements	(11,782)	(3,782)	494	(15,070)
	Ps.(66,992)	(21,286)	4,376	(83,902)

Acquisition cost:	December 31, 2017	Additions	Disposals	December 31, 2018
Molds	Ps. 29,155	8,360	—	37,515
Vehicles	40,349	306	(39,053)	1,602
Computers and equipment	47,628	12,042	(30)	59,640
Leasehold improvements	23,932	560	—	24,492
	Ps.141,064	21,268	(39,083)	123,249

Accumulated depreciation:	December 31, 2017	Depreciation expense	Eliminated in disposals	December 31, 2018
Molds	Ps.(21,119)	(1,844)	—	(22,965)
Vehicles	(21,214)	(3,162)	22,930	(1,444)
Computers and equipment	(26,499)	(10,014)	13	(36,500)
Leasehold improvements	(15,070)	(4,298)	—	(19,368)
	Ps.(83,902)	(19,318)	22,943	(80,277)

Depreciation expense is included in operating expenses line in the combined statement of profit or loss and other comprehensive income.
No impairment losses on molds, equipment and leasehold improvements have been determined.
11.   Goodwill
	January 1, 2017	Additions	Disposals	December 31, 2017
Cost	Ps.25,805	322,636	—	348,441

	December 31, 2017	Additions	Disposals	December 31, 2018
Cost	Ps.348,441	—	—	348,441
Goodwill corresponds to the excess resulted between the consideration paid and the fair values of the net assets acquired at the date of acquisition paid by Betterware Latinoamérica Holding México, S.A. de C.V. (BLHM) and Strevo Holding, S.A. de C.V. as mentioned in Note 2.n.
Goodwill was generated by different legal entities and transmitted to the Group through the mergers carried out on November 30, 2002 and July 28, 2017, respectively.
For the purposes of impairment testing, goodwill has been allocated to one CGUs.
The recoverable amount of the CGU was based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used.
The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.
At December 31, 2018, 2017 and January 1, 2017, the estimated recoverable amount of the CGU exceeded its carrying amount.
The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from both internal and external sources.
In percent	2018	2017
Discount rate	15.7	16.3
Terminal Value Growth Rate	3.0	3.5
Budgeted EBITDA Growth Rate	14.8	13.5
The discount rate was a post-tax measurement estimated based on the historical industry average, weighted-average cost of capital and a market interest rate of 9%.
The cash flow projections included specific estimates for 5 years and a terminal growth rate thereafter. The terminal growth rate was determined based on management’s estimate of the long-term compound annual EBITDA growth rate, consistent with the assumptions that a market participant would make.
Budgeted EBITDA was estimated taking into account past experience and a revenue growth rate projected taking into account the average growth levels experienced over the past 5 years and the estimated sales volume and price growth for the next five years. It was assumed that the sales price would increase in line with forecast inflation over the next five years.

12.   Intangible assets
Acquisition cost:	January 1, 2017	Additions	Disposals	December 31, 2017
Brand	Ps. —	253,000	—	253,000
Customer relationships	—	64,000	—	64,000
Software	—	—	—	—
Brands and logos rights	5,072	—	—	5,072
	Ps.5,072	317,000	—	322,072

Accumulated amortization:	January 1, 2017	Depreciation expense	Eliminated in disposals	December 31, 2017
Customer relationships	Ps. —	(18,133)	—	(18,133)
Brands and logos rights	(3,212)	(256)	—	(3,468)
	Ps.(3,212)	(18,389)	—	(21,601)

Acquisition cost:	December 31, 2017	Additions	Disposals	December 31, 2018
Brand	Ps.253,000	—	—	253,000
Customer relationships	64,000	—	—	64,000
Software	—	17,135	—	17,135
Brands and logos rights	5,072	1,137	—	6,209
	Ps.322,072	18,272	—	340,344

Accumulated amortization:	December 31, 2017	Depreciation expense	Eliminated in disposals	December 31, 2018
Customer relationships	Ps.(18,133)	(6,400)	—	(24,533)
Brands and logos rights	(3,468)	(244)	—	(3,712)
	Ps.(21,601)	(6,644)	—	(28,245)
As of December 31, 2018 and 2017, a carrying amount of Ps. 253,000 for the value of  “Betterware” brand is presented in the Combined Statements of Financial Position at those dates. Such brand was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. (a related party, under common control). Strevo Holding, S.A. de C.V. obtained such brand when acquiring the majority of the Group’s shares in March 2015.
As of December 31, 2018 and 2017, a carrying amount of Ps. 39,467 and Ps. 45,867, respectively, for the value of the Group’s intangible asset comprised of relationships with customers, is presented in the Combined Statements of Financial Position at those dates. Such intangible asset was transmitted to the Group through a merger carried out on July 28, 2017 with Strevo Holding, S.A. de C.V. previously discussed. This intangible asset has a useful life of ten years and it is being amortized on a straight line basis.
Additionally, as of December 31, 2018 and 2017, the intangible asset line in the combined statement of financial position includes Ps. 2,497 and Ps. 1,604, respectively, corresponding to paid rights related to registration of brands and logos before the intellectual property authorities. Such rights are valid during a defined period and therefore, are amortized over such useful lives.
Also, during 2018, the Group has started the development and implementation process of software related to inventory management and it is planned to be completed during the first quarter of 2019. The total expected costs is Ps. 21,265 and as of December 31, 2018, 80% complete of such cost has been incurred.
At each reporting date, the Group reviews the carrying amounts of its non-financial assets to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. At December 31, 2018, 2017 and January 1, 2017, no indications of impairment has been identified.

In relation to impairment of intangible assets with indefinite useful life (brand), the Group estimates the recoverable amount of the intangible asset which is based on fair value less costs of disposal, estimated using discounted cash flows. The fair value measurement was categorized as a Level 3 fair value based on the inputs in the valuation technique used. Key assumptions are the same as those used for estimating the recoverable amount for Goodwill. See Note 11.
13.   Borrowings
	2018	2017	January 1, 2017
Line of credit with MCRF P, S.A. de C.V. SOFOM, E.N.R. of Ps. 600,000,000, bearing interest at a fixed rate of 13.10%. This line of credit is payable on a quarterly basis starting May 15, 2019 through May 15, 2023. BLSM Latino América Servicios, S.A. de C.V., is a guarantor in this loan.	Ps.592,252	591,162	—
Secured line of credit with Banco Nacional de México, S.A. (Banamex), for up to Ps. 400,000, bearing interest at the TIIE rate plus 317 basis point. Withdrawals from this line of credit can be made during a 10-month period starting December 15, 2018, and are payable on a quarterly basis from December 17, 2019 up to December 18, 2025.	50,000	—	—
Unsecured line of credit with Banamex, for up to US$ 1,800, bearing interest at the LIBOR rate plus 300 basis point. Maturity was on March 31, 2018.	—	36,175	33,056
Line of credit of US$ 39,000, bearing interest at a fixed rate of 12.5%. This line of credit was due on March 12, 2020, with allowed prepayments beginning March 12, 2018. Betterware Controladora, S.A. de C.V. and BLSM Latino América Servicios, S.A. de C.V., were guarantors in this loan. On March 13, 2017 a US$ 6,000 prepayment was made, with prior authorization of the creditor. On May 10, 2017, the remaining balance of this loan was repaid.	—	—	805,896
Interest payable	11,227	10,043	34,269
Total debt	653,479	637,380	873,221
Less: Current portion	90,691	46,218	67,325
Long-term debt	Ps.562,788	591,162	805,896
As of December 31, 2018, 2017 and January 1, 2017, the fair value of borrowings presented above, is considered to be similar to the book value (at amortized cost) determined by using the effective interest method.
Interest expense in connection with debt presented above is included in the interest expense line in the combined statement of profit or loss and other comprehensive income.
Reconciliation of movements of liabilities to cash flows arising from financing activities
The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s combined statement of cash flows as cash flows from financing activities.

	Long-term debt	Interest payable	Derivative financial instruments, net
Balances, January 1, 2017	Ps. 838,952	34,269	—
Changes that represent cash flows –
Loans obtained	600,087	—	—
Restricted cash	(20,087)	—	—
Payments	(745,251)	(142,431)	—
Commissions and debt issuance cost	(10,289)	—	—
Changes that do not represent cash flows –
Interest expense	—	118,205	—
Unrealized foreign exchange loss	(57,626)	—	—
Amortization of commissions and debt issuance cost	1,464	—	—
Balances, December 31, 2017(1)	607,250	10,043	—
Changes that represent cash flows –
Loans obtained	50,667	—	—
Restricted cash	(2,001)	—	—
Payments	(36,829)	(85,159)	—
Commissions and debt issuance cost	(667)	—	—
Changes that do not represent cash flows –
Interest expense	—	86,343	—
Valuation effects of derivative financial instruments	—	—	16,629
Amortization of commissions and debt issuance cost	1,744	—	—
Balances, December 31, 2018(1)	Ps. 620,164	11,227	16,629

(1)
Balances in column “Long-term debt” in the table above, are netted with restricted cash balances as of December 31, 2018 and 2017. See Note 5 for details about restricted cash.

The Group’s long-term debt maturities as of December 31, 2018, are as follows:
Year	Amount
2020	Ps.110,833
2021	110,833
2022	110,833
2023	205,081
2024	5,833
2025	19,375
Ps.562,788
The credits with financial institutions referred to above contain restrictive covenants, which require the Group (i) to continue to perform the same type of activities and businesses, maintaining their legal existence, (ii) complying with all applicable laws, (ii) having audited its combined financial statements by internationally recognized auditors authorized by the financial institution, (iii) paying all applicable taxes, (iv) obtaining all licenses and permits required by government to operate, (v) keeping assets and businesses insured against loss or damage, (vi) not to obtain additional loans exceeding Ps. 100,000 or 60% of earnings before interest, taxes, depreciation and amortization (EBITDA) of the immediately preceding year, (vii) not to incur liens on the Group’s assets, (viii) not to give or sell any rights of financial documents and (ix) not to pay dividends in an amount greater than Ps. 200,000. It is important to mention that debt may be contracted, or dividends may be paid in amounts greater than those stipulated in the contract if prior consent from such financial institution is obtained.
The line of credit agreement with MCRF P, S.A. de C.V. SOFOM, E.N.R. contains the following financial covenants:
a)
To maintain a leverage ratio equal to or lower than 3.5 from contract signing date (May 10, 2017) through December 31, 2017; 3.0 during the year 2018; and 2.5 from January 1, 2019, until the contract expiration date.

b)
To maintain a coverage interest ratio equal to or greater than 2.5 during all term of the contract.

c)
Not to maintain the equity book value lower than Ps. 100,000.

d)
To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The line of credit agreement with Banamex contains the following financial covenants:
a)
To maintain a short-term debt coverage ratio not lower than 1.5.

b)
To maintain a total debt coverage ratio not greater than 3.0.

c)
To maintain a leverage ratio not greater than 7.0.

d)
To maintain a minimum cash and cash equivalents balance of Ps. 40,000

The Group was in compliance with all covenants as of January 1, 2017, December, 31, 2017, and December 31, 2018.
14.   Accounts payable to suppliers
Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.
The average credit period is 4 months, with no interest charged. The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms.
The Group’s management considers that the carrying amount of trade payables approximates to their fair value.
15.   Income taxes
The Group is subject to ISR. Under the ISR Law, the rate for 2018 and 2017 was 30% and will continue to 30% and thereafter. The rate of current income is 30%.
Income tax recognized in profit or loss for the years ended December 31 was comprised of the following:
	2018	2017
Current tax	Ps.158,545	92,209
Deferred tax (benefit) expense	(8,366)	4,742
	Ps.150,179	96,951

Income tax expense recognized at the effective ISR rate differs from income tax expense at the statutory tax rate. Reconciliation of income tax expense recognized from statutory to effective ISR rate is as follows:
	2018	2017
Profit before income tax from continuing operations	Ps.449,447	304,625
Tax rate	30%	30%
Income tax expense calculated at 30% statutory tax rate	134,834	91,388
Inflation effects, net	6,408	4,832
Non-deductible expenses	3,217	2,340
Other items, net	5,720	(1,609)
	Ps.150,179	96,951
Realization of deferred tax assets depends on the future generation of taxable income during the period in which the temporary differences will be deductible. Management considers the reversal of deferred tax liabilities and projections of future taxable income to make its assessment on the realization of deferred tax assets. Based on the results obtained in previous years and in future profit and tax projections, Management considers that the deferred tax assets will be realized.
At December 31, 2018, the Group had no tax loss carryforwards.
Composition of deferred tax asset (liabilities) as well as the reconciliation of changes in deferred taxes balances for the years ended December 31, 2018 and 2017 is presented below:
Temporary differences	January 1, 2018	Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2018
Deferred tax assets:
Expected credit loss	Ps. 2,499	(303)	—	—	2,802
Accruals and provisions	19,865	(6,838)	71	—	26,632
Financial derivative instruments	—	(4,989)	—	—	4,989
Equipment and leasehold improvements	2,857	2,783	—	—	74
Deferred tax liabilities:
Intangible assets	(89,660)	(1,920)	—	—	(87,740)
Inventories	(4,189)	2,003	—	—	(6,192)
Other assets and prepaid expenses	(10,294)	898	—	—	(11,192)
Net deferred tax (liability)	Ps.(78,922)	(8,366)	71	—	(70,627)

Temporary differences	January 1, 2017	Recognized in profit or loss	Recognized in OCI	Goodwill	December 31, 2017
Deferred tax assets:
Expected credit loss	Ps. 1,394	(1,105)	—	—	2,499
Accruals and provisions	23,068	3,252	(49)	—	19,865
Financial derivative instruments	—	—	—	—	—
Equipment and leasehold improvements	(403)	(3,260)	—	—	2,857
Deferred tax liabilities:
Intangible assets	—	(800)	—	90,460	(89,660)
Inventories	(2,813)	1,376	—	—	(4,189)
Other assets and prepaid expenses	(5,085)	5,209	—	—	(10,294)
Net deferred tax asset (liability)	Ps.16,161	4,672	(49)	90,460	(78,922)

16.   Provisions
	Commissions, promotions and other	Bonuses and other employee benefits	Professional Services Fees	Total
As of January 1, 2017	Ps. 39,469	3,148	959	43,576
Increases	115,841	32,490	21,924	170,255
Payments	(113,986)	(34,480)	(22,883)	(171,349)
As of December 31, 2017	41,324	1,158	—	42,482
Increases	247,282	56,854	30,704	334,840
Payments	(252,801)	(56,054)	(29,481)	(338,336)
As of December 31, 2018	Ps. 35,805	1,958	1,223	38,986
17.   Derivative financial instruments
In connection with the secured line of credit contracted with Banamex as described in Note 13, and to mitigate the risks of future increases in interest rates, the Group entered into a derivative contract with Banamex, consisting in an interest rate swap. By using this interest rate swap, the Group sets interest rates from variable rates to fixed rates.
Further, in order to reduce the risks related to fluctuations in the exchange rate of US dollar, the Group uses derivative financial instruments such as forwards to adjust foreign currency exposures resulting from inventory purchases in US dollars.
An analysis of the derivative financial instruments contracted by the Group as of December 31, 2018, is as follows:
Instrument	Notional amount in thousands	Fair Value	Contract date	Maturity date	Rate received	Rate paid
Liabilities:
Interest rate swap	Ps.50,000	Ps. 8,364	15/11/2018	15/12/2023	TIIE 28 days(1)	8.33%
				Average Strike Ps./US$	Maturity date
Forwards US Dollar- Mexican Peso	US$	24,414	Ps. 8,265	20.06	Weekly, through June 2019
Total Liabilities			Ps.16,629
Non-current liability			8,120
Total current liability			Ps. 8,509

(1)
As of December 31, 2018, the 28-day TIIE rate was 8.5956%.

At December 31, 2017 the Group did not have derivative financial instruments contracted.
Recognition of the fair value of these derivative financial instruments for the year ended December 31, 2018 amounted to a loss of Ps. (16,629) which is included in the combined statements of comprehensive income as part of the caption “Valuation of derivatives, interest cost and other financial items, net”.
The maturities of the notional amount of the derivatives are as follows:
Instrument	Notional amount in thousands of	2019	2020	2021	2022	2023 and thereafter
Liabilities:
Interest rate swap	Ps.	1,458	5,833	5,833	5,833	31,043
Forwards US Dollar-Mexican Peso	US$	24,414	—	—	—	—

The Group does not apply hedge accounting and it recognizes changes in fair value in financial derivative instruments through profit or loss.
18.   Employee benefits
Post-employment benefits —
The Group recognizes the benefit regarding to the Seniority Premium from the employees. This benefit is determined considering the years of service and the compensation amount from the employees.
The components of the defined benefit liability for the years ended at December 31, 2018, 2017 and at January 1, 2017 are as follows:
a)   Movement in net defined liability —
The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components:
	2018	2017
Balance at January 1	Ps.1,283	935
Included in profit or loss:
Current service cost	441	316
Interest cost	92	66
Net cost of the period	533	382
Included in OCI:
Actuarial (gain) loss	(165)	115
Income Tax Effect	(71)	50
Other:
Benefits paid	(225)	(199)
Balance as of December 31	Ps.1,355	1,283
b)   Actuarial assumptions —
The following were the principal actuarial assumptions at the reporting date (expressed as weighted averages):
	2018	2017	January 1, 2017
Financial:
Future salary growth	4.8%	4.5%	4.5%
Discount rate	9.2%	7.4%	7.1%
Demographic:
Number of employees	684	622	516
Age average	35 years	36 years	36 years
Longevity average	2 years	2 years	3 years
c)   Sensitivity analysis —
Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation considering a change of ±0.50% in the discount rate.
Increase / Decrease in the Discount rate	Effects at December 31, 2018	Effects at December 31, 2017
+0.50%	Ps.(93)	(89)
-0.50%	103	99

The most recent actuarial valuation of the present value of the defined benefit obligation was carried out as of December 31, 2018 by an independent actuary. The present value of the defined benefit obligation, and the related current service cost and past service cost, were measured using the projected unit credit method.
19.   Financial Instruments
Set out below is the categorization of the financial instruments, excluding cash and cash equivalents, held by the Group as of December 31, 2018 and 2017, as well as the indication of fair value hierarchy level, when applicable:
Accounting classification and fair values
As of December 31, 2018	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets –
Trade receivables	Ps. 198,776	—	—
Other receivables	536	—
Total	199,312	—
Financial Liabilities –
Debt	653,479	—	—
Accounts payable	445,241	—	—
Financial derivative instruments	16,629	16,629	2
Total	Ps.1,115,349	16,629

As of December 31, 2017	Receivables, Payables, and Loans	Fair value through profit or loss	Fair value hierarchy level
Financial Assets –
Trade receivables	Ps. 147,933	—	—
Other receivables and related parties	2,108	—	—
Total	150,041	—
Financial Liabilities –
Debt	637,380	—	—
Accounts payable	211,071	—	—
Financial derivative instruments	—	—	—
Total	Ps. 848,451	—
Measurements of fair values
Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:
•
Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•
Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

As previously discussed, some of the Group’s financial liabilities are measured at fair value at the end of each reporting period. The following table gives information about how the fair values of these financial liabilities are determined (in particular, the valuation technique(s) and inputs used).

Financial assets/ financial liabilities	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship and sensitivity of unobservable inputs to fair value
Foreign currency forward contracts and interest rate swaps (Note 17)	Discounted cash flow. Future cash flows are estimated based on forward exchange rates (from observable forward exchange rates at the end of the reporting period) and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.	N/A	N/A
There were no transfers between Level 1 and 2 during the current or prior year.
Fair value of debts that are not measured at fair value (but fair value disclosures are required)
The fair value of the instruments classified as Level 2 (see above) was calculated using the discounted cash flow method. Mexican Risk-free rate adjusted by credit risk was used for discounting future cash flows.
Financial risk management
The Group’s Treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial risks relating to the operations of the Group through internal risk reports which analyses exposures by degree and magnitude of risks. These risks include market risk (including currency risk, interest rate risk, and price risk), credit risk, liquidity risk.
The Group seeks to minimize the effects of these risks by using derivative financial instruments to hedge these risk exposures. The use of financial derivatives is governed by the Group’s policies approved by the board of directors, which provide written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits is reviewed by the internal auditors on a continuous basis. The Group does not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.
Market risk
The Group’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates and interest rates (see below). The Group enters into a variety of derivative financial instruments to manage its exposure to interest rate and foreign currency risk, including:
•
In order to reduce the risks related to fluctuations in the exchange rate of foreign currency, the Group uses derivative financial instruments such as forwards to adjust exposures resulting from foreign exchange currency.

•
Additionally, the Group occasionally uses interest rate swaps to adjust its exposure to the variability of the interest rates or to reduce their financing costs. The Group’s practices vary from time to time depending on judgments about the level of risk, expectations of change in the movements of interest rates and the costs of using derivatives. See Note 17 for disclosure of the fair value of derivatives as of December 31, 2017 and 2018.

Foreign currency risk management
The Group undertakes transactions denominated in foreign currencies, mainly U.S. dollars; consequently, exposures to exchange rate fluctuations arise. Exchange rate exposures are managed within approved policy parameters utilizing forward foreign exchange contracts.

The carrying amounts of the Group’s U.S. dollars denominated monetary assets and monetary liabilities at the reporting date are as follows:
	2018		2017	January 1, 2017
Assets	US$	1,294	5,546	2,188
Liabilities		(12,075)	(8,789)	(46,208)
Net position	US$	(10,781)	(3,243)	(44,020)
Exchange rates at each reporting date		19.6566	19.7354	20.6640
Foreign currency sensitivity analysis
The Group is mainly exposed to the U.S. Dollar. For sensitivity analysis purposes, the Group has determined a 10 percent increase and decrease in currency units against the U.S. dollar. 10 percent is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10 percent change in foreign currency rates. The sensitivity analysis includes external loans as well as loans to foreign operations within the Group where the denomination of the loan is in a currency other than the currency of the lender or the borrower. A positive number below indicates an increase in profit where currency units strengthen 10 percent against the relevant currency. For a 10 percent weakening of currency units against the relevant currency, there would be a comparable impact on the profit, and the balances below would be negative.
	2018	2017	January 1, 2017
Profit	Ps.21,196	6,393	90,969
Foreign exchange forward contracts
It is the policy of the Group to enter into foreign exchange forward contracts to manage the foreign currency risk associated with anticipated purchase transactions out to 6 months. Basis adjustments are made to the initial carrying amounts of inventories when the anticipated purchases take place.
See Note 17 with details on foreign currency forward contracts outstanding at the end of the reporting period. Foreign currency forward contract liabilities are presented in the line ‘Derivative financial instruments’ (liabilities) within the combined statement of financial position.
The Group has entered into contracts to purchase raw materials from suppliers in China, being such purchases denominated in U.S. dollars. The Group has entered into foreign exchange forward to hedge the exchange rate risk arising from these anticipated future purchases.
Interest rate risk management
The Group is exposed to interest rate risk because the Group borrows funds at variable interest rates. The risk is managed by the Group by maintaining an appropriate mix between fixed and variable rate borrowings, and by the use of interest rate swap contracts. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring the most cost-effective hedging strategies are applied.
The Group’s exposures to interest rates on financial assets and financial liabilities are detailed in the liquidity risk management section of this note.
Interest rate sensitivity analysis
The sensitivity analyses below have been determined based on the exposure to interest rates at the reporting date. For floating rate liabilities, the analysis is prepared assuming the amount of liability outstanding at reporting date was outstanding for the whole year. A one per cent increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been one per cent higher/lower and all other variables were held constant, the Group’s profit for the year ended December 31, 2018 would decrease/increase by Ps. 500. This is attributable to the Group’s exposure to interest rates on its variable rate borrowing as described in Note 13.
Interest rate swap contracts
Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and variable rate interest amounts calculated on agreed notional principal amounts. Such contracts enable the Group to mitigate the risk of changing interest rates on the cash flow exposures on the issued variable rate debt held. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed in Note 17. The average interest rate is based on the outstanding balances at the end of the financial year.
Credit risk management
The Group’s exposure to credit risk is not significant as there is no substantial sales concentration on a limited number of customers. On the contrary, the concentration of credit risk is limited due to the fact that the customer base is large and unrelated, spread across diverse geographical areas. Credit policy has been implemented for each customer establishing purchase limits. Customers who do not satisfy the credit references set out by the Group, can only carry out transactions with the Group through prepayment.
See Note 6 for further details on Trade Receivables and allowance for doubtful accounts.
Collateral held as security and other credit enhancements
The Group does not hold any collateral or other credit enhancements to cover its credit risks associated with its financial assets.
Overview of the Group’s exposure to credit risk
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. As at 31 December 2018, the Group’s maximum exposure to credit risk without taking into account any collateral held or other credit enhancements, which will cause a financial loss to the Group due to failure to discharge an obligation by the counterparties and financial guarantees provided by the Group arises from the carrying amount of the respective recognized financial assets as stated in the combined statement of financial position.
For trade receivables, the Group has applied the simplified approach in IFRS 9 to measure the loss allowance at lifetime ECL. The Group determines the expected credit losses on these items by using a provision matrix, estimated based on historical credit loss experience based on the past due status of the debtors, adjusted as appropriate to reflect current conditions and estimates of future economic conditions. Accordingly, the credit risk profile of these assets is presented based on their past due status in terms of the provision matrix. Note 6, includes further details on the loss allowance for these assets respectively.
Liquidity risk management
The ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities, and reserve borrowing facilities, by continuously monitoring the forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities. Details of additional undrawn facilities that the Group has at its disposal to further reduce liquidity risk are set out below.
Liquidity and interest risk tables
The Group manages its liquidity risk by maintaining adequate reserves of cash and bank credit lines available and consistently monitoring its projected and actual cash flows. Long-term debt maturities are presented in Note 13.

The Group has access to financing facilities as described below, of which Ps. 350,000 were unused at the reporting date (2017: were fully used). The Group expects to meet its other obligations from operating cash flows and proceeds of maturing financial assets.
Bank credit lines	December 31, 2018	December 31, 2017
Amount used	Ps. 650,000	636,175
Amount not used	350,000	—
Total credit lines	Ps.1,000,000	636,175
The following tables detail the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows.
The contractual maturity is based on the earliest date on which the Group may be required to pay.
As of December 31, 2018	Less than 1 year	Over 1 year and less than 5 years	Over 5 years	Total
Accounts payable to suppliers	Ps.445,241	—	—	445,241
Derivative financial instruments	8,509	8,120	—	16,629
Long-term debt	78,750	536,073	25,208	640,031
	Ps.532,500	544,193	25,208	1,101,901

As of December 31, 2017	Less than 1 year	Over 1 year and less than 5 years	Over 5 years	Total
Accounts payable to suppliers	Ps.211,071	—	—	211,071
Long-term debt	36,175	591,491	—	627,666
	Ps.247,246	591,491	—	838,737
Capital risk management
The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximizing the return to shareholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged from 2017.
The capital structure of the Group consists of net debt (borrowings disclosed in Note 13 after deducting cash and bank balances) and net parent investment of the Group (comprising issued capital and retained earnings).
20.   Net parent investment
Net parent investment as of December 31, 2018, 2017 and January 1, 2017 is integrated as follows:
Net parent investment	2018	2017	January 1, 2017
Capital stock	Ps.55,985	153,851	66,534
Retained earnings (deficit)	24,235	25,046	(7,827)
Other comprehensive income	45	(120)	(5)
	Ps.80,265	178,777	58,702
Net parent investment as of December 31, by number of shares, is integrated as follows:
	Betterware de México, S.A. de C.V.		BLSM Latino América Servicios, S.A. de C.V.
	2018	2017	2018	2017
Fixed capital	5,000	5,000	5,000	5,000
Variable capital	5,032,939	4,786,193	3,654,378	3,475,150
	5,037,939	4,791,193	3,659,378	3,480,150

Common stock is represented by common shares, with a par value of Ps. 10 in regard to fixed capital and without par value in case of variable capital, fully subscribed and paid. Variable capital is unlimited.
On July 28, 2017, Extraordinary General Shareholders’ Meeting of Betterware de México, S.A. de C.V. (“BWM”) agreed to merge BWM, as a merging company, with Betterware Controladora, S.A. de C.V. and Strevo Holding, S.A. de C.V. (“SH”, controlling company of BWC and in turn, subsidiary of Campalier, S.A. de C.V.), as merged companies. The merger was carried out based on balances as of July 28, 2017, so as of that date, the merged entities ceased to exist. In accordance with the LGSM, upon the merger becoming effective, all of the assets, liabilities, rights, and obligations of the merged companies were incorporated into the merging company, without reservations or limitations. As a result of this, the capital stock of BWM increased by Ps. 87,317, retained earnings decreased by Ps. 174,801 and net stockholders’ equity decreased by Ps. 87,484.
On February 13, 2018, the Ordinary General Shareholders’ Meeting of BWM agreed to reduce the capital stock by Ps. 97,921. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.
On December 4, 2017, the Ordinary General Shareholders’ Meeting of BLSM agreed to increase capital stock by Ps. 15. On December 5, 2018, as part of the unanimous resolutions adopted outside the Shareholders’ Meeting, it was agreed to increase capital stock by Ps. 20.
Retained earnings
On February 13, 2018, the Ordinary General Shareholders’ Meeting approved dividends payment from retained earnings for an amount of Ps. 79,080, which were paid in cash. Part of this amount (Ps. 46,696) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.
On November 28, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, for an amount of Ps. 111,000, which were paid in cash. Part of this amount (Ps. 65,545) was paid to Campalier, S.A. de C.V. (ultimate parent company) based on its equity interest.
On December 4, 2018, the Ordinary General Shareholders’ Meeting approved payment of dividends from profits generated in the year, in the amount of Ps. 110,000. From this amount, Ps. 45,045 was paid in cash; while the remaining for Ps. 64,955 was paid on March 31, 2019, hence is included as a liability in these combined financial statements.
Legal reserve
Retained earnings include the statutory legal reserve. The Mexican General Corporate Law requires that at least 5% of net income of the year be transferred to the legal reserve until the reserve equals 20% of common stock at par value (historical pesos). The legal reserve may be capitalized but may not be distributed unless the Group is dissolved. The legal reserve must be replenished if it is reduced for any reason. As of December 31, 2018 and 2017, the legal reserve, in historical pesos, was Ps. 8,571 and it is included in retained earnings.
21.   Earnings per share
The amount of basic earnings per share is calculated by dividing the net income for the year attributable to shareholders of the parent’s ordinary shares by the weighted average of the ordinary shares outstanding during the year.
The amount of diluted earnings per share is calculated by dividing the net profit attributable to shareholders of the parent’s ordinary shares (after adjusting it due to interest on convertible preferred shares) by the weighted average of ordinary shares outstanding during the year plus the weighted average of common shares that would have been issued at the time of converting all diluted potential ordinary shares into ordinary shares. As of December 31, 2018, 2017 and January 1, 2017, the entity has no diluted earnings per share.

The following table shows the income and share data used in the calculation of basic earnings per share:
	December 31, 2018	December 31, 2017	January 1, 2017
Net Profit (in thousands of pesos)
Attributable to shareholders	299,268	207,674	(22,286)
Shares (in thousands of shares)
Weighted Average of outstanding shares	5,835	5,820	4,884
Basic net income per share of continued operations (Pesos per share)	51.28	35.68	(4.56)
22.   Related parties balances and transactions
Balances and transactions between the Group and its combined Group, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.
Key management personnel compensation comprised short-term employee benefits by Ps.34,500 and Ps.27,360 as of December 31, 2018 and December 31, 2017, respectively. Compensation of the Entities’ key management personnel includes salaries and non-cash benefits. No long-term employee benefits were paid to key management personnel during 2018 and 2017.
Transactions
During 2017, the Group and combined Group entered into the following transactions with related parties that are not members of the Group:
Interest income	2017
Strevo Holding, S.A. de C.V.(i)	Ps.18,650
Betterware Controladora, S.A. de C.V.(i)	316
Total	Ps.18,966

(i)
Merged with the Group on July 28, 2017

During 2018, the Group and combined Group did not carry out transactions with related parties that are not members of the Group.
The following balances were outstanding at the end of the reporting period:
Trade accounts receivable from related parties	2018	2017	January 1, 2017
Strevo Holding, S.A. de C.V.(i)	Ps.—	—	586,516
Betterware Controladora, S.A. de C.V.(i)	—	—	16,441
Campalier, S.A. de C.V.	—	22	—
	—	22	602,957
Less: Current portion	—	22	16,783
Long-term	Ps.—	—	586,174

(i)
Balances were canceled as a result of the merger with the Group on July 28, 2017. Also see Note 20.

23.   Revenue and operating expenses
Revenue —
Nature of goods and services
The following is a description of principal activities form which the Group generates its revenue:
Products and services	Nature, timing of satisfaction of performance obligations and significant payment terms
Home products
The revenue recognition from sales of home products are recognized at a point in time when the customers took delivery of the products and formally accepted. The Customers are allowed to return the products (only if such products have issues identified).
Invoices are generated at the shipment date and payment term is 15 days to 30 days. See Note 2.t for further details.

Disaggregation of revenue
The revenue recognized during 2018 and 2017, is totally obtained in the only geographical market in Mexico. A disaggregation of revenue is presented below, and are recognized at a point in time.
	2018	2017
Kitchen	Ps. 548,432	354,903
Home	360,595	223,383
Bathroom	324,535	203,831
Laundry & Cleaning	308,359	186,708
Food Preservation	272,563	129,141
Bedroom	254,066	198,871
BW Contigo	196,439	105,957
Personal Care	51,726	46,910
	Ps.2,316,716	1,449,705
Contract balances
At December 31, 2018, and 2017 and at January 1, 2017, the Group does not identify significant costs to obtain/fulfill a contract that requires to be capitalized as an asset. Consequently, the Group did not perform any analysis in order to identify possible impairment losses. See Notes 3.a. and 6 about the new expected credit loss model applicable to all financial assets measured at amortized cost.
Transaction price allocated to the remaining performance obligations
The Group applies the practical expedient in paragraph C5(c) of IFRS 15 and does not disclose the amount of the transaction price allocated to the remaining performance obligations and an explanation of when the Group expects to recognize that amount as revenue.

Operating expenses —
Operating expenses by nature, for the years ended December 31, 2018 and 2017 are as follows:
	2018	2017
Cost of personnel services and other employee benefits	Ps.332,878	227,597
Distribution cost	102,397	63,283
Sales catalog	92,931	66,562
Packing materials	46,976	27,258
Events, marketing and advertising	35,253	21,513
Bank Fees	30,934	24,174
Promotions for the sales force	24,492	2,417
Rent expense, operating leases	20,269	11,794
Depreciation and amortization	25,960	24,209
Impairment loss on trade accounts receivables	18,699	16,243
Travel expenses	17,254	14,974
Commissions and professional fees	8,335	8,444
Other	50,121	52,270
	Ps.806,499	560,738
24.   Segment information
Information reported to the Chief Operating Decision Maker (“CODM”) for the purposes of resource allocation and assessment of business performance focuses on the Group as a whole and with main strategies on a company-wide basis vision. As discussed in Note 1, the Group is focused on the home organization segment which product portfolio includes home organization, kitchen preparation, food containers, and practical furniture, among other categories. The Group’s offer of its products goes to sales force through 9 catalogs over the year, and it is the same offer, prices, and promotions for all distributors throughout the country. As such, no reporting on segment information is deemed necessary to assess the Group performance given its business model and current operation.
In addition to the above, the Group obtains all its revenue from the Mexican market, therefore no geographic information is disclosed. Also, Group considers that there are no major customers, and therefore, no concentration risks exist given the nature of the business and the sale of its products through a significant number of distributors.
25.   Commitments
Leasing arrangements
The Group leases warehouses and administrative office space under operating leases that expire on December 31, 2019. Rental expense for the years ended December 31, 2018 and 2017 was Ps. 14,169 and Ps. 11,794, respectively.
The Group leases a fleet of cars for its sales staff and qualified employees operating leases with different expiration dates being the latest date in November 2022. Rental expense for the years ended December 31, 2018 was Ps. 6,100.
During 2017, the Group did not lease a fleet of cars. Non-cancellable operating lease commitments in connection with the fleet of cars are presented below:
2018
Not later than 1 year	Ps. 9,072
Later than 1 year and not later than 5 years	17,872
Ps.26,944

The Group as guarantor
The Betterware was jointly and severally liable for a bank loan granted by Banamex, S.A. to Spacio Hogar, S.A. de C.V., which was paid in June 2017.
26.   Contingent liabilities
The Group is a party to various legal actions in the normal course of its business. The Group is not involved in or threatened by proceedings for which the Group believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its combined financial position, results of operations and cash flows.
Additional taxes payable could arise in transactions with related parties if the tax authority, during a review, believes that prices and amounts used by the Group are not similar to those used with or between independent parties in comparable transactions.
In accordance with the current tax legislation, the authorities have the power to review up to five fiscal years prior to the last income tax return filed.
On August 12, 2014, the International Inspection Administration “4” (AFI), under the Central Administration of International Control, attached to the General Administration of Large Taxpayers of the Tax Administration Service (“SAT”), requested the Group, with respect to 2010 year, information regarding income tax, which was provided at the time. On February 20, 2017, the final agreement was signed with the Taxpayer Advocacy Office (“PRODECON”) regarding this SAT review. On March 2, 2017, SAT notified the Group about certain issues on which an agreement was not reached. As a result, the Group filed a lawsuit for annulment before such SAT resolution, which is in progress as of the date of issuance of these combined financial statements. The Group’s Management believes that tax credits will not arise as a result of this matter.
27.   Subsequent events
On March 11, 2019 the Group paid dividends for Ps. 65,955 and on May 30, 2019 paid additional dividends for Ps. 128,000.
On April 19, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,000.
On May 10, 2019, the lawsuit for annulment before SAT resolution mentioned on note 26 was finalized with a favorable result for the Group.
On May 15, 2019, the Group paid its first installment of the long term debt to MCRF P, S.A. de C.V. SOFOM, E.N.R by an amount of Ps. 26,250. See note 13.
On May 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 3,000.
On June 20, 2019 the Group withdrew from its credit line facility with Banamex a total amount of Ps. 9,500.
The Group is in the process of building a distribution center, which is the purpose for which a long-term loan agreement with Banamex was signed. The Group estimates to complete the construction of this distribution center in the second quarter of 2020. As of the date of issuance of these combined financial statements, payments related to this construction process amounted Ps. 59,000, which includes the acquisition of land of fifty thousand square meters.

28.   Explanation of transition to IFRS
As stated in note 2.a, these are the Group’s first combined financial statements prepared in accordance with IFRS.
The accounting policies set out in Note 2 have been consistently applied in preparing the combined financial statements for the year ended December 31, 2018, the comparative information presented in these combined financial statements for the year ended December 31, 2017 and in the preparation of an opening IFRS combined statement of financial position at January 1, 2017 (the Group’s date of transition to IFRS). In preparing its opening IFRS combined statement of financial position, the Group has corrected errors reported previously in the combined financial statements prepared in accordance with Mexican Financial Reporting Standards (referred to as “Mexican FRS” or Previous GAAP). Estimations made for IFRS purposes are consistent with Mexican FRS at the reporting dates. An explanation of how the transition from Mexican FRS to IFRSs has affected the Group’s financial position, financial performance and cash flows is displayed in the following tables and the notes that accompany the tables.

Effect of IFRS adoption for the combined statement of financial position —
		As of January 1, 2017 (date of transition)				As of December 31, 2017				As of December 31, 2018 (end of last period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	Opening IFRS combined balances	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS
Assets
Current Assets:
Current assets other than other assets	e	474,867	—	—	474,867	574,690	—	(20,087)	554,603	743,272	—	(22,088)	721,184
Other assets	a	9,630	(5,837)	—	3,793	14,742	(9,394)	—	5,348	23,925	(15,258)	—	8,667
Total current assets		484,497	(5,837)	—	478,660	589,432	(9,394)	(20,087)	559,951	767,197	(15,258)	(22,088)	729,851
Trade accounts receivable from related parties, long-term		586,174	—	—	586,174	—	—	—	—	—	—	—	—
Molds, equipment and leasehold improvements, net		46,955	—	—	46,955	57,162	—	—	57,162	42,972	—	—	42,972
Deferred income tax	a, f, g	18,723	(767)	(1,795)	16,161	—	—	—	—	2,943	—	(2,943)	—
Intangible assets	b, c, i	1,860	—	—	1,860	311,603	(11,133)	—	300,470	329,632	(17,533)	—	312,099
Goodwill	i	25,805	—	—	25,805	393,241	(44,800)	—	348,441	393,241	(44,800)	—	348,441
Other assets	d	1,299	—	—	1,299	1,330	—	20,087	21,417	2,148	—	22,088	24,236
Total assets		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	—	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599
Liabilities
Current liabilities other than Provisions, Value-added tax payable and Derivative Financial Instruments		231,762	—	—	231,762	374,283	—	—	374,283	669,325	—	—	669,325
Provisions	a	46,200	(2,624)	—	43,576	36,971	5,511	—	42,482	15,305	23,681	—	38,986
Value-added tax payable	e	21,808	(5,765)	—	16,043	26,600	(6,067)	—	20,533	23,365	(5,741)	—	17,624
Derivative financial instruments	k	—	—	—	—	—	—	—	—	—	8,509	—	8,509
Total current liabilities		299,770	(8,389)	—	291,381	437,854	(556)	—	437,298	707,995	26,449	—	734,444
Non-current liabilities:
Employee benefits	g, h	5,187	—	(4,252)	935	5,796	—	(4,513)	1,283	7,164	—	(5,809)	1,355
Derivative financial instruments	l	—	—	—	—	—	—	—	—	—	8,120	—	8,120
Deferred income tax	a, g, h, b, i	—	—	—	—	83,523	(19,752)	15,151	78,922	91,938	(32,051)	10,740	70,627
Borrowings	j	805,896	—	—	805,896	590,745	—	417	591,162	561,282	—	1,506	562,788
Total non-current liabilities		811,083	—	(4,252)	806,831	680,064	(19,752)	11,055	671,367	660,384	(23,931)	6,437	642,890
Total liabilities		1,110,853	(8,389)	(4,252)	1,098,212	1,117,918	(20,308)	11,055	1,108,665	1,368,379	2,518	6,437	1,377,334
Total Net Parent investment	a, f, g, h, b, l	54,460	1,785	2,457	58,702	234,850	(45,019)	(11,055)	178,776	169,754	(80,109)	(9,380)	80,265
Total liabilities and net parent investment		1,165,313	(6,604)	(1,795)	1,156,914	1,352,768	(65,327)	—	1,287,441	1,538,133	(77,591)	(2,943)	1,457,599

Reconciliation of Net Parent Investment —
In thousands of Mexican Pesos (“Ps.”)	Notes	As of January 1, 2017 (date of transition)	As of December 31, 2017	As of December 31, 2018 (end of last period presented under Mexican FRS)
Total Net Parent Investment under Mexican FRS.		54,460	234,850	169,754
Derecognition of other assets due to previous GAAP error	a	(5,837)	(9,394)	(15,258)
Correction of error – provision cost of promotional points program and value-added tax payable	a	8,389	556	(17,940)
Derecognition of employee benefits and deferred PTU, under previous GAAP	g	4,443	5,566	6,379
Recognition of employee benefits under IAS 19	f	(935)	(1,119)	(1,591)
Remeasurement effect of defined benefit obligation in OCI	f	—	(165)	236
Correction of error from the derecognition of brand revaluation	b	—	(57,000)	(57,000)
Additional amortization of debt issuance cost	g	—	(417)	(1,506)
Amortization of intangible asset regarding relationships with customer	k	—	(18,133)	(24,533)
Recognition of derivative financial instruments	d	—	—	(16,629)
Total pre-tax adjustments		6,060	(80,106)	(127,842)
Tax effects of the above adjustments		(1,818)	24,032	38,353
Total adjustments to net parent investment		4,242	(56,073)	(89,489)
Total Net Parent Investment under IFRS		58,702	178,776	80,265

IFRS adoption effects for the combined statement of comprehensive income for the years ended December 31, 2017 and 2018
		Year ended December 31, 2017				Year ended December 31, 2018 (the latest period presented under Mexican FRS)
In thousands of Mexican Pesos (“Ps.”)	Notes	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS	Mexican FRS	Previous GAAP Error Correction	Effect of transition to IFRS	IFRS
Net revenue	a, j	1,468,229	(7,663)	(10,861)	1,449,705	2,369,950	(15,428)	(37,806)	2,316,716
Cost of sales		558,105	—	—	558,105	958,469	—	—	958,469
Gross profit		910,124	(7,663)	(10,861)	891,600	1,411,481	(15,428)	(37,806)	1,358,247
Operating expenses	a, f, g, j,c	566,142	3,727	(9,131)	560,738	829,479	8,931	(31,910)	806,500
Operating income		343,982	(11,390)	(1,730)	330,862	582,002	(24,359)	(5,896)	551,747
Financing income (cost):
Interest expense	h	(117,788)	—	(417)	(118,205)	(85,254)	—	(1,089)	(86,343)
Interest income		20,754	—	—	20,754	6,707	—	—	6,707
Foreign exchange gain, net		71,214	—	—	71,214	(6,036)	—	—	(6,036)
Unrealized loss in valuation of derivative financial instruments	d	—	—	—	—	—	(16,629)	—	(16,629)
Financing cost, net		(25,820)	—	(417)	(26,237)	(84,583)	(16,629)	(1,089)	(102,301)
Profit before income tax		318,162	(11,390)	(2,147)	304,625	497,419	(40,988)	(6,985)	449,446
Income taxes:
Current		92,209	—	—	92,209	158,545	—	—	158,545
Deferred	a, f, g, h, c, d	8,804	(3,417)	(645)	4,742	6,026	(12,296)	(2,096)	(8,366)
Total income taxes		101,013	(3,417)	(645)	96,951	164,571	(12,296)	(2,096)	150,179
Profit of the year		217,149	(7,973)	(1,502)	207,674	332,848	(28,692)	(4,889)	299,267
Other comprehensive income:
Remeasurement of defined benefit obligation	g	—	—	(115)	(115)	—	—	165	165
Total comprehensive income		217,149	(7,973)	(1,617)	207,559	332,848	(28,692)	(4,724)	299,432
Previous GAAP Error Corrections
The following adjustments refer to error corrections coming from prior periods. These adjustments, along with the related effects on deferred income taxes are the result of accounting policies incorrectly applied under Mex FRS:
a.
The Group, while still under Mexican FRS, incorrectly recognized the cost of its promotional points program as a deferred cost in the combined statements of financial position within the Other Assets’ (non-current) line item. These promotional points were, in fact, not subject to capitalization under Mexican FRS but rather should have been expensed based on the analysis of the historical redemption pattern.

The derecognition of the asset in order to correct the error has been presented as a component of Selling Expenses in the combined statement of profit or loss and other comprehensive income.

In addition, the Group recalculated its provision for the cost of promotional points program at the reporting dates based on historical data and further adjusted the amount to appropriately recognize the deferred revenue associated to this program.

The effects of these error corrections on the combined statement of profit or loss and comprehensive income, and combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Net revenue	—	(7,663)	(15,428)
Operating expenses	—	3,727	8,930
Pre-tax adjustment	—	(11,390)	(24,358)
Combined statement of financial position
Other Assets	(5,837)	(9,394)	(15,258)
Provisions	(2,624)	5,511	23,681
Related tax effect	(767)	(2,652)	(9,962)
Total adjustments to Retained Earnings	(9,228)	(6,535)	(1,539)
b.
In 2017, the Group incorrectly recognized a revaluation for an intangible asset (the “Betterware” brand) based on its fair value, which is not allowed under Mexican FRS. As a result, the Group recognized a surplus effect of Ps. 57,000 related to this intangible asset, which was presenteddirectly in Equity, net of deferred tax effect of Ps. 17,100.

This error was corrected at the transition date to IFRS; the Group derecognized this revaluation effect recorded under Mexican FRS from the combined statement of financial position.

This derecognition adjusted the intangible asset to its initial carrying amount as recognized at the date of its acquisition, which is the amount to be recognized under both Mexican FRS and IFRS.

Given the fact that the intangible asset brand has been determined as having an indefinite useful life there has been no amortization and as a consequence there was no effect on the combined statement of profit or loss and comprehensive income. The effects of the correction, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position
Intangible Asset – Brand	—	(57,000)	(57,000)
Other comprehensive income and other equity accounts	—	(39,900)	—
Related tax effect	—	(17,100)	(17,100)
Total correction adjustments to Retained Earnings	—	—	(39,900)
c.
The Group, as a result of the business combination described in notes 2.n and 11, recognized under Mexican FRS Goodwill and the intangible related to the “Betterware” brand, but did not separate from goodwill another identifiable intangible asset related to relationships with customers as required by Mexican FRS. As part of the purchase price allocation, the Group should have recognized under both IFRS and the Previous GAAP this intangible asset separately from

Goodwill and then should have amortized it over its expected useful life. The effects of this adjustment, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:
In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses		2,667	6,400
Pre-tax adjustment		(2,667)	(6,400)
Combined statement of financial position
Intangible assets	—	45,867	39,467
Goodwill	—	(44,800)	(44,800)
Related tax effect	—	13,760	11,840
Total adjustments to Retained Earnings	—	(12,693)	(17,173)
d.
The Group should have recognized under Mexican FRS certain derivative financial instruments that are described in note 17. Therefore as an error correction, the Group has recognized these derivative financial instruments on the combined statement of financial position as of the date of transition to IFRS. and accounted for them subsequently in accordance with IFRS 9. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Unrealized loss in valuation of derivative financial instruments		—	(16,629)
Pre-tax adjustment		—	(16,629)
Combined statement of financial position
Derivative financial instruments – Current portion	—	—	8,509
Derivative financial instruments – Long-term portion	—	—	8,120
Related tax effect	—	—	(4,989)
Total adjustments to Retained Earnings	—	—	(11,640)
e.
The Group recalculated its value-added tax (“VAT”) payable balance.

The effect of this error correction on the combined statement of financial position, are presented below:
Combined statement of financial position
Value-added tax payable	(5,765)	(6,067)	(5,741)
Total adjustments to Retained Earnings	(5,765)	(6,067)	(5,741)
Adjustments of transition to IFRS
The following adjustments are related only to the effects of transition to IFRS of the Group that resulted in the following changes in accounting policies derived from differences between Mexican FRS and IFRS:
f.
In accordance with previous GAAP, the Group presented restricted cash as part of the “cash and cash equivalents” line item and solely disclosed the nature of the restriction in the notes to the financial statements. However under IFRS, restricted cash is required to be presented as a non-current asset if the restriction extends beyond twelve months. The Group reclassified it by Ps. 20,087 and Ps. 22,088, at the end of December 31, 2017 and 2018, respectively. As of January 1, 2017, the Group had no restricted cash. Changes derived from this adjustment on the combined statement of cash flows are described at the end of this note.
g.
In accordance with previous GAAP, the Group recognized inflation effects on its financial information. Beginning on January 1, 2008, the Group discontinued the recognition of the effects of inflation in its combined financial statements since Mexican economy no longer qualified for inflation recognition according to Mexican FRS B-10. However, certain fixed assets and capital stock that were restated by inflation and recognized through December 31, 2007 when Mexico’s economic environment ceased to be deemed as inflationary. In accordance with IFRS, Mexico’s economic environment was deemed inflationary up to December 31, 1997. The Group elected to use Mexican FRS values for Molds, equipment and leasehold improvements, net, as deemed cost at the date of transition. In regards of capital stock, an adjustment is being made to derecognize inflation effects by Ps. 1,544 recorded under previous GAAP. The effects of the change, in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of financial position
Net parent investment	1,544	1,544	1,544
Total adjustments to Net parent investment	(1,544)	(1,544)	(1,544)
h.
In accordance with previous GAAP, liabilities from seniority premiums and severance payments were recognized as a provision and were calculated by independent actuaries based on the projected unit credit method using nominal interest rate. Further, under Mexican FRS, deferred PTU was recognized from temporary differences that resulted from comparing the accounting and tax bases of assets and liabilities. As part of the IFRS adoption, the Group derecognized its liability regarding employee benefits, as well as the asset regarding deferred PTU because these items have not met the recognition criteria under IAS 37 and IAS 19 and in conjunction with transitioning to IFRS. The effects of the change, on the combined statement of profit or loss and comprehensive income, and the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses	—	(1,119)	(814)
Pre-tax adjustment	—	1,119	814
Combined statement of financial position
Employee benefits	(5,188)	(5,796)	(7,164)
Deferred income taxes – deferred PTU	(744)	(233)	(788)
Related tax effect	(1,333)	(1,669)	(1,913)
Total adjustments to Retained Earnings	3,111	3,894	4,463
i.
In connection with the adjustment discussed at preceding note f., and as part of the IFRS adoption, the Group recognized its liability regarding employee benefits only for seniority premiums as required by IAS 19, which was calculated by independent actuaries based on the projected unit credit method.. The effects of the change, on the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:
In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Operating expenses	—	183	309
Pre-tax adjustment	—	(183)	(309)
Combined statement of financial position
Employee benefits	935	1,283	1,355
Other comprehensive income	—	(115)	165
Related tax effect	281	385	407
Total adjustments to Retained Earnings	(654)	(783)	(1,113)
j.
As part of IFRS adoption, the Group recalculated the amortized cost of this debt and additional interest to be recognized was determined for 2017. The effects of the change, in the combined statement of profit or loss and comprehensive income, and in the combined statement of financial position, are presented below:

In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Interest expense		417	1,089
Pre-tax adjustment		(417)	(1,089)
Combined statement of financial position
Long-term debt	—	417	1,506
Related tax effect	—	(125)	(452)
Total adjustments to Retained Earnings	—	(292)	(1,054)
k.
As part of IFRS adoption, the Group elected to apply the optional exemption for business combinations permitted by IFRS 1, by which:

•
the classification of former business combinations under Mexican FRS is maintained;

•
there is no re-measurement of original ‘fair values’ determined at the time of the business combination (date of acquisition); and

•
the carrying amount of goodwill recognized under Mexican FRS is not adjusted, other than in specific instances.

Therefore, the Group elected to continued with the carrying amount of goodwill recognized under Mexican FRS but tested it at the transition date for impairment as required under IFRS 1. No impairment loss was determined at that date. The Group applied the requirements of IAS 36 in testing goodwill at the transition date, for further reference See Note 2n.

l.
As part of IFRS adoption, the Group reclassified the cost of a promotional points program from the Operating expenses line on the combined statement of profit or loss to the Net revenue line considering, because the main objective of this program is to encourage the increase in sales volume. This reclassification had no effect on the Profit of the year line item on the combined statement of profit or loss. The effect of the change, in the combined statement of profit or loss and comprehensive income is presented below:
In thousands of Mexican Pesos (“Ps.”)	As of January 1, 2017	Year ended December 31, 2017	Year ended December 31, 2018
Combined statement of profit or loss and comprehensive income
Net revenue		(10,861)	(37,806)
Operating expenses	—	(10,861)	(37,806)
Pre-tax adjustment	—	—	—
Material adjustments to the statement of cash flows
Restricted Cash of Ps. (2,001) and Ps. (20,087) was presented as part of the cash and cash equivalents under Mexican FRS. These balances were presented on the statements of cash flows as part of the financing activities under IFRS. There no other material differences between the statements of cash flows presented under IFRS and the statements of cash flows presented under Mexican FRS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
DD3 Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of DD3 Acquisition Corp. (the “Company”) as of June 30, 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 23, 2018 (inception) through June 30, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the period from July 23, 2018 (inception) through June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2018.
New York, NY
September 20, 2019

DD3 ACQUISITION CORP.
BALANCE SHEET
JUNE 30, 2019
ASSETS
Current Assets
Cash	$175,830
Prepaid expenses and other current assets	80,833
Total Current Assets	256,663
Marketable securities held in Trust Account	56,588,390
Total Assets	$56,845,053
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$491,663
Total Current Liabilities	491,663
Commitments
Ordinary shares subject to possible redemption, 5,050,181 shares at redemption value	51,353,389
Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized; none issued and outstanding	—
Ordinary shares, no par value; unlimited shares authorized; 2,173,019 shares issued and outstanding (excluding 5,050,181 shares subject to possible redemption)	4,773,041
Retained earnings	226,960
Total Shareholders’ Equity	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,845,053
The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019
Operating costs	$711,430
Loss from operations	(711,430)
Other income:
Interest income	928,015
Unrealized gain on marketable securities held in the Trust Account	10,375
Other income	938,390
Net Income	$226,960
Weighted average shares outstanding, basic and diluted(1)	1,889,222
Basic and diluted net loss per ordinary share(2)	$(0.33)

(1)
Excludes an aggregate of up to 5,050,181 shares subject to possible redemption

(2)
Excludes interest income of  $851,589 attributable to shares subject to possible redemption for the period from July 23, 2018 (inception) through June 30, 2019 (see Note 2).

The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019
	Ordinary Shares		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance – July 23, 2018 (inception)	—	$—	$—	$—
Issuance of Founder Shares to Sponsor	1,473,500	25,000	—	25,000
Sale of 5,565,000 Units, net of underwriting discounts and offering costs	5,565,000	53,685,080	—	53,685,080
Sale of 239,125 Private Units	239,125	2,391,250	—	2,391,250
Issuance of 27,825 Representative Shares	27,825	—	—	—
Sale of Unit Purchase Option	—	100	—	100
Forfeiture of Founder Shares	(82,250)	—	—	—
Ordinary shares subject to possible redemption	(5,050,181)	(51,328,389)	—	(51,328,389)
Net income	—	—	226,960	226,960
Balance – June 30, 2019	2,173,019	$4,773,041	$226,960	$5,000,001
The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2018 (INCEPTION) THROUGH JUNE 30, 2019
Cash Flows from Operating Activities:
Net income	$226,960
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on marketable securities held in Trust Account	(10,375)
Interest earned on marketable securities held in Trust Account	(928,015)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(80,833)
Accounts payable and accrued expenses	491,663
Net cash used in operating activities	(300,600)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(55,650,000)
Net cash used in investing activities	(55,650,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Founder Shares to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	54,258,750
Proceeds from sale of Private Units	2,391,250
Proceeds from Unit Purchase Option	100
Advances from related party	232,500
Repayment of advances from related party	(232,500)
Proceeds from promissory note – related party	145,435
Repayment of promissory note – related party	(145,435)
Payment of offering costs	(548,670)
Net cash provided by financing activities	56,126,430
Net Change in Cash	175,830
Cash – Beginning – July 23, 2018 (inception)	—
Cash – Ending	$175,830
Non-Cash investing and financing activities:
Initial classification of ordinary shares subject to possible redemption	$51,122,870
Change in value of ordinary shares subject to possible redemption	$230,519
The accompanying notes are an integral part of the financial statements.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
DD3 Acquisition Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on July 23, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that have their primary operations located in Mexico or Hispanic businesses in the United States.
At June 30, 2019, the Company had not yet commenced any operations. All activity through June 30, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed Business Combination with Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Betterware”) (see Note 9).
The registration statement for the Company’s Initial Public Offering was declared effective on October 11, 2018. On October 16, 2018, the Company consummated the Initial Public Offering of 5,000,000 units (“Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of  $50,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 225,000 units (the “Private Units”) at a price of  $10.00 per unit in a private placement to the Company’s sponsor, DD3 Mex Acquisition Corp (the “Sponsor”), generating gross proceeds of  $2,250,000, which is described in Note 4.
Following the closing of the Initial Public Offering on October 16, 2018, an amount of  $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”). In addition, an advance payment of $187,500 was also placed in the Trust Account (see below). The net proceeds placed in the Trust Account have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 565,000 Units at $10.00 per Unit, generating gross proceeds of  $5,650,000. In addition, in connection with the underwriters’ partial exercise of their over-allotment option, the Company also consummated the sale of an additional 14,125 Private Units at $10.00 per Private Unit, generating total gross proceeds of  $141,250, of which the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account towards this transaction and returned the balance of  $46,250 to the Sponsor. Following such closing, an additional $5,508,750 of net proceeds was deposited in the Trust Account, resulting in $55,650,000 ($10.00 per Unit) held in the Trust Account.
Transaction costs relating to the Initial Public Offering amounted to $1,939,920, consisting of $1,391,250 of underwriting fees and $548,670 of offering costs. In addition, as of June 30, 2019, $175,830 of cash was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.
The Company will have until April 16, 2020 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $50,000), divided by the number of then outstanding Public Shares, which

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of June 30, 2019, the Company had $175,830 in its operating bank accounts, $56,588,390 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital deficit of  $235,000. In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of  $50,000 in loans to the Company. The loans, as well as any future loans that may be made by the Sponsor and/or its affiliates or Company’s officers and directors (or their affiliates), will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units. In addition, one of the Company’s service providers has agreed to defer the payment of fees owed to them until the consummation of a Business Combination, which amounted to approximately $470,000 as of June 30, 2019. Such fees are included in accrued expenses in the accompanying balance sheet at June 30, 2019. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of the consummation of a Business Combination or April 16, 2020, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2019.
Marketable securities held in Trust Account
At June 30, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.
Ordinary shares subject to possible redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Offering costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $1,939,920 were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Income taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2019.
The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. As such, the Company has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.
Net loss per ordinary share
Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at June 30, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of  (1) warrants sold in the Initial Public Offering and private placement to purchase 5,804,125 ordinary shares and (2) 250,000 ordinary shares and warrants to purchase 250,000 ordinary shares in the unit purchase option sold to EarlyBirdCapital, Inc. (“EarlyBirdCapital”)

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

(and its designees), in the calculation of diluted loss per share, since the exercise of the warrants and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
Reconciliation of net loss per ordinary share
The Company’s net income is adjusted for the portion of income that is attributable to ordinary shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net loss per ordinary share is calculated as follows:
For the Period from July 23, 2018 (inception) through June 30, 2019
Net income	$226,960
Less: Income attributable to shares subject to possible redemption	(851,589)
Adjusted net loss	$(624,629)
Weighted average shares outstanding, basic and diluted	1,889,222
Basic and diluted net loss per share	$(0.33)
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of  $250,000. At June 30, 2019, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,565,000 Units at a purchase price of $10.00 per Unit, inclusive of 565,000 Units sold to the underwriters on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of  $11.50 per share (see Note 7).

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 225,000 Private Units at a price of  $10.00 per Private Unit, or $2,250,000 in the aggregate. On October 23, 2018, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 14,125 Private Units to the Sponsor, generating gross proceeds of  $141,250. The Private Units are identical to the Units sold in the Initial Public Offering, except for the private warrants (“Private Warrants”), as described in Note 7. The Sponsor agreed not to transfer, assign or sell any of the Private Units and underlying securities (except to certain permitted transferees) until after the completion of a Business Combination. The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and underlying securities will be worthless.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
In July 2018, the Company issued an aggregate of 1,473,500 founder shares to the Sponsor (the “Founder Shares”) for an aggregate purchase price of  $25,000 in cash. In September 2018, the Sponsor forfeited 36,000 Founder Shares, resulting in an aggregate of 1,437,500 shares outstanding. The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Units, Representative Shares (as defined in Note 7) and underlying securities). As a result of the underwriters’ election to partially exercise their over-allotment option on October 23, 2018, 141,250 Founder Shares are no longer subject to forfeiture. The underwriters’ elected not to exercise the remaining portion of the over-allotment option, which expired on November 25, 2018, and, as a result, 46,250 Founder Shares were forfeited.
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, (1) with respect to 50% of the Founder Shares, the earlier of   (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as such amount may be adjusted) for any 20 trading days within any 30-trading day period commencing after a Business Combination, and (2) with respect to the remaining 50% of the Founder Shares, one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Related Party Advances
On October 16, 2018, the Sponsor advance funded $187,500 to the Trust Account in anticipation of the additional amount they intended to pay for additional Private Units upon the underwriters’ exercise of the over-allotment option. In connection with the underwriters’ partial exercise of their over-allotment option on October 23, 2018, the Company applied $141,250 of the advance payment made by the Sponsor already deposited into the Trust Account and returned the balance of  $46,250 to the Sponsor.
Promissory Note – Related Party
On July 27, 2018, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of  $150,000.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

The Promissory Note was non-interest bearing and payable on the earlier of  (i) December 31, 2018 or (ii) the consummation of the Initial Public Offering. The outstanding balance of  $145,435 on the Promissory Note was repaid in full on October 17, 2018.
Administrative Services Arrangement
The Sponsor entered into an agreement, commencing on October 11, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $7,500 per month for these services. For the period from July 23, 2018 (inception) through June 30, 2019, the Company incurred $63,750 in fees for these services, of which $3,750 is included in accrued expenses in the accompanying balance sheet.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into units at a price of  $10.00 per unit. The units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on October 11, 2018, the holders of the Founder Shares, Private Units (and their underlying securities) and any units that may be issued upon conversion of the Working Capital Loans (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statement.
Business Combination Marketing Agreement
The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of a Business Combination in an amount equal to $1,947,750 (exclusive of any applicable finders’ fees which might become payable).

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

NOTE 7.   SHAREHOLDERS’ EQUITY
Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At June 30, 2019, there are no preferred shares designated, issued or outstanding.
Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At June 30, 2019, there were 2,173,019 shares issued and outstanding, excluding 5,050,181 ordinary shares subject to possible redemption.
Warrants — The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) October 16, 2019. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days following the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of  $0.01 per warrant:
•
at any time while the Public Warrants are exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•
if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Representative Shares
Pursuant to the Initial Public Offering, the Company issued to EarlyBirdCapital (and its designees) 27,825 ordinary shares (the “Representative Shares”), inclusive of the 2,825 ordinary shares issued on October 23, 2018 upon the underwriters’ election to partially exercise their over-allotment option, for no consideration. The Company accounted for the Representative Shares as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $278,250 based upon the offering price of the Units of  $10.00 per Unit. EarlyBirdCapital has agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, EarlyBirdCapital (and its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
Unit Purchase Option
On October 16, 2018, the Company sold to EarlyBirdCapital (and its designees), for $100, an option to purchase up to 250,000 units exercisable at $10.00 per unit (or an aggregate exercise price of  $2,500,000) commencing on the later of October 11, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on October 11, 2023. The units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of  $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option to be approximately $894,000 (or $3.58 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 3.02% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.
NOTE 8.   FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	June 30, 2019
Assets:
Marketable securities held in Trust Account	1	$56,588,390
NOTE 9.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
In July 2019, the Sponsor transferred all of the outstanding Founder Shares and 47,825 Private Units to certain of the Company’s directors and officers and their affiliates (as permitted transferees) at the price originally paid for such securities, and such transferred securities remain subject to the transfer, voting and other restrictions applicable to the Sponsor described above (see Notes 4 and 5).
In August 2019, DD3 Capital Partners S.A. de C.V., an affiliate of the Sponsor, committed to provide an aggregate of  $50,000 in loans to the Company. The loans, as well as any future loans that may be made by the Sponsor and/or its affiliates or Company’s officers and directors (or their affiliates), will be evidenced by notes and would either be repaid upon the consummation of a Business Combination or up to $1,500,000 of the notes may be converted into units that would be identical to the Private Units.
Business Combination Agreement
On August 2, 2019, the Company entered into a Combination and Stock Purchase Agreement (the “Agreement”) with Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware, BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and, solely for the purposes set forth in Article XI of the Agreement, the

DD3 ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2019

Sponsor, pursuant to which the Company agreed to merge (the “Merger”) with and into Betterware in a Business Combination (the “Transaction”) that will result in Betterware surviving the Merger (the “Surviving Company”) and BLSM becoming a wholly-owned subsidiary of the Surviving Company.
The Agreement provides that, prior to the closing of the transactions contemplated by the Agreement (the “Closing”), the Company will redomicile out of the British Virgin Islands and continue as a Mexican corporation pursuant to Section 184 of the BVI Business Companies Act, 2004, and Article 2 of the Mexican General Corporations Law (Ley General de Sociedades Mercantiles).
The Agreement provides that, at the effective time of the Merger pursuant to the Merger Agreement (the “Effective Time”):
(i)
The Company will pay to the Sellers the amount, if any, by which the amount in the Trust Account as of the Closing exceeds $25,000,000 up to a maximum of  $30,000,000;

(ii)
all of the Betterware shares issued and outstanding immediately prior to the Effective Time will be canceled and to the extent the Sellers receive $30,000,000 in cash consideration from the Trust Account, the Sellers will be entitled to receive 28,700,000 Surviving Company shares or if the Sellers receive less than $30,000,000 in cash consideration, the Sellers will be entitled to receive the number of Surviving Company shares equal to the combined valuation of Betterware and BLSM (as calculated pursuant to the Agreement) less the cash consideration amount received by the Sellers, divided by $10.00; provided, however, that a portion of such Surviving Company shares will be held in trust to secure debt obligations of the Surviving Company; and

(iii)
all of the Company’s ordinary shares issued and outstanding immediately prior to the Effective Time will be canceled and exchanged for Surviving Company shares on a one-for-one basis.

The Transaction will be consummated subject to the closing conditions and deliverables as further described in the Agreement.

ANNEXES

ANNEX A

COMBINATION AND STOCK PURCHASE AGREEMENT
by
DD3 ACQUISITION CORP.,
Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V.
Betterware de México, S.A. de C.V.
BLSM Latino América Servicios, S.A. de C.V.
and
DD3 MEX ACQUISITION CORP., S.A. de C.V.,
dated
as of August 2nd, 2019

A-i

A-ii

INDEX OF DEFINED TERMS
Exhibit “A”   Existing Encumbrances
Exhibit “B”   Registration Rights Agreement
Exhibit “C”   Form of Company’s Secretary Certificate
Exhibit “D”   Form of Closing Certificate
Exhibit “E”   Purchase Price Allocation
Exhibit “F”   Affiliate Letter
Exhibit “G”   Form of Organizational Documents of Buyer as S.A.
Exhibit “H”   Form of Closing Report
Exhibit “I”   Form of Management Lock-Up Agreement
Exhibit “J”   Form of Member Lock-Up Agreement
A-iii

COMBINATION AND STOCK PURCHASE AGREEMENT
This COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of August 2nd, 2019 (this “Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”, and together with BWM, the “Companies”), and DD3 Mex Acquisition Corp., S.A. de C.V., (“DD3 Mexico” or “Buyer’s Representative”), solely for the purposes set forth in Article XI.
Recitals
WHEREAS, (i) Campalier and Forteza are the legal settlors and second beneficial holders of the fiduciary rights (fideicomitentes y fideicomisarios en segundo lugar) to 5,037,938 shares of the capital stock of BWM, which represent approximately 99.99% of the outstanding capital stock of BWM (the “Fiduciary Rights to BWM Shares”) held by the Mexican Security Trustee (as defined below) in the Mexican Guaranty Trust (as defined below); and (ii) Strevo is the legal and beneficial owner of 1 share of the capital stock of BWM (“Strevo BWM Share”), which together with the Fiduciary Rights to BWM Shares represent 100% of the outstanding capital stock of BWM (the “BWM Shares”).
WHEREAS, (i) Campalier and Forteza are the legal settlors and second beneficial owners of the fiduciary rights (fideicomitentes y fideicomisarios en segundo lugar) to 3,659,377 shares of the capital stock of BLSM, which represent approximately 99.99% of the outstanding capital stock of BLSM (the “Fiduciary Rights to BLSM Shares”) held by the Mexican Security Trustee in the Mexican Guaranty Trust; and (ii) Strevo is the legal and beneficial owner of 1 share of the capital stock of BLSM (“Strevo BLSM Share”), which together with the Fiduciary Rights to BLSM Shares represent 100% of the outstanding capital stock of BLSM (the “BLSM Shares”, and together with the BWM Shares, the “Shares”).
WHEREAS, on May 10, 2017, BMW, as borrower, BLSM, as joint obligor, and MCRF P, S.A. de C.V., S.O.F.O.M. E.N.R. (“CS”), as lender, entered into certain credit agreement for a principal amount of P$600,000,000 (six hundred million Pesos) (as amended from time to time, the “CS Credit Agreement”), and to guarantee the satisfaction of the obligations agreed upon under the CS Credit Agreement: (i) on March 26, 2015, Forteza and Campalier, as settlors and beneficiaries in second place, CS as beneficiary in first place and Banco Invex S.A. Institución de Banca Múltiple, Invex Grupo Financiero as trustee (the “Mexican Security Trustee”) entered into an Irrevocable Guaranty Trust agreement (Contrato de Fideicomiso Irrevocable de Administración y Garantía) number 2397, with the appearance of BWM and BLSM, as such has been amended and restated from time to time (the “Mexican Guaranty Trust”); (ii) on July 28, 2017, Strevo as pledgor, and CS as pledgee, entered into a stock pledge agreement, pursuant to which Strevo pledged the Strevo BWM Share and the Strevo BLSM Share in favor of CS (the “Stock Pledge Agreement”); and (iii) on May 10, 2017, and subsequently amended on December 4, 2017, BWM and BLSM, entered into certain non-possessory pledge agreement (Contrato de Prenda sin Transmisión de Posesión) as pledgors and CS as pledgee, pursuant to which all tangible and intangible moveable assets of BMW and BLSM were pledged in favor of CS (the “Non-Possessory Pledge Agreement”, and together with the Mexican Guaranty Trust and the Stock Pledge Agreement the “CS Security Documents”);
WHEREAS, the Sellers and Buyers desire to enter into this Agreement (i) for Sellers to agree to carry out all required actions to release from the Mexican Security Trust the BWM Shares which represent 15% of the outstanding capital stock of BMW and all of the BLSM Shares, except for one share to be held by Campalier, and thereafter sell to Buyer, on the terms and conditions set forth in this Agreement (the “Purchased Shares”); and thereafter (ii) to carry out all required actions on terms and subject to the conditions of this Agreement and the Mexican General Corporations Law (Ley General de Sociedades Mercantiles) (“LGSM”), for DD3 and BWM to enter into a merger agreement (the “Merger Agreement”) pursuant to which DD3 will merge with and into BWM (the “Merger”), with BWM surviving the Merger and therefore, all of the BWM Shares then existing shall be exchanged for new shares as agreed upon herein;

WHEREAS, the board of directors of each of the Companies have unanimously authorized and approved the execution of this Agreement and the performance of all actions to carry out the rest of transactions contemplated by this Agreement and the Merger Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the Companies’ Organizational Documents and each of the Companies shall promptly secure the corporate approval from each of its corresponding shareholders as set forth herein; and
WHEREAS, subject to the fulfillment of certain conditions, Sellers shall have obtained prior to the Closing Date all necessary consents to execute this Agreement and the performance of all actions to carry out the rest of transactions contemplated by this Agreement and the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and Sellers hereby agree as follows:
Article I Definitions
“Acquisition Proposal” has the meaning set forth in Section 6.13.
“Affiliate” of a specified person, means, a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Ancillary Agreements” means the Merger Agreement, Lock-Up Agreements, the Registration Rights Agreement and the Management Incentive Plan.
“Annual Financial Statements” has the meaning set forth in Section 4.6.
“Anticorruption Laws” means the valid and effective Laws, rules and regulations against corruption, including the Laws that are part of the National Anticorruption System (Sistema Nacional Anticorrupción), including the General Law of Administrative Responsibilities (Ley General de Responsabilidades Administrativas) and the Criminal Code (Código Penal Federal).
“Antitrust Approval” means the merger clearance and approval to be issued by the Antitrust Authority in connection with the transactions contemplated hereby.
“Antitrust Authority” means the Federal Economic Competition Commission of Mexico (Comisión Federal de Competencia Económica).
“Banamex Consent” means the waiver letter to be issued by Banamex, as lender under the Banamex Loan Agreements, to Sellers approving the transactions completed under this Agreement.
“Banamex Loan Agreements” means the (i) loan agreement entered into by and between Banamex, as lender, BWM as borrower and BLSM as obligor (fiador) on April 4, 2019, as amended; and (ii) the revolving loan agreement (contrato de crédito revolvente) entered into by and between Banamex, as lender, BWM as borrower and BLSM as obligor (fiador) on April 30, 2018.
“Banamex” means Banco Nacional de Mexico, S.A. integrante del Grupo Financiero Banamex.
“Basket Amount” has the meaning set forth in Section 11.1(b).
“BLSM” has the meaning set forth in the preamble of this Agreement.
“BLSM Shares” has the meaning set forth in the recitals of this Agreement.
“Board” means the board of directors of each of the Companies.
“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks are required or authorized by Law to be closed in New York, New York or Mexico City, Mexico.
“Buyer” has the meaning set forth in the preamble of this Agreement.
“Buyer Change of Nationality” has the meaning set forth in Section 7.3.

“Buyer Common Stock” means the ordinary shares of the common stock, no par value per share, of Buyer.
“Buyer Indemnified Parties” has the meaning set forth in Section 11.3(a).
“Buyer’s Representative” has the meaning set forth in the preamble of this Agreement.
“Buyer SEC Reports” has the meaning set forth in Section 5.4(a).
“Buyer Shareholder Losses” has the meaning set forth in Section 11.1(a).
“Buyer Shareholders’ Meeting” has the meaning set forth in Section 7.3.
“BWM” has the meaning set forth in the preamble of this Agreement.
“BWM Shares” has the meaning set forth in the recitals of this Agreement.
“Claims” has the meaning set forth in Section 8.2(b).
“Closing” has the meaning set forth in Section 2.4(a).
“Closing Date” has the meaning set forth in Section 2.4(a)4.22(e).
“Companies” has the meaning set forth in the preamble of this Agreement.
“Company Shareholders’ Meeting” has the meaning set forth in Section 6.2.
“Companies Valuation” means the amount of  $317,000,000 (three hundred and seventeen million dollars).
“Confidential Information” has the meaning set forth in Section 6.11.
“Confidentiality Agreement” has the meaning set forth in Section 6.11.
“Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.
“Contract” means a contract, agreement, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.
“CS Credit Agreement Amendment” means the amendment to the CS Credit Agreement to be entered into by and between CS, BWM and BLSM on or before the Closing Date.
“CS Consent Letter” means the letter agreement entered into by and between CS, BWM and BLSM, pursuant to which upon the satisfaction of the condition set forth therein, (i) CS consents and instructs the Mexican Security Trustee in the Mexican Guaranty Trust to release the Purchased Shares and permit Sellers to carry out the transactions completed under this Agreement; and (ii) the parties agree to execute the CS Credit Agreement Amendment.
“DD3 Mexico” has the meaning set forth in the preamble of this Agreement.
“Disclosure Schedule” means the schedule delivered by Sellers to Buyer on or prior to the date of this Agreement.
“Effective Time” has the meaning set forth in the Merger Agreement.
“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Environmental Laws” means any Law (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata) or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Encumbrances” means the Encumbrances described in Exhibit “A”.
“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.
“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.
“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.
“Hazardous Materials” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law.
“Key Employee” means any persons that renders services to any of the Companies in a subordinated manner, which annual salary base exceeds $2,000,000.00 (two million Pesos 00/100).
“IFRS” means the International Financial Reporting Standards.
“IMSS” has the meaning set forth in Section 4.22(f).
“INFONAVIT” has the meaning set forth in Section 4.22(f).
“Insider” means (i) a shareholder, officer, director or employee of any of the Companies, (ii) any Member of the Immediate Family of any shareholder, officer, director or employee of any of the Companies, or (iii) any entity in which any of the persons described in clause (i) or (ii) owns any beneficial interest (other than less than one percent of the stock of any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).
“Intellectual Property” means all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, Software, mask works, trade secrets, know-how and other Intellectual Property Rights.
“Intellectual Property Rights” means (i) rights in patents, patent applications and patentable subject matter (whether or not the subject of an application), (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered, (iv) trade secrets, (v) rights in Internet domain names, uniform resource locators and e-mail addresses, (vi) rights in semiconductor topographies (mask works), registered or unregistered, (vii) know-how and (viii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise.
“Inventories” means all inventories, merchandise, goods, raw materials, packaging, labels, supplies and other personal property which are maintained, held or stored by or for the Companies at the Closing, and any prepaid deposits for any of the same.
“Knowledge” when used with respect to Sellers, means the knowledge of Mr. Luis German Campos Orozco, Chairman of the Board, Mr. Andrés Campos Chevallier, CEO, and Mr. José del Monte, CFO, or any knowledge that would have been acquired by Mr. Luis German Campos Orozco, Chairman of the Board, upon appropriate inquiry and investigation.
“Last Fiscal Year End” has the meaning set forth in Section 4.6.
“Latest Balance Sheet” has the meaning set forth in Section 4.6.
“Latest Financial Statements” has the meaning set forth in Section 4.6.
“Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 4.10(c).
“Lenders’ Consents” means collectively the Banamex Consent and the CS Consent Letter.
“LFCE” means the Federal Competition Law of Mexico (Ley Federal de Competencia Económica).
“LFT” means the Federal Labor Law of Mexico (Ley Federal del Trabajo).
“Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.
“Lock-Up Agreements” has the meaning set forth in Section 9.1(n).
“Loss” means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys’ fees and expenses.
“Management Incentive Plan” means the management incentive plan approved by the Surviving Company to be prepared, managed and adopted by the Board of Directors, as amended, modified or supplemented from time to time.
“Management Lock-Up Agreement” has the meaning set forth in Section 9.1(n).
“Material Adverse Effect” means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on (a) the business, assets, liabilities, properties, financial condition, operating results or operations of the Companies, taken as a whole, or (b) the ability of the Sellers to perform their obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement; provided that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major hostilities, man-made or natural disaster, national or international calamity or crisis or any act of terrorism, in each case, after the date of this Agreement, (ii) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (iii) changes in Laws or the enforcement or interpretation thereof, in each case, after the date of this Agreement, (iv) changes that generally affect the industries and markets in which the Companies operate, (v) the expiration or termination of any Contract in accordance with its terms (in each case, other than a termination that is the result of a default by the Companies party thereto) and any corresponding lapse of any Governmental Authorization associated with any Contract, (vi) any action taken or failed to be taken pursuant to or in accordance with the express terms of this Agreement or at the written request of, or consented to in writing by, the Buyer, or the failure to take any action expressly prohibited by this Agreement, (vii) the execution or delivery of this Agreement or the public announcement or other publicity with respect to the execution and delivery of this Agreement or the pending consummation of the transactions contemplated by this Agreement (including any Litigation or reduction in billings or revenue related thereto), (viii) any failure of the Companies to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), except, in the case of clauses (i) through (iv), to the extent such events changes, circumstances, effects or other matters have a materially disproportionate effect on the Companies, taken as a whole, relative to other participants engaged in the industries in which the Companies operate.
“Material Contracts” has the meaning set forth in Section 4.15(a).
“Maximum Net Debt” means Net Debt up to $35,000,000 (thirty-five million dollars) as of the Closing Date.
“Member Lock-Up Agreement” has the meaning set forth in Section 9.1(n).

“Member of the Immediate Family” of a Person means a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, and brother or sister-in-law of such Person.
“Merger” has the meaning set forth in Section 2.3.
“Merger Agreement” has the meaning set forth in the recitals of this Agreement and Section 2.3.
“Minimum Cash” has the meaning set forth in Section 9.1(h)
“Net Debt” means the total debt, including short-term and long-term debt obligations, minus cash on hand and cash equivalents.
“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.
“Ordinary Course of Business” means the ordinary course of business of each of the Companies consistent with past custom and practice (including with respect to quantity and frequency) as it has been conducted since the Last Fiscal Year End.
“Organizational Documents” means, as applicable, (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the memorandum and articles of association of a company, (iii) the by-laws or estatutos sociales, (iv) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (iv) any amendment to any of the foregoing.
“Owned Real Property” has the meaning set forth in Section 4.10(b).
“PCAOB” means the Public Company Accounting Oversight Board.
“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.
“Plan” means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in the LFT), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not Tax qualified) or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in the LFT), (w) that is maintained or contributed to by any of the Companies, (x) that the Companies have committed to implement, establish, adopt or contribute to in the future, (y) for which the Companies is or may be financially liable as a result of the direct sponsor’s affiliation with the Companies or the Companies’ shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by any of the Companies for the benefit of its employees or former employees) or (z) for or with respect to which the Companies is or may become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer. Plan does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which no Company has any present or potential liability.
“Pre-Closing BWM Corporate Reorganization” has the meaning set forth in Section 6.2.
“Proxy Statement” has the meaning set forth in Section 8.1.
“Purchase Price” has the meaning set forth in Section 2.2.
“Purchased Shares” has the meaning set forth in the recitals of this Agreement.
“Real Property” has the meaning set forth in Section 4.10(c).
“Redemption Rights” means the redemption rights provided for in Regulation 25.4(b) of Buyer’s articles of association.

“Registration Rights Agreement” means the registration rights agreement in substantially the form attached as Exhibit “B”.
“Registration Statement” has the meaning set forth in Section 8.1.
“Remedies Exception” when used with respect to any Person, means performance of such Person’s obligations except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
“Representatives” has the meaning set forth in Section 6.11.
“Required Consents” has the meaning set forth in Section 6.8.
“Restricted Business” has the meaning set forth in Section 6.12(a).
“Returns” means all returns, declarations, reports, estimates, information returns and statements pertaining to any Taxes.
“SEC” has the meaning set forth in Section 5.4.
“Securities Act” has the meaning set forth in Section 5.4.
“Seller Losses” has the meaning set forth in Section 11.2(a).
“Sellers” has the meaning set forth in the preamble of this Agreement.
“Sellers’ Basket Amount” has the meaning set forth in Section 11.2(b).
“Shares” has the meaning set forth in the preamble of this Agreement.
“Shareholders Agreement” means the Shareholders Agreement entered into by and between Strevo, Forteza and Campalier on December 5, 2018, as amended.
“Software” means computer programs or data in computerized form, whether in object code, source code or other form.
“Specified Indebtedness” means the indebtedness outstanding under the CS Credit Agreement, as amended from time to time.
“Strevo” has the meaning set forth in the preamble of this Agreement.
“Subsidiary” means any Person in which any ownership interest is owned, directly or indirectly, by another Person.
“Surviving Company” has the meaning set forth in Section 2.3.
“Surviving Company Shares” has the meaning set forth in Section 2.3.
“Tax Affiliate” means each Company and any other Person that is or was a member of an affiliated, combined or unitary group of which the Companies is or was a member.
“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon any Company or any Tax Affiliate.
“Third-Party Action” has the meaning set forth in Section 11.3(a).
“Third-Party Intellectual Property Rights” means Intellectual Property Rights in which a Person other than any Company has any ownership interest (including any Seller).
“Trust Account” has the meaning set forth in Section 5.5.
“Trust Agreement” has the meaning set forth in Section 5.5.

“Trust Fund” has the meaning set forth in Section 5.5.
“Trustee” has the meaning set forth in Section 5.5.
“Working Capital” means the excess of current assets less cash and cash equivalents over current liabilities less the current portion of Net Debt.
Article II Purchase and Sale of the Purchased Shares, Closing and Merger.
2.1   Purchase and Sale.   On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:
Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Purchased Shares free of any Encumbrances. Each Seller waives any rights of first refusal or similar rights that such Seller may have relating to Buyer’s purchase of the Purchased Shares, whether conferred by any of the Companies’ Organizational Documents, by Contract or otherwise.
2.2   Purchase Price.   Sellers and Buyer agree that Buyer shall allocate and use the amount, if any, by which the amount in the Trust Fund at Closing exceeds $25,000,000 (twenty-five million dollars), to be paid by Buyer as cash consideration for the Purchased Shares (the “Purchase Price”), provided that the maximum cash consideration payable as Purchase Price by Buyer to Sellers shall not exceed from $30,000,000 (thirty million dollars).
Any amount of funds deposited in the Trust Fund on the Closing Date not paid as Purchase Price as set forth above will remain as an asset of Buyer and will be transferred to BWM as provided for in the Merger Agreement.
2.3   Merger of Buyer and BWM.   Immediately after the Closing, on the same date of the Closing or the following Business Day, the Merger Agreement approved by the shareholders of BWM and Buyer will become effective between the Parties and Buyer will merge with and into BWM. Under the terms of the Merger Agreement, Buyer will cease its legal existence, BWM shall continue as the surviving company of the Merger (the “Surviving Company”) and BLSM will continue its existence as a wholly-owned subsidiary of BWM. All (a) warrants and UPOs issued by Buyer and outstanding prior to the Effective Time of the Merger shall be exchanged and replaced by the same number of warrants and UPOs issued by the Surviving Company with the same terms and conditions as those previously agreed with Buyer; and (b) the BWM Shares issued and outstanding immediately prior to the Effective Time, including those BWM Shares purchased by Buyer pursuant to this Agreement, shall be cancelled and exchanged for newly issued shares of the Surviving Company (the “Surviving Company Shares”) representing 100% of the total outstanding shares of the Surviving Company Shares. The Surviving Company Shares will be allocated among Sellers and the shareholders of Buyer as follows:
(a)   Sellers’ Surviving Company Shares.   (i) To the extent Sellers receive $30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive 28,700,000 (twenty eight million seven hundred thousand) of Surviving Company Shares or (ii) if Sellers receive less than 30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive the number of Surviving Company Shares equal to the Companies Valuation less the cash consideration amount received as Purchase Price, divided by $10.00 (ten dollars).
(b)   Buyer’s Surviving Company Shares.   The shareholders of Buyer will be entitled to exchange their existing Buyer shares for Surviving Company Shares, on a 1:1 exchange ratio.
2.4   The Closing.
(a)   The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Greenberg Traurig, S.C. at Paseo de la Reforma 265, PH, Colonia Cuauhtémoc, Ciudad de México, C.P. 06500, or at such other place as may be mutually agreed by Buyer and the Sellers, on the date following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing (the “Closing Date”), but subject to the satisfaction or waiver of those conditions at such time) (but in no event later than the fourth (4th) Business Day following such satisfaction or waiver of such conditions), in which case “Closing Date” means the date so agreed. The failure of the Closing will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement. The Closing will be effective as of the close of business on the Closing Date.
(b)   Subject to the conditions set forth in this Agreement, on the Closing Date:
(i)   Sellers will, or cause each of the Companies to, deliver, to Buyer:
(A)   certificates (títulos de acciones) representing all of the Buyer’s Surviving Company Shares, free and clear of all Encumbrances;
(B)   evidence of amendments to the Specified Indebtedness of the Companies and satisfaction of any conditions specified therein prior to Closing, as well as duly executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of Buyer’s counsel, to release any and all Encumbrances against the Purchased Shares and Buyer’s Surviving Company Shares;
(C)   a copy, certified by the secretary of the Board of each Company in the form of Exhibit “C”, of the notation made in the stock registry book of  (1) each Company evidencing the transfer of the Purchased Shares to Buyer; and (2) the Surviving Company evidencing the issuance of all the Buyer’s Surviving Company Shares, in the form and substance satisfactory to Buyer;
(D)   a copy of each Ancillary Agreement to which any Seller or a Company is a party, duly executed by each Seller, and a copy of each Ancillary Agreement to which any of the Companies is a party, duly executed by the Companies, as appropriate;
(E)   evidence that all the certificates (títulos de acciones) representing the Sellers’ Surviving Company Shares have been issued;
(F)   duly executed copies of all Required Consents; and
(G)   certificates in the form of Exhibit “D” (1) evidencing the accuracy of Sellers’ representations and warranties, (2) evidencing the performance and compliance by Sellers with agreements contained in this Agreement, (3) evidencing the satisfaction of all conditions referred to in Section 9.1 or (4) otherwise evidencing the consummation of the transactions contemplated by this Agreement.
(ii)   Buyer will deliver to Sellers:
(A)   the Purchase Price, by wire transfer in immediately available funds to the accounts designated by Sellers to Buyer at Closing (allocated among Sellers in accordance with Exhibit “E”);
(B)   a copy of each Ancillary Agreement to which any Buyer is a party, duly executed by Buyer;
(c)   All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.
2.5 Buyer’s Representative.
(a)   Sellers acknowledge that Buyer appoints herein DD3 Mexico (or any person appointed as a successor Buyer’s Representative) as their representative and agent under this Agreement.
(b)   Sellers acknowledge that Buyer’s Representative is authorized to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement, to waive any requirements of this Agreement that Buyer’s Representative determines in Buyer’s Representative’s sole and absolute discretion to be necessary, appropriate or advisable, which may be required for the performance of all obligations under this Agreement on behalf of Buyer or any Buyer’s successors and assignees and to make claims, collect and dispute, settle, compromise and make all claims related to Article XI of this Agreement. The Buyer’s Representative authority includes the right to hire or retain, at the sole expense of Buyer, or any of Buyer’s successors and assignees, such counsel, investment bankers, accountants, representatives and other professional advisors as Buyer’s Representative determines in Buyer’s Representative sole and absolute discretion to be necessary, appropriate or advisable in order to perform this Agreement. Sellers may rely upon any action taken by Buyer’s Representative, and to act in accordance with such action without independent investigation. The appointment and authority granted to Buyer’s Representative pursuant to this Section 2.5 shall survive and continue to be effective after the Merger.
(c)   After the Closing Date, Sellers may rely entirely on its dealings with, and notices to and from, Buyer’s Representative to satisfy any obligations it might have under this Agreement or any other agreement referred to in this Agreement or otherwise to Sellers.
Article III Representations and Warranties of Sellers
Each Seller represents and warrants to Buyer that, as to such Seller, except as described in the Disclosure Schedules, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):
3.1   Title to Shares.   Such Seller holds, as of the date of this Agreement, of record and beneficially, the fiduciary rights over the number of Shares listed opposite such Seller’s name on Schedule 3.1.   At Closing, Buyer will obtain good and valid title to the Purchased Shares and to the Buyer’s Surviving Company Shares, of record and beneficially, free and clear of any Encumbrance.
3.2   Incorporation; Power and Authority.   Each Seller is duly organized, validly existing and in good standing under the Laws of Mexico. Such Seller has all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.
3.3   Valid and Binding Agreement.   The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party has been duly and validly authorized by all necessary corporate or equivalent action by such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which such Seller will become a party, when executed and delivered by or on behalf of such Seller, will constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Remedies Exception.
3.4   No Breach; Consents.   Except as listed in Schedule 3.4, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by such Seller will not (a) contravene any provision of the Organizational Documents, if any, of such Seller; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against such Seller other than the Lenders’ Consents; (d) result in the creation of any Encumbrance upon the Shares held by such Seller; or (e) require any Governmental Authorization other than the Antitrust Approval.
3.5   Brokerage.   No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Seller for which Buyer or the Company is or could become liable or obligated.
Article IV Representations and Warranties Regarding the Companies
The Companies and the Sellers, jointly and severally, represent and warrant to Buyer that, except as described in the Disclosure Schedules, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

4.1   Incorporation; Power and Authority.
(a)   Each Company is a legal entity duly organized, validly existing and in good standing under the Laws of Mexico, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as now conducted and presently proposed to be conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.
(b)   The Companies are in full compliance with all provisions of its Organizational Documents.
4.2   Valid and Binding Agreement.   The execution, delivery and performance of this Agreement, the Ancillary Agreements and all the transactions contemplated hereunder to which it will become a party by such Company has been duly and validly authorized by all necessary corporate or equivalent action. This Agreement has been duly executed and delivered by such Company and constitutes the valid and binding obligation of such Company, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which such Company will become a party, when executed and delivered by or on behalf of such Company, will constitute the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to the Remedies Exception.
4.3   No Breach; Consents.   Except as listed in Schedule 4.3, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party will not (a) contravene any provision of the Organizational Documents of any of the Companies; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization applicable to the Companies or by which any property or asset of any of the Companies are bound or affected; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against any of the Companies other than the Lenders’ Consents; (d) result in the creation of any Encumbrance upon the Companies or any of the assets of any of the Companies; or (e) require any Governmental Authorization other than the Antitrust Approval.
4.4   Capitalization.
(a)   The authorized capital stock of BWM consists of 5,037,939 shares of BWM’s common stock, all validly issued and outstanding. Schedule 4.4(a) lists the names and addresses of each record holder of the issued and outstanding BWM’s common stock, the number of shares held by each such holder and the share certificate numbers, and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. Except as listed on Schedule 4.4(a), all issued and outstanding shares of BWM’s common stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party rights, and have been offered, sold and issued by BWM in compliance with the General Law of Commercial Entities (Ley General de Sociedades Mercantiles), Contracts applicable to BWM and BWM’s Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of any of the BWM’s common stock are set forth in the BWM’s Organizational Documents.
(b)   The authorized capital stock of BLSM consists of 3,659,3778 shares of BLSM’s common stock, all validly issued and outstanding. Schedule 4.4(a) lists the names and addresses of each record holder of the issued and outstanding BLSM’s common stock, the number of shares held by each such holder and the share certificate numbers, and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. All issued and outstanding shares of BLSM’s common stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party rights and have been offered, sold and issued by BLSM in compliance with the General Law of Commercial Entities (Ley General de Sociedades Mercantiles), Contracts applicable to BLSM and BLSM’s Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of any of the BLSM’s common stock are set forth in the BLSM’s Organizational Documents.
(c)   Except as listed in Schedule 4.4, there is no option, warrant, call, subscription, convertible security, right (including preemptive right) or Contract of any character to which any of the Companies is a party or by which it is bound obligating any of the Companies to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of any of the Companies or obligating such Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Companies. Except as contemplated by this Agreement, there are no Registration Rights Agreements, no voting trust, proxy or other Contract and no restrictions on transfer with respect to any capital stock of any of the Companies.
4.5   Subsidiaries.   The Companies have no Subsidiaries.
4.6   Financial Statements.   The unaudited balance sheet as of June 30, 2019 of the Companies (the “Latest Balance Sheet”) and the unaudited statements of income, changes in shareholders’ equity and cash flows of the Companies for the six-month period then ended (such statements and the Latest Balance Sheet, the “Latest Financial Statements”) are based upon the books and records of the Companies, have been prepared in accordance with accounting principles applicable in Mexico. The audited consolidated balance sheet, as of December 31, 2018 (the “Last Fiscal Year End”) and for the each of the prior fiscal year ends, of the Companies and the audited consolidated statements of income, shareholders’ equity and cash flows, including the notes, of the Companies for each of the 2 years ended on the Last Fiscal Year End ( the “Annual Financial Statements”) are based upon the books and records of the Companies, have been prepared in accordance with the IFRS consistently applied during the periods indicated and present fairly in all material respects the financial position, results of operations and cash flows of the Companies at the respective dates and for the respective periods indicated. The Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material. The Annual Financial Statements are PCAOB certified.
4.7   Absence of Undisclosed Liabilities.   Except as reflected or expressly reserved against in the Latest Balance Sheet, no Company has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), and, there is no basis for any present or future Litigation, charge, complaint, claim or demand against any of them giving rise to any liability or obligation, except liabilities or obligations that have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business, none of which is a liability or obligation for breach of Contract, breach of warranty, infringement, Litigation or violation of Governmental Order, Governmental Authorization or Law that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.
4.8   Books and Records.   The books of account of each of the Companies are complete and correct and have been maintained in accordance with sound business practices and applicable law, including the maintenance of an adequate system of internal controls. The minute books and stock or equity records of each of the Companies, all of which have been made available to Buyer, are complete and correct. The minute books of each of the Companies contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the boards of directors and committees of the boards of directors or other governing body of each of the Companies, and no meeting of any such holders, boards of directors or other governing body or committees has been held for which minutes are not contained in such minute books. At the Closing, all such books and records will be in the possession of the Companies.
4.9   Absence of Certain Developments.   Except as described on Schedule 4.9, since the Latest Financial Statements through the date of this Agreement, each of the Companies has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, unless otherwise provided under Schedule 4.9, since the date of the Latest Financial Statements through the date of this Agreement:
(a)   No Company has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;
(b)   No party (including the Companies) has accelerated, suspended, terminated, modified or canceled any Contract (or series of related Contracts) outside the Ordinary Course of Business, to which any of the Companies is a party or by which any of them is bound;
(c)   No Encumbrance has been imposed on any assets of any of the Companies, outside the Ordinary Course of Business;

(d)   No Company has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;
(e)   No Company has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) outside the Ordinary Course of Business or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person;
(f)   No Company has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) or capitalized lease obligation outside the Ordinary Course of Business;
(g)   No Company has delayed, postponed or accelerated the payment of accounts payable or other liabilities or the receipt of any accounts receivable, in each case outside the Ordinary Course of Business;
(h)   No Company has canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business;
(i)   No Company has granted any license or sublicense of any rights under or with respect to any Intellectual Property, outside the Ordinary Course of Business;
(j)   there has been no change made or authorized in the Organizational Documents of any of the Companies;
(k)   No Company has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;
(l)   No Company has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or split, combined or reclassified any outstanding shares of its capital stock;
(m)   No Company has experienced any material damage, destruction or Loss (whether or not covered by insurance) to its property;
(n)   No Company has made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;
(o)   No Company has entered into any collective bargaining agreement, written or oral, or modified the terms of any such existing agreement outside the Ordinary Course of Business;
(p)   No Company has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the Ordinary Course of Business;
(q)   No Company has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other Plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Plan);
(r)   No Company has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;
(s)   No Company has discharged or satisfied any Encumbrance or paid any liability, other than current liabilities paid in the Ordinary Course of Business;
(t)   No Company has disclosed, to any Person other than Buyer and authorized representatives of Buyer, any proprietary Confidential Information, outside the Ordinary Course of Business;
(u)   the Companies have not made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; and
(v)   No Company has committed to take any of the actions described in this Section 4.9.

4.10   Property.
(a)   The real properties owned by the Companies or demised by the leases listed on Schedule 4.10 constitute all of the real property owned, leased (whether or not occupied and including any leases assigned or leased premises sublet for which the corresponding Company remains liable), used or occupied by the corresponding Company.
(b)   BWM owns good and marketable title to each parcel of real property identified on Schedule 4.10 as being owned by BWM (the “Owned Real Property”), free and clear of all Encumbrances, except for the Encumbrances listed on Schedule 4.10.
(c)   The leases of real property listed on Schedule 4.10 as being leased by any of the Companies (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”) are in full force and effect, and the lessee holds a valid and existing leasehold interest under each of the leases for the term listed on Schedule 4.10. The Leased Real Property is subject to no ground lease, master lease, mortgage, deed of trust or other Encumbrance or interests that would entitle the holder thereof to interfere with or disturb use or enjoyment of the Leased Real Property or the exercise by the lessee of its rights under such lease so long as the lessee is not in default under such lease.
(d)   Each parcel of Real Property has access, sufficient for the conduct of the business as now conducted or as presently proposed to be conducted by the Companies on such parcel or Real Property.
(e)   The corresponding Company has good and marketable title to, or a valid leasehold interest in, the buildings, machinery, equipment and other tangible assets and properties used by them, located on their premises or shown in the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Encumbrances listed on Schedule 4.10 and properties and assets disposed of in the Ordinary Course of Business consistent with past practices since the date of the Latest Balance Sheet.
(f)   All of the buildings, and other tangible assets and properties necessary for the conduct of the business of the Companies are owned or leased by the Companies, in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business.
4.11   Accounts Receivable.   All notes and accounts receivable of each of the Companies are reflected properly on their books and records, are valid, have arisen from bona fide transactions in the Ordinary Course of Business, are subject to no set-off or counterclaim, and are current and collectible. Such notes and accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts on the face of the Latest Balance Sheet as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business consistent with past practices.
4.12   Inventories.   Subject to amounts reserved therefor on the Latest Balance Sheet, the values at which all Inventories are carried on the Latest Balance Sheet reflect the historical inventory valuation policy of the Companies of stating such Inventories at the lower of cost or market value. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the Ordinary Course of Business of the Companies consistent with past practice. Except as set forth in Schedule 4.12, each Company, as the case may be, has good and marketable title to the Inventories free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Companies’ voting rights, charges and other Encumbrances.
4.13   Tax Matters.
(a)   Except for tax liabilities accruing in the Ordinary Course of Business and not yet due and payable, each of the Companies has not been determined by tax authorities, to be liable for any Mexican federal, state or municipal assessments or other impositions or penalties due and unpaid, in respect of income, business or property or for the payment of any tax, contribution installment due in respect of its current or any previous taxation year and no formal claim, assessment or Litigation is pending against the Companies with respect thereto.
(b)   Each of the Companies is not in default in filing any material returns or reports covering any Mexican federal, state or municipal taxes, assessments or other imposts in respect of income, business or property and it has filed all reports and returns with respect to income, assets, sales, value added, excise and property taxes and all other Taxes and customs duties which are required to be filed and has paid, or where permitted by law, provided security for all such Taxes.
(c)   All Taxes of the Companies and all Tax Affiliates that will be due and payable for any period ending on, ending on and including or ending prior to the Closing Date, will have been paid by or on behalf of the Companies or will be reflected, in a manner consistent with past practice, on the Companies’ books as an accrued Tax liability, either current or deferred.
(d)   There are no Encumbrances for Taxes upon any assets of any of the Companies or any Tax Affiliate, except Encumbrances for Taxes not yet due.
(e)   There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns for any Tax year subsequent to the year ended December 31, 2014, nor is any such Tax audit or other proceeding pending, nor has there been any notice to any of the Companies or any Tax Affiliate by any Governmental Entity regarding any such Tax, audit or other proceeding, or, to the Knowledge of any Seller, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. No Company or any Tax Affiliate expects or anticipates the assessment of any additional Taxes on the Companies or any Tax Affiliate or is aware of any unresolved questions, claims or disputes concerning the liability for Taxes of any of the Companies or any Tax Affiliate which would exceed the estimated reserves established on its books and records. No claim has ever been made by a Governmental Entity in a jurisdiction where no Company files any Return that the Companies or any Tax Affiliate is or may be subject to taxation.
(f)   Schedule 4.13 lists those Returns that have been audited and indicates those Returns that currently are the subject of audit.
(g)   No Company or any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.
(h)   No Company or any Tax Affiliate is a party to any Tax allocation or sharing agreement.
4.14   Intellectual Property Rights
(a)   All Intellectual Property used or held by each of the Companies that is material to the conduct of their business as currently conducted is owned by or licensed to by each of the Companies.
(b)   Except as set forth on Schedule 4.14(b), there are no actual or, to the Knowledge of each of the Companies, threatened claims or demands of any other Person pertaining to any Intellectual Property and no proceedings have been instituted or are pending or, to the Knowledge of each of the Companies, threatened, which challenge the rights of such Company to use the Intellectual Property presently used or held by such Subject Company
(c)   Unless otherwise disclosed under Schedule 4.14(c), all Software that is used by any of the Companies or is present at any facilities or on any equipment of any of the Companies is subject to a current license agreement that covers all use of the Software in the business of any of the Companies, as presently conducted or proposed to be conducted.
4.15   Material Contracts.
(a)   Schedule 4.15 lists the following Contracts to which any of the Companies is a party or subject or by which it is bound (the “Material Contracts”):
(i)   all stock purchase, stock option and stock incentive Plans (other than Plans);
(ii)   all Contracts (A) with any Insider or (B) between or among any Insiders relating in any way to any of the Companies each case with a value in excess of  $500,000 (five hundred thousand dollars) individually or $1,000,000 (one million dollars) in the aggregate;
(iii)   all distributor, reseller, dealer, manufacturer’s representative, sales agency or advertising agency, finder’s and manufacturing or assembly Contracts entered into by any of the Companies other than in the Ordinary Course of Business;
(iv)   all franchise agreements;

(v)   any Contracts or group of related Contracts with the same party for the purchase of products or services with an undelivered balance in excess of  $1,000,000 (one million dollars) other than those entered in the Ordinary Course of Business;
(vi)   all leases of real or personal property excluding any lease with aggregate annual payments of $1,000,000 (one million dollars) or less entered into in the Ordinary Course of Business;
(vii)   any Contract for capital expenditures in excess of  $1,000,000 (one million dollars) entered into other than in the Ordinary Course of Business;
(viii)   all Contracts relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any of the assets of any of the Companies other than the CS Security Documents and the Banamex Loan Agreement;
(ix)   each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any of the Companies other than in the Ordinary Course of Business;
(x)   all Contracts relating to any surety bond or letter of credit required to be maintained by any of the Companies in excess of  $1,000,000 (one million dollars);
(xi)   all license agreements, transfer or joint-use agreements or other agreements related to Intellectual Property other than those entered in the Ordinary Course of Business;
(xii)   any Contract concerning a partnership or joint venture;
(xiii)   any Contract providing for the development of any products, Software or Intellectual Property or the delivery of any services by, for or with any third party other than those entered in the Ordinary Course of Business;
(xiv)   any Contracts containing exclusivity, noncompetition or no solicitation provisions or that would otherwise prohibit the Companies from freely engaging in business in Mexico or prohibiting the solicitation of the employees or contractors of any other entity; and
(xv)   all Contracts terminable by any other party upon a change of control of any of the Companies or upon the failure of any of the Companies to satisfy financial or performance criteria specified in such Contract.
(b)   Each Material Contract is valid and binding, currently in force and enforceable in accordance with its terms, subject to the Remedies Exception. Each of the Companies have materially performed all obligations required to be performed by it in connection with each Material Contract. No Company has received any notice of any claim of default by it under or termination of any Material Contract that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies. Each of the Companies can perform each Material Contract on time, at a profit and without unusual expenditures of time and money.
4.16   Litigation.   Schedule 4.16 lists all Litigation pending or, to the Knowledge of any of the Companies, threatened against any of the Companies and each Governmental Order to which any of the Companies is presently subject which individually or in the aggregate may result in a loss of liability of any of the Companies in excess of  $1,000,000 (one million dollars).
4.17   Insurance.
(a)   Except as listed in Schedule 4.17(a), each of the Companies has at all times maintained material insurance relating to its business and covering property, fire, casualty, liability and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance provides adequate insurance coverage for the activities of each of the Companies.
(b)   Schedule 4.17(b) lists by year for the current policy year and each of the two preceding policy years a summary of the loss experience under each policy involving any claim in excess of  $1,000,000 (one million dollars), setting forth (i) the name of the claimant, (ii) a description of the policy by insurer, type of insurance and period of coverage and (iii) the amount and a brief description of the claim.

4.18   Compliance with Laws; Government Authorizations.
(a)   Each of the Companies has materially complied with all applicable Laws and Governmental Orders to conduct its business in the Ordinary Course of Business. No Company is relying on any exemption from or deferral of any Law, Governmental Order or Governmental Authorization that would not be available to it after the Closing.
(b)   Each of the Companies have in full force and effect all Governmental Authorizations materially necessary to conduct its business and own and operate its properties.
(c)   No Company has offered, authorized, promised, made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, political party official or candidate, official of a public international organization or any other Person in a position to assist or hinder any of the Companies in connection with any actual or proposed transaction, other than payments required or permitted by the Laws of the applicable jurisdiction and in compliance with the Anticorruption Laws.
4.19   Environmental Matters.
The Companies are and at all times have been in compliance in all material respects with all Environmental Laws and Occupational Safety and Health Laws. Since Last Fiscal Year End, through the date of this Agreement, none of the Companies have received any notice, report or other information regarding any actual or alleged material violation of any Environmental Laws or Occupational Safety and Health Laws, including any investigatory, remedial or corrective obligations relating to any of the Companies or any Owned Real Property or other property or facility currently or previously owned, leased, operated or controlled by any the Companies. The Companies have not treated, stored, disposed of, transported, handled, generated, or released any Hazardous Materials. Each of the Companies have obtained all Governmental Authorizations relating to the Environmental Laws necessary for operation of the Companies in Mexico.
4.20   Product Warranty.   Except for conditions or warranties implied or imposed by applicable Laws or otherwise contained in the Companies’ standard terms and conditions of sale and except as given in the Ordinary Course of Business, neither Company has given a condition, warranty, or made a representation in respect of products supplied, manufactured, sold or delivered by it. Except as listed on Schedule 4.20, none of the products manufactured or sold by any of the Companies, has been the subject of any product recall or return (whether voluntary or involuntary) during the past five years.
4.21   Product Liability.   Except as set forth in Schedule 4.21, there are no claims alleging bodily injury or other damage, that individually or in the aggregate are in excess of  $1,000,000 (one million dollars) as a result of any product or the breach of any duty to warn, test, inspect or instruct of dangers of any product that are currently pending or threatened in writing against any of the Companies or, to the Knowledge of the Sellers, against any entity, including but not limited to suppliers, warehouses, distributors, and contract manufacturing organization, that contracts with any of the Companies as its relates to, or may reasonably affect, any of the Companies’ products.
4.22   Employees.
(a)   Each of the Companies have materially complied at all times with all applicable employment Laws and regulations including payment of wages, overtime and those relating to the payment of social security and other Taxes. No Company has any collective relations problem pending or, to the Knowledge of any Seller, threatened. No Key Employee of the Companies is a party to any change in control or golden parachute, secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such Key Employee to carry out fully all activities of such employee in furtherance of the business of any of the Companies.
(b)   The sale of the Shares or the other transactions contemplated by this Agreement or the Ancillary Agreements will not cause the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.

(c)   No Company has made any loans (except advances against accrued salaries or for business travel, lodging or other expenses in the Ordinary Course of Business) to any employee of the Companies.
(d)   The Companies are party to the collective bargaining agreements described in Schedule 4.22(d) of the Disclosure Schedules, and to Seller’s Knowledge, there has not been any threat of, any strike, work stoppage, or any collective dispute affecting any of the Companies.
(e)   Each of the Companies has consistently since inception paid in full to all employees all salaries, benefits, profit sharing and commissions due and payable to them, including profit sharing, and has fully reserved on the Latest Financial Statements all amounts for salaries, benefits, profit sharing and commissions due but not yet payable to such employees.
(f)   The Companies as of the date hereof have been and as of the Closing Date will be in material compliance with all Laws and regulations pertaining to the Mexican Social Security Institute (Instituto Mexicano del Seguro Social or “IMSS”), the National Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores or “INFONAVIT”), and have paid all fees necessary to be paid thereunder.
(g)   Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein, will cause any incentive, severance, change-in- control or other payments to become due or payable by any of the Companies to any Person.
(h)   The Companies have, and following to the Closing will continue having, the necessary personnel to carry out the operations in the Ordinary Course of Business, in an uninterrupted manner as has been carried out as of the date of this Agreement.
(i)   Except as set forth in Schedule 4.22(i), there are no pending Claims, procedures or lawsuits pending enforcement or under investigation, audit or review by any Governmental Entity and/or regarding the employees of the Companies or to the Sellers’ Knowledge threatened against the Companies or involving Claims for entitlement of or under any collective bargaining agreement that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.
4.23   Customers.   No customer (i) has indicated that it will stop, terminate or materially decrease the rate of business done with any of the Companies or (ii) has returned, or to the Sellers’ Knowledge threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from any of the Companies. Neither Company has (i) breached, in any material respect, any agreement with or (ii) engaged in any fraudulent conduct with respect to, any such customer of such Company.
4.24   Suppliers.   No suppliers are a sole source of supply for the Companies. No supplier has indicated that it will stop, terminate or materially decrease the rate of business done with any of the Companies. Neither Company has (i) breached, in any material respect, any agreement with or (ii) engaged in any fraudulent conduct with respect to, any such supplier of such Company.
4.25   Affiliate Transactions.   No Insider has any Contract with any of the Companies (other than employment represented by a written Contract) or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of any of the Companies (other than ownership of capital stock of any of the Companies). Except as set forth in Schedule 4.25, no Insider has any direct or indirect interest in any supplier or customer of any of the Companies or in any Person from whom or to whom the Companies lease any property, or in any other Person with whom the Companies otherwise transact business of any nature other than in the Ordinary Course of Business.
4.26   Brokerage.   No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of any of the Companies for which Buyer or the Companies are or could become liable or obligated.
4.27   Availability of Documents.   Sellers have delivered to Buyer correct and complete copies of the items referred to in the Disclosure Schedules or in this Agreement (and in the case of any items not in written form, a written description thereof).

4.28   Disclosure.   This Agreement, the exhibits, the Disclosure Schedules and the Annual Financial Statements or Latest Financial Statements, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.
4.29   No Other Representations and Warranties.   EXCEPT AS SET FORTH IN THIS ARTICLE IV, NEITHER SELLER NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SELLERS EXPRESSLY DISCLAIM ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANIES’ BUSINESS OR ASSETS, IN EACH CASE, EXCEPT AS SET FORTH IN THIS ARTICLE IV.
Article V Representations and Warranties of Buyer
Buyer represents and warrants to Sellers that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement), except as expressly noted otherwise:
5.1   Incorporation; Power and Authority.   Buyer, as of the date of this Agreement, is a corporation duly organized, validly existing and in good standing under the British Virgin Islands, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.
5.2   Valid and Binding Agreement.   The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which Buyer will become a party, when executed and delivered by or on behalf of Buyer, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Remedies Exception.
5.3   No Breach; Consents.
(a)   The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which it will become a party will not, assuming that all consents, approvals, authorizations and other actions described in Section 5.3(b) have been obtained and all filings and obligations described in Section 5.3(b) have been made, (i) contravene any provision of the Organizational Documents of Buyer; (ii) violate or conflict with any Law, Governmental Order or Governmental Entity; or (iii) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer.
(b)   The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it will become a party do not require any Governmental Authorization, except (i) for applicable requirements, if any, of the Exchange Act, the Antitrust Approval, and filing and recordation of appropriate Merger documents as required by the LGSM, and (ii) where, except for the Antitrust Approval, the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated hereby or otherwise prevent Buyer from performing its material obligations under this Agreement.

5.4   SEC Filings; Financial Statements.
(a)   Buyer has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since October 11, 2018 (collectively, the “Buyer SEC Reports”). The Buyer SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(b)   Each of the financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Reports was prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Buyer as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have a Material Adverse Effect over Buyer).
5.5   Trust Fund.   As of the date of this Agreement (and immediately prior to the Closing Date), Buyer has (and will have immediately prior to the Closing Date) at least that amount set forth on Buyer’s balance sheet dated as of June 30th, 2019 less (a) Taxes paid or payable with respect thereto, and (b) distributions to Buyer of the amount requested by Buyer to be used to redeem the shares of Buyer Common Stock held by shareholders of Buyer who shall have exercised their Redemption Rights in the trust fund established by Buyer for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account at Continental Stock Transfer & Trust Company (the “Trust Account”), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of October 11, 2018 between Buyer and the Trustee (the “Trust Agreement”). Upon consummation of the sale of the Purchased Shares and the Merger contemplated by this Agreement and notice thereof to the Trustee pursuant to the Trust Agreement, Buyer shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Buyer due and owing or incurred at or prior to the Closing Date shall be paid as and when due from the Trust Funds, including all amounts payable (a) to shareholders of Buyer who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurrent in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Buyer in connection with its efforts to complete the transaction contemplated in this Agreement and the Merger.
5.6   Brokerage.   No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which any Seller is or could become liable or obligated.
5.7   Investment Intent.   Buyer is purchasing the Shares for its own account for investment purposes, and not with a view to the distribution thereof.
Article VI Agreements of the Companies and Sellers
6.1   Conduct of the business.   The Companies shall, and the Sellers will cause each of the Companies to, observe the following provisions between the date of this Agreement to and including the Closing Date:
(a)   Each of the Companies will conduct its business only in, and neither the Companies will take any action except in, the Ordinary Course of Business and in accordance with applicable Law;

(b)   No Company will amend or modify any Material Contract or enter into any Contract that would have been a Material Contract if such Contract had been in effect on the date of this Agreement, except that the Companies may enter into Contracts with vendors or customers in the Ordinary Course of Business;
(c)   Each Company will (i) use its reasonable best efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and others having business relationships with it, (ii) confer on a regular basis with representatives of Buyer to report operational matters and the general status of ongoing operations as be reasonably requested by Buyer and (iii) not take any action that would render, or which reasonably may be expected to render, any representation or warranty made by Sellers in this Agreement or any Ancillary Agreements untrue at the Closing, including any actions referred to in Section 4.9;
(d)   By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, no Company shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Buyer:
(i)   amend or otherwise change its Organizational Documents;
(ii)   issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of, (i) any shares of any of the Companies, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any of the Companies or (ii) any assets of any of the Companies, except in the Ordinary Course of Business and in a manner consistent with past practice;
(iii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Shares or capital stock, except for the dividends payment to be paid quarterly in accordance with current Companies’ policy in the Ordinary Course of Business;
(iv)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, stocks or equity interests, except for the Pre-Closing BWM Reorganization;
(v)   acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets;
(vi)   except in the Ordinary Course of Business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances; or enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section;
(vii)   hire any additional employees or consultants except in the Ordinary Course of Business or to fill vacancies, or increase the salary or the benefits provided to its managers, directors or officers, except for increases in the Ordinary Course of Business or grant any severance or termination pay to, or enter into any employment, consulting, severance, change in control or golden parachute agreement with, any Key Employee of the Companies;
(viii)   permit any material item of the Companies’ Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Companies’ Intellectual Property Rights; or
(ix)   announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.
(e)   The Companies will not change any of its methods of accounting in effect on the date of the Latest Balance Sheet, other than changes required by the IFRS;

(f)   Except in the Ordinary Course of Business, no Company will cancel or terminate its current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;
(g)   Each Company will file (or cause to be filed) at its own expense, on or prior to the due date, all Returns for all Tax periods ending on or before the Closing Date where the due date for such Returns (taking into account valid extensions of the respective due dates) falls on or before the Closing Date, prepared on a basis consistent with the Returns of the Companies prepared for prior Tax periods; and
(h)   No Company will (i) amend any Return, or (ii) settle or compromise any Litigation relating to Taxes.
6.2   Companies Shareholders’ Meeting.   No later than 10 Business Days following to the execution of this Agreement, the Companies and Sellers shall carry out all necessary actions and obtain any required approval or consent necessary from each of the Companies’ Shareholders (the “Companies Shareholders’ Meeting”), and adopt any corporate resolutions necessary or convenient to ratify the execution of this Agreement and approval to complete all the transactions contemplated hereunder. Sellers agree to provide Buyer with a copy of the executed resolutions of the Companies Shareholders’ Meeting.
6.3   Pre-Closing BWM Corporate Reorganization and release of Existing Encumbrances.   Sellers will cause BWM to carry out all necessary actions and obtain any required approval or consent necessary to (i) complete a corporate reorganization, which shall become effective on or immediately prior to the Closing Date, pursuant to which all of BWM existing shares then issued and outstanding will be reclassified to create and issue, among others, a new Series B Shares, in substantially the form as described under Schedule 6.3 of this Agreement (the “Pre-Closing BWM Corporate Reorganization”); (ii) release the Purchased Shares and the Buyer’s Surviving Company Shares from any Existing Encumbrances; and (iii) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in this Agreement.
6.4   Notice of Developments.   The Companies and Sellers will notify Buyer of any emergency or other change in the Ordinary Course of Business of any of the Companies or the commencement or threat of Litigation. The Companies or Sellers, as the case may be, will promptly notify Buyer in writing if any Seller should discover that any representation or warranty made by such Company or such Seller in this Agreement was when made, or has subsequently become, untrue in any respect. No disclosure pursuant to this Section 6.4 will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any inaccuracy, misrepresentation, breach of warranty or breach of agreement.
6.5   Pre-Closing Access.   From the date of this Agreement through the Closing Date, the Companies shall, and Sellers will cause each of the Companies to, afford to Buyer and its authorized representatives to the extent Buyer and its representatives do not interfere with the Companies’ Ordinary Course of Business, full access at all reasonable times, upon reasonable notice (given with 48 hours in advance to the visit) to the facilities, offices and to request information of each Company, and otherwise provide such assistance as may be reasonably requested by Buyer in order that Buyer has a full opportunity to make such investigation and evaluation as it reasonably desires to make of the business and affairs of each of the Companies. Notwithstanding the foregoing, the Sellers will not be required to provide the Buyer or its representatives with access to materials or information that is subject to obligations of confidentiality owed to any third party or that is subject to attorney-client or other applicable legal privileges or protections that would be adversely affected by the disclosure of such materials or information to the Buyer or its representatives (unless Buyer expressly agrees, prior to accessing said materials or information, to become bound to the same confidentiality obligations under which Seller is bound before a third party, as a condition for Seller to enable the Buyer and its representatives to have access to such information).
6.6   Waivers; Payment of Indebtedness.   To assure that Buyer obtains the full benefit of this Agreement, effective as of the Closing Date, each Seller waives any claim it might have against the Companies, whether arising out of this Agreement or otherwise, and irrevocably offers to terminate any Contract between such Seller and any of the Companies at no cost to such Company. Sellers will cause each

Seller, and any Person controlled by any Seller to repay, in full, prior to the Closing, all indebtedness owed to the Companies by such Person. Effective as of the Closing Date, each Seller agrees that such Seller will not make any claim for indemnification against the Companies by reason of the fact that such Seller was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity for any Loss (whether such claim is pursuant to any Law, Organizational Document, Contract or otherwise) with respect to any Litigation (whether such Litigation is pursuant to this Agreement, applicable Law or otherwise) and waives and releases any claim for indemnification such Seller may have against the corresponding Company.
6.7   Conditions.   The Companies and Sellers will use their best efforts to cause the conditions set forth in Section 9.1 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.
6.8   Consents and Authorizations; Regulatory Filings; Best Efforts.
(a)   The Companies and the Sellers will use its reasonable best efforts to obtain all Consents and Governmental Authorizations required for the consummation of the transactions contemplated by this Agreement, including the Antitrust Approval, as provided in Section 8.3, or which could, if not obtained, adversely affect the conduct of the business of any the Companies as it is presently conducted, including those permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Companies as are necessary for the consummation of the transactions under this Agreement, as well as those included in Schedule 6.8 (the “Required Consents”). The Companies and Sellers will keep Buyer reasonably advised of the status of obtaining the Required Consents. Without limiting the foregoing, other than as expressly set forth for the Antitrust Approval in Section 8.3, no later than the fifth (5th) Business Day after the date of this Agreement, Sellers will make, and will cause each Company to make, all filings and submissions required by them or it under any other Law applicable to Sellers, or the Companies, required for the consummation of the transactions contemplated by this Agreement.
(b)   Sellers agree that from the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date, Seller shall not, directly or indirectly, take any action that would reasonably be likely to materially delay the transactions under this Agreement, including the Merger.
(c)   In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of the Sellers to this Agreement shall use their reasonable best efforts to take all such action.
6.9   No Sale.   From and after the date hereof until the Closing Date:
(a)   No Company will sell, pledge, transfer or otherwise place any Encumbrance on any asset of such Company outside the Ordinary Course of Business.
(b)   No Seller will sell, pledge, transfer or otherwise place any Encumbrance on any Shares owned by such Seller.
6.10   Non-Hire.   During the period that commences on the Closing Date and ends on the first anniversary of the Closing Date, no Seller will, directly or indirectly, employ (or attempt to employ or interfere with any employment relationship with) any Key Employee of any of the Companies.
6.11   Confidentiality.   The Sellers will keep confidential and protect, and will not divulge, allow access to or use in any way, (i) Intellectual Property Rights, including product specifications, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, Software, database technologies, systems, structures, architectures and data (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), (ii) any and all information concerning the business and affairs (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing (“Confidential Information”) of any of the Companies. Sellers acknowledge that such Confidential Information constitutes a unique and valuable asset of the Companies and represents a substantial investment of time and expense by the Companies, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Companies would be wrongful and would cause irreparable harm to the Companies. The foregoing obligations of confidentiality will not apply to any Confidential Information that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Sellers.
6.12   Covenant Not to Compete.
(a)   As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to Sellers under this Agreement, for a period of three years from the Closing Date, no Seller nor any Affiliate of such Seller will, directly or indirectly, engage in, acquire, own or hold a business in Mexico that competes with the business of the Companies as conducted prior to the Closing Date (the “Restricted Business”), including as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.
(b)   Sellers acknowledge that Buyer has required that Sellers make the agreements in this Section 6.12 as a condition to Buyer’s purchase of the Shares and consummation of the transactions contemplated by this Agreement. Sellers acknowledge that the restrictions and agreements contained in this Section 6.12 are reasonable (including with respect to duration, geographical area and scope) and necessary to protect the legitimate interests of Buyer and the Companies, including the preservation of the business of the Companies, and that violation or breach of this Section 6.12 will cause substantial and irreparable harm to Buyer and the Companies that would not be quantifiable and for which no adequate remedy would exist at Law. Accordingly, in addition to any relief at Law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer will be entitled to injunctive and other equitable relief restraining such violation (without any requirement that Buyer provide any bond or other security).
(c)   In the event of a violation or breach by any Seller of any agreement set forth in this Section 6.12, the term of such agreement will be extended by the period of the duration of such violation or breach.
(d)   If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.12 is invalid or unenforceable, the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
6.13   Solicitation.   From and after the date hereof until the Closing Date or, if earlier, the valid termination of this Agreement in accordance with Section 9.1, the Sellers and the Companies shall not, and shall direct their officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, (“Representatives”) not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of ownership interests or assets of, recapitalization or similar business combination transaction involving the Companies (or either of them) and any Person that is not Buyer (“Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of any of the Companies, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Sellers and the Companies shall, and shall instruct and cause each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal. The Sellers and the Companies also agree that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Companies to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof. The Sellers and the Companies shall promptly notify Buyer (and in any event within twenty-four hours) of the receipt of any Acquisition Proposal after the date hereof, which notice shall identify the third party making any Acquisition Proposal and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Acquisition Proposal.
6.14   Filing of Tax Returns Related to the Transaction; Withholding Taxes.   Each of the Sellers will pay any and all Taxes resulting from the Purchase Price described in this Agreement (including any income Tax payable under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)) and neither the Buyer nor any other Person will be required to withhold or deduct any amount from the Purchase Price payable hereunder for such purposes.
(a)   In case any of the Sellers, is considered:
(i)   A Mexican resident individual for Tax purposes (the “Tax Liable Individual”), such Tax Liable Individual agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes related to the Purchase Price paid on the Closing Date, as provided under the fourth paragraph of article 126 of Mexican Income Tax Law (Ley del Impuesto sobre la Renta), given the Tax Liable Individual will be considered the relevant taxpayer resulting from the purchase of the Shares. The Seller, on behalf of the Tax Liable Individual, hereby represents that (A) for Tax purposes the Tax Liable Individual is an individual with its Tax residence in Mexico, (B) the Tax Liable Individual undertakes to perform and shall perform a Tax advance payment for a lesser amount than the amount corresponding to such withholding, (C) the sale of the Purchased Shares shall be reviewed and a Tax report shall be issued by a registered public accountant, and (D) the Tax Liable Individual undertakes to fully comply and shall fully comply with all the requirements set forth in the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and its regulations. The Tax Liable Individual shall calculate the corresponding capital gains derived from the Purchase Price, if any, and shall duly report and comply with the obligations as established in article 215 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto sobre la Renta).
(ii)   A corporation resident in Mexico for Tax purposes (“Tax Liable Corporation”), such Tax Liable Corporation agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes related to the Purchase Price paid on the Closing Date and that the Seller shall be liable for the payment of any Taxes accrued and payable pursuant to the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), arising from the execution of this Agreement and the satisfaction of each party’s obligations hereunder.
(iii)   A foreign resident entity for Tax purposes (the “Foreign Tax Resident Seller”), such Foreign Tax Resident Seller agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes to the Foreign Tax Resident Seller on the Closing Date, pursuant to the fifth paragraph of article 161 of Mexican Income Tax Law (Ley del Impuesto sobre la Renta). The Foreign Tax Resident Seller agrees, acknowledges and accepts that the purchase of the Shares shall be subject to a Tax by applying a 25% rate to the total amount of the purchase, without any deductions; provided, however, that the Foreign Tax Resident Seller may opt to pay the applicable Taxes by applying a 35% rate to the gain obtained from the purchase, provided that the requirements established in article 161 of the Mexican Income Tax Law are met (Ley del Impuesto sobre la Renta) such as appointing a legal representative in Mexico to pay any Taxes due and filing a Tax report issued by a certified accountant in which it is established that any Taxes due were determined in accordance with the applicable legislation. The Seller, on behalf of the Foreign Tax Resident Seller, hereby represents that (A) the Foreign Tax Resident Seller is an entity with its residence abroad for Tax purposes and (B) the Foreign Tax Resident Seller has a valid Tax residence certificate issued by the corresponding Tax Governmental Authorities from its jurisdiction. The Foreign Tax Resident Seller also understands and acknowledges that it is entitled to and shall determine and pay its corresponding Taxes from the purchase pursuant to this Agreement, in accordance to the provisions established by double Tax conventions, warranting that only to the extent that a relevant Double Tax Convention is applicable, the lowest available withholding Tax included therein shall be applied. In case benefits of an enforceable Double Tax Convention entered into by Mexico and the country of residence of the Foreign Tax Resident Seller’s jurisdiction are claimed, the Foreign Tax Resident Seller should appoint, prior to the Closing Date, a legal representative in Mexico and comply with the requirements set forth under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and its Regulations to effectively claim such Double Tax Convention’s benefits, such as filing the notice established under article 283 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto Sobre la Renta).
Each of the Seller agrees to deliver to Buyer and to the Companies, at the latest 10 (ten) Business Days after the date on which they are required to file or deliver any Tax return or documents in connection with this Section 6.14 to the competent Governmental Entity under applicable law, evidence of the payment of the applicable income Tax, copies of any notice or report filed or presented with respect to such payment and a copy of any report (dictamen) prepared, filed or presented to any Governmental Entity with respect to such payment.
6.15   Company Affiliate.   No later than thirty (30) days after the date of this Agreement, the Sellers and the Companies shall deliver to Buyer a list of names and addresses of those persons who are, in the Sellers’ and the Companies’ reasonable judgment, as of the date of this Agreement, Affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a “Company Affiliate”)) of the Companies (or either of them). The Sellers and the Companies shall provide Buyer with such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Sellers and the Companies shall use their reasonable best efforts to deliver or cause to be delivered to Buyer, prior to the Effective Time, an Affiliate letter in the form attached hereto as Exhibit “F” (the “Affiliate Letter”), executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the Knowledge of the Sellers, have become a Company Affiliate subsequent to the delivery of such list.
Article VII Agreements of Buyer
7.1   Conditions.   Buyer will use its reasonable best efforts to cause the conditions set forth in Section 8.2 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.
7.2   Regulatory Filings; Best Efforts.
(a)   No later than the fifth (5th) Business Day after the execution of this Agreement, Buyer will make or cause to be made all filings and submissions required by it under any other Law applicable to Buyer required for the consummation of the transactions contemplated by this Agreement, other than as expressly set forth with respect to the Buyer Change of Nationality in Section 7.3, the Proxy Statement and Registration Statement in Section 8.1, and the Antitrust Approval in Section 8.3.
(b)   Buyer agrees that from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, Buyer shall not, directly or indirectly, take any action that would reasonably be likely to materially delay the transactions under this Agreement, including the Merger.
7.3   Buyer Shareholders’ Meeting; Change of Nationality of Buyer.   Buyer shall carry out all necessary actions and obtain any required approval or consent necessary from its shareholders (the “Buyer Shareholders’ Meeting”), and adopt any corporate resolutions necessary or convenient to (i) adopt this Agreement and complete the transactions contemplated hereunder, (ii) complete a corporate reorganization, which shall become effective on or before the Closing Date, pursuant to which Buyer shall agree to change its corporate nationality to become a Mexican sociedad anónima de capital variable and thereby amend its Organizational Documents in substantially the form as described under Exhibit “G” of this Agreement (the “Buyer Change of Nationality”); (iii) confirm the appointment of Buyer’s Representative as a representative of the Buyer’s shareholders to execute on behalf of the Buyer’s shareholders any required corporate resolutions for the Merger; and (iv) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in this Agreement.
7.4   Non-Hire.   During the period that commences on the Closing Date and ends on the first anniversary of the Closing Date, the Buyer will not, directly or indirectly, employ (or attempt to employ or interfere with any employment relationship with) any Key Employee of any of the Companies.
7.5   Confidentiality.   The Buyer will keep confidential and protect, and will not divulge, allow access to or use in any way, Confidential Information of any of the Companies. Buyer acknowledges that such Confidential Information constitutes a unique and valuable asset of the Companies and represents a substantial investment of time and expense by the Companies, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Companies would be wrongful and would cause irreparable harm to the Companies. The foregoing obligations of confidentiality will not apply to any Confidential Information that is (i) now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Buyer; (ii) required or necessary to be disclosed to any competent authority in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to the SEC and the Antitrust Authority; or (iii) previously approved to be divulged by the Companies.
7.6   Covenant Not to Compete.
(a)   As an inducement for Sellers to enter into this Agreement and as additional consideration for the consideration to be paid by Buyer under this Agreement, for a period of three years from the Closing Date, no Buyer nor any Affiliate of such Buyer will, directly or indirectly, engage in the Restricted Business, including as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.
(b)   Sellers acknowledge that Sellers have required that Buyer make the agreements in this Section 7.6 as a condition to Sellers’ sale of the Shares and consummation of the transactions contemplated by this Agreement. Buyer acknowledges that the restrictions and agreements contained in this Section 7.6 are reasonable (including with respect to duration, geographical area and scope) and necessary to protect the legitimate interests of Sellers and the Companies, including the preservation of the business of the Companies, and that violation or breach of this Section 7.6 will cause substantial and irreparable harm to Sellers and the Companies that would not be quantifiable and for which no adequate remedy would exist at Law. Accordingly, in addition to any relief at Law which may be available to Sellers for such violation or breach and regardless of any other provision contained in this Agreement, Sellers will be entitled to injunctive and other equitable relief restraining such violation (without any requirement that Sellers provide any bond or other security).
(c)   In the event of a violation or breach by Buyer of any agreement set forth in this Section 7.6, the term of such agreement will be extended by the period of the duration of such violation or breach.
(d)   If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.6 is invalid or unenforceable, the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
Article VIII Additional Agreements
8.1   Proxy Statement.   As promptly as practicable after the execution of this Agreement, (i) Buyer shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented, the “Proxy Statement”) to be sent to the shareholders of Buyer relating to the Buyer Shareholders’ Meeting and (ii) Buyer shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Surviving Company Shares to be issued or issuable pursuant to the terms of this Agreement and the Merger Agreement. Buyer and the Companies each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Prior to the effective date of the Registration Statement, Buyer and the Companies shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Surviving Company Shares to be issued or issuable pursuant to this Agreement and the Merger Agreement. The Sellers and the Companies shall furnish all information concerning the Companies as Buyer may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. Buyer shall use its reasonable best efforts to hold any Buyer Shareholders’ Meeting necessary or that may be required under Section 7.3 and this Section 8.1, and Buyer shall mail the Proxy Statement as soon as practicable after the Registration Statement becomes effective.
(a)   Buyer represents that the information supplied by Buyer for inclusion in the Proxy Statement and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Buyer, (iii) the time of the Buyer Shareholders’ Meeting, and (iv) the Closing Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing Date, any event or circumstance relating to Buyer, or their respective officers or directors, should be discovered by Buyer which should be set forth in an amendment or a supplement to the Proxy Statement or Registration Statement, Buyer shall promptly inform the Companies. All documents that Buyer is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
(b)   The Sellers and the Companies represent that the information supplied by the Sellers and the Companies for inclusion in the Proxy Statement and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Buyer, (iii) the time of the Buyer Shareholders’ Meeting, and (iv) the Closing Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing Date, any event or circumstance relating to the Companies, or their respective officers, managers or directors, should be discovered by the Companies which should be set forth in an amendment or a supplement to the Proxy Statement or Registration Statement, the Companies shall promptly inform Buyer. All documents that the Companies are responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
8.2   Claims Against Trust Fund.
(a)   The Sellers and the Companies understand that, except for a portion of the interest earned on the amounts held in the Trust Fund, Buyer may disburse monies from the Trust Fund only: (i) to its public shareholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of Buyer, (ii) as consideration to the sellers of a target business with which Buyer completes a business combination, or (iii) to Buyer after Buyer consummates a business combination (including the transactions contemplated hereby).
(b)   The Sellers and the Companies agree that, notwithstanding any other provision contained in this Agreement, the Sellers and the Companies do not now have, and shall not at any time prior to the Closing Date have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Companies on the one hand, and Buyer on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Sellers and the Companies hereby irrevocably waive any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that the Sellers or the Companies commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Buyer, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public shareholders of Buyer, whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from any of the Sellers and the Companies the associated legal fees and costs in connection with any such action, in the event Buyer prevails in such action or proceeding.
8.3   Antitrust Approval.
(a)   Subject to the terms and conditions of this Agreement, each of the parties shall use its best efforts, and shall cause its Affiliates to use their reasonable best efforts, promptly to (i) obtain all authorizations, consents, orders, and approvals of all Governmental Entities that may be, or become, necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by this Agreement and any other Ancillary Agreement, including the Antitrust Approval, if any, that may be, or become, necessary for the consummation of the transactions; and (ii) take all such actions as may be requested by any such regulatory body or official to obtain such authorizations, consents, orders, and approvals, including the Antitrust Approval. Each of the parties shall cooperate with the reasonable requests of the other parties in seeking promptly to obtain all such authorizations, consents, orders, and approvals, including the Antitrust Approval. The parties or their respective Affiliates shall not take any action that would reasonably be expected to have the effect of delaying, impairing, or impeding the completion of the transactions under this Agreement, including the Merger or the receipt of any required authorizations, consents, orders, approvals, including the Antitrust Approval.
(b)   Without limiting the generality of the foregoing, in connection with the transactions contemplated by this Agreement, the Companies, Sellers and Buyer shall (and, to the extent required, shall cause their Affiliates to), as promptly as practicable, but in any event no later than thirty (30) Business Days following the execution date of this Agreement, (i) jointly submit the antitrust notice (notificacion de concentracion) with the Antitrust Authority in compliance with the LFCE (appointing Buyer’s counsel as a common representative of the parties for the limited purpose of the joint filing under Articles 88 and 89 (Sec. I) of the LFCE) provided that the responsibility for the payment of all filing fees or other disbursements that are imposed by the LFCE and other applicable Mexican Laws (excluding document translation fees, third-party expert fees, legal fees, and expenses which shall be borne solely by the party incurring them) shall be borne 50% by Buyer and 50% by Sellers; (ii) use reasonable best efforts to provide any document requests required by the Antitrust Authority in connection with this Agreement and the transactions contemplated hereby and any other appropriate documents and information for the preparation of necessary or appropriate filings or submissions of information to the Antitrust Authority, as promptly as possible following such request; (including participating in meetings with officials of the Antitrust Authority in the course of its review of the Agreement or the transactions contemplated hereby); and (iii) use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with this Section 8.3 to obtain the Antitrust Approval under LFCE as soon as practicable and prevent the entry of any action brought by any Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.
(c)   Without limiting any other provision contained in this Section 8.3, each of the parties shall use its reasonable best efforts to resolve any objections as may be asserted by any Governmental Entity with respect to this Agreement or any of the transactions contemplated by this Agreement under any applicable Law.

Article IX Conditions to Closing
9.1   Conditions to Buyer’s Obligations.   The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver (where permissible), in whole or in part, in Buyer’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to Buyer), of each of the following conditions at or prior to the Closing:
(a)   The representations and warranties set forth in Article III and Article IV will be true and correct (without taking into account any supplemental disclosures after the date of this Agreement by Sellers or the Companies or the discovery of information by Buyer);
(b)   Sellers will have performed and complied with each of their agreements contained in this Agreement, including without limitation those related to the Pre-Closing BWM Corporate Reorganization and release of the Purchased Shares and the Buyer’s Surviving Company Shares from any Existing Encumbrance;
(c)   The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by Buyer to its shareholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and not withdrawn;
(d)   Each Required Consent for the execution and performance of this Agreement, the Merger and the Ancillary Agreements, was obtained and is in full force and effect;
(e)   No Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement or any of the Ancillary Agreements, (iii) seeking to prohibit direct or indirect ownership, combination or operation by Buyer of any portion of the business or assets of any of the Companies, or to compel Buyer or any of the Companies to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Buyer or any of the Companies, as a result of the transactions contemplated by this Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by Buyer of, or to impose material limitations on the ability of Buyer to exercise full rights of ownership of, any of the Shares or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Buyer or any of the Companies or any of their respective officers or directors;
(f)   No Law or Governmental Order was enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 9.1(e) or that prohibits the Closing;
(g)   The Buyers, the Companies and Sellers shall have obtained the Antitrust Approval as provided in Section 7.3;
(h)   The Sellers shall have terminated the Shareholders Agreement.
(i)   The Sellers and the Companies shall have provided to the Buyer at least five Business Days prior to the Closing Date, a report, together with any work papers and back-up materials used in preparing such report, with respect to the determination of the Companies Net Debt and Working Capital as of the last day of the month prior to the date of such report evidencing that the Companies Net Debt and Working Capital levels are in line with the estimations and assumptions considered in the Companies’ 2019 business forecast attached hereto as Exhibit “H” and that the total Net Debt of the Companies does not exceed the Maximum Net Debt.
(j)   After the date of this Agreement, no Material Adverse Effect occurred or circumstance that may result in or cause any Material Adverse Effect to any of the Companies shall have occurred;
(k)   No Person asserted or threatened that, other than as set forth in the Disclosure Schedule, such Person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, any of the Companies or (ii) is entitled to all or any portion of the Purchase Price;

(l)   Buyer received a certificate, dated the date of the Closing, signed by a duly authorized officer of each of the Companies, certifying as to the satisfaction of the conditions specified in Sections9.1(a) through 9.1(b), and Section 9.1(g) through Section 9.1(k) of this Clause;
(m)   The Companies shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by the Secretary of each of the Companies certifying that attached thereto are true and complete copies of all resolutions of the Companies’ Board of Directors and the shareholders of the Companies holding all the outstanding Companies Shares entitled to vote unanimously authorizing and approving the execution and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement and that all such resolutions are in full force and effect;
(n)   Each of the persons listed on Exhibit “J” under the heading “Management” shall have executed and delivered a lock-up agreement, substantially in the form attached hereto as Exhibit “J” (the “Management Lock-Up Agreement”). Each of the persons listed on Exhibit “J” under the heading “Major Members” shall have executed and delivered a lock-up agreement, substantially in the form attached hereto as Exhibit “L” (the “Member Lock-Up Agreement” and, together with the Management Lock-Up Agreement, the “Lock-Up Agreements”). Each of the persons listed on Exhibit “J” under the heading “Other Members” shall have executed and delivered a Member Lock-Up Agreement; and
(o)   The Surviving Company shall have approved the Management Incentive Plan.f
9.2   Conditions to Sellers’ Obligations.   The obligation of Sellers to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver (where permissible), in whole or in part, in Sellers’ sole discretion (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the Closing:
(a)   The representations and warranties set forth in Article VI will be true and correct in all material respects;
(b)   Buyer will have performed and complied with each of its agreements contained in this Agreement, including without limitation those related to the Buyer Change of Nationality;
(c)   This Agreement, the Merger and the Buyer Change of Nationality shall have been approved and adopted by the requisite affirmative vote of the shareholders of Buyer in accordance with the Proxy Statement;
(d)   The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by Buyer to its shareholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and not withdrawn;
(e)   No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;
(f)   The Buyers, the Companies and Sellers shall have obtained the Antitrust Approval as provided in Section 8.3;
(g)   Since the date of this Agreement no Material Adverse Effect applicable to Buyer shall have occurred and no event or circumstance that may result in or cause a Material Adverse Effect to Buyer shall have occurred;
(h)   After giving effect to the exercise of Redemption Rights by holders of the outstanding shares of Buyer Common Stock, Buyer shall have at least an aggregate of  $25,000,000 (twenty-five million dollars) of cash held in either in or outside of the Trust Account gross of fees and expenses bear by the consummation of the transactions contemplated under this Agreement (“Minimum Cash”); and
(i)   Buyer shall have delivered to the Sellers a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer, certifying as to the satisfaction of the conditions specified in Section 9.2(a), and 9.2(b) of this Clause.

Article X Termination
10.1   Termination.   This Agreement may be terminated prior to the Closing:
(a)   by the mutual written consent of Buyer and Sellers;
(b)   by either Buyer or Seller if the Closing Date shall not have occurred on or before January 31st, 2020;
(c)   by Sellers, if
(i)   Buyer has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided that such breach of covenant or representation has not been cured within 10 (ten) Business Days following the receipt by breaching party of written notice of such breach;
(ii)   the transactions contemplated by this Agreement have not been consummated on or before the Closing Date; provided, that Sellers will not be entitled to terminate this Agreement pursuant to this Section 10.1(c)(ii) if Sellers’ failure to comply fully with their obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement; or
(iii)   any of the conditions set forth in Section 8.2 have become impossible to satisfy;
(d)   by Buyer, if
(i)   any Seller has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided that such breach of covenant or representation has not been cured within 10 (ten) Business Days following the receipt by breaching party of written notice of such breach;
(ii)   the transactions contemplated by this Agreement have not been consummated on the Closing Date; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 10.1(d)(ii) if Buyer’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;
(iii)   any of the conditions set forth in Section 9.1 have become impossible to satisfy;
(iv)   after the date of this Agreement, there has occurred any Material Adverse Effect with respect to the Companies; or
(v)   Buyer has discovered any fact or circumstance existing as of the date of this Agreement that has not been previously disclosed to Buyer that is a Material Adverse Effect.
10.2   Effect of Termination.   The right of termination under Section 10.1 is in addition to any other rights Buyer or Sellers may have under this Agreement or otherwise, and the exercise of a right of termination and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that Sections 6.5 (Confidentiality), 12.1 (Termination), 12.1 (Press Releases), 12.2 (Expenses), 12.12 (Governing Law) and 12.13 (Jurisdiction) will survive indefinitely unless sooner terminated or modified by the parties in writing.
Article XI Indemnification
11.1   Indemnification by Sellers.
(a)   From and after the Closing, Sellers agree, jointly and severally, as obligados solidarios, to indemnify in full the Buyer Shareholders (collectively, for purposes of this Article XI only, “Buyer Shareholders”) and hold them harmless against any Loss, incurred prior to the applicable date referred to in Section 11.1(d), arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Sellers contained in this Agreement or in the Disclosure Schedule as the same may be brought down to the Closing Date or any closing certificate delivered by or on behalf of Sellers pursuant to this Agreement or (ii) any breach of any of the agreements of any Seller contained in this Agreement (collectively, “Buyer Losses”).

(b)   Sellers will be liable to Buyer Shareholders for Buyer Losses resulting from breaches or inaccuracies of Sections 4.5 through 4.25 only if the aggregate amount of all Buyer Losses exceeds $500,000 (five hundred thousand dollars) (the “Basket Amount”), in which case Sellers will be liable for the aggregate amount of all such Buyer Losses; provided, that, the Sellers’ liability will be limited to those circumstances described in Section 11.1(a)(i) and 11.1(a)(ii) from Buyer Losses arising from fraud or intentional misrepresentation (dolo, mala fe, culpa) by the Company or a Seller in connection with this Agreement or the transactions contemplated hereby.
(c)   Sellers will not be liable to the Buyer Shareholders for indemnification pursuant to this Agreement in an aggregate amount in excess of the Purchase Price, in their corresponding proportion received regarding the Purchase Price and not jointly and/or severally.
(d)   If Buyer has a claim for indemnification under this Section 11.1, Buyer will deliver to Sellers one or more written notices of Buyer Losses prior to the second anniversary of the Closing Date. Sellers will have no liability under this Section 11.1 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Buyer Losses to the extent then known by Buyer and the nature of the Buyer Loss for which indemnification is sought, and it may state the amount of the Buyer Loss claimed. If such written notice (or an amended notice) states the amount of the Buyer Loss claimed and Sellers notifies Buyer that Sellers does not dispute the claim described in such notice or fails to notify Buyer within twenty (20) Business Days after delivery of such notice by Buyer whether Sellers disputes the claim described in such notice, the Buyer Loss in the amount specified in Buyer’s notice will be admitted by Sellers, and Sellers will pay the amount of such Buyer Loss to Buyer or to Buyer’s representative if the claim is being made following to the Merger. If Sellers has timely disputed the liability of Sellers with respect to such claim, Sellers and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of the Buyer Loss claimed, such omission will not preclude Buyer from recovering from Sellers the amount of the Buyer Loss with respect to the claim described in such notice if any such amount is promptly provided after it is determined. In order to assert its right to indemnification under this Article XI, Buyer will not be required to provide any notice except as provided in this Section 11.1(d).
11.2   Indemnification by Buyer.
(a)   From and after the Closing, Buyer agrees to indemnify in full Sellers and hold them harmless against any Loss, incurred prior to the date referred to in Section 11.4, arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Buyer contained in this Agreement or any closing certificate delivered by or on behalf of Buyer pursuant to this Agreement or (ii) any breach of any of the agreements of Buyer contained in this Agreement (“Seller Losses”).
(b)   Buyer will be liable to Sellers for Sellers Losses pursuant to Section 11.2(a) (i) only if the aggregate amount of all Sellers Losses attributable to Section 11.2(a)(i) exceeds $500,000 (five hundred thousand dollars) (the “Sellers’ Basket Amount”), in which case Buyer will be liable for the aggregate amount of all such Sellers Losses; provided, that, the Buyer’s liability will be limited to those circumstances described in Section 11.2(a)(i) and 11.2(a)ii from Sellers Losses arising from fraud or intentional misrepresentation (dolo, mala fe, culpa) by Buyer in connection with this Agreement or the transactions contemplated hereby.
(c)   Buyers will not be liable to Sellers for indemnification pursuant to this Agreement in an aggregate amount in excess of the Purchase Price.
(d)   If Sellers have a claim for indemnification under this Section 11.2, Sellers will deliver to Buyer one or more written notices of Sellers Losses prior to the first anniversary of the Closing Date. Buyer will have no liability under this Section 11.2 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Sellers Losses to the extent then known by Sellers and the nature of Sellers Loss for which indemnification is sought, and it may state the amount of Sellers Loss claimed. If such written notice (or an amended notice) states the amount of Sellers Loss claimed and Buyer notifies Sellers that Buyer does not dispute the claim described in such notice or fails to notify Sellers within twenty (20) Business Days after delivery of such notice by Sellers whether Buyer disputes the claim described in such notice, Sellers Loss in the amount specified in

Sellers’ notice will be admitted by Buyer, and Buyer will pay the amount of such Sellers Loss. If Buyer has timely disputed its liability with respect to such claim, Buyer and Sellers will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of Sellers Loss claimed, such omission will not preclude Sellers from recovering from Buyer the amount of Sellers Loss with respect to the claim described in such notice if any such amount is promptly provided once determined. In order to assert its right to indemnification under this Article XI, Sellers will not be required to provide any notice except as provided in this Section 11.2(d).
11.3   Third-Party Action.
(a)   Sellers agree, jointly and severally, to indemnify, defend and hold harmless Buyer and each Company and their officers and directors (collectively, the “Buyer Indemnified Parties”) against any Loss arising from, relating to or constituting any Litigation instituted by any third party arising out of the actions or inactions of Sellers or the Companies (or allegations thereof) with respect to which the Seller is obligated to provide indemnification under this Agreement, (any such third-party action or proceeding being referred to as a “Third-Party Action”). A Buyer Indemnified Party will give Sellers prompt written notice of the commencement of a Third-Party Action. The complaint or other papers pursuant to which the third party commenced such Third-Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Buyer Indemnified Party’s right to indemnification unless such failure has materially and adversely affected Sellers’ ability to defend successfully such Third-Party Action.
(b)   Sellers will contest and defend such Third-Party Action on behalf of any Buyer Indemnified Party that requests that they do so. Notice of the intention to so contest and defend will be given by Sellers to the requesting Buyer Indemnified Party within twenty (20) Business Days after the Buyer Indemnified Party’s notice of such Third-Party Action (but, in all events, at least five (5) Business Days prior to the date that a response to such Third-Party Action is due to be filed). Such contest and defense will be conducted by reputable attorneys retained by Sellers. A Buyer Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Buyer Indemnified Party elects to participate in such defense, the Buyer Indemnified Party will cooperate with Sellers in the conduct of such defense. A Buyer Indemnified Party will cooperate with Sellers to the extent reasonably requested by Sellers in the contest and defense of such Third-Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Buyer Indemnified Party if relevant to the defense of such Third-Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Buyer Indemnified Party or cause the Buyer Indemnified Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any Confidential Information of such Buyer Indemnified Party to become public.
(c)   If any Buyer Indemnified Party does not request that Sellers contest and defend a Third-Party Action or if a Buyer Indemnified Party reasonably determines that Sellers are not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Buyer Indemnified Party at any time after requesting Sellers to do so, a Buyer Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing all at Sellers’ cost and expense. Sellers will pay in as incurred (no later than twenty-five (25) days after presentation) the fees and expenses of the counsel retained by such Buyer Indemnified Party.
(d)   Neither a Buyer Indemnified Party nor Sellers may concede, settle or compromise any Third-Party Action without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Third-Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Third-Party Action relates to the ongoing business of any Buyer Indemnified Party, which Third-Party Action, if decided against any Buyer Indemnified Party, would materially adversely affect the ongoing business or reputation of any Buyer Indemnified Party, the Buyer Indemnified Party alone will be entitled to settle such Third-Party Action in the first instance and, if the Buyer Indemnified Party does not settle such Third-Party Action, Sellers will then have the right to contest and defend (but not settle) such Third-Party Action.

11.4   Survival.   (a) All Sellers representations and warranties contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered pursuant to this Agreement will survive the Closing, for a period of 24 months after the Closing Date and (b) all Buyer representations and warranties contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered pursuant to this Agreement will survive the Closing, for a period of 24 months after the Closing Date.
11.5   Sole and Exclusive Remedy.   Prior to or in connection with the Closing, the parties will have available to them all remedies available under Law, including specific performance. After the Closing, the rights set forth in Sections 11.1, 11.2 and, to the extent applicable, 11.2(d) will be the exclusive remedy for breach or inaccuracy of any of the representations and warranties contained in Article III through Article V of this Agreement occurring on or prior to the Closing Date, but the parties otherwise will have available to them all other remedies available under Law, including specific performance. Notwithstanding the foregoing, nothing in this Agreement will prevent any party from bringing an action based upon allegations of fraud or intentional misrepresentation by the other party in connection with this Agreement. In the event such action is brought, the prevailing party’s attorneys’ fees and costs will be paid by the non-prevailing party.
Article XII General
12.1   Press Releases and Announcements.   Any public announcement, including any announcement to employees, customers or suppliers and others having dealings with the Companies, or similar publicity with respect to this Agreement, the Merger or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as both Buyer and Sellers determine and approve. Both Buyer and Sellers will have the right to be present for any in-person announcement. Unless consented by both Buyer and Sellers or required by Law, Buyer and Sellers will keep, and Sellers will cause each of the Companies to keep, this Agreement, the Merger and the transactions contemplated by this Agreement confidential.
12.2   Expenses.   Except as set forth in Section 5.5 or otherwise expressly provided for in this Agreement, Sellers, on the one hand, and Buyer, on the other hand, will each pay all expenses incurred by each of them (and, in the case of Sellers, the expenses incurred by any of the Companies and Sellers) in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).
12.3   Further Assurances.   On and after the Closing Date, Sellers will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Buyer to carry out any of the provisions of this Agreement.
12.4   Amendment and Waiver.   This Agreement may not be amended, nor may any provision of this Agreement or any default, misrepresentation, or breach of warranty or agreement under this Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
12.5   Notices.   All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Sellers will, unless another address is specified in writing, be sent to the address indicated below:
If to Buyer:
DD3 ACQUISITION CORP.
Pedregal 24, Col. Molino del Rey, CDMX
Attn: Martin Werner / martin.werner@dd3.mx
With a copy to:
Greenberg Traurig, S.C.
Av. Paseo de la Reforma 265 PH1, Col. Cuauhtémoc, CDMX
Attn: Jose Raz-Guzman C.
jrazguzman@gtlaw.com
If to Companies (before the Closing) or Campallier:
Luis Enrique Williams 549, Colonia Belenes Norte,
Zapopan, Jalisco, 45145, México.
Attn: Luis Campos Orozco
camposlg@better.com.mx
With a copy to:
Baker & McKenzie Abogados, S.C.
Pedregal 24, Piso 12 Col. Molino del Rey, CDMX
Attn: Reynaldo Vizcarra M.
Reynaldo.Vizcarra-Mendez@bakermckenzie.com
If to Forteza:
Pedro Ramírez Vázquez 200-12 Piso 4
Colonia Valle Oriente
San Pedro Garza García, Nuevo León
Parque Corporativo Valle Oriente C.P. 66269
Attn: Mauricio Morales Sada y/o Bernardo Luis Guerra Treviño
With a copy to:
Santos-Elizondo, S.C.
Pedro Ramírez Vázquez 200-1
Parque Corporativo Valle Oriente
San Pedro Garza García, Nuevo León C.P. 66269
Attn: Guillermo Cantú Treviño
12.6   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, so long as it remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.
12.7   No Third-Party Beneficiaries.   Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.
12.8   Severability.   In addition to the severability provisions of Section 12.8, whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.9   Complete Agreement.   This Agreement and the Confidentiality Agreement and when executed and delivered the Ancillary Agreements, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.
12.10   Schedules.   The Disclosure Schedule contains a series of schedules corresponding to the sections contained in Article III and Article IV.   Nothing in the Disclosure Schedule is deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item is not deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty relates solely to the existence of the document or other item itself. The schedules in the Disclosure Schedule relate only to the representations and warranties in the section and subsection of this Agreement to which they correspond and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and statements in the Disclosure Schedule, the statements in this Agreement will control and the statements in the Disclosure Schedule will be disregarded.
12.11   Signatures; Counterparts.   This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.
12.12   GOVERNING LAW.   This Agreement shall be governed and interpreted in accordance with the Federal Laws of Mexico.
12.13   Jurisdiction.   For everything related to the interpretation and compliance of this Agreement, the parties expressly submit to the jurisdiction and competence of the courts located in Mexico City, México, waiving to any other jurisdiction that may correspond by reason of their current or future domicile.
12.14   Construction.   The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word “including” means “including without limitation.” The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the writing has been delivered.
IN WITNESS WHEREOF, Buyer, Sellers and the Companies have executed this Combination and Stock Purchase Agreement as of the date first above written.

INDEX OF DEFINED TERMS
Acquisition Proposal	A-24
Affiliate	A-2
Affiliate Letter	A-26
Agreement	A-1
Ancillary Agreements	A-2
Anticorruption Laws	A-2
Antitrust Approval	A-2
Antitrust Authority	A-2
Banamex	A-2
Banamex Consent	A-2
Basket Amount	A-33
BLSM	A-1
BLSM Shares	A-1
Board	A-2
Business Day	A-2
Buyer	A-1
Buyer Common Stock	A-3
Buyer Losses	A-32
Buyer SEC Reports	A-20
Buyer Shareholders	A-32
BWM	A-1
BWM Shares	A-1
Campalier	A-1
Claims	A-29
Closing	A-8
Closing Date	A-8
Companies	A-1
Companies Valuation	A-3
Company Affiliate	A-26
Consent	A-3
Contract	A-3
CS	A-1
CS Consent	A-3
CS Credit Agreement	A-1
DD3 Mexico	A-1
Disclosure Schedule	A-3
Effective Time	A-3
Employee	A-4
Encumbrance	A-3
Environmental Laws	A-3
Exchange Act	A-4
Fiduciary Rights to BWM Shares	A-1

Forteza	A-1
Governmental Entity	A-4
Governmental Order	A-4
Hazardous Materials	A-4
IFRS	A-4
IMSS	A-18
including	A-37
INFONAVIT	A-18
Insider	A-4
Inventories	A-4
Knowledge	A-4
Last Fiscal Year End	A-12
Latest Balance Sheet	A-12
Law	A-4
Leased Real Property	A-14
Lenders’ Consents	A-5
LFCE	A-5
LFT	A-5
LGSM	A-1
Litigation	A-5
Lock-Up Agreements	A-31
Loss	A-5
Major Members	A-31
Material Adverse Effect	A-5
Material Contracts	A-15
Maximum Net Debt	A-5
Merger	A-1
Merger Agreement	A-1
Minimum Cash	A-31
Net Debt	A-6
Owned Real Property	A-14
PCAOB	A-6
Person	A-6
Plan	A-6
Proxy Statement	A-27
Purchase Price	A-8
Purchased Shares	A-1
Real Property	A-14
Redemption Rights	A-6
Remedies Exception	A-7
Representatives	A-24
Required Consents	A-23
Restricted Business	A-24
Returns	A-7

SEC	A-20
Securities Act	A-20
Seller Losses	A-33
Sellers	A-1
Shares	A-1
Software	A-7
Strevo	A-1
Strevo BLSM Share	A-1
Strevo BWM Share	A-1
Subsidiary	A-7
Surviving Company	A-8
Tax Affiliate	A-7
Taxes	A-7
Third-Party Action	A-34
Trust Account	A-20
Trust Agreement	A-20
Trust Fund	A-20
Trustee	A-20
Working Capital	A-8
[SIGNATURE PAGES TO FOLLOW]

DD3 Mex Acquisition Corp., S.A. de C.V.
/s/ Martín Máximo Werner Wainfeld By: Martín Máximo Werner Wainfeld Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

DD3 Acquisition Corp.
/s/ Martín Máximo Werner Wainfeld By: Martín Máximo Werner Wainfeld Position: CEO
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Campalier, S.A. de C.V.
/s/ Luis Germán Campos Orozco By: Luis Germán Campos Orozco Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Strevo, S.A. de C.V.
/s/ Luis Germán Campos Orozco By: Luis Germán Campos Orozco Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Promotora Forteza, S.A. de C.V.
/s/ Bernardo Luis Guerra Treviño By: Bernardo Luis Guerra Treviño Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Promotora Forteza, S.A. de C.V.
/s/ Daniel Valdez Franco By: Daniel Valdez Franco Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Betterware de México, S.A. de C.V.
/s/ Luis Germán Campos Orozco By: Luis Germán Campos Orozco Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

BLSM Latino América Servicios, S.A. de C.V.
/s/ Luis Germán Campos Orozco By: Luis Germán Campos Orozco Position: Attorney-in-fact
Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Combination and Stock Purchase Agreement
Exhibit B
Form of Registration Rights Agreement
(See Annex F)

Combination and Stock Purchase Agreement
Exhibit C
Form of Company’s Secretary Certificate
(Attached)

Form of Company’s Secretary Certificate
Reference is hereby made to COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of  [_________], 2019 (the “CSP Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and DD3 Mex Acquisition Corp., S.A. de C.V. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the CSP Agreement.
The undersigned, [•], being the Secretary of  [BWM][BLSM] without being member of the Board of Directors, DOES HEREBY CERTIFY, pursuant to Section 2.4(c) of the CSP Agreement, that:
(1) Each of the certificates of  [•] shares, representing approximately [•]% of the outstanding capital stock of  [BWM][BLSM] (the “Shares”) have been duly endorsed in favor of Buyer and such transfer of the Shares has been duly registered in the Stock Registry Book (Libro de Registro de Acciones) of [BWM][BLSM].
(2) [BWM, as surviving company of the Merger (the “Surviving Company”) has issued [•] shares, representing approximately [•]% of its capital stock (the “Surviving Company Shares”), which have been issued in favor of Buyer, and Buyer has been registered as holder of such Surviving Company Shares in the Stock Registry Book (Libro de Registro de Acciones) of the Surviving Company.]
IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of  [BWM][BLSM] this _____ day as of _____, 2019.
[BETTERWARE DE MÉXICO, S.A. DE C.V.]
[BLSM LATINO AMÉRICA SERVICIOS, S.A. DE C.V.]
By:
Name:
Title:	Secretary non-member of the Board of Directors

Combination and Stock Purchase Agreement
Exhibit D
Form of Closing Certificate
(Attached)

Form of Closing Certificate
Reference is hereby made to COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of  [_________], 2019 (the “CSP Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and DD3 Mex Acquisition Corp., S.A. de C.V. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the CSP Agreement.Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the Finance Agreement.
The undersigned, [•], Authorized Officer of  [BWM][BLSM], as duly elected, qualified and active officer or legal representative of  [BWM][BLSM], and not in its personal legal capacity, do hereby certify that:
1. Representations and Warranties.   As of the date hereof, with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct to the applicable standard as of such earlier date, each of the representations and warranties of each [BWM][BLSM] set forth in the CSP Agreement are true and correct.
2. Performance.   [BWM][BLSM] has performed and complied with the agreements contained in the CSP Agreement in all respects each of its respective obligations to be performed or complied by [BWM][BLSM] under the CSP Agreement on or before the Closing Date.
3. Closing Conditions.   The conditions specified in Section 9.1(a) through 9.1(b), and 9.1(g) through 9.1(k) of the CSP Agreement have been duly satisfied.
IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of  [BWM][BLSM] this _____ day as of _____, 2019.
[BETTERWARE DE MÉXICO, S.A. DE C.V.]
[BLSM LATINO AMÉRICA SERVICIOS, S.A. DE C.V.]
By:
Name:
Title:	Authorized Officer

Combination and Stock Purchase Agreement
Exhibit E
Purchase Price Allocation
Purchase price allocation shall be done on a pro rata basis considering the participation of each of the Sellers in the Company.

Combination and Stock Purchase Agreement
Exhibit F
Form of Affiliate Letter
(Attached)

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF THE COMPANIES
__________, 2019
Betterware de México, S.A. de C.V.
[Address]
Ladies and Gentlemen:
I have been advised that as of the date of this letter I may be deemed to be an “affiliate” of Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), and/or BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM,” and together with BWM, the “Companies”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). Reference is made to that certain Combination and Stock Purchase Agreement, dated as of  [_____], 2019 (the “BCA”), by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), the Companies, and DD3 Mex Acquisition Corp., S.A. de C.V., solely for the purposes set forth in Article IX thereof. Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the BCA.
Upon the terms and subject to the conditions of the BCA, Buyer will be merged with and into BWM (the “Merger”), with BWM surviving the Merger and BLSM will continue its existence as a majority-owned subsidiary of BWM. As a result of the Merger, the separate corporate existence of the Buyer shall cease and BWM shall continue as the surviving corporation of the Merger.
As a result of the Merger, I may receive ordinary shares, no par value, of BWM (the “BWM Shares”). I would receive such BWM Shares in exchange for ordinary shares of  [the Companies] owned by me.
1.   I represent, warrant and covenant to Buyer that in the event I receive any BWM Shares as a result of the Merger:
      A.   I shall not make any sale, transfer or other disposition of the BWM Shares in violation of the Securities Act or the rules and regulations promulgated thereunder.
      B.   I have carefully read this letter and the BCA and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the BWM Shares, to the extent I felt necessary, with my counsel or counsel for the Company.
      C.   I have been advised that the issuance of the BWM Shares to me pursuant to the Merger has been registered with the SEC under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Buyer, (a) I may be deemed to be an affiliate of one or both of the Companies and (b) the distribution by me of the BWM Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the BWM Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the SEC under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.
      D.   I understand that there will be placed on the certificates for the BWM Shares issued to me, or any substitutions therefor, a legend stating in substance:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE LETTER AGREEMENT DATED ____, 2019 AND A LOCK-UP LETTER

AGREEMENT DATED ____, 2019, EACH BETWEEN THE REGISTERED HOLDER HEREOF AND BETTERWARE DE MEXICO, S.A. DE C.V. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICES OF BETTERWARE DE MEXICO, S.A. DE C.V.”
      E.   I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, BWM reserves the right to put the following legend on the certificates issued to my transferee:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR PURSUANT TO A VALID REGISTRATION STATEMENT.
      F.   Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.
2.   By BWM’s acceptance of this letter, BWM hereby agrees with me as follows:
      A.   For so long as and to the extent necessary to permit me to sell the BWM Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, BWM shall (a) use its reasonable efforts to (i) file all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) furnish to me upon request a written statement as to whether BWM has complied with such reporting requirements during the 12 months preceding any proposed sale of the BWM Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. BWM hereby represents to me that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act since becoming subject to the reporting obligations of the Exchange Act.
   B.      It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and l(F) above will be substituted by delivery of certificates without such legends if  (i) BWM has complied with the provisions of Rule 145(d)(1), and (ii) (a) one year shall have elapsed from the date the undersigned acquired the BWM Shares received in the Merger and the provisions of Rule 145(d)(iii) are then applicable to the undersigned, or (b) BWM has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to BWM, or a “no action” letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.
Very truly yours,

Name:
Agreed and accepted this ___ day
of _________, 2019, by
BETTERWARE DE MEXICO, S.A. DE C.V.
By:
Name:
Title:

Combination and Stock Purchase Agreement
Exhibit G
Form of Organizational Documents of Buyer as S.A. de C.V.
(See Annex D)

Combination and Stock Purchase Agreement
Exhibit I
Form of Management Lock-Up Agreement
Management
1.
Mr. Luis German Campos Orozco

2.
Mr. Andrés Campos Chevallier

3.
Mr. José del Monte.

(See Annex G)

Combination and Stock Purchase Agreement
Exhibit J
Form of Member Lock-Up Agreement
(See Annex H)

ANNEX B

[This agreement will be signed on the Closing Date]
MERGER AGREEMENT
by and among
dd3 Acquisition corporation s.a. DE c.v.,
and
BETTERWARE, S.A.P.I. DE C.V.,
Dated as of ____________, 2019

MERGER AGREEMENT (“AGREEMENT”) TO BE ENTERED INTO BY AND BETWEEN BETTERWARE, S.A.P.I DE C.V. (“BWM”), AS POST-MERGER SURVIVING ENTITY, REPRESENTED BY [•], AND DD3 ACQUISITION CORPORATION S.A. DE C.V. (“DD3”), REPRESENTED BY [•], AS MERGED ENTITY, ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:

CONVENIO DE FUSIÓN (EL “CONVENIO”) QUE CELEBRAN POR UNA PARTE BETTERWARE, S.A.P.I. DE C.V. (“BWM”) COMO SOCIEDAD FUSIONANTE, REPRESENTADA EN ESTE ACTO POR [•], Y POR LA OTRA PARTE DD3 ACQUISITION CORPORATION S.A. DE C.V. (“DD3”), COMO SOCIEDAD FUSIONADA, RESPRESENTADA EN ESTE ACTO POR [•], AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

WHEREAS	CONSIDERANDOS

A.
WHEREAS, upon the terms and subject to the conditions agreed upon certain Combination and Stock Purchase Agreement dated as of [August 2, 2019] (the “BCA”), the parties agreed to carry out all necessary actions to enter into a merger agreement pursuant to which DD3 will merge with and into BWM (the “Merger”), with the BWM surviving the Merger; and

A.
CONSIDERANDO QUE, de conformidad con los términos acordados y sujeto a las condiciones establecidas en cierto Contrato de Combinación de Negocios y Compraventa de fecha [2 de agosto de 2019] (el “BCA”), las partes convinieron en llevar a cabo todas las acciones necesarias para celebrar un convenio de fusión por virtud del cual DD3, como fusionada, se fusionara con y en BWM (la “Fusión”), y que BWM subsistiera dicha Fusión como fusionante; y

B.
WHEREAS, DD3 and BWM have obtained all necessary corporate approvals and required consents to execute this Agreement, the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the General Law of Commercial Companies (“LGSM”).

B.
CONSIDERANDO QUE, DD3 y BWM han obtenido las aprobaciones corporativas necesarias, así como cualquier consentimiento requerido para la celebración de este Convenio, la Fusión y las demás operaciones aquí contempladas de acuerdo con los términos y sujeto a las condiciones del mismo y de conformidad con la Ley General de Sociedades Mercantiles (“LGSM”).

NOW, THEREFORE, in consideration of the foregoing and the recitals, mutual covenants and agreements herein contained, and intending to be legally bound hereby, DD3 and the BWM hereby agree as follows:	POR LO QUE, en consideración de los anteriores considerandos, las obligaciones recíprocas y demás acuerdos aquí contemplados, DD3 y BWM acuerdan las siguientes:
RECITALS	DECLARACIONES
I. BWM hereby represents that:	I. BWM declara que:

a)
It is a company (sociedad anónima promotora de inversión) duly incorporated under the laws of the United Mexican States as evidenced by means of public deed number [•], dated [•], [•], granted before Mr. [•], notary public number [•] of the [•].

a)
Es una sociedad anónima promotora de inversión legalmente constituida de conformidad con las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública número [•], de fecha [•]de [•]de [•], otorgado ante la fe del Lic. [•], notario público número [•]del estado de [•].

b)
By means of unanimous written resolutions dated [•] [•], [•], all the shareholders of BWM unanimously approved (i) to entirely amend and restate its bylaws in order to become a sociedad anónima promotora de inversion; and (ii) the Merger of BWM with DD3, with BWM surviving the Merger as the surviving entity.

b)
Mediante resoluciones unánimes adoptadas por los accionistas, de fecha [•] de [•]de [•], la totalidad de los accionistas de BWM aprobaron (i) la modificación y re expresión total de los estatutos sociales de BWM para adoptar la modalidad de sociedad anónima promotora de inversión; y (ii) llevar a cabo la Fusión de DD3 en BWM, siendo esta última la sociedad fusionante.

c)
By means of such unanimous resolutions in which the Merger was approved, there were granted to its legal representative the required authority and faculties to execute this Agreement on its behalf.

c)
Mediante las resoluciones unánimes de los accionistas que aprobaron la Fusión, se otorgó a su representante la capacidad y facultades necesarias para celebrar el presente Convenio en su representación.

II. DD3 hereby represents that:	II. DD3 declara que:

a)
It is a company (sociedad anónima) duly incorporated under the laws of the United Mexican States as evidenced by means of public deed number [•], dated [•], [•], granted before Mr. [•], notary public number [•] of the [•].

a)
Es una sociedad anónima legalmente constituida de conformidad con las leyes de los Estados Unidos Mexicanos, según consta en escritura pública número [•], de fecha [•]de [•]de [•], otorgada ante la fe del Lic. [•], notario público número [•] de [•].

b)
Attached hereto as Exhibit “A” a complete list of all agreements entered into DD3 and still effective as of the date hereof, and that will be transferred to BWM by means of the merger discussed herein.

b)
Se anexa al presente como Anexo “A” una lista completa de todos los contratos celebrados por DD3 vigentes al día de hoy, y que serán transferidos a BWM de conformidad con la fusión acordada en el presente Convenio.

c) By means of written resolutions dated [•] [•], [•], the shareholders of DD3 approved the Merger of BWM with DD3, with BWM surviving the Merger as the surviving entity.	c) Mediante resoluciones de los accionistas de fecha [•] de [•] de [•], los accionistas de DD3 aprobaron la Fusión de DD3 en BWM, subsistiendo BWM como sociedad fusionante.
d) By means of such resolutions in which the Merger was approved, there were granted to its legal representative the required authority and faculties to execute this Agreement on its behalf.	d) Mediante las resoluciones de los accionistas que aprobaron la Fusión, se otorgó a su representante la capacidad y facultades necesarias para celebrar el presente Convenio en su representación.
CLAUSES	CLÁUSULAS

FIRST. Merger Agreement. DD3 and BWM hereby agree to merge pursuant to the terms and conditions set forth in the present Agreement, in the understanding that DD3 will merge with and into BWM. As a result of the Merger, the separate corporate existence of DD3 shall cease and BWM shall continue as the surviving company of the Merger (the “Surviving Company”).

PRIMERA. Convenio de Fusión. DD3 y BWM convienen en fusionarse de conformidad con los términos y condiciones del presente Convenio, en el entendido de que DD3 será la entidad fusionada en BWM. Como resultado de la Fusión, DD3 dejará de existir como entidad corporativa y BWM continuará y subsistirá como sociedad fusionante (la “Sociedad Fusionante”).

SECOND. Effect of the Merger.
The Merger will be effective and the parties hereto shall consider the Merger to be consummated between them and before third parties for all tax purposes at [00:00 hrs. of  [•], 2019] (the “Effective Date”) and before third-parties on the date on which the resolutions approving the Merger are registered in the Public Registry of Commerce.

SEGUNDA. Efecto de la Fusión.
La Fusión surtirá efectos entre las partes y las partes acuerdan considerar que la Fusión surta efectos entre ellas y frente a terceros para efectos fiscales a partir de [las 00:00 horas] del día [•] de 2019 (la “Fechas Efectiva”) y frente a terceros en la fecha en la que la escritura pública que formalice las resoluciones en las que se apruebe la fusión quede inscrita en el Registro Público de la Propiedad y del Comercio.

For purposes of article 223 (two hundred and twenty-three) and 225 (two hundred and twenty-five) of the LGSM, the Surviving Company have agreed to pay, upon demand, all outstanding obligations of DD3 as of the Effective Date. For purposes thereof, interested creditors will be entitled to present their corresponding demands at BWM domicile set forth in Section [•] hereof. All unclaimed obligations from DD3 will be honored by BWM in their original agreed terms.

En términos de los artículos 223 (doscientos veintitrés) y 225 (doscientos veinticinco) de la LGSM, la Sociedad Fusionante acuerda pagar, previa solicitud de los acreedores que correspondan, todas las obligaciones pendientes de pago de DD3 a la Fecha Efectiva. Para estos efectos, los acreedores interesados deberán presentar su solicitud ante las oficinas corporativas de BWM ubicadas en [•]. Todas las obligaciones no reclamadas por los acreedores de DD3, serán pagadas por BWM en los términos originalmente acordados.

THIRD. Transfer of DD3’s capital. Without limiting the generality of the foregoing, on the Effective Date, the capital of DD3 as a whole, including all of the property, rights, privileges, agreements, assets, immunities, powers, franchises licenses and authority of DD3 shall be transferred to and vest in BWM, and all debts, liabilities, obligations, restrictions and duties of DD3 shall become the debts, liabilities, obligations, restrictions, disabilities and duties of BWM, based upon the balance sheet approved by DD3’s shareholders on [•], 2019 (“Balance Sheet”). Accordingly, BWM will become the holder of all rights, obligations, actions and guarantees of any kind that correspond to DD3 as of the Effective Date.

TERCERA. Transferencia del Patrimonio de DD3. Al surtir efectos la Fusión en la Fecha Efectiva, la totalidad del patrimonio de DD3 en conjunto, incluyendo sus propiedades, derechos, preferencias, acuerdos, activos, privilegios, facultades, franquicias, licencias y poderes así como todas sus deudas, contingencias, obligaciones, restricciones, y pasivos de DD3 pasarán a formar parte y se transferirán a título universal, al patrimonio de BWM, tomando como base el balance aprobado por los accionistas de DD3 el [•] de [•] de 2019 (el “Balance”). A consecuencia de lo anterior, BWM se subrogará en todos y cada uno de los derechos, obligaciones, acciones y garantías de cualquier índole, que correspondan a DD3 en la Fecha Efectiva.

Specifically, the parties agree that BWM, as the Surviving Company, shall timely submit before the Ministry of Finance (Secretaría de Hacienda y Crédito Público), the Tax Service Administration (Servicio de Administración Tributaria) and any other administrative authorities whether federal, state or municipal, any notices and tax returns that may be required under applicable law and tax regulations in connection with the Merger.

Las partes acuerdan que BWM, en su carácter de Sociedad Fusionante, deberá presentar ante la Secretaría de Hacienda y Crédito Público, el Servicio de Administración Tributaria o ante cualquier otra dependencia u oficina gubernamental que corresponda, ya sea de carácter federal, estatal o municipal, cualquier aviso, declaración o notificación relacionadas con la fusión de ambas compañías de conformidad con la legislación y reglas fiscales aplicables.

Likewise, BWM, as surviving entity, is expressly authorized to request any tax refund that may correspond to DD3, as appropriate.	Asimismo, BWM, como entidad fusionante, estará expresamente autorizada para solicitar la devolución de los saldos a favor que le pudieran corresponder a DD3, según corresponda.

FOURTH. Financial Statements. The parties agree that the Merger should be carried out based on the figures contained in each of DD3 and BWM balance sheets, which signed by the parties are attached hereto as Exhibit “B”.

CUARTA. Estados Financieros. Las partes acuerdan que la Fusión se llevará a cabo de conformidad con los resultados reflejados en el Balance de BWM y DD3, el cual es firmado por las partes y se adjunta al presente Convenio como Anexo “B”.

FIFTH. Equity Distribution. At the Effective Date, by virtue of the Merger:	QUINTA. Distribución del Capital Social. En la Fecha Efectiva, por virtud de la Fusión:

      (a) All of the (i) DD3 shares issued and outstanding immediately prior to the Effective Date shall be canceled and each of those DD3 shares shall be exchanged for [Series [•]] shares of the Surviving Company common stock on a 1:1 exchange ratio, and (ii) DD3 warrants and DD3’s UPOs issued and outstanding immediately prior to the Effective Date shall be canceled and each of those DD3 warrants and DD3’s UPOs shall be replaced and exchanged for BWM warrants and BWM’s UPOs of the Surviving Company; with each holder of DD3 shares, DD3 warrants and DD3’s UPOs to receive the number of the Surviving Company common stock, BWM warrants and BWM’s UPOs, respectively as set forth opposite such holder’s name as described below;

      (a) Todas (i) las acciones emitidas por DD3 previamente a la Fecha Efectiva serán canceladas y cada una de dichas acciones emitidas por DD3 serán intercambiadas por acciones comunes ordinarias de la [Serie •] emitidas por la Sociedad Fusionante a una relación de canje de 1:1 (una a una) , y (ii) las opciones (warrants) y opciones unitarias de compra (UPOs) emitidas por DD3 previamente a la Fecha Efectiva serán canceladas y cada una de dichas opciones y opciones unitarias de compra serán reemplazadas e intercambiadas por opciones de compra y opciones unitarias de compra emitidas de la Sociedad Fusionante y cada uno de los tenedores de acciones, opciones y opciones unitarias de compra de DD3 recibirá el número de acciones ordinarias, opciones y opciones unitarias de compra, según corresponda, de la Sociedad Fusionante que se señalan junto a su nombre según se describe a continuación;

      (b) All of the BWM shares issued and outstanding immediately prior to the Effective Date shall be canceled and exchanged for [Series [•]] shares of the Surviving Company Common Stock representing 100% of the total outstanding shares of the Surviving Company Shares, with each holder of BWM shares to receive number of shares of the Surviving Entity shares set forth opposite such holder’s name as described below; and

      (b) La totalidad de las acciones emitidas por BWM previamente a la Fecha Efectiva serán canceladas e intercambiadas por [•] acciones comunes ordinarias de las [Serie •] emitidas por la Sociedad Fusionante y que representen el 100% del capital social de la Sociedad Fusionante, y cada uno de los tenedores de acciones de BWM recibirá el número de acciones de la Sociedad Fusionante que se señalan junto a su nombre según se describe a continuación; y

(c) BMW shall issue [•] treasury shares as required under the Management Incentive Plan approved pursuant to section [9.1] of the BCA.
      (c) BMV deberá emitir [•] acciones de tesorería de conformidad con lo establecido en el Plan de Incentivos para Ejecutivos (Management Incentive Plan) aprobado de conformidad con la sección [9.1] del BCA.

In connection with the foregoing on the Effective Date, the parties agree that all of the outstanding paid-in capital stock of the BWM as Surviving Company shall be comprised by the number of shares distributed as described in the following chart (the “Post-Merger Equity Ownership Chart”):

En relación con lo anterior, en la Fecha Efectiva, las partes acuerdan que la totalidad del capital social de BWM, como Sociedad Fusionante, estará compuesto por y distribuido entre el número de acciones que se describen en el siguiente cuadro (el “Cuadro de Distribución Accionaria Post-Fusión”):

ACCIONES
SHAREHOLDERS / ACCIONISTAS	SERIES “[•]” / SERIE “[•]”	CAPITAL
[Promotora Forteza, S.A. de C.V.]	[•]	$	[•]
[Campalier, S.A. de C.V.]	[•]	$	[•]
[DD3 Initial Investors]	[•]	$	[•]
[DD3 PIPE Investors]	[•]	$	[•]
[DD3 Sponsors]	[•]	$	[•]
Management Incentive Plan treasury shares / acciones de tesorería emitidas conforme al Plan de Incentivos para Ejecutivos	[•]
TOTAL	[•]	$	[•]
SIXTH. Corporate books and stock certificates. The parties agree:	SEXTA. Libros corporativos y títulos de acciones. Las Partes acuerdan:

      (a) To cancel all outstanding stock certificates previously issued by BWM, issue and deliver new stock certificates on the Effective Date, as set forth in the Post-Merger Equity Ownership Chart and agreed herein;

      (a) Cancelar todos los títulos de acciones previamente emitidos por BWM, emitir y entregar nuevos títulos de acciones en la Fecha Efectiva, según se detalla en el Cuadro de Distribución Accionaria Post-Fusión y acuerda que en el presente Convenio;

      (b) To carry out all necessary corporate entries in the corporate and accounting records of BWM to reflect the effects of the Merger and the new distribution described in the Post-Merger Equity Ownership Chart;

      (b) Llevar a cabo los asientos corporativos y contables necesarios en los registros de BWM para reflejar los efectos de la Fusión y la nueva composición accionarias señalada en el Cuadro de Distribución Accionaria Post-Fusión;

(c) That BWM’s bylaws, as entirely amended and restated under the corporate resolutions mentioned in Recital I (b) will remain in full force and effect; and	(c) Que los estatutos de BWM, mismos que fueron modificados y re expresados en su totalidad a través de las resoluciones señaladas en la Declaración I(b) permanezcan vigentes; y
(d) close the corporate books of DD3, in the understanding that there shall be no further registration of transfers of shares thereafter on the records of DD3.	(d) cerrar los libros corporativos de DD3, en el entendido que ya no habrá registro posterior alguno.

SEVENTH. Directors and Officers. The parties agree that BWM’s Board and the officers of BWM as of immediately following the Effective Date to be comprised of the individuals set forth below:
SÉPTIMA. Miembros del Consejo y funcionarios de DD3. Las partes acuerdan que el Consejo de Administración y demás funcionarios de BWM inmediatamente después de la Fecha Efectiva este compuesto de la manera que se detalla a continuación:

[Directors and Officers chart to follow]	[Directors and Officers chart to follow]

EIGHTH. Publications. In accordance with article 223 (two hundred and twenty-three) of the LGSM, the resolutions concerning the merger and the balance sheet must be published in the electronic system of the Ministry of Economy (Secretaría de Economía). Furthermore, the parties shall record in the corresponding Public Registry of Commerce the notarial deed containing the resolutions adopted by each of them approving the Merger.

OCTAVA. Publicaciones. De conformidad con lo establecido en el Artículo 223 (doscientos veintitrés) de la LGSM, las resoluciones referentes a la fusión y el Balance se publicarán en el Sistema Electrónico de Publicaciones de Sociedades Mercantiles de la Secretaría de Economía. Asimismo, cada una de las partes inscribirá en el Registro Público de la Propiedad y del Comercio la escritura pública que formalice las resoluciones adoptadas en las que se aprueba la Fusión.

NINTH. Further Action; Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the Merger.

NOVENA. Acciones adicionales; Mejores esfuerzos. De conformidad con los términos y condiciones del presente Convenio, cada una de las partes utilizará sus mejores esfuerzos de forma razonable para realizar, o causar que se realicen, las acciones necesarias o convenientes de conformidad con la ley aplicable para llevar a cabo y que surta efectos la Fusión

TENTH. Governing Law. This Agreement shall be governed by, and construed in accordance with, the federal laws of Mexico.	DÉCIMA. Ley aplicable. El presente Convenio se interpretará y regirá de conformidad con las leyes federales de México.

The parties hereto agree to (a) expressly submit to the exclusive jurisdiction of Mexico City federal competent courts arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, to any other competent jurisdiction that may apply to them in connection with their present or future domicile.

Las Partes (a) se someten expresamente a la jurisdicción de los tribunales federales competentes de la Ciudad de México, y (b) renuncian al fuero que pudiera corresponderles por razón de sus domicilios presentes o futuros o por cualquier otra causa.

ELEVENTH Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
UNDÉCIMA. Encabezados. Los encabezados utilizados en el presente Convenio son incluidos únicamente por conveniencia y facilidad en la referencia y no deberán afectar de forma alguna el contenido o interpretación del presente Convenio.

TWELFTH This Agreement has been prepared and executed in both Spanish and English versions. In the event of any conflict between the Spanish and English language versions, the Spanish language version shall prevail.
DUODÉCIMA Este Convenio has sido elaborado y firmado tanto en idioma inglés como español En caso de conflicto entre la versión en español y la versión en inglés, la versión en español prevalecerá.
[Signature Page Follows/Hojas de firmas a continuación]

In witness whereof, DD3 and BWM have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Enteradas las partes del contenido y alcance del presente Convenio, las partes han dispuesto que el presente Convenio se celebre en la fecha previamente indicada en la carátula por sus respectivos representantes legales autorizados.

BWM DE MÉXICO, S.A.P.I. DE C.V.	DD3 S.A.P.I. DE C.V.
By/Por:	By/Por:
Name/Nombre: Legal Representative / Representante Legal	Name/Nombre: Legal Representative / Representante Legal

ANNEX C
PLEASE NOTE THAT ONCE THE POWER OF ATTORNEY HAS BEEN EXECUTED AND CERTIFIED BY THE NOTARY PUBLIC, THE NOTARY PUBLIC’S SIGNATURE SHOULD BE AUTHENTICATED BY THE CORRESPONDING COUNTY CLERK OR SECRETARY OF STATE BY MEANS OF AN “APOSTILLE” ISSUED IN ACCORDANCE WITH THE “CONVENTION DE LA HAYE DU 5 OCTOBRE 1961”.
SPECIAL POWER-OF-ATTORNEY	PODER ESPECIAL

At the city of  [•] on [•], 2019, before me [•], Notary Public of this city came [•], in [his/her] capacity as [•] of DD3 Acquisition Corp. (the “Grantor” or the “Company”), an entity duly organized and existing under the laws of the British Virgin Islands.

En la ciudad de [•] el [•] de 2019, ante mí [•], Notario Público de [•], compareció [•], en su carácter de [•] de [•] (el “Otorgante” o la “Compañía”), una entidad legalmente constituida y existente bajo las leyes de [•].

The Grantor hereby grants a SPECIAL POWER-OF-ATTORNEY, with all powers and authority, whether general or special, that in accordance with law must be expressly set forth, in favor of DD3 Mex Acquisition Corp, S.A. de C.V. (the “Attorneys-in-fact”), to act jointly or individually, on behalf of the Grantor, to:

El Otorgante otorga un PODER ESPECIAL, pero con todas las facultades generales y especiales que requieran cláusula especial conforme a la ley, en favor de [•] (los “Apoderados”) para que, conjunta o separadamente, en representación del Otorgante:

(a) Execute, subscribe, sign, grant, issue, endorse and/or deliver, and agree to comply with the obligations under all documents, agreements, contracts, exhibits, credit instruments and certificates which are necessary or convenient in connection with, or arisen from the Combination and Stock Purchase Agreement entered into by and between DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., Betterware de Mexico, S.A. de C.V. and BLSM Latino America Servicios, S.A. de C.V. on August 2, 2019, as such agreement may be amended from time to time (the “BCA”);

(a) Celebren, suscriban, firmen, otorguen, emitan, endosen y/o entreguen, y se obliguen al cumplimiento de las obligaciones bajo todos los documentos, contratos, convenios, anexos, títulos de crédito y certificados que sean necesario o convenientes en relación con, o que surjan con motivo del contrato denominado Combination and Stock Purchase Agreement celebrado entre DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., Betterware de Mexico, S.A. de C.V. y BLSM Latino America Servicios, S.A. de C.V. el día 2 de agosto de 2019, según el mismo sea modificado de tiempo en tiempo (el “BCA”);

(b) appear before a Mexican notary public, commercial notary or any other authority, federal, local or municipal, to sign, execute, file or request formalization of, and in general to carry any actions necessary or convenient to implement any corporate resolutions adopted by the Grantor in connection with the transactions contemplated under the BCA, including without limitation, to request and complete the Redomiciliation of DD3 Acquisition Corp to United Mexican States (“Mexico”) and its subsequent merger with Betterware de Mexico, S.A. de C.V.; and

(b) comparezcan ante un notario público, corredor público o cualquier autoridad, sea federal, estatal o municipal, para firmar, celebrar, presentar o solicitar la protocolización de, y en general para llevar a cabo cualquier acción necesario o conveniente para ejecutar y hacer válidas las resoluciones corporativas adoptadas por el Otorgante en relación con las operaciones establecidas en el BCA, incluyendo sin limitación, solicitar y completar el Cambio de Nacionalidad de DD3 Acquisition Corp. hacia los Estados Unidos Mexicanos (“México”) y su posterior fusión con Betterware de Mexico, S.A. de C.V.; y

(c) Execute, request, solicit or make any filings, publications, payments necessary or convenient in Mexico, with the purpose of securing the full and timely fulfilment of the Company’s obligations under the BCA.

(c) Celebren, requieran, soliciten, o realicen cualquier solicitud, publicación, pago necesario o conveniente en México, con la finalidad de asegurar el debido cumplimiento en tiempo y forma de las obligaciones de la Compañía bajo el BCA.

Within the specialty of the power of attorney granted above, the Attorneys-in-Fact, jointly or individually, on behalf of the Grantor, will have (i) general powers of attorney for lawsuits and collections, acts of administration and acts of ownership on the terms of Article 2554 of the Federal Civil Code of Mexico and the correlative provisions thereof of the Civil Codes of the various States of Mexico, (ii) power-of-attorney for granting, subscribing, endorsing and guaranteeing credit instruments pursuant to the terms of the provisions of Article 9 of the General Law of Credit Instruments and Operations, and (iii) authority to substitute or delegate the aforementioned powers-of-attorney, pursuant to Article 2574 of the Federal Civil Code and the correlative provisions thereof of the Civil Codes of the various States of Mexico.

Dentro de la especialidad del poder antes otorgado, los Apoderados, conjunta o separadamente, en nombre y representación del Otorgante, gozarán de (i) los poderes generales para pleitos y cobranzas, actos de administración y actos de dominio en los términos del artículo 2554 del Código Civil Federal de México y sus artículos correlativos de los Códigos Civiles de cada uno de las entidades federativas de México, (ii) poder para otorgar, suscribir, endosar y avalar títulos de crédito en términos de lo establecido en el artículo 9 de la Ley General de Títulos y Operaciones de Crédito, y (iii) facultades para sustituir o delegar los poderes antes mencionados, en términos del artículo 2574 del Código Civil Federal y sus artículos correlativos de los Códigos Civiles de cada uno de las entidades federativas de México.

[•] [•], 2019
DD3 Acquisition Corp.

By/Por: [•]
Title/Cargo: [•]

NOTARIAL CERTIFICATION	CERTIFICACIÓN NOTARIAL
I, the undersigned Notary Public performing my legal functions, attest:	El suscrito, Notario Público en el ejercicio de mis funciones, doy fe:
1. That, [•] (hereinafter the “Representative”) said to be a citizen of [•], aged [•], [marital status], with his domicile at [•].	1. Que [•] (en lo sucesivo, el “Representante”) dijo ser ciudadano de [•], de [•] años de edad, [casado/soltero], con domicilio en [•].

2. That the Representative has executed the special power-of-attorney attached hereto (hereinafter referred to as the “Special Power-of-Attorney”) in the name and on behalf of DD3 Acquisition Corp. hereinafter the “Grantor”).

2. Que el Representante ha otorgado el poder especial adjunto (en lo sucesivo identificado como el “Poder Especial”) en nombre y en representación de DD3 Acquisition Corp. (en lo sucesivo, el “Otorgante”).

3. That the Representative recognizes as his own the signature appearing on the Special Power-of-Attorney and the execution and contents thereof, which he hereby ratifies.	3. Que el Representante reconoce como suya la firma que aparece en el Poder Especial, cuyo contenido y otorgamiento ratifica.
4. That I personally know the Representative, and that the Representative’s identity is what he states.	4. Que conozco personalmente al Representante y sé que la identidad del Representante es la que declara.
5. That the Representative has the necessary legal capacity to execute the Special Power-of-Attorney.	5. Que el Representante tiene capacidad legal suficiente para otorgar el Poder Especial.
6. That the Representative represents the Grantor on which behalf he acts, and has the necessary authority to execute the Special Power-of-Attorney.	6. Que el Representante efectivamente representa al Otorgante, en cuyo nombre procede, y tiene poder suficiente para otorgar el Poder Especial.
7. That his representation of the Grantor, on which behalf the Representative acts, is legitimate.	7. Que la representación del Otorgante, en cuyo nombre procede el Representante, es legítima.

8. That the Grantor, on which behalf the Special Power-of-Attorney is granted by the Representative, is duly organized, legally existing on the date stated at the end hereof, that the act or acts for which the Special Power-of-Attorney has been executed are included in the corporate purpose or activity of the Grantor, and that its principal seat of business or corporate domicile is at:

8. Que el Otorgante, en cuya representación el Representante otorga el Poder Especial, se encuentra debidamente constituido, existe legalmente en la fecha señalada al calce del presente, que el acto o actos para los cuales se ha otorgado el Poder Especial se encuentran comprendidos entre los que constituyen el objeto del Otorgante, y que su sede o domicilio social se encuentra en:

[•]	[•]

9. That the items referred to in paragraphs 6, 7 and 8 above have been evidenced by means of authentic documents presented before me for that purpose and which are listed below, the date and the origin thereof also being stated:

9. Que lo señalado en los párrafos 6, 7 y 8 anteriores fue comprobado mediante la presentación ante el suscrito de documentos auténticos, que a continuación se listan con expresión de la fecha de su otorgamiento y de su origen o procedencia:

a) [•], under which Grantor was incorporated under the laws of the British Virgin Islands on [•].	a) [•], por el que se constituyó el Otorgante de conformidad con las leyes de [•] con fecha [•].
b) [•] of the Grantor, evidencing the authority of the Representative to represent the Grantor, dated [•].	b) [•] del Otorgante, en el que constan las facultades del Representante para representar al Otorgante de fecha [•].
10. That I have reviewed all the original documentation described in items a) and b) above, hereby certifying that I had it before me.	10. Que he revisado toda la documentación original descrita en los incisos a) y b) anteriores, la cual en este acto certifico que tuve a la vista.

11. That having read this instrument to the Representative, who acknowledged before me that [he/she] is aware of all the legal effects and value of the Special Power-of-Attorney, the Representative expressed his consent with its content and ratified and signed the Special Power-of-Attorney before me on [•], 2019.

11. Que habiendo leído el presente instrumento al Representante, quien reconoció ante mí que está consciente de todos los efectos legales y el valor del Poder Especial, el Representante manifestó su aprobación del contenido y ratificó y firmó el Poder Especial ante mí el [•] de [•] de 2019.

For purposes of paragraph fifth of article 2554 of the Federal Civil Code of the United Mexican States, a transcription thereof follows:	Para efectos del quinto párrafo del artículo 2554 del Código Civil Federal de los Estados Unidos Mexicanos, el mismo se transcribe a continuación:

“Article 2554. In all general powers of attorney for lawsuits and collections it shall be sufficient to state that they are granted with all the general powers and with the special powers requiring special clause in accordance with the law in order that they may be considered as granted without any limitation.

“Artículo 2554. En todos los poderes generales para pleitos y cobranzas bastará que se diga que se otorga con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley para que se entiendan conferidos sin limitación alguna.

In general powers of attorney for management of property, it shall be sufficient to state that they are given with that character, in order that the attorneys-in-fact may have all kinds of management authority.
En los poderes generales para administrar bienes, bastará expresar que se dan con este carácter para que el apoderado tenga toda clase de facultades administrativas.

In general powers of attorney to exercise acts of ownership, it shall be sufficient to grant them with that character, in order that the attorneys-in-fact may have all the authority of an owner, both with respect to the property, and to take all actions to defend it.

En los poderes generales, para ejercer actos de dominio, bastará que se den con ese carácter para que el apoderado tenga todas las facultades de dueño, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

If in any of the aforesaid three cases it should be desired to limit the authority of the attorneys-in-fact, the limitation shall be set out, or the authority of the attorneys-in-fact shall be deemed as special powers of attorney.
Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignarán las limitaciones, o los poderes serán especiales.
Notaries shall insert this Article in the public deed on which such powers of attorney are executed.”	Los Notarios insertarán este Artículo en los testimonios de los poderes que otorguen.”
Sworn and subscribed before me. I attest.
Otorgado ante mí. Doy fe.
[•], 2019 / [•] de 2019
[Seal and signature of the Notary Public]

[Name]
Notario Público de ([•] /
Notary Public in and for [•]

ANNEX D
[DD3], S.A. DE C.V. BYLAWS	[DD3], S.A. DE C.V. ESTATUTOS SOCIALES
CHAPTER I NAME, DURATION, DOMICILE AND CORPORATE PURPOSE	CAPÍTULO I DENOMINACIÓN, DURACIÓN, DOMICILIO Y OBJETO SOCIAL
FIRST.- The name of the company is “[DD3]”, and shall be followed by the words “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, or its abbreviation “S.A. DE C.V.” (the “Company”).	PRIMERA.- La denominación de la sociedad es “[DD3]”, e irá seguida de las palabras “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, o de su abreviatura “S.A. DE C.V.” (la “Sociedad”).
SECOND.- The duration of the Company shall be indefinite.	SEGUNDA.- La duración de la Sociedad será indefinida.

THIRD.-   The Company domicile shall be Mexico City, being allowed to establish agencies or branches anywhere in the Mexican Republic or abroad and to submit to conventional domiciles, without same being understood as changing the corporate domicile.

TERCERA.-   El domicilio de la Sociedad será la Ciudad de México, pudiendo establecer agencias o sucursales en cualquier parte de la República Mexicana o del extranjero, y someterse a domicilios convencionales, sin que por ello se entienda cambiado el domicilio social.

FOURTH.- The corporate purpose of the Company shall be:	CUARTA.- El objeto social de la Sociedad será:

(a)
Receive from other persons, as well as provide to other persons, all specialized services such as administrative, technical and project management services, in Mexico and abroad, including design, development, installation, maintenance, and operations services.

(a)
La prestación de todo tipo de servicios especializados y recibir tales servicios, tales como servicios administrativos, técnicos y de administración de proyectos, en México y en el extranjero, incluyendo servicios de diseño, desarrollo, instalación, mantenimiento y de operación.

(b)
Receive from other persons, as well as to provide to other persons, all specialized services such as administrative, financial, treasury and marketing services, preparation of financial statements and reports, budgets, programs and operational manuals, as well as the evaluation of operational results, evaluation of productivity, possibilities of finance and analysis of capital availability.

(b)
Recibir de terceras personas, así como prestar a cualquier persona, cualesquier clase de servicios especializados, incluyendo servicios administrativos, financieros, de mercadotecnia y tesorería, la preparación de estados financieros, reportes, presupuestos, programas y manuales operativos, así como la evaluación de resultados operacionales, evaluación de productividad y opciones de financiamiento y análisis de disponibilidad de capital.

(c)
To purchase, sell, assign, encumber or generally negotiate all types of shares, equity interests or participations in other civil or mercantile companies as well as to participate as controlling company, holding or to act on its own behalf in any type of Mexican or foreign companies, including but not limited to companies that own or may own concessions, permits or licenses and/or any other exploitation right granted by any

(c)
Adquirir, enajenar, ceder, gravar o en general negociar con todo tipo de acciones, partes sociales o participaciones en otras sociedades civiles o mercantiles, así como participar como controladora, tenedora o actuar por cuenta propia en cualquier tipo de sociedades mexicanas o extranjeras, incluyendo sin limitar, sociedades que sean o puedan ser titulares de concesiones, permisos o licencias y/o cualquier otro derecho de explotación otorgadas por

instrumentality, office or organism of the Federal, State or Municipal Public Administration, to render and provide any type of service or activity related thereto.	cualquier dependencia, oficina u organismo de la Administración Pública Federal, Estatal o Municipal, para prestar y realizar cualquier tipo de servicio o actividad relacionada con los mismos.

(d)
The participation as shareholder or investor in all types of entities, including companies, corporations and businesses, Mexican or foreign and the purchase, sale, subscription, ownership, lien, disposition, exchange, auction and transmission, under any title, of any type of shares, equity interests, debt certificates or that represent any type of obligation (public or private) or participations in such entities.

(d)
La participación como accionista o inversionista en toda clase de entidades, incluyendo sociedades, empresas y negocios, mexicanos o extranjeros y la compra, venta, suscripción, propiedad, gravamen, disposición, permuta, remate y transmisión, bajo cualquier título, de cualquier tipo de acciones, partes sociales, títulos de deuda o que representen cualquier tipo de obligación (pública o privada) o participaciones en dichas entidades.

(e)
To purchase and exploit patents, invention certificates, industrial designs and models, brands, certificates of origin, trademarks, slogans, franchises and copyright, as well as to obtain from and grant to third parties licenses for the use and exploitation of said assets.

(e)
Adquirir y explotar patentes, certificados de invención, diseños y modelos industriales, marcas, denominaciones de origen, nombres comerciales, slogans, franquicias y derechos de autor, así como obtener de y otorgar a terceras personas, licencias para el uso y explotación de los bienes citados.

(f) To represent as agent, intermediary, mediator, commission agent, factor, consignee, legal representative or attorney-in-fact, any type of national or foreign individuals.	(f) Representar como agente, intermediario, mediador, comisionista, factor, consignatario, representante legal o apoderado, a todo tipo de personas nacionales o extranjeras.

(g)
To obtain all types of loans or credit facilities with or without specific guarantees and to grant all types of guarantees and avales of its or third party obligations or negotiable instruments and to receive such guarantees.

(g)
Obtener toda clase de préstamos o créditos con o sin garantía específica y otorgar toda clase de garantías y avales de obligaciones o títulos de crédito a su cargo o de terceros y recibir dichas garantías.

(h)
To obtain, enjoy and exploit, under any legal title, any type of concession, permit, license and authorization, technology and technical assistance as well as to obtain and exploit invention patents, utility models registry, industrial designs, brands, copyright and intellectual property, certificates of origin, commercial notices and brands and licenses to exploit patents and trademarks.

(h)
La obtención, aprovechamiento y explotación, por cualquier título legal, de toda clase de concesiones, permisos, licencias y autorizaciones, tecnología y asistencia técnica, así como la obtención y explotación de patentes de invención, registro de modelos de utilidad, diseños industriales, marcas, derechos de autor o propiedad intelectual, denominaciones de origen, avisos y nombres comerciales y de licencias para la explotación de patentes y marcas.

(i) To issue, draw, endorse, accept, act as aval, abate, subscribe and negotiate all types of negotiable instruments.	(i) Emitir, girar, endosar, aceptar, avalar, descontar, suscribir y negociar toda clase de títulos de crédito.
(j) To incorporate and participate in the capital stock of other associations and civil or commercial companies, national or foreign, at	(j) Constituir y participar en el capital social de otras asociaciones y sociedades civiles o mercantiles, nacionales o extranjeras, al

the time of their incorporation or to purchase shares or equity interest in associations and companies of any sort, already existing, as well as to transfer such shares or equity interests.	momento de su constitución, o adquirir acciones o partes sociales en asociaciones y sociedades de cualquier índole, ya existentes, así como transferir dichas acciones o partes sociales.
(k) To purchase or hold under any title, use, lease and dispose of all the movable assets necessary or convenient for the fulfillment of the corporate purpose.	(k) Adquirir o poseer por cualquier título, usar, dar o tomar en arrendamiento, y disponer de todos los bienes muebles que fueren necesarios o convenientes para la consecución del objeto social.
(l) To purchase all the real estate necessary for the fulfillment of the corporate purpose.	(l) Adquirir todos los bienes inmuebles que sean necesarios para la realización del objeto social.
(m) To grant and obtain all types of financing permitted under law.	(m) Otorgar y obtener todo tipo de financiamientos permitidos por la ley.
(n) In general, to perform and enter into all types of acts, transactions, undertakings and agreements necessary for the fulfillment of its corporate purpose.	(n) En general, la realización y la celebración de toda clase de actos, operaciones, convenios y contratos, que sean necesarios para la consecución de su objeto social.

FIFTH.-   The Company is Mexican. The current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs of the United Mexican States to consider themselves as Mexican nationals in relation to the Company shares they purchase or hold, as well as in relation to the assets, rights, concessions, participations or interests the Company shall hold or of the rights and obligations under the agreements the Company is party to with Mexican authorities. Therefore, current or future foreign shareholders in such regard agree on not calling on the protection of their Governments, or under penalty, otherwise, of waiving for the benefit of the Nation the corporate participations they would have acquired.

QUINTA.-   La Sociedad es de nacionalidad mexicana. Los accionistas extranjeros actuales o futuros de la Sociedad se obligan formalmente con la Secretaría de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, así como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los accionistas extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la protección de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nación las participaciones sociales que hubieren adquirido.

CHAPTER II CORPORATE CAPITAL AND TRANSFER OF SHARES	CAPÍTULO II CAPITAL SOCIAL Y TRANSMISIÓN DE ACCIONES
SIXTH.- The capital stock of the Company is variable and represented by ordinary, nominative shares with no par value.	SEXTA.- El capital social de la Sociedad es variable y estará representado por acciones ordinarias, nominativas, sin valor nominal.
The minimum fixed capital without right to withdraw is the amount of $1.00 (One Peso 00/100). The variable part of the capital is unlimited.	El capital mínimo fijo sin derecho a retiro es la cantidad de $1.00 M.N. (Un Peso 00/100, Moneda Nacional). La parte variable del capital es ilimitada.
All shares which represent the minimum fixed capital of the corporate capital of the Company shall be Class I, Series “A” and Series “B” shares and	Todas las acciones que representan la parte fija del capital social de la Sociedad serán acciones Clase I, Serie “A” y Serie “B” y todas las acciones que

all shares which represent the variable portion of the corporate capital of the Company shall be Class II, Series “A” and Series “B” shares.	representan la parte variable del capital social de la Sociedad serán acciones Clase II, las cuales estarán divididas en Serie “A” y Serie “B”.
The total amount of the corporate capital of the Company shall be distributed as follows:	La totalidad del capital social estará representado por:

(i)   Series “A” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “A” shares shall be subscribed and paid by Mexican or foreign investors.

(i)   Acciones Serie “A”, las cuales serán ordinarias, nominativas, sin expresión de valor nominal, que conferirán los mismos derechos de voto y patrimoniales e impondrán las mismas obligaciones a sus tenedores. Las acciones Serie “A” podrán ser suscritas y pagadas por inversionistas mexicanos o extranjeros, indistintamente.

(ii)   Series “B” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “B” shares shall be subscribed and paid by such investors that participated in the IPO of the Company.

(ii)   Acciones Serie “B”, las cuales serán ordinarias, nominativas, sin expresión de valor nominal, que conferirán los mismos derechos de voto y patrimoniales e impondrán las mismas obligaciones a sus tenedores. Las acciones Serie “A” podrán ser suscritas y pagadas únicamente por aquellos inversionistas que participaron en la OPI de la Sociedad.

Likewise, the shares may be further divided in different series or sub-series of shares, whether common, preferential or which confer special or preferential rights, as determined by the shareholders of the Company, whether through a General Shareholders’ Meeting or by unanimous resolutions adopted in lieu of a General Shareholders’ Meeting.

Asimismo, las acciones podrán dividirse en diferentes series o sub-series de acciones, ya sean comunes, preferentes o acciones que confieran derechos especiales o preferenciales según sea determinado por los accionistas de la Sociedad, ya sea mediante una Asamblea General de Accionistas o mediante resoluciones unánimes adoptadas fuera de una Asamblea General de Accionistas.

Except for the rights and obligations expressly set forth herein or the resolutions adopted by the shareholders of the Company, whether through a General Shareholders’ Meeting or by unanimous resolutions adopted in lieu of a General Shareholders’ Meeting, or a specific Class or Series of shares, all Class or Series of shares shall confer the same rights and obligations to its holders.

Excepto por los derechos y obligaciones expresamente conferidos en estos estatutos sociales o en resoluciones adoptadas por los accionistas de la Sociedad, ya sea mediante Asamblea General de Accionistas o mediante resoluciones unánimes adoptadas fuera de Asamblea General de Accionistas, a alguna Clase o Serie específica de Acciones, todas las Clases o Series de Acciones conferirán los mismos derechos y obligaciones a sus titulares.

SEVENTH.-   The Company shall keep a Stock Registry Book, pursuant to articles 128 and 129 of the General Law of Business Organizations. The Stock Registry Book shall be kept by the Secretary of the Board of Directors or the Sole Manager of the Company, as the case may be, and shall only record the shareholders who have acquired or subscribed the shares pursuant to the terms set forth herein.

SÉPTIMA.-   La Sociedad deberá llevar un Libro de Registro de Acciones, de acuerdo con los artículos 128 y 129 de la Ley General de Sociedades Mercantiles. El Libro de Registro de Acciones deberá ser llevado por el Secretario del Consejo de Administración o el Administrador Único de la Sociedad, según sea el caso, y solo inscribirá a aquellos que hayan adquirido o suscrito las acciones de conformidad con lo establecido en los presentes estatutos sociales.

The Company shall consider as legitimate owner of the shares which represent the corporate capital of the Company those who appear as shareholders in the Stock Registry Book.	La Sociedad considerará como tenedor legítimo de las acciones representativas del capital social a quien aparezca inscrito en el Libro de Registro de Acciones como titular de las mismas.

The Stock Registry Book shall contain the name, nationality and domicile of each of the shareholders of the Company, the number of shares owned by them, series of shares, payments thereon and transfers thereof.

En el Libro de Registro de Acciones se registrarán el nombre, nacionalidad y domicilio de los accionistas de la Sociedad, así como el número de acciones de las que sean titulares, expresando la serie a la que pertenezcan, las exhibiciones sobre dichas acciones y las transmisiones que se efectúen de las mismas.

The corresponding entries shall be signed by the Sole Manager or by the Secretary of the Board of Directors, as the case may be.	Los asientos correspondientes deberán ser firmados por el Administrador Único o por el Secretario del Consejo de Administración, según sea el caso.

EIGHTH.-   The shareholders of the Company may sell, encumber, pledge or in any way transfer or create a lien over their shares or the rights derived thereunder, provided the requirements and limitations set forth herein are complied with.

OCTAVA.-   Los accionistas de la Sociedad podrán enajenar, gravar, pignorar o de cualquier forma transmitir o dar en garantía las acciones de su propiedad o los derechos derivados de las mismas, siempre y cuando se cumplan con los requisitos y limitaciones establecidas en estos estatutos sociales.

NINTH.-   The shares shall be indivisible and shall be represented by provisional or permanent stock certificates issued for one or more shares. Provisional stock certificates may be issued for as long as no permanent stock certificates are issued.

NOVENA.-   Las acciones serán indivisibles y estarán representadas por títulos definitivos o certificados provisionales que amparen una o más acciones. En tanto no se expidan los títulos definitivos podrán expedirse certificados provisionales de acciones.

Provisional or permanent stock certificates shall be issued pursuant to articles 111, 125, 126 and other pertinent and applicable articles of the General Law of Business Organizations. Also, provisional or permanent stock certificates must contain a transcription of Clause Fifth of these bylaws. Provisional or permanent stock certificates shall be numbered progressively and shall be signed by the Sole Manager or 2 (two) members of the Board of Directors, as the case may be.

Los títulos definitivos o los certificados provisionales de acciones deberán expedirse de conformidad con los requisitos establecidos en los artículos 111, 125, 126 y demás artículos relativos y aplicables de la Ley General de Sociedades Mercantiles. Asimismo, los títulos definitivos o los certificados provisionales de acciones deberán contener el texto de la Cláusula Quinta de estos estatutos. Los títulos definitivos o los certificados provisionales de acciones deberán expedirse en numeración progresiva y deberán ser firmados por el Administrador Único o 2 (dos) miembros del Consejo de Administración, según sea el caso.

TENTH.-   Without amending these bylaws, the Company’s variable capital stock may be increased through contributions of the shareholders or decreased pursuant to the provisions contained in these bylaws. The General Ordinary Shareholders’ Meeting shall resolve upon any increase or decrease in the Company’s variable capital stock.

DÉCIMA.-   Sin ser necesario reformar estos estatutos, la porción variable del capital social podrá ser aumentada mediante aportaciones de los accionistas o reducida de acuerdo con lo establecido en estos estatutos. Toda resolución correspondiente al aumento o disminución de la porción variable del capital social podrá ser acordada por una Asamblea General Ordinaria de Accionistas.

In the event of increases to the variable capital stock of the Company, the shares issued but not subscribed nor paid shall be kept in the treasury of the Company in order to be delivered to the corresponding shareholders until these are duly subscribed and paid. No new shares may be issued, until shares previously issued are fully paid. The Ordinary Shareholders’ Meeting shall establish the terms and conditions to carry out the corresponding increase to the Company’s variable capital stock. Shareholders shall have the preemptive right to subscribe and pay for shares issued to represent capital stock increases proportionally to their corresponding shareholding in the Company, in accordance with the provisions of article 132 of the General Law of Business Organizations and these bylaws.

En caso de aumento del capital variable de la Sociedad se conviene que las acciones creadas y no suscritas ni pagadas quedarán en la tesorería de la Sociedad para ser entregadas una vez sean debidamente suscritas y pagadas. No podrán emitirse nuevas acciones, sean de la porción fija o de la porción variable del capital social, hasta que las anteriormente emitidas hayan sido totalmente pagadas. Al adoptarse los acuerdos respectivos, la Asamblea General Ordinaria de Accionistas correspondiente acordará los términos y bases en que se deberá llevar a cabo el aumento a la porción variable del capital social de que se trate. Los accionistas gozarán del derecho de preferencia para suscribir y pagar las acciones correspondientes a los aumentos al capital social en proporción al número de acciones de las cuales sean titulares, conforme a lo dispuesto por el artículo 132 de la Ley General de Sociedades Mercantiles y a estos estatutos.

Decreases to the variable capital stock of the Company shall be carried out by redemption of shares or reimbursement of the corresponding amounts to the shareholders, as resolved by a duly convened and held Ordinary Shareholders’ Meeting. In the event that the shareholders do not agree on the shares to be redeemed, the decrease in the Company’s variable capital stock shall be carried out proportionally to the corresponding shareholding of each shareholder. A notice of the selected shares to be redeemed shall be published in the electronic system of Corporation Publications of the Ministry of Economy. The amount to be reimbursed shall be made available to the shareholders at the registered office of the Company, and any such amounts shall be non-interest bearing, unless otherwise resolved upon by the Ordinary Shareholders’ Meeting.

En caso de disminución de la porción variable del capital social, se conviene en que la reducción se efectuará por amortización de acciones íntegras o mediante reembolso a los accionistas, en una Asamblea General Ordinaria de Accionistas debidamente convocada e instalada para tal efecto. En caso de que no hubiere acuerdo de los accionistas respecto a cuáles serán las acciones afectas a la reducción, ésta se llevará a cabo en proporción al número de acciones de que sea dueño cada accionista. En este caso, hecha la designación de las acciones, se publicará un aviso en el sistema electrónico de Publicaciones de Sociedades Mercantiles de la Secretaría de Economía. El importe del reembolso quedará desde esa fecha a disposición de los accionistas respectivos en las oficinas de la Sociedad, sin devengar interés alguno, salvo que la Asamblea General Ordinaria de Accionistas acuerde otra cosa.

ELEVENTH.- The Extraordinary Shareholders’ Meeting shall discuss and resolve upon increases and decreases in the minimum fixed capital stock of the Company.	DÉCIMA PRIMERA.- Los aumentos y reducciones del capital mínimo fijo deberán ser acordados por resolución de la Asamblea General Extraordinaria de Accionistas.

TWELFTH.-   Any increases or decreases in the capital stock of the Company, either in the minimum fixed or the variable portion, shall be recorded in the Company’s Book of Variations of Capital pursuant to article 219 of the General Law of Business Organizations. Such entries shall be signed by the Sole Manager or by the Secretary of the Board of Directors, as the case may be.

DÉCIMA SEGUNDA.-   Los aumentos y disminuciones al capital mínimo fijo y variable se registrarán en el Libro de Registro de Variaciones de Capital que para tal efecto llevará la Sociedad de acuerdo con el artículo 219 de la Ley General de Sociedades Mercantiles. Los asientos respectivos deberán ser firmados por el Administrador Único o por el Secretario del Consejo de Administración, según sea el caso.

CHAPTER III GENERAL SHAREHOLDERS’ MEETINGS	CAPÍTULO III ASAMBLEAS GENERALES DE ACCIONISTAS

THIRTEENTH.-   The Shareholders’ Meeting is the supreme governing body of the Company. Resolutions of a duly convened and held Shareholders’ Meetings shall be carried out by the Sole Manager or by the Chairman of the Board of Directors, as the case may be, or by any individual(s) designated thereat; such resolutions shall bind all shareholders, even those absent from the corresponding Shareholders’ Meeting or casting a dissenting vote thereat; however, the dissenting shareholders shall have all the rights of opposition conferred upon them by the General Law of Business Organizations.

DÉCIMA TERCERA.-   La Asamblea General de Accionistas es el órgano supremo de la Sociedad. Sus resoluciones o acuerdos deberán ser cumplidos por el Administrador Único o por el Presidente del Consejo de Administración, según sea el caso, o por la o las personas, sean o no accionistas, que expresamente sean designadas por la Asamblea General de Accionistas de que se trate; sus resoluciones o acuerdos serán obligatorios aun para los ausentes o disidentes, salvo los derechos de oposición que establece la Ley General de Sociedades Mercantiles.

FOURTEENTH.-   General Shareholders’ Meetings shall be Ordinary and Extraordinary. Extraordinary Shareholders’ Meetings shall consider the matters referred to in article 182 of the General Law of Business Organizations. All other shareholders’ meetings shall be Ordinary Shareholders’ Meetings pursuant to article 181 of the General Law of Business Organizations and these bylaws. General Shareholders’ Meetings shall address only those matters included in the corresponding agenda.

DÉCIMA CUARTA.-   Las Asambleas Generales de Accionistas serán Ordinarias y Extraordinarias. Serán Asambleas Extraordinarias las que se reúnan para tratar cualquiera de los asuntos mencionados en el artículo 182 de la Ley General de Sociedades Mercantiles. Todas las demás serán Asambleas Ordinarias de Accionistas, de conformidad con lo dispuesto por el artículo 181 de la Ley General de Sociedades Mercantiles y por estos estatutos. Las Asambleas Generales de Accionistas deberán tratar únicamente los asuntos comprendidos en el orden del día correspondiente.

FIFTEENTH.-   Ordinary and Extraordinary Shareholders’ Meetings shall be held in the corporate domicile, except in cases of acts of God or force majeure, and on the date and time set forth in the corresponding convening notice. An Ordinary Shareholders’ Meeting shall be convened and held at least once a year within the 4 (four) months following the end of each fiscal year of the Company.

DÉCIMA QUINTA.-   Las Asambleas Generales Ordinarias y Extraordinarias de Accionistas, salvo caso fortuito o de fuerza mayor, se reunirán en el domicilio social en la fecha y hora que se señalen en la convocatoria respectiva. Se deberá celebrar cuando menos una Asamblea General Ordinaria de Accionistas una vez al año, dentro de los 4 (cuatro) meses siguientes al cierre del ejercicio social.

SIXTEENTH.-   Convening notices for Ordinary and Extraordinary Shareholders’ Meetings may be made by the Sole Manager, by the Board of Directors through any of its members, whether proprietary or alternate, the Statutory Examiner, whether proprietary or alternate, or by the shareholders whose shareholding represents at least 33% (thirty-three percent) of the stock capital of the Company. Convening notices for Shareholders’ Meetings must set forth the place, day, hour and agenda of the corresponding meeting; notices must be signed by the person calling the meeting and published in the electronic system of Corporation Publications of the Ministry of Economy published

DÉCIMA SEXTA.-   Las convocatorias para las Asambleas Generales Ordinarias y Extraordinarias de Accionistas se podrán efectuar por el Administrador Único, el Consejo de Administración a través de cualquier consejero, sea propietario o suplente, por el comisario propietario o suplente de la Sociedad, o por los accionistas que posean en total un número de acciones que por lo menos represente el 33% (treinta y tres por ciento) del capital suscrito y pagado de la Sociedad. Las convocatorias deberán contener la fecha, hora, lugar y orden del día de la asamblea de que se trate y serán firmadas por quien las haga. Las convocatorias para las asambleas deberán at least 15 (fifteen) calendar days prior to the date of the corresponding shareholders’ meeting.
publicarse en el sistema electrónico de Publicaciones de Sociedades Mercantiles de la Secretaría de Economía con por lo menos 15 (quince) días de calendario de anticipación a la fecha señalada para la asamblea de que se trate.

There shall be no need of a prior notice when all the shares representing the capital stock of the Company are represented at the corresponding Shareholders’ Meeting, nor for the continuation of a Shareholders’ Meeting duly convened and held; provided that when such meeting was interrupted, the place, day and time for the continuation of such meeting is announced.

No será necesaria la convocatoria mencionada cuando en la asamblea de que se trate esté representada la totalidad de las acciones en que se divide el capital social, ni cuando se trate de la continuación de una asamblea legalmente instalada, siempre que cuando se haya interrumpido la asamblea se haya señalado el lugar, fecha y hora en que deba continuarse.

SEVENTEENTH.-   Ordinary Shareholders’ Meetings shall be validly convened and held pursuant to a first or subsequent call if 50% (fifty percent) of the outstanding shares of the Company’s capital stock are represented thereat, and resolutions shall be validly taken only when adopted by the affirmative vote of at least the majority of the shares presented at such Ordinary Shareholders’ Meeting.

DÉCIMA SÉPTIMA.-   Para que una Asamblea General Ordinaria de Accionistas se considere legalmente instalada por virtud de primera o ulterior convocatoria, deberán estar representadas acciones equivalentes, cuando menos, al 50% (cincuenta por ciento) del capital social y las resoluciones sólo serán válidas cuando se adopten por el voto favorable de las acciones que representen la mayoría de las acciones representadas en dicha Asamblea General Ordinaria de Accionistas.

EIGHTEENTH.-   Extraordinary Shareholders’ Meetings shall be validly convened and held pursuant to a first or a subsequent call if 75% (seventy-five percent) of the outstanding shares of the Company’s capital stock are represented thereat. Resolutions adopted by an Extraordinary Shareholders’ Meeting duly convened and held pursuant to a first or subsequent call, shall be validly taken only when adopted by the affirmative vote of at least 51% (fifty-one percent) of the outstanding shares which form the Company’s capital stock.

DÉCIMA OCTAVA.-   Para que una Asamblea General Extraordinaria de Accionistas se considere legalmente instalada por virtud de primera o ulterior convocatoria, deberán estar representadas acciones equivalentes, cuando menos, al 75% (setenta y cinco por ciento) del capital social. Para que las resoluciones adoptadas por una Asamblea General Extraordinaria de Accionistas celebrada en virtud de una primera o ulterior convocatoria se consideren válidas, se necesitará siempre el voto favorable de las acciones que representen, cuando menos, el 51% (cincuenta y uno) por ciento del capital social.

NINETEENTH.-   In order to be admitted to any shareholders’ meeting, shareholders must be registered in the Company’s Stock Registry Book. Shareholders may be represented at any Shareholders’ Meetings by one or more attorneys-in-fact, who may not be the Sole Manager, any member of the Board of Directors or the Statutory Examiner, by means of a simple letter-proxy signed before 2 (two) witnesses.

DÉCIMA NOVENA.-   Para asistir a las asambleas, los accionistas deberán estar inscritos en el Libro de Registro de Acciones de la Sociedad. Los accionistas podrán hacerse representar en las Asambleas Generales de Accionistas por otra u otras personas, con excepción del Administrador Único, los miembros del Consejo de Administración, según sea el caso, o el Comisario, mediante simple carta poder firmada ante 2 (dos) testigos.

TWENTIETH.- Shareholders’ Meetings shall be presided over by the Sole Manager or by the Chairman of the Board of Directors, as the case may be, the Secretary of the Board of Directors	VIGÉSIMA.- Las Asambleas de Accionistas serán presididas por el Administrador Único o por el Presidente del Consejo de Administración, según sea el caso, y actuará como Secretario el del propio shall act as Secretary, and in the absence thereof, the individuals designated thereat shall act as Chairman and Secretary respectively. The Chairman shall appoint one or more tellers from among those shareholders or shareholders’ representatives present thereat, who shall tally the shares represented at the corresponding meeting and votes cast thereat. If the quorum required by these bylaws is met, the Chairman shall declare the meeting legally convened and the agenda shall be addressed.

Consejo o el Secretario de la Sociedad; a falta de éstos, actuarán como Presidente y Secretario las personas que designen los presentes. El Presidente en funciones designará a uno o más escrutadores de entre los accionistas y representantes de los accionistas presentes, para verificar el número de acciones representadas en la asamblea de que se trate y para hacer el recuento en las votaciones. Si se encuentra presente el quórum requerido de conformidad con estos estatutos, el Presidente en funciones declarará legalmente instalada la asamblea y procederá al desahogo del orden del día correspondiente.

Minutes for all General Shareholders’ Meetings shall be prepared, including those not convened due to lack of quorum; such minutes will be entered into the Company’s Shareholders’ Meetings Minutes Registry Book and shall be signed by the individuals who acted as Chairman and Secretary thereof. Tellers of the meeting, shareholders and statutory examiners present may also sign the corresponding minutes. Copies of the publication containing the notice(s), any documents submitted to the shareholders’ meeting, an attendance list duly signed by those shareholders present or represented thereat, proxies or such other documents that evidence representation of shareholders thereat, and a copy of the respective minutes shall be attached to the file of the minutes of all General Shareholders’ Meetings, as appropriate.

De toda Asamblea General de Accionistas, aun de aquellas que no se hayan celebrado por falta de quórum, se levantará un acta que se asentará en el Libro de Actas de Asambleas de Accionistas y deberá ser firmada por el Presidente y el Secretario de la Asamblea, podrán firmarla también el o los escrutadores, los comisarios, así como los accionistas que desearen hacerlo. Se agregarán al apéndice de cada acta el o los documentos que en su caso justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos, así como la lista de asistencia, las cartas poder, los informes y demás documentos que se hubieren sometido a consideración de la Asamblea General de Accionistas de que se trate y copia del acta respectiva.

When for any reason the minutes of a Shareholders’ Meeting cannot be entered into the Company’s Shareholders’ Meetings Minutes Registry Book, such minutes shall be formalized. Minutes of Extraordinary Shareholders’ Meetings, in addition to being recorded into the Company’s Shareholders’ Meetings Minutes Registry Book, shall also always be formalized and recorded in the Section of Commerce of the Public Registry of Property of the Company’s corporate domicile.

Cuando por cualquier razón las actas de las Asambleas de Accionistas no puedan ser transcritas en el Libro de Actas de Asambleas de la Sociedad, dichas actas deberán protocolizarse ante fedatario público. Las actas de las Asambleas Generales Extraordinarias de Accionistas deberán, además de transcribirse en el Libro de Actas de Asambleas de la Sociedad, protocolizarse ante fedatario público e inscribirse en la Sección de Comercio del Registro Público de la Propiedad del domicilio social.

TWENTY FIRST.-   Resolutions adopted in writing and unanimously by all shareholders representing all the shares in which the corporate capital of the Company is distributed shall have, for all legal purposes, the same force as if they were taken by a formal vote at a General Ordinary or Extraordinary Shareholders’ Meeting, as the case may be, with no need to issue a call, provided that said resolutions are confirmed in writing and executed by all the shareholders or shareholders’ representatives of the Company.

VIGÉSIMA PRIMERA.-   Las resoluciones adoptadas fuera de Asamblea de Accionistas, de forma unánime por los accionistas que representen la totalidad de las acciones en que se distribuye el capital social de la Sociedad, tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas reunidos en una Asamblea General Ordinaria o Extraordinaria de Accionistas, según sea el caso, sin necesidad de expedir convocatoria alguna, siempre que dichas resoluciones sean confirmadas por escrito firmado por todos los accionistas de la Sociedad o sus respectivos representantes.

The document containing such resolutions shall be recorded in the Company’s Shareholders’ Meetings Minutes Registry Book, and the Sole Manager, the Secretary of the Board of Directors or the individual designated to that effect, shall certify that such document is a true copy of its original.

El acta correspondiente deberá transcribirse en el Libro de Actas de Asambleas de Accionistas y al final de la transcripción el Administrador Único, el Secretario del Consejo de Administración o la persona designada en la resolución correspondiente, deberá asentar que la misma es copia fiel de su original.

CHAPTER IV COMPANY MANAGEMENT	CAPÍTULO IV ADMINISTRACIÓN DE LA SOCIEDAD

TWENTY SECOND.-   The Company’s management shall be entrusted to a Sole Manager or to a Board of Directors composed of the number of proprietary board members and their respective alternates as resolved upon by the Ordinary Shareholders’ Meeting, the aforementioned in the understanding that any shareholder or group of shareholders representing 25% (twenty five percent) of the capital stock of the Company, shall have the right to appoint a member of the Board of Directors and its respective alternate, in terms of article 144 of the General Law of Business Organizations. The Sole Manager or the members of the Board, as the case may be, shall hold office for one year or until the shareholders that have appointed them revoke such appointment, may be reelected as many times as deemed convenient, and shall continue in office until their successors have been appointed and taken office. The alternate board members may substitute any proprietary board member.

VIGÉSIMA SEGUNDA.-   La administración de la Sociedad estará a cargo de un Administrador Único o de un Consejo de Administración integrado por el número de consejeros propietarios y sus respectivos suplentes, que determine la Asamblea General Ordinaria de Accionistas que los nombre, lo anterior en el entendido que cualquier accionista o grupo de accionista que represente el 25% (veinticinco por ciento) del capital social de la Sociedad, tendrá derecho a designar a un consejero propietario y a su respetivo suplente en términos del artículo 144 de la Ley General de Sociedades Mercantiles. El Administrador Único y los consejeros del Consejo de Administración de la Sociedad durarán en funciones un año o hasta que los accionistas que los hubieran nombrado revoquen dicho nombramiento, y podrán ser reelectos cuantas veces se estime conveniente, pero en todo caso continuarán en funciones hasta que las personas designadas para sustituirlos tomen posesión de sus cargos. Los consejeros suplentes podrán sustituir a cualquier consejero propietario.

In its first meeting, the Board of Directors may designate from among its members, a Chairman, a Secretary, who do not need to be members of the Board of Directors, and any other officers as it deems advisable, in case such designations had not yet been made by the Ordinary Shareholders’ Meeting. There may be a Secretary of the Company appointed by the Ordinary Shareholders’ Meeting in the event that the management of the Company is entrusted to a Sole Manager.

En la primera sesión del Consejo de Administración efectuada después de su designación, éste podrá nombrar de entre sus consejeros, en el caso de que tal designación no se haya efectuado por la Asamblea General Ordinaria de Accionistas respectiva, un Presidente, un Secretario, quien no necesitará ser consejero, así como cualesquiera otros funcionarios que considere convenientes o necesarios. En el caso de que la Sociedad sea administrada por un Administrador Único, la Asamblea General Ordinaria de Accionistas podrá nombrar un Secretario de la Sociedad.

The number of members of the Board of Directors can be modified from time to time by the shareholders	El número de los miembros del Consejo de Administración podrá ser modificado periódicamente por los accionistas.

The Sole Manager and any proprietary or alternate members of the Company’s Board of Directors, as applicable, may or may not be shareholders, and may be removed from office at any time by a resolution of a duly convened and held Ordinary Shareholders’ Meeting.

El Administrador Único o cualquier consejero propietario o suplente del Consejo de Administración de la Sociedad, según sea el caso, podrá ser accionista o persona extraña a la Sociedad y podrá ser removido en cualquier tiempo mediante resolución de una Asamblea General Ordinaria de Accionistas debidamente convocada y celebrada.

The Sole Manager or the Chairman of the Board of Directors, solely due to the nature of their offices, will be empowered to enforce the resolutions of the Shareholders’ Meetings and the Board of Directors, as the case may be.

El Administrador Único o el Presidente del Consejo de Administración de la Sociedad, por el sólo hecho de sus nombramientos, estarán facultados para ejecutar las resoluciones de las Asambleas Generales de Accionistas y del Consejo de Administración, en su caso.

The Shareholders’ Meeting or the Board of Directors may appoint a Secretary and an Alternate Secretary to the Board of Directors, who may or may not be a shareholder or a manager of the Company. The Secretary and the Alternate Secretary may be removed from his/her office at any time by the Shareholders’ Meeting or by the Board of Directors, depending on who appoint him/her.

La Asamblea de Accionistas o, a falta de resolución de ésta, el Consejo de Administración, podrán designar al Secretario y al Pro-Secretario del Consejo de Administración, quienes podrán o no ser accionistas o miembros del Consejo de Administración de la Sociedad. El Secretario y el Pro-Secretario podrán ser removidos de sus cargos, en cualquier momento, por la Asamblea de Accionistas o el Consejo de Administración, según quien lo haya designado.

The Board of Directors may designate one or more committees, each consisting of one or more directors, granting to such directors the powers and authorities that the Board of Directors deems appropriate, provided that the Board of Directors shall have the sole authority to:

El Consejo de Administración podrá instaurar uno o más comités, cada uno compuesto de uno o más consejeros, y se otorgarán a dicho consejeros los poderes y facultades que el Consejo de Administración considere apropiados, en el entendido de que el Consejo de Administración tendrá facultad exclusiva para:

(a) designate committees of directors;	(a) instaurar comités de consejeros;
(b) delegate powers to a committee of directors;	(b) delegar poderes en favor de un comité de consejeros;
(c) appoint or remove directors; and	(c) designar o remover consejeros; y
(d) appoint or remove an agent.	(d) designar o remover un agente;

TWENTY THIRD.-   The compensation payable to the Sole Manager or the proprietary and alternate members of the Board of Directors and the Secretary of the Company, as the case may be, shall be fixed by the Ordinary Shareholders’ Meeting. The compensation payable to the General Manager, Managers and Assistant Managers shall be fixed by the Sole Manager or by the Board of Directors, as appropriate.

VIGÉSIMA TERCERA.-   La remuneración del Administrador Único o de los consejeros y sus respectivos suplentes del Consejo de Administración, según sea el caso, y del Secretario de la Sociedad, será fijada por la Asamblea General Ordinaria de Accionistas. La remuneración del Director o Gerente General y los Gerentes y Subgerentes será fijada por el Administrador Único o por el Consejo de Administración, según sea el caso.

TWENTY FOURTH.- The Sole Manager or the Board of Directors, as the case may be, shall be the legal representative of the Company and, therefore, shall have the following faculties:	VIGÉSIMA CUARTA.- El Administrador Único o el Consejo de Administración, según sea el caso, serán los representantes legales de la Sociedad y, en consecuencia, gozarán de las siguientes facultades:

1.   to exercise the power of attorney of the Company for lawsuits and collections, with all general faculties and the special ones requiring a special clause according to the law, pursuant to the provisions contained in the first paragraph of article 2,554 and 2,587 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District, being therefore empowered to dismiss or withdraw from actions, even in the “amparo” suit (appeal for relief); to file criminal complaints and charges and to dismiss them, to assist the District Attorney and to grant remissions; to submit to arbitration; to take and answer depositions; to challenge judges; to receive payments and to perform any other actions expressly permitted by law, which include representing the company before criminal, civil, administrative and labor authorities and courts;

1.   pleitos y cobranzas, con todas las facultades generales y las especiales que requieren cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal, estando por lo tanto facultado para intentar toda clase de juicios y procedimientos, incluyendo el juicio de amparo; formular querellas y denuncias penales y otorgar perdón, cuando éste proceda; articular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demás actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;

2.   to administer property in accordance with the provisions contained in the second paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;

2.   administrar bienes, en los términos del párrafo segundo del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

3.   to perform acts of ownership in accordance with the provisions contained in the third paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;

3.   ejecutar actos de dominio, en los términos del párrafo tercero del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

4.   to exercise the power of attorney of the company for acts of administration with respect to the planning, organization, command and control of employees of the company. In consequence, pursuant to article 11 of the Federal Labor Law, to act as legal representative of the company within its relations with employees; therefore, a power of attorney for lawsuits and collections is hereby granted with all general and special faculties required by law, in terms of article 2,554 and 2,587 of the Federal Civil Code and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Federal District, Mexico, including, but not limited to, (i) represent the Company before any administrative and judicial authority, either federal, local or municipal, before

4.   la realización de actos que involucren las más amplias facultades de administración y dirección por lo que respecta a la planeación, organización, mando y control del personal de la sociedad y, en consecuencia, por ministerio del artículo 11 de la Ley Federal del Trabajo, habrá de tener el carácter de representante legal de la Sociedad en sus relaciones con los trabajadores; asimismo se le otorga, el poder general de la misma para pleitos y cobranzas, con todas las facultades generales y aún las especiales que de acuerdo con la ley requieren poder o cláusula especial, en los términos del párrafo primero del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), Administration of Saving Funds for Retirement (Adiministración de Fondos para el Retiro), System for Saving Funds for Retirement (Sistema de Ahorro para el Retiro), and before the National Fund for the Consumption of the Workers (Fondo Nacional para el Consumo de los Trabajadores), (ii) before the labor authorities referred to in article 523 of the Federal Labor Law including the local and federal conciliation and arbitration authorities (Juntas de Conciliación y Arbitraje Locales y Federales), (iii) before any procedure, including the “amparo” suit (appeal for relief), and (iv) act in terms of articles 11, 692, paragraph II, 876, 886 and other applicable articles of the Federal Labor Law, in the conciliatory stage, in the articulation of positions and for the absolution of positions and any other labor trial in which the company is party or third interested;

Civil para el Distrito Federal. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a la Sociedad (i) ante toda clase de autoridades administrativas y judiciales, tanto de carácter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta a la Administración de Fondos para el Retiro y al Sistema de Ahorro para el Retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, (ii) ante las Juntas de Conciliación y de Conciliación y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el artículo 523 de la Ley Federal del Trabajo, (iii) en toda clase de procedimientos, incluyendo el del amparo, y (iv) compareciendo y actuando, de acuerdo con lo dispuesto en los artículos 11, 692, fracción II, 876, 886 y demás aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulación y absolución de posiciones, y en toda la secuela de los juicios laborales en que la Sociedad sea parte o tercera interesada;

5. issue, subscribe, endorse, accept, grant and confer negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions;
5.   otorgar, suscribir, aceptar, emitir, avalar, girar y endosar y garantizar todo tipo de títulos de crédito en nombre y representación de la Sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

6.   to open, operate and close accounts of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts;

6.   abrir, operar y cerrar cuentas de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

7. to appoint and remove officers and employees of the Company, and to determine their working regulations;	7. nombrar y remover a funcionarios y empleados de la Sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades;
8. to create the internal labor regulations;	8. formular reglamentos interiores de trabajo;
9. to call Shareholders’ Meetings and to execute their resolutions;	9. convocar a Asambleas de Accionistas y ejecutar sus resoluciones;
10. to carry out each and every action authorized by these bylaws or resulting therefrom; and	10. llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; y

11.   to grant general and special powers of attorney in terms of the preceding paragraphs 1 (one) through 6 (six), with or without substitution faculties, as well as to revoke powers of attorney that the Company may have granted.

11.   conferir poderes generales y especiales en los términos de los párrafos 1 (uno) a 6 (seis) anteriores, con o sin facultades de sustitución, así como revocar los poderes que hubieren sido otorgados por la Sociedad.

No member of the Board of Directors may, individually or separately, exercise any of the foregoing powers except as expressly authorized by the Board of Directors or the Shareholders’ Meeting.
Ningún miembro del Consejo de Administración, según sea el caso, podrá, individual y separadamente, ejercitar los poderes arriba mencionados salvo autorización expresa del Consejo de Administración o de la Asamblea General de Accionistas.

TWENTY FIFTH.-   The Sole Manager or the Board of Directors, as the case may be, and their respective alternates, if any, shall manage the company’s affairs in a prudent and businesslike manner to carry out the purposes of the Company set forth in Clause Second hereof, and as a consequence they shall perform, at the expense of the Company, the following activities:

VIGÉSIMA QUINTA.-   El Administrador Único o el Consejo de Administración, según sea el caso, así como sus respectivos suplentes, deberán manejar los asuntos de la Sociedad en forma prudente y de manera práctica y eficiente para cumplir con el objeto de la Sociedad contenido en la Cláusula Segunda de estos estatutos sociales, debiendo, en consecuencia, realizar las siguientes actividades, en representación de la Sociedad:

(a) Maintain, in a complete and accurate manner, the books and records of the Company and its assets and business, including accounting books, financial information, and all appraisals of the Company’s assets prepared or obtained by the Company in the course of its business. All books and records shall be available for inspection and audit by any shareholder and/or his/her/its duly authorized legal representatives at the principal office or other business offices where the Company maintains its records, provided that, in all cases, the expenses for such review will be paid by the inspecting shareholder;

(a)   Conservar en forma precisa y completa los libros de la Sociedad y aquellos relacionados con los negocios sociales, incluyendo los libros contables, información financiera y todos los avalúos de los activos de la Sociedad elaborados u obtenidos por la Sociedad en el curso de los negocios. Todos los libros y registros deberán estar disponibles durante días y horas hábiles en la oficina principal o en las demás oficinas donde la Sociedad mantenga su registro, para revisión y auditoría por cualquier accionista o su representante legal debidamente autorizado para tal efecto, en el entendido de que, en todos los casos, los gastos de revisión serán a cargo del accionista interesado en la revisión;

(b)   Furnish all shareholders with (i) annual audited financial reports of the company, and annual financial reports of a Company in which it owns any material amount of stock or interest, within 120 (one hundred and twenty) days after the end of each fiscal year, and (ii) other financial information from time to time as such information is received by the Sole Manager or the Board of Directors, as the case may be, and as may be necessary to keep all shareholders informed of the company’s business, its financial condition and the financial condition of the companies in which the Company owns stock or an interest; and

(b)   Proporcionar a todos los accionistas (i) reportes financieros auditados anuales de la Sociedad y de las sociedades en que la Sociedad tenga una participación accionaria o social, dentro de los 120 (ciento veinte) días posteriores al cierre de cada ejercicio fiscal, y (ii) periódicamente cualquier otra información financiera conforme dicha información sea recibida por el Administrador Único o el Consejo de Administración, según sea el caso, y conforme sea necesario para mantener informados a los accionistas de los negocios y situación financiera de la Sociedad y de la situación financiera de las sociedades en las que la Sociedad tenga participación o interés; y

(c) Maintain the funds of the Company in the Company’s name in its own bank accounts.	(c) Mantener los fondos de la Sociedad, precisamente a nombre de la Sociedad, en las cuentas bancarias de las que la Sociedad sea titular y sean designadas para tal efecto.

TWENTY SIXTH.-   Meetings of the Board of Directors may be held at the corporate domicile of the Company or elsewhere in Mexico or abroad, as set forth in the respective convening notice. Meetings of the Board of Directors may be held as frequently as deemed convenient when called upon by its Chairman, the Secretary of the Board of Directors, any member of the Board of Directors, whether proprietary or alternate, or the Statutory Examiner of the Company.

VIGÉSIMA SEXTA.-   Las sesiones del Consejo de Administración, se celebrarán en el domicilio de la Sociedad o en cualquier otro lugar de los México o del extranjero que se determine en la convocatoria respectiva. Las sesiones del Consejo de Administración podrán celebrarse en cualquier tan frecuentemente como se considere conveniente cuando sean convocadas por el Presidente del Consejo, el Secretario del Consejo de Administración, el Comisario o por cualquier consejero, sea propietario o suplente.

Convening notices must be in writing and shall be sent to each of the members of the Board of Directors, whether proprietary or alternate and the Statutory Examiners, whether proprietary or alternate, as appropriate, at least 3 (three) calendar days prior to the date of the corresponding meeting of the Board of Directors, to the addresses registered with the Company by such individuals, or to any other address indicated by them for such purpose. Convening notices must set forth the place, day, hour and agenda of the corresponding meeting; notices must be signed by the Secretary of the Board of Directors or by the person calling the meeting. Members of the Board of Directors residing outside the place of the corporate domicile, may be notified by the fastest means of communication and the corresponding notices must contain the information mentioned above.

Las convocatorias deberán hacerse por escrito y enviarse a cada uno de los consejeros propietarios y suplentes, y a los Comisarios, propietarios y suplentes, en su caso, con por lo menos 3 (tres) días naturales de anticipación a la fecha de la sesión respectiva, al domicilio de cada uno de ellos registrado con la Sociedad o a los lugares que los mismos hayan señalado para ese fin. Las convocatorias deberán especificar la fecha, hora, el lugar de la reunión, el Orden del Día y serán firmadas por el Secretario del Consejo de Administración o por quien las haga. Los consejeros residentes fuera del lugar del domicilio de la Sociedad podrán ser convocados por los medios más rápidos de comunicación y las convocatorias respectivas deberán contener la información señalada anteriormente.

There shall be no need for a convening notice whenever all the members of the Board of Directors, whether proprietary or alternate, are present. Meetings of the Board of Directors may be held by telephone or other means of communication, provided that the resolutions therein are unanimously approved and confirmed in writing by all members of the Board of Directors, pursuant to Clause Twenty Ninth of these bylaws.

No habrá necesidad de convocatoria en caso de que se encuentre reunida en la sesión respectiva la totalidad de los consejeros que integran el Consejo de Administración de la Sociedad, sean propietarios o suplentes. Las sesiones del Consejo de Administración podrán celebrarse vía telefónica o por otro medio de comunicación, siempre y cuando la resolución adoptada de forma unánime y ésta sea confirmada por escrito por todos los miembros del Consejo de Administración, de conformidad con la Cláusula Vigésima Novena de estos estatutos.

TWENTY SEVENTH.-   Meetings of the Board of Directors shall be chaired by its Chairman and in his/her absence by the alternate Chairman, if any. The Secretary of the Board of Directors, if any, shall act as Secretary at the meetings of the Board of Directors and in his/her absence, the alternate Secretary, if any, shall act as Secretary. In the absence of either or both, the individuals appointed for such purposes shall act as Chairman or Secretary of the corresponding meeting, as appropriate.

VIGÉSIMA SÉPTIMA.-   Las Sesiones del Consejo de Administración serán presididas por su Presidente y en su ausencia por su suplente, si lo hubiese. El Secretario del Consejo de Administración, si lo hubiere, actuará como Secretario en las sesiones del Consejo de Administración y en su ausencia actuará su suplente, si lo hubiese. En la ausencia de uno o de ambos, actuarán como Presidente y Secretario de la correspondiente sesión del Consejo de Administración, las personas que designen los presentes.

TWENTY EIGHTH.-   Minutes of all Meetings of the Company’s Board of Directors shall be prepared and shall be transcribed in the Company’s Board of Directors Meeting Minutes Book; said minutes shall be signed by the individuals who acted as Chairman and Secretary, and by the Statutory Examiner, if present, as well as by any other member of the Board of Directors, whether proprietary or alternate, present and wishing to sign.

VIGÉSIMA OCTAVA.-   De cada Sesión del Consejo de Administración se levantará un acta que se transcribirá en el Libro de Actas de Sesiones del Consejo de la Sociedad; dichas actas deberán ser firmadas por quien haya presidido la sesión, por quien haya fungido como Secretario y por el(los) Comisario(s), si estuvo(ieron) presente(s), así como por los demás consejeros, propietarios o suplentes, que desearen hacerlo.

TWENTY NINTH.-   Resolutions in lieu of a meeting of the Board of Directors, and taken by the unanimous favorable vote of all members of the Board of Directors, whether proprietary or alternate, shall, for all legal purposes, be as valid as if adopted in a duly convened and held meeting of the Board of Directors; provided that they are confirmed in writing and executed by all the members of the Board of Directors. The document containing the unanimous resolutions of the Board of Directors, shall be recorded in the Board of Directors Meeting Minutes Book, and the Secretary, or the individual designated to that effect in said document, shall certify that such document is a true copy of its original.

VIGÉSIMA NOVENA.-   Las resoluciones adoptadas fuera de sesión del Consejo de Administración por unanimidad de votos de todos los consejeros, propietarios o suplentes, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión del Consejo de Administración, siempre que dichas resoluciones sean confirmadas por escrito firmado por todos los miembros del Consejo de Administración. Dicho documento deberá transcribirse en el Libro de Actas de Sesiones del Consejo de Administración y al final de la transcripción el Secretario del Consejo, o la persona designada en la resolución correspondiente, deberá asentar que la misma es copia fiel de su original.

THIRTIETH.-   Subject to the limitations hereinafter provided and to the Articles 158, 159 and 160 of the General Corporations Law, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

TRIGÉSIMA.-   Sujeto a las limitaciones establecidas en la presente Cláusula y en los artículos 158, 159 y 160 de la Ley General de Sociedades Mercantiles, la Sociedad deberá indemnizar por todos los gastos, incluyendo honorarios legales, sentencias, multas y cantidades pagadas por transacción y los razonablemente incurridos en relación con cualquier procedimiento legal, administrativo o de investigación a cualquier persona que:

(a)
is or was a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was a director, officer, key employee or adviser of the Company of the Company; or

(a)
sea o haya sido parte o hay amenaza de que sea considerada como una parte de cualquier Procedimiento por el hecho de que dicha persona es o fue un consejero, funcionario, empleado clave o asesor de la Sociedad; o

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another Enterprise.	(b) sea o haya fungido, a solicitud de la Sociedad, como director de, o en cualquier otro cargo sea o haya actuado para, cualquier otra Empresa.

The indemnity in this Chapter only applies if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

La indemnización del presente Capítulo solo será aplicable si la persona a indemnizar actuó honestamente y de buena fe en aras a los mejores intereses de la Sociedad y, en caso de algún proceso criminal, no exista duda razonable para creer que la conducta de dicha persona fue ilícita.

The decision of the Sole Manager or Board of Directors, as the case may be, as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

La decisión del Administrador Único o del Consejo de Administración, según sea el caso, con respecto a una si persona a indemnizar actuó honestamente y de buena fe y en aras a los mejores intereses de la Sociedad y con respecto a que no exista duda razonable para creer que la conducta de dicha persona fue ilícita será, en ausencia de un fraude, suficiente para efectos de los Artículos, salvo que se involucre una cuestión legal.

The termination of any proceeding by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

La terminación de cualquier procedimiento por una sentencia, orden, transacción, condena o el sobreseimiento, por sí mismo, no crea una presunción de que la persona no actuó honestamente y de buena fe y en aras a los mejores intereses de la Sociedad o que exista duda razonable para creer que la conducta de dicha persona fue ilícita.

Expenses, including legal fees, incurred by an Indemnitee in defending any Proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Company in accordance with this Chapter and upon such terms and conditions, if any, as the Company deems appropriate.

Los gastos, incluyendo honorarios legales, en los que incurra una persona a indemnizar en la defensa de cualquier procedimiento serán pagados por la Sociedad, previo a la última actuación de dicho procedimiento, una vez que reciba el compromiso de o a nombre de la persona a indemnizar de pagar el monto que ultimadamente se determine que la persona a indemnizar no tiene derecho a recibir por la Sociedad de conformidad con este Capítulo y conforme a los términos y condiciones que, en su caso, la Sociedad considere convenientes.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which an indemnitee seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the indemnitee’s official capacity in relation to the Company and as to acting in any other capacity while serving in the indemnitee’s official capacity in relation to the Company.

La indemnización y el anticipo de gastos de, u otorgada conforme a, esta sección no será exclusiva de cualesquiera otros derechos respecto a solicitar indemnización o anticipo de gastos que una persona a indemnizar tenga conforme a cualquier contrato, Resolución de Consejeros, resolución de consejeros sin interés o de cualquier otra manera, tanto en su carácter de funcionario en relación con la Sociedad como en cualquier otro carácter mientras sirva como funcionario en relación con la Sociedad.

If an indemnitee has been successful in defense of any proceeding referred to in this Chapter, the indemnitee is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by that indemnitee in connection with the proceeding.

Si una persona a indemnizar ha tenido éxito en la defensa de cualquier procedimiento a que hace referencia este Capítulo, la persona a indemnizar tendrá derecho a ser indemnizado de todos los gastos, incluyendo honorarios legales, sentencias, multas y cantidades pagadas por transacción y los razonablemente incurridos por dicha persona a indemnizar en relación con el procedimiento.

The Company may purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to,	La Sociedad podrá contratar y mantener seguros u otorgar protección similar o realizar otros acuerdos incluyendo, pero no limitado a, fideicomisos, cartas providing a trust fund, letter of credit or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in these bylaws.

de crédito o fianzas de seguridad en relación con cualquier persona a indemnizar que, a solicitud de la Sociedad, se encuentre o haya servido como consejero, funcionario, liquidador, o en cualquier otro carácter se encuentre o haya actuado para otro negocio, respecto a cualquier responsabilidad que le sea imputada y que haya incurrido en dicho carácter, sin importar si la Sociedad tenga o no el poder de indemnizar dicha responsabilidad de conformidad con los presentes estatutos.

CHAPTER V COMPANY SURVEILLANCE	CAPÍTULO V VIGILANCIA DE LA SOCIEDAD

THIRTY FIRST.-   The surveillance of the Company’s affairs shall be entrusted to one or more Statutory Examiners; proprietary Statutory Examiners may have alternates appointed for them, as resolved by the Ordinary Shareholders’ Meeting. Statutory Examiners not need to be shareholders of the Company; shall hold office for one year, may be reelected as many times as deemed necessary, and shall continue in office until their successors have been elected and taken office.

TRIGÉSIMA PRIMERA.-   La vigilancia de la Sociedad estará a cargo de uno o más comisarios, los cuales podrán tener su respectivo suplente, según lo determine la Asamblea General Ordinaria de Accionistas que los nombre. Los comisarios podrán ser o no accionistas de la Sociedad, durarán en funciones un año y podrán ser reelectos cuantas veces se estime conveniente, no obstante, continuarán en el desempeño de sus funciones hasta que su sucesor o sucesores sean nombrados y hayan tomado posesión de sus cargos.

Statutory Examiners shall have the authority and obligations set forth in the General Law of Business Organizations.	Los comisarios tendrán las facultades y obligaciones que establece la Ley General de Sociedades Mercantiles.
Compensation of Statutory Examiners shall be fixed by the Ordinary Shareholders’ Meeting that appoints them.	La remuneración de los comisarios será fijada por la Asamblea General Ordinaria de Accionistas que los nombre.

THIRTY SECOND.-   The directors and other officers of the Company need not to guarantee the faithful performance of their duties, unless specifically directed to do so by the Shareholders’ Meeting, which, in such case, shall also decide the terms and conditions of the corresponding guarantee.

TRIGÉSIMA SEGUNDA.-   Los directores y demás funcionarios de la Sociedad no estarán obligados a garantizar el fiel cumplimiento de sus obligaciones, a menos que la Asamblea General de Accionistas así requiera específicamente, en cuyo caso, la Asamblea General de Accionistas deberá especificar los términos y condiciones de dicha garantía.

CHAPTER VI FINANCIAL INFORMATION	CAPÍTULO VI INFORMACION FINANCIERA

THIRTY THIRD.-   The fiscal year of the Company shall run together with each calendar year, except for the year when the Company is created, in which case the fiscal year shall run from the date of creation of the Company to December 31 of the same year.

TRIGÉSIMA TERCERA.-   El ejercicio social de la Sociedad será igual al año de calendario, excepto por el año en que se constituya la Sociedad en cuyo caso el ejercicio social correrá desde la fecha de constitución hasta el 31 de diciembre del mismo año.

Net profits obtained in each fiscal year, which appear in the financial statements of the company, duly approved by the Partners’ Meeting, may be	Las utilidades netas que se obtengan en un determinado ejercicio social y que aparezcan de los estados financieros de la Sociedad, debidamente distributed as deemed convenient by the Partners’ Meeting, complying with the provisions of article 20 of the General Law of Business Organizations with respect to the integration of the legal reserve fund.

aprobados por la Asamblea de Socios, podrán ser distribuidas de la manera que juzgue conveniente la Asamblea de Socios, observándose lo dispuesto en el artículo 20 de la Ley General de Sociedades Mercantiles en cuanto a la integración del fondo de reserva legal.

The initial shareholders of the Company do not reserve unto themselves any special participation in the profits of the Company.	Los accionistas fundadores de la Sociedad no se reservan participación especial alguna en las utilidades de la Sociedad.

Upon closing of each fiscal year, the financial information required by article 172 of the General Law of Business Organizations shall be prepared by the Sole Manager or the Board of Directors of the Company. Such financial statements shall be prepared within the 4 (four) months following the end of the fiscal year, and, together with the management report and the Statutory Examiners’ report, shall be submitted for consideration of the shareholders.

Al final de cada ejercicio social, el Administrador Único o el Consejo de Administración de la Sociedad deberá preparar la información financiera a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles. Los estados financieros deberán estar listos dentro de los primeros 4 (cuatro) meses del ejercicio social y, junto con el informe del Administrador Único o del Consejo de Administración y el informe del Comisario, deberá ser sometido a la consideración de la Asamblea General de Accionistas.

CHAPTER VII DISSOLUTION AND LIQUIDATION	CAPÍTULO VII DISOLUCIÓN Y LIQUIDACIÓN
THIRTY FOURTH.- The Company shall be dissolved in the cases set forth in article 229 of the General Law of Business Organizations and as provided in Clause Thirty Ninth.	TRIGÉSIMA CUARTA.- La Sociedad se disolverá en los casos enumerados en el artículo 229 de la Ley General de Sociedades Mercantiles y conforme a lo establecido en la Cláusula Trigésima Novena.

THIRTY FIFTH.-   Once the dissolution of the Company has been resolved or recognized, it shall be placed into liquidation, designating one or more Liquidators; the Shareholders’ Meeting that declared or recognized the cause for dissolution and appointed the liquidator(s) shall determine the remuneration to be paid to such liquidator(s).

TRIGÉSIMA QUINTA.-   Una vez que haya sido decretada la disolución de la Sociedad, se pondrá ésta en liquidación nombrando a uno o más liquidadores y, al efecto, la Asamblea de Accionistas que haya decretado o reconocido la causa de disolución y el nombramiento del liquidador(es), determinará la remuneración que, en su caso, deberá pagársele(s).

The liquidation of the Company shall be carried out under the provisions of Chapter XI of the General Law of Business Organizations by one or more liquidators appointed by a General Shareholders’ Meeting.

La liquidación de la Sociedad deberá sujetarse a lo dispuesto por el Capítulo XI de la Ley General de Sociedades Mercantiles, y se llevará a cabo por uno o más liquidadores designados por la Asamblea General de Accionistas.

During the liquidation of the Company, the liquidators shall have the same authority and obligations as the Sole Manager or the Board of Directors have during the normal existence of the Company.
Durante la liquidación de la Sociedad, los liquidadores tendrán las mismas facultades y obligaciones que el Administrador Único o el Consejo de Administración tienen durante el término normal de vida de la Sociedad.

THIRTY SIXTH.- Unless otherwise resolved by the Shareholders’ Meeting, liquidators shall have the following obligations and faculties:	TRIGÉSIMA SEXTA.- Salvo que la Asamblea de Accionistas resuelva algo distinto, los liquidadores tendrán las siguientes obligaciones y facultades:
(a) The conclusion of all corporate operations pending at the time of dissolution.	(a) Concluir las operaciones sociales que hubieren quedado pendientes al tiempo de la disolución.
(b) The collection of what is owed to the Company and the payment of its debts.	(b) Cobrar los adeudos en favor de la Sociedad y pagar lo que ella deba.
(c) The sale of the Company’s assets and properties.	(c) Vender los bienes de la Sociedad.
(d) The determination of the liquidation quota to each shareholder.	(d) Liquidar a cada accionista su haber social.

(e)   The preparation of the final liquidation balance sheet, which shall be submitted to discussion and approval of the Shareholders’ Meeting. Final balance sheet, once approved, shall be deposited with the Public Registry of Commerce of the corporate domicile of the Company.

(e)   Realizar el balance final de la liquidación, que deberá someterse a la discusión y aprobación de la Asamblea de Accionistas. El balance final, una vez aprobado, se depositará en el Registro Público del Comercio del domicilio social de la Sociedad.

(f) To obtain from the Public Registry of Commerce of the corporate domicile of the Company the cancellation of the recordation of the Company, once the liquidation is completed.	(f) Obtener del Registro Público del Comercio del domicilio social de la Sociedad la cancelación de la inscripción de la Sociedad, una vez concluida la liquidación.
THIRTY SEVENTH.- Upon completion of the liquidation and winding up of the affairs of the Company, the Company shall be terminated.	TRIGÉSIMA SÉPTIMA.- Una vez completada la liquidación y habiendo terminado todos los asuntos de la Sociedad, ésta será terminada.
CHAPTER VIII BUSINESS COMBINATION	CAPÍTULO VIII COMBINACIÓN DE NEGOCIO

THIRTY EIGHTH.-   The provisions of this Chapter VIII shall terminate upon consummation of any Business Combination and may not be amended during the Target Business Acquisition Period except as otherwise provided in these bylaws.

TRIGÉSIMA OCTAVA.-   Las disposiciones de este Capítulo VIII terminarán con la consumación de cualquier Combinación de Negocio y no podrán ser modificadas durante el Periodo de Adquisición del Negocio Objetivo, salvo que se prevea lo contrario en los presentes estatutos.

THIRTY NINTH.-   In the event that the Company does not consummate a Business Combination by April 16, 2020 (such date being referred to as the “Termination Date”), such failure shall trigger an automatic redemption of the Class II, Series “B” shares (an “Automatic Redemption Event”) and the directors of the Company shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) business days thereafter to redeem the Class II, Series “B” shares or distribute the Trust Account to the holders of Class II, Series “B” shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as

TRIGÉSIMA NOVENA.-   En caso de que la Sociedad no consume una Combinación de Negocios a más tardar el 16 de abril de 2020 (dicha fecha, la “Fecha de Terminación”), dicha falta actualizará una amortización automática de las Clase II, Serie “B” (un “Evento de Amortización Automática”) y los consejeros de la Sociedad deberán tomar todas las acciones necesarias para (i) tan pronto como sea razonablemente posible, pero en todo caso dentro de los diez (10) días hábiles siguientes al mismo, amortizar las Clase II, Serie “B” o distribuir la Cuenta del Fideicomiso a los tenedores de las Clase II, Serie “B”, de forma proporcional a su participación, en efectivo a un practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Company’s affairs. In the event of an Automatic Redemption Event, only the holders of Class II, Series “B” shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Class II, Series “B” shares.

monto por acción igual al Precio de Amortización por Acción aplicable; y (ii) tan pronto como sea posible, cesar todas las operaciones salvo por aquellas para realizar dicha distribución y cualquier liquidación subsecuente de los negocios de la Sociedad. En caso de un Evento de Amortización Automática, únicamente los titulares de las Clase II, Serie “B” tendrán derecho a recibir de forma proporcional a su participación las distribuciones de amortización de la Cuenta del Fideicomiso con respecto a las Clase II, Serie “B”.

FORTIETH.-   Unless a shareholder vote is required by law or the rules of the Nasdaq Capital Market, or, at the sole discretion of the directors, the directors determine to hold a shareholder vote for business or other reasons, the Company may enter into a Business Combination without submitting such Business Combination to its shareholders for approval.

CUADRAGÉSIMA.-   Salvo que se requiera el voto de los accionistas conforme a la ley o al reglamento de Nasdaq de Mercados de Capitales o, a la entera discreción de los consejeros, los consejeros determinen someter al voto de los accionistas por razones los negocios o de cualquier otro tipo, la Sociedad podrá celebrar una Combinación de Negocios, sin necesidad de someter dicha Combinación de Negocios a los accionistas para su aprobación.

FORTY FIRST.-   Although not required, in the event that a shareholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorized to consummate the Business Combination.

CUADRAGÉSIMA PRIMERA.-   Aunque no se requiere, en el caso de que se haya sometido al voto de los accionistas, y una mayoría de los votos de las acciones con derecho a voto que se encuentren presentes en la asamblea para celebrar la Combinación de Negocios voten en favor de la aprobación de dicha Combinación de Negocios, la Sociedad estará autorizada para consumar la Combinación de Negocios.

(a)   In the event that a Business Combination is consummated by the Company without a shareholder vote, the Company will offer to redeem the Class II, Series “B” shares, other than those shares held by Initial Shareholders or their affiliates or the directors or officers of the Company, for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”). The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the

(a)   En el caso de que una Combinación de Negocios sea consumada por la Sociedad sin el voto de los accionistas, la Sociedad ofrecerá amortizar las Clase II, Serie “B”, distintas de dichas acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o funcionarios de la Sociedad, en efectivo, de conformidad con la Regla 13e-4 y la Regulación 14E de la Ley de Valores de 1934 (la “Ley de Valores”) y sujeto a cualesquiera limitaciones (incluyendo pero no limitado a requerimientos de efectivo) establecidos en los contratos definitivos de la operación relacionados con la Combinación de Negocios inicial (la “Oferta Pública de Amortización”). La Sociedad presentará los documentos de la oferta pública ante la SEC previo a consumar la Combinación de Negocios mismos que contendrán sustancialmente la información financiera y cualquier otra información acerca de la Combinación de Negocios y los derechos de amortización que se requerirían en una representación pública conforme a la Regulación 14ª de la Ley de Valores. De conformidad con la Ley

Company will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a shareholder holding Class II, Series “B” shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the tender offer, the Company shall, promptly after the consummation of the Business Combination, pay such redeeming shareholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

de Valores, la Oferta Pública de Amortización se mantendrá abierta por al menos 20 días hábiles y no se permitirá que la Sociedad consume su Combinación de negocios hasta la expiración de dicho plazo. Si en el caso de que un accionista titular de Clase II, Serie “B” acepte la Oferta Pública de Amortización y la Sociedad no haya retirado la oferta pública de otra manera, la Sociedad deberá, inmediatamente posterior a la consumación de la Combinación de Negocios, pagar al accionista amortizado, de forma proporcional a su participación, efectivo igual al Precio de Amortización por Acción aplicable.

(b)   In the event that a Business Combination is consummated by the Company in connection with a shareholder vote held pursuant to this Clause Forty First in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the “Redemption Offer”), the Company will offer to redeem the Class II, Series “B” shares, other than those shares held by the Initial Shareholders or their affiliates or the directors or officers of the Company, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price.

(b)   En el caso de que una Combinación de Negocios consumada por la Sociedad en relación con el voto de los accionistas adoptado conforme a esta Cláusula Cuadragésima Primera de conformidad con una representación pública de conformidad con la Regulación 14A de la Ley de Valores (la “Oferta de Amortización”), la Sociedad ofrecerá amortizar las Clase II, Serie “B”, distintas de las acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o los funcionarios de la Sociedad, sin importar si dichas acciones voten a favor o en contra de la Combinación de negocios, por efectivo, conforme a su participación, a un precio por acción igual al Precio de Amortización por Acción aplicable.

(c)   In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under this Clause Forty First or an Amendment Redemption Event under Clause Forty Seventh if such redemptions would cause the Company to have net tangible assets to be less than US$5,000,001.

(c)   En ningún caso la Sociedad consumará la Oferta Pública de Amortización o la Oferta de Amortización conforme a esta Cláusula Cuadragésima Primera o un Evento de Amortización por Modificación conforme a la Cláusula Cuadragésima Séptima si dichas amortizaciones pueden causar que los activos tangibles netos de la Compañía menores a EUA$5,000,001.

FORTY SECOND.-   A holder of Class II, Series “B” shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Class II, Series “B” shares have any right or interest of any kind in or to the Trust Account.

CUADRAGÉSIMA SEGUNDA.-   Un titular de Clase II, Serie “B” tendrá derecho a recibir distribuciones de la Cuenta del Fideicomiso únicamente en el caso de un Evento de Amortización por Modificación, o en el caso de que acepte una Oferta Pública de Amortización o una Oferta de Amortización donde la Combinación de Negocios se consume. En ninguna otra circunstancia un titular de Clase II, Serie “B” tendrá derecho o interés de cualquier tipo en o sobre la Cuenta del Fideicomiso.

FORTY THIRD.- Prior to a Business Combination, the Company will not issue any additional shares of capital stock of the Company	CUADRAGÉSIMA TERCERA.- Previo a una Combinación de Negocios la Sociedad no emitirá acciones adicionales del capital social de la

or any debt securities that would entitle the holders thereof to (i) receive funds from the Trust Account; or (ii) vote on any Business Combination.	Sociedad o cualquier otro instrumento de deuda que de derecho a sus titulares a (i) recibir fondos de la Cuenta del Fideicomiso; o (ii) votar en cualquier Combinación de Negocios.

FORTY FOURTH.-   The Business Combination must be approved by a majority of the independent members of the Board of Directors. In the event the Company enters into a Business Combination with a company that is affiliated with the Sponsor or any of the directors or officers of the Company, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the holders of the Class II, Series “B” shares from a financial point of view.

CUADRAGÉSIMA CUARTA.-    La Combinación de Negocios deberá ser aprobada por la mayoría de los miembros independientes del Consejo de Administración. En el caso de que la Sociedad celebre una Combinación de negocios con una sociedad que sea afiliada del Promotor o cualquiera de los consejeros o funcionaros de la Sociedad, la Sociedad obtendrá una opinión de un banco de inversión independiente o cualquier otra entidad independiente que usualmente realice opiniones de valuación de que dicha Combinación de Negocios es justa para los titulares de las Clase II, Serie “B” desde un punto de vista financiero.

FORTY FIFTH.- The Company will not effectuate a Business Combination with another “blank check” company or a similar company with nominal operations.	CUADRAGÉSIMA QUINTA.- La Sociedad no efectuará una Combinación de Negocios con otra sociedad sin plan u objetivo de negocios específico o con una sociedad similar con operaciones nominales.

FORTY SIXTH.-   Neither the Company nor any officer, director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of  (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Chapter VIII, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s income or other tax obligations.

CUADRAGÉSIMA SEXTA.-    Ni la Sociedad ni cualquier funcionario, consejero o empleado de la Sociedad podrá desembolsar cualesquiera de los productos mantenidos en la Cuenta del Fideicomiso, hasta lo primero que ocurra de (i) una Combinación de Negocios, o (ii) un Evento de Amortización Automática o como pago del precio de adquisición de las acciones que la Sociedad decida comprar, amortizar o de cualquier otra forma adquirir de conformidad con este Capítulo VIII, en cada caso de conformidad con el contrato de fideicomiso que regule la Cuenta del Fideicomiso; en el entendido de que los intereses generados en la Cuenta del Fideicomiso (según se describe en la Declaración de Registro) podrán ser liberados de tiempo en tiempo a la Sociedad para pagar los impuestos sobre la renta de la Sociedad u otras obligaciones fiscales de la misma.

FORTY SEVENTH.-   In the event the Board of Directors proposes any amendment to this Chapter VIII or to any of the other rights of the Class II, Series “B” shares as set out in Clause Sixth prior to, but not for the purposes of, approving or in conjunction with the consummation of a Business Combination that would affect the substance or timing of the Company’s obligations as described in this Chapter VIII to pay or to offer to pay the Per-Share Redemption Price to any holder of the Class II, Series “B” shares (an “Amendment”) and

CUADRAGÉSIMA SÉPTIMA.-   En caso de que el Consejo de Administración proponga cualquier modificación a este Capítulo VIII o a cualquiera de los demás derechos de las Clase II, Serie “B” según se establecen en la Cláusula Sexta, previo a, pero no para efectos de, aprobar o en relación con la consumación de una Combinación de Negocios que puedan afectar el contenido o el momento de las obligaciones de la Sociedad establecidas en este Capítulo VIII para pagar u ofrecer a pagar el Precio de Amortización por Acción a cualquier titular de such Amendment is (i) duly approved by a Resolution of Shareholders; and (ii) the amended bylaws reflecting such Amendment are filed at the Public Registry of Commerce (an “Approved Amendment”), the Company will offer to redeem the Class II, Series “B” shares (other than those Shares held by the Initial Shareholders or their affiliates or the directors or officers of the Company) of any shareholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”).

Clase II, Serie “B” (una “Modificación”) y dicha Modificación (i) sea debidamente aprobada por una Resolución de los Accionistas; y (ii) los estatutos modificados reflejando dicha modificación sean presentados ante el Registro Público de Comercio (una “Modificación Aprobada”), la Sociedad ofrecerá amortizar las Clase II, Serie “B” (distintas de dichas Acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o funcionarios de la Sociedad) de cualquier accionista por efectivo, en proporción a su participación, a un precio por acción igual al Precio de Amortización por Acción (un “Evento de Amortización por Modificación”).

CHAPTER IX AMENDMENT OF BYLAWS	CAPÍTULO IX MODIFICACIÓN DE ESTATUTOS
FORTY EIGHTH.- No amendment may be made to these bylaws by a Resolution of Shareholders to amend:	CUADRAGÉSIMA OCTAVA.- No podrá realizarse ninguna modificación a estos estatutos mediante una Resolución de Accionistas para modificar:

(a)   Chapter VIII prior to the Business Combination unless the holders of the Class II, Series “B” shares are provided with the opportunity to redeem their Class II, Series “B” shares upon the approval of any such amendment in the manner and for the price as set out in Chapter VIII; or

(a)   El Capítulo VIII previo a la Combinación de Negocios salvo que a los titulares de las Clase II, Serie “B” se les ofrezca la oportunidad de amortizar sus Clase II, Serie “B” tas la aprobación de dicha modificación en la forma y precio establecidos en el Capítulo VIII; o

(b) this Clause Forty Eighth during the Target Business Acquisition Period.	(b) esta Cláusula Cuadragésima Octava durante el Periodo de Adquisición de Negocio Objetivo.
CHAPTER X MISCELLANEOUS	CAPÍTULO X MISCELÁNEOS

FORTY NINTH.-   For all issues not expressly referred to in these bylaws, the provisions of the General Law of Business Organizations shall apply. Likewise, the shareholders, as shareholders of the Company, hereby waive any venue in virtue of their nationality or address and agree to submit in the event of any conflict which may arise in connection with the bylaws of the Company and submit to the competent courts of the Federal District.

CUADRAGÉSIMA NOVENA.-   En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley General de Sociedades Mercantiles. Asimismo, los accionistas, por el sólo hecho de serlo, renuncian a cualesquier fuero que por razón de su nacionalidad o domicilio les competa y acuerdan someter cualesquier controversia suscitada en relación con estos estatutos o la Sociedad a los tribunales competentes en el Distrito Federal.

CHAPTER XI DEFINITIONS AND INTERPRETATION	CAPÍTULO XI DEFINICIONES E INTERPRETACIÓN
FIFTIETH.- In these bylaws, if not inconsistent with the subject or context:	QUINCUAGÉSIMA.- En estos estatutos, si no son consistentes con el sujeto o contexto:
Business Combination means the initial acquisition by the Company, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction,	Combinación de Negocios significa la adquisición inicial por la Sociedad, ya sea a través de una fusión, reconstrucción o amalgamación de acciones, adquisición de acciones o activos, operación de

contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value;	acciones intercambiables, acuerdo contractual de control o cualquier otro tipo de transacción similar, con el Negocio Objetivo a Valor Justo.

Domestication means the re-domicile of the Company as a Mexican corporation in accordance with Section 184 of the BVI Business Companies Act and Article 2 of the General Law of Business Organizations and shall no longer be considered a company incorporated in the British Virgin Islands which takes effectiveness upon the filing of these bylaws with the Public Registry of Commerce.

Nacionalización significa el cambio de nacionalidad de la Sociedad de una corporación de México de conformidad con la Sección 184 de la Ley de Sociedades BVI y el artículo 2 de la Ley General de Sociedades Mercantiles de manera que ya no sea considerada como una sociedad constituida en las Islas Vírgenes Británicas lo cual tendrá efectos con la presentación de estos estatutos en el Registro Público de Comercio.

Fair Value means a value at least equal to 80% of the balance in the Trust Account (excluding any taxes payable thereon) at the time of the execution of a definitive agreement for a Business Combination.

Valor Justo significa un valor al menos igual al 80% del saldo de la Cuenta del Fideicomiso (excluyendo cualesquiera impuestos pagaderos conforme a la misma) al momento de la celebración de un contrato definitivo para una Combinación de Negocios.

Initial Shareholder means the Sponsor, the directors and officers of the Company or their respective affiliates who hold shares prior to the IPO.	Accionista Inicial significa el Promotor, los consejeros y funcionarios de la Sociedad o sus respectivas afiliadas quienes sean titulares de acciones previo a la OPI.
IPO means the initial public offering of securities of the Company, which offering closed on October 16, 2018.	OPI significa la oferta pública inicial de valores de la Sociedad, cuya oferta cerró el 16 de octubre de 2018.
Per-Share Redemption Price means:	Precio de Amortización por Acción significa:

(a)   with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (including any interest earned thereon not previously released to the Company for the payment of taxes, but net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses) divided by the number of then outstanding Class II, Series “B” shares;

(a)   Con respecto a un Evento de Amortización Automática, el monto total en depósito en la Cuenta del Fideicomiso (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la Sociedad para el pago de impuestos, pero neto de impuestos pagaderos, y al menos EUA$50,000 de intereses para el pago de gastos de liquidación) dividido entre el número de Clase II, Serie “B” en circulación al momento;

(b)   with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account (including any interest earned thereon not previously released to the Company for the payment of taxes) divided by the number of then outstanding Class II, Series “B” shares; and

(b)   Con respecto a un Evento de Amortización por Modificación, el monto total en depósito en la Cuenta del Fideicomiso (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la Sociedad para el pago de impuestos) dividido entre el número de Clase II, Serie “B” en circulación al momento; y

(c)   with respect to either a Tender Redemption Offer or a Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two Business Days prior to the consummation of the Business Combination (including any interest earned thereon not previously released to the Company for the payment

(c)   Con respecto a una Oferta Pública de Amortización o una Oferta de Amortización, el monto total en depósito al momento en la Cuenta del Fideicomiso en la fecha que sea dos Días Hábiles previos a la Consumación de Negocios (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la

of taxes), divided by the number of then outstanding Class II, Series “B” shares.	Sociedad para el pago de impuestos) dividido entre el número de Clase II, Serie “B” en circulación al momento.
Registration Statement means the Company’s registration statement on Form S-1 filed with the SEC as declared effective on October 11, 2018.	Declaración de Registro significa la declaración de registro de la Sociedad bajo la forma S-1 con la SEC según se declaró efectiva el 11 de octubre de 2018.
Resolution of Shareholders means:	Resolución de Accionistas significa:

(a) prior to the consummation of a Business Combination in relation to any resolution seeking to amend or vary the rights of the Class II, Series “B” shares (unless such amendment or variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination), a resolution approved at a duly convened and held Shareholders’ Meeting by the affirmative vote of the holders of at least sixty-five percent (65%) of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or

(a) Previo a la consumación de una Combinación de Negocios en relación con cualquier resolución que busque modificar o variar los derechos de las Clase II, Serie “B” (salvo que dicha modificación o variación sea para efectos de aprobar, o sea en conjunto con, una Combinación de Negocios), una resolución aprobada en una Asamblea de Accionistas debidamente instalada y celebrada con el voto afirmativo de al menos el sesenta y cinco por ciento (65%) de las acciones con derecho a voto que se encuentren presentes en la asamblea y que sean votadas;

(b) in all other cases (including in relation to any resolution seeking to amend or vary the rights of the Class II, Series “B” shares where such amendment or variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination), a resolution approved at a duly convened and held Shareholders’ Meeting by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted.

(b) En todos los demás casos (incluyendo en relación a cualquier resolución que busque modificar o variar los derechos de las Clase II, Serie “B” cuando dicha modificación o variación sea para efectos de aprobar, o sea en conjunto con, la consumación de una Combinación de Negocios), una resolución aprobada en una Asamblea de Accionistas debidamente instalada y celebrada con el voto afirmativo de al menos el sesenta y cinco por ciento (65%) de las acciones con derecho a voto que se encuentren presentes en la asamblea y que sean votadas.

SEC means the United States Securities and Exchange Commission.	SEC significa la Comisión de Bolsa y Valores de los Estados Unidos de América.
Sponsor means DD3 Mex Acquisition Corp, a company incorporated in Mexico.	Promotor significa DD3 Mex Acquisition Corp, una sociedad constituida conforme a las leyes de México.
Target Business means any business or entity with whom the Company wishes to undertake a Business Combination.	Negocio Objetivo significa cualquier negocio o entidad con quien la Sociedad desee llevar a cabo una Combinación de Negocios.

Target Business Acquisition Period means the period commencing from the effectiveness of the Registration Statement up to and including the first to occur of  (i) a Business Combination or (ii) the Termination Date.

Periodo de Adquisición de Negocio Objetivo significa el periodo que comienza desde la fecha de efectividad de la Declaración de Registro y hasta e incluyendo lo primero que ocurra de (i) una Combinación de Negocio o (ii) la Fecha de Terminación.

Trust Account means the account in which the net amount of the offering proceeds received by the Company in the IPO (including proceeds of any exercise of the underwriters’ over-allotment option and any proceeds from the simultaneous private placement of like units comprising like securities to those included in the IPO by the Company) as described in the Registration Statement at the time it was declared effective were deposited, except for any amounts stated in the Registration Statement to be excluded from such account.

Cuenta del Fideicomiso significa la cuenta en la que el monto neto de los recursos de la oferta recibidos por la Sociedad en la OPI (incluyendo los productos de cualquier ejercicio de la opción de sobreasignación de los colocadores y cualesquiera productos de la colocación privada simultánea de las unidades que comprendan valores similares a aquellos incluidos en la OPI por la Sociedad) según se describe en la Declaración de Registro que al momento en que se declaró efectiva fueron depositados, salvo por cualesquiera montos señalados que en la Declaración de Registro se señale que fueron excluidos.

* * * *

TRANSITORY CLAUSES	CLAUSULAS TRANSITORIAS
FIRST.- The corporate capital of the Company is the amount of $1.00 (One Peso 00/100).	PRIMERA.- El capital social de la Sociedad es de $1.00 M.N. (Un Peso 00/100, Moneda Nacional).
The fixed portion of the stock capital of the Company has been entirely paid in by the shareholders, as follows:	El capital social fijo ha quedado pagado íntegramente por los accionistas, como consecuencia, el capital social ha quedado distribuido de la siguiente manera:
A. [•]	A. [•]
B. [•]	B. [•]
TOTAL: [•] ([•]) ORDINARY AND NOMINATIVE CLASS I SHARES WITH NO PAR VALUE.	TOTAL: [•] ([•]) ACCIONES CLASE I, ORDINARIAS Y NOMINATIVAS SIN VALOR NOMINAL.
The variable portion of the corporate capital of the Company shall be unlimited.	El capital social variable de la Sociedad será ilimitado.
SECOND.- The shareholders of the Company, by unanimous vote approve the following:	SEGUNDA.- Los accionistas de la Sociedad por unanimidad de votos resuelven lo siguiente:
A. The management and administration of the Company shall be entrusted to [•], as Sole Administrator of the Company.	A. La dirección y administración de la Sociedad será conferida a [•] como Administrador Único de la Sociedad.

The Sole Administrator appointed herein shall have the authorities and obligations set forth in the law and the bylaws of the Company, mainly those set forth in Clause Twenty Fourth of the bylaws of the Company, which are hereby reproduced as if literally inserted.

El Administrador Único designado tendrá en el desempeño de su cargo todas las facultades y obligaciones que la ley y estatutos confieren e imponen a los de su clase, principalmente las que se le confieren en la Cláusula Vigésima Cuarta de los estatutos sociales de la Sociedad, que se tiene aquí por reproducido, como se literalmente se insertase.

B. The surveillance of the Company shall be entrusted to [•] as Statutory Examiner.	B. La vigilancia de la Sociedad será conferida a [•] como Comisario.
C. The following powers of attorney are hereby granted in favor of [•], TO BE EXERCISED [INDIVIDUALLY]:	C. Se otorga en favor de [•] los siguientes poderes, PARA SER EJERCIDOS DE MANERA [INDIVIDUAL]:

a)   GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general faculties and the special ones requiring a special clause according to the law, pursuant to the provisions contained in the first paragraph of articles 2,554 and 2,574, 2,582, as well as article 2,587 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District, being therefore empowered to dismiss or withdraw from actions, even in the “amparo” suit (appeal for relief); to file criminal complaints and charges and to dismiss them, to assist the District Attorney and to grant remissions; to submit to arbitration; to take and answer depositions; to challenge judges; to receive payments

a)   PODER GENERAL PARA PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2,554 y del artículo 2,574, 2,582, así como el artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal, estando por lo tanto facultado para intentar toda clase de juicios y procedimientos, incluyendo el juicio de amparo; formular querellas y denuncias penales y otorgar perdón, cuando éste proceda; articular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demás actos expresamente determinados por la ley, entre los que se incluye representar a la

and to perform any other actions expressly permitted by law, which include representing the company before criminal, civil, administrative and labor authorities and courts;	Sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;

b)   GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION in accordance with the provisions contained in the second paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;

b)   PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN, en los términos del párrafo segundo del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

c)   GENERAL POWER OF ATTORNEY FOR ACTS OF OWNERSHIP in accordance with the provisions contained in the third paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;

c)   PODER GENERAL PARA ACTOS DE DOMINIO, en los términos del párrafo tercero del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

d)   to exercise the power of attorney of the company for acts of administration with respect to the planning, organization, command and control of employees of the company. In consequence, pursuant to article 11 of the Federal Labor Law, to act as legal representative of the company within its relations with employees; therefore, a power of attorney for lawsuits and collections is hereby granted with all general and special faculties required by law, in terms of article 2,554 and 2,587 of the Federal Civil Code and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Federal District, Mexico, including, but not limited to, (i) represent the Company before any administrative and judicial authority, either federal, local or municipal, before the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), Administration of Saving Funds for Retirement (Adiministración de Fondos para el Retiro), System for Saving Funds for Retirement (Sistema de Ahorro para el Retiro), and before the National Fund for the Consumption of the Workers (Fondo Nacional para el Consumo de los Trabajadores), (ii) before the labor authorities referred to in article 523 of the Federal Labor Law including the local and federal conciliation and arbitration authorities (Juntas de Conciliación y Arbitraje Locales y Federales), (iii) before any procedure, including the “amparo” suit (appeal for relief), and (iv) act in terms of articles 11, 692, paragraph II, 876, 886 and other applicable articles of the Federal Labor Law, in the conciliatory stage,

d)   la realización de actos que involucren las más amplias facultades de administración y dirección por lo que respecta a la planeación, organización, mando y control del personal de la sociedad y, en consecuencia, por ministerio del artículo 11 de la Ley Federal del Trabajo, habrá de tener el carácter de representante legal de la Sociedad en sus relaciones con los trabajadores; asimismo se le otorga, el poder general de la misma para pleitos y cobranzas, con todas las facultades generales y aún las especiales que de acuerdo con la ley requieren poder o cláusula especial, en los términos del párrafo primero del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a la Sociedad (i) ante toda clase de autoridades administrativas y judiciales, tanto de carácter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta a la Administración de Fondos para el Retiro y al Sistema de Ahorro para el Retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, (ii) ante las Juntas de Conciliación y de Conciliación y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el artículo 523 de la Ley Federal del Trabajo, (iii) en toda clase de procedimientos, incluyendo el del amparo, y (iv) compareciendo y actuando, de acuerdo con lo dispuesto en los artículos 11, 692, fracción II, 876, 886 y demás aplicables de la Ley

in the articulation of positions and for the absolution of positions and any other labor trial in which the company is party or third interested;	Federal del Trabajo, en la etapa conciliatoria, en la articulación y absolución de posiciones, y en toda la secuela de los juicios laborales en que la Sociedad sea parte o tercera interesada;
e) issue, subscribe, endorse, accept, grant and confer negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions;
e)   otorgar, suscribir, aceptar, emitir, avalar, girar y endosar y garantizar todo tipo de títulos de crédito en nombre y representación de la Sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

f)   TO OPEN, OPERATE AND CLOSE ACCOUNTS of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts, and

f)   ABRIR, OPERAR Y CERRAR CUENTAS de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

g) ISSUE, SUBSCRIBE, ENDORSE, ACCEPT, GRANT AND CONFER negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions,
g)   OTORGAR, SUSCRIBIR, ACEPTAR, EMITIR, AVALAR, GIRAR Y ENDOSAR Y GARANTIZAR todo tipo de títulos de crédito en nombre y representación de la sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

h)   to grant general and special powers of attorney in terms of the preceding paragraphs a) through g), with or without substitution faculties, as well as to revoke powers of attorney that the Company may have granted.

h)   conferir poderes generales y especiales en los términos de los párrafos a) a g) anteriores, con o sin facultades de sustitución, así como revocar los poderes que hubieren sido otorgados por la Sociedad.

F. The following powers of attorney are hereby granted in favor of [•], TO BE EXERCISED JOINTLY OR INDIVIDUALLY BY ANY OF THE ATTORNEYS-IN-FACT:	F. Se otorga a favor de los señores [•] los siguientes poderes, PARA SER EJERCIDOS DE MANERA CONJUNTA O INDIVIDUAL POR CUALQUIERA DE LOS APODERADOS:

a)   GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, pursuant to the provisions of the second paragraph of article 2,554 of the Federal Civil Code and its correlative articles in the Civil Code of the Federal District and each of the Civil Codes of the states of the United Mexican States, these power of attorney is general regarding its authorities but limited regarding its purpose, and the attorney-in-fact shall have the authority to act in name and on behalf of the Company, to perform all the activities required before the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público), the Tax Administration Service (Servicio de Administración Tributaria), the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), and the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social) and before any governmental authority regarding tax and social security matters,

a)   PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN, de conformidad con lo dispuesto en el segundo párrafo del artículo 2,554 del Código Civil Federal y sus correlativos en el Código Civil para el Distrito Federal y todos y cada uno de los Códigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, este poder es general en cuanto a sus facultades pero limitado en cuanto a su objeto, ya que el apoderado estará facultado para que en nombre y en representación de la Sociedad, realice todos aquellos trámites que se requieran ante la Secretaría de Hacienda y Crédito Público, el Servicio de Administración Tributaria, el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social y ante cualquier otra autoridad en materia fiscal y de seguridad social, sus dependencias, direcciones, delegaciones o subdelegaciones, ya sea federal, estatal o municipal; facultándolo especialmente para its offices, branches, agencies and sub-agencies, whether federal, state or municipal; and is expressly authorized to file, sign, receive and notify on behalf of the Company, all tax statements and tax returns, including the necessary authorities to request, apply for, use and even renew the Advanced Electronic Signature (Firma Electrónica Avanzada, FIEL) of the Company, as well as the Strengthened Confidential Electronic Identification Code (Clave de Identificación Electrónica Confidencial Fortalecida, CIECF).

presentar, firmar, recibir y notificar en nombre de la Sociedad, toda clase de declaraciones fiscales y devoluciones de impuestos, incluyendo las facultades necesarias para solicitar, gestionar, obtener, usar e incluso revocar la Firma Electrónica Avanzada (FIEL) de la Sociedad, así como la Clave de Identificación Electrónica Confidencial Fortalecida (CIECF).

The attorneys-in-fact shall have the necessary authority to grant and execute all type of necessary documents to comply with the tax and accounting obligations, waivers, notices, acknowledgments, statements and documents of judicial, administrative, accounting, tax and social security issues.

Los apoderados tendrán las facultades necesarias para otorgar y suscribir toda clase de documentos necesarios para cumplir con obligaciones fiscales y contables, renuncias, avisos, notificaciones, manifestaciones, declaraciones y documentos de naturaleza judicial, administrativa, contable, fiscal y de seguridad social.

This power of attorney includes all the necessary authorities to execute all type of notices, statements, notifications and petitions of an administrative, accounting, tax and social security nature, which are required before federal, state or municipal authorities.

El presente poder incluye todas las facultades necesarias para firmar toda clase de avisos, declaraciones, notificaciones, manifestaciones y peticiones de naturaleza administrativa, contable, fiscal y de seguridad social, que se requieran presentar ante las autoridades federales, estatales o municipales.

b)   TO OPEN, OPERATE AND CLOSE ACCOUNTS of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts;

b)   ABRIR, OPERAR Y CERRAR CUENTAS de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas.

ANNEX E
Translation into English for Informational Purposes Only
By-laws
of
[•], S.A.P.I. de C.V.
CHAPTER I
Name, Purpose, Domicile, Nationality and Duration
Article First.   Name.   The corporate name of the Company is “[•]”. Such name shall be followed by the words “Sociedad Anónima Promotora de Inversión de Capital Variable” or its abbreviation “S.A.P.I. de C.V.”. (the “Company”)
Article Second.   Domicile.   The domicile of the Company is the city of Guadalajara, Jalisco; however, the Company may establish offices, agencies and/or branches elsewhere within or outside Mexico, and appoint or submit to conventional domiciles, without the Company’s domicile being changed thereby.
Article Third.   Purpose.   The corporate purpose of the Company shall be:
(1)
Incorporate, organize and manage any class of civil entities, business entities or of any other nature, or associations, acquire shares, interests, rights, participations, quotas, or an equity interest in other civil entities, business entities or of any other nature, associations, trusts or co-investments, whatever their corporate purpose is, whether as a stockholder or as a founding member, or by the acquisition of shares or interests in those civil entities, business entities or of any other nature, associations, trusts or co-investments previously incorporated, and dispose or transfer such shares or interests, as well as promote and manage any kind of companies, entities, trusts or co-investments. The above-mentioned entities or trusts may be Mexican or foreign, in the understanding that the Company shall always follow with the applicable law, as the case may be.

(2)
Purchase and sale, negotiation, commercialization and promotion, directly or indirectly through third parties, of any kind of products, including products, solutions and accessories for household and personal use, cleaning and personal care.

(3)
Develop, design, build, commercialize, lease, buy, transfer and maintenance, directly or indirectly, any kind of real estate property.

(4)
Grant or enter into leases or bailments, as well as acquire, posses, exchange, transfer, sell, dispose or encumber, the property or possession of any kind of personal property and real estate property, including any kind of property (in rem) or personal (in personam) rights, that are necessary or convenient for the Company’s corporate purpose or for the operations or corporate purposes of the business entities, civil entities or of any nature, associations, institutions or trusts in which the Company might have an interest or participation of any nature.

(5)
Receive from other entities or persons, and provide all kind of services, including but not limited to, administration, advice and consulting services, as well as assistance services in any kind, to any third party, including to the entities or associations in which the Company is a stockholder or partner, directly or through third parties, in the United Mexican States or abroad, in accordance with the applicable law.

(6)
Represent as an intermediary, commission agent, representative, agent, or with any other character, to any person or entity, Mexican or foreigner, public or private.

(7)
Grant, issue, accept, negotiate, endorse or any other form to subscribe, including as guarantor (avalista), any kind of negotiable instruments contemplated in the law of any jurisdiction regardless of the name or characterization of such document.

(8)
Obtain and grant all kinds of finance, loans, credits or bails, and issue bonds, obligations, commercial paper, equity certificates, debt, promissory notes, and in general, any other negotiable instrument or similar debt instrument, whether individually, in series or in group, with or without a specific guaranty, in the United Mexican States (“Mexico”), or abroad, in accordance with the applicable law of any jurisdiction.

(9)
Issue not subscribed shares of any class that will be kept in the treasury of the Company to be delivered to the extent the corresponding subscription is made, as well as enter into option agreements with third parties granting them the right to subscribe and pay such shares issued by the Company. In addition, the Company may issue unsubscribed shares in the terms and conditions established in Article 17 (seventeen) and other applicable articles in the Securities Market Law.

(10)
Acquire its own shares, in the terms established in the Securities Market Law and these by-laws.

(11)
Open, handle, modify, close or cancel any kind of bank accounts, investment accounts or/and of any kind of the Company, with any banking institution, whether national o foreigner.

(12)
Celebrate any kind of derivative transactions, in accordance with Mexican or foreign law, regardless of its classification, currency, sale or the applicable underlying assets.

(13)
Acquire, posses, use, register, develop and use any kind of patents, brands, commercial names, inventions, utility models, industrial designs, trade secret, franchises, licenses, sublicenses and any kind of industrial property rights, intellectual property rights, royalties, either owned by the Company or by third parties.

(14)
Perform, directly or through third parties, training and development programs, as well as investigation programs;

(15)
Process and obtain concessions, licenses, authorizations and permits before entities or governmental agencies, either federal, state or/and local governments and third parties, with the purpose to accomplish the Company’s purpose.

(16)
Produce, transform, adapt, commercialize, import, export, purchase, sale or dispose, under any legal title of machinery, replacements, materials, raw materials, industrial products, effects and merchandise of any kind.

(17)
Celebrate and perform, in the United Mexican States or abroad, directly or through third parties, all kind of actions, include ownership acts, contracts, civil agreements, business or of any other nature, principal or secondary, guarantees, including, but not limited to, pledge agreements, mortgages, or any other actions that may be considered encumbrances over its personal or real estate property, or any other acts permitted under Mexican law or by the law of any other jurisdiction.

(18)
Grant all kinds of real estate guarantees, including pledges, mortgages, trusts or any other guarantees permitted under Mexican law or by the law of any other jurisdiction.

(19)
Guaranty obligations and indebtedness, of the Company or of any third party, either as a bailee (avalista), guarantor, or of any other type, including as joint or several obligor.

(20)
In general, execute and perform all acts, agreements, contracts and documents, including civil, business or of any other nature permitted by the applicable law, in Mexico or abroad, to the extent it is necessary or convenient for the performance of the Company’s purpose.

Article Fourth.   Duration.   The duration of the Company will be indefinite.
Article Fifth.   Nationality.   The Company is of Mexican nationality. Any foreigner who upon incorporation or thereafter acquires an interest or participation in the Company shall, by that mere fact, be considered as a Mexican with respect (a) to the shares or rights that it acquires from the Company; (b) the goods, concession rights, participations or interests of which the Company is the holder; and (c) of the rights and obligations resulting from agreements in which the Company is a party, and it shall be understood that it agrees not to invoke the protection of its Government, under the penalty, in the contrary case, of forfeiting the rights or assets it may have acquired in favor of the Mexican nation.
Chapter II
Capital Stock and Shares
Article Sixth.   Capital Stock.   The capital stock shall be variable. The minimum fixed portion of the capital stock, without right of withdrawal, is the amount of  $[•] ([•] pesos [•]/100 Mexican currency), and is represented by [•] ([•]) shares. The capital stock shall be represented by common, nominative shares, with only one class, which par value shall not be expressed.
Article Seventh.   Shares.   The shares of the capital stock will belong to the series of shares that the Stockholders’ Meeting resolves upon its issuance. The total amount of the shares in which the capital stock is divided may be freely subscribed, in the terms of the Foreign Investment Law (Ley de Inversión Extranjera) and its Regulation and any other applicable law.
Within its respective series, each share will grant equal rights and/or obligations to their holders. Each share will grant to their respective holders the same property rights; therefore all shares shall equally participate, without distinctions, in every dividend, reimbursement, amortization, or distribution of any nature in the terms established herein. To avoid any distinction in the shares quotation price, the provisional or definite share certificates shall not establish any differences between the shares representing the minimum fixed portion and the variable portion of the capital stock. Each share shall grant one vote in the General Stockholders’ Meeting.
The Company may issue shares with limited, restricted or without voting rights, pursuant to Article 13 (thirteen) of the Securities Market Law (Ley del Mercado de Valores) and any other applicable legal provisions.
The non-voting shares will not be considered for purposes of establishing the quorum of the General Stockholders’ Meeting, while the shares with limited o restricted voting rights will only be counted to legally hold the Stockholders’ Meetings regarding the issues and matters where they are entitled to vote.
Upon the issuance of the shares with limited, restricted or without any voting rights, the General Stockholders’ Meeting that agrees to issue such shares shall establish the rights, limitations and other applicable characteristics. In such case, the shares that are issued pursuant to this Article Seventh, shall be from a different series that the ones that represent the capital stock of the Company.
Article Eighth.   Unsubscribed Shares.   The Company may issue unsubscribed shares, regardless if they represent the fixed or the variable portion of the capital stock, shares that shall be held in the treasury of the Company to be delivered once their payment and subscription is made.
In addition, the Company may issue unsubscribed shares for its subscription by the stockholders or any third party, pursuant to the terms and conditions set forth in Article 17 (seventeen) of the Securities Market Law or any provision that substitutes such law from time to time.
Article Ninth.   Acquisition of the Company’s Own Shares.   The Company may acquire the shares that represent its own capital stock or any negotiable instruments or any other instrument that represent such shares, without being applicable the prohibition set forth in the first paragraph or Article 134 (one hundred thirty-four) of the General Law of Commercial Entities (Ley General de Sociedades Mercantiles).
The acquisition of its own shares shall be made in terms and pursuant to Article 17 (seventeen) of the Securities Market Law and any other applicable provisions at the time of such acquisition.
The shares that are held by the Company, or in such case, the issued and unsubscribed shares that are held in the treasury of the Company, may be subscribed by any stockholder of the Company or any third party, with the previous consent of the Board of Directors. For these proposes, it shall not be applicable Article 132 (one hundred thirty-two) of the General Law of Commercial Entities.
The acquisition by the Company of its own shares shall be made against the Company’s equity and in such event, the acquired shares may be kept by the Company without decreasing its capital stock; or against the Company’s capital stock, where such shares shall be converted into unsubscribed shares that the Company shall keep in the Company’s treasury, without the need of the previous consent of the General Stockholders’ Meeting, notwithstanding the Board of Directors may consent such conversion. The General Stockholders’ Meeting shall expressly agree for each fiscal year, the total amount of proceeds that may allocated for acquiring the Company’s shares or any negotiable instruments or any other instrument that represent such shares, being the only limitation that the total proceeds to be allocated for these purposes shall not exceed the sum of the total balance of the Company’s net profit, including the net profits that have been withheld in previous fiscal years. The Board of Directors shall appoint the responsible persons for the acquisition and subscription of the Company’s own shares.

As long as the shares are held by the Company, such shares shall not be represented or voted in the Stockholders’ Meetings and shall not have any corporate or economic rights.
Article Tenth.   Share Certificates.   The provisional or definite share certificates shall be progressively numbered, may represent one or more shares, shall include the references established in Article 125 (one hundred twenty-five) of the General Law of Commercial Entities, Article 282 (two hundred eighty-two) and any other applicable provisions of the Securities Market Law and any other applicable provisions, and shall be signed by 2 (two) members of the Board of Directors.
In the case of permanent share certificates, these may have attached progressively numbered coupons as determined by the Board of Directors, that shall be used for payment of dividends or for the exercise of any other rights granted by the General Stockholders’ Meeting or Board of Directors, being the Board capable of waiving the need of such coupons.
For shares that are deposited with an institution for securities deposit, the Company may deliver to such institution several or one share certificate that represent a portion or all the shares of the capital stock of the Company. In such case, the share certificates shall be issued with the legend “to be deposited” in the corresponding institution for securities deposit, without being required to include the name, domicile or nationality of the stockholder, pursuant to the provisions of the Securities Market Law and any other applicable provisions. In addition, the Company may issue share certificates without any attached coupons. In this case, the certificates issued by the securities deposit institution shall be considered as such coupons for all the legal purposes, in terms of the Securities Market Law. The Company shall issue the corresponding definitive share certificates within the agreed period, as the case may be, by the General Stockholders’ Meeting or the Board of Directors, pursuant to the terms of the General Law of Commercial Entities.
Article Eleventh.   Shares Registry Book.   The Company shall have a Shares Registry Book in accordance with Articles 128 (one hundred and twenty-eight) and 129 (one hundred and twenty-nine) of the General Law of Commercial Entities which may be kept by the Secretary of the Board of Directors of the Company, in which all transactions relating to the subscription, acquisition or transfer of shares shall be recorded, and in which the names, addresses, nationalities and, if applicable, the code of the Federal Taxpayers Registry of the stockholders, as well as those in whose favor shares are transferred, shall be indicated.
The Shares Registry Book will remain closed during the period between the business day prior to holding any stockholders’ meeting and until the conclusion of the corresponding meeting. During such period no entry shall be made in such Share Registry Book.
The Company shall only consider as legitimate holder the person who appears registered as such in the Shares Registry Book in terms of Article 129 (one hundred and twenty-nine) of the General Law of Commercial Entities.
Article Twelfth.   Increases and Decreases of the Capital Stock.   With the exception of capital increases resulting from the issuance and subscription of the Company’s own shares pursuant to Article Ninth above and Article 17 (seventeen) of the Securities Market Law and other applicable legal provisions, capital increases shall be made by resolutions of the Ordinary or Extraordinary General Stockholders’ Meeting, as the case may be, pursuant to the rules contained in this Article.
Increases in the fixed portion of the capital stock shall be made by resolution of the Extraordinary General Stockholders’ Meeting in accordance with these by-laws, with the corresponding amendment thereto.
Increases in the variable portion of the capital stock shall be made by resolution of the Ordinary General Stockholders’ Meeting. Upon the adoption of the corresponding resolutions, the General Stockholders’ Meeting that agreed the capital increase, or any subsequent General Stockholders’ Meeting, shall establish the terms or conditions on which such increase must be made, being the only formality to notarize the corresponding meeting minutes without having to amend these by-laws or register the corresponding deed in the Public Registry of Commerce of the Company’s domicile.
Pursuant to and subject to Article 17 (seventeen) and other applicable provisions of the Securities Market Law, the Company may issue unsubscribed shares to be kept in the Company’s treasury to be subsequently subscribed by the stockholders or any third party.

Except for the increases in the stock capital resulting from the issue and subscription of the Company’s own shares pursuant to Article Ninth of these by-laws, all capital stock increases shall be recorded in a Book of Capital Variations to be kept by the Company for this purpose.
The capital increases may be made under any of the circumstances referred to in Article 116 (one hundred and sixteen) of the General Law of Commercial Entities, through payment in cash or in kind, through a capitalization of liabilities or reserves payable by the Company or of any other capitalizable accounts of the stockholders’ equity. Considering the Company’s shares certificates do not have a nominal value, it will not be necessary to issue new share certificates in the event of a capital increase as a result of any premium capitalization, capitalization of withheld earnings, capitalization of valuation or revaluation reserves or any other capitalizable item.
In the event of capital increases through payment in cash or in kind or by the capitalization of the Company’s liabilities, the existing stockholder of the Company shall have preferential rights to subscribe the new shares that are issued to register such capital increase, in proportion of the number of shares each stockholder owns, on the date of the General Stockholders’ Meeting where the capital increase is approved, within the respective series, within a term of 15 (fifteen) calendar days calculated from the notice publication date in the electronic system established by the Ministry of Economy (Secretaría de Economía) or calculated from the date the Stockholders’ Meeting was held in the event that all shares of the capital stock of the Company were represented thereto. In case of capital increases through an accounts capitalization of the stockholders’ equity, all stockholders shall have the right over its proportional share of such accounts, for which, if applicable, such stockholders shall receive such shares of the class or series previously determined by the General Stockholders’ Meeting.
In the event that there are remaining unsubscribed shares after the term established in paragraph above for the stockholders to exercise its preferential right in terms of this Article, such shares may be offered to any person for its subscription and payment, in the conditions and within the term established by the Stockholders’ Meeting that agreed in such capital increase or in the conditions and within the term established by the Board of Directors or the Delegates appointed by the Stockholders’ Meeting for such purpose, in the understanding that the price and other terms at which such shares are offered to third parties, may not be less than the price at which they were previously offered to the Company’s current stockholders. In the event such shares are not subscribed and paid, such shares may be kept in the Company’s treasury or may be cancelled, in both cases, with a previous capital decrease as determined by the Stockholders’ Meeting in accordance with the applicable law.
Except for capital stock decreases resulting from the acquisition of the Company’s shares referred to in Article Ninth above, Article 17 (seventeen) of the Securities Market Law and other applicable provisions, as well as the scenarios specifically established in this Article Twelfth, the capital stock may only be decreased by the resolution of a General Ordinary or Extraordinary Stockholders’ Meeting, as the case may be, subject to the provisions of the General Law of Commercial Entities and in accordance with the following rules:
(a)
The capital stock decreases, in its fixed portion, must be resolved by the resolution of a General Extraordinary Stockholders’ Meeting, being necessary to amend the Company’s by-laws, follow the provisions of Article 9 (nine) of the General Law of Commercial Entities, with the exception of decreases in the capital stock of the Company resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above.

(b)
The decreases in the capital stock of the Company, in its variable portion, except those resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above, may be made by the resolution of a General Ordinary Stockholders’ Meeting, being the only formality that the corresponding Meeting minutes must be notarized before a notary public, without the need to amend the Company’s by-laws or register the corresponding public deed in the Public Registry of Commerce of the Company’s domicile.

(c)
Except for the decreases in capital stock of the Company resulting from the acquisition by the Company of the Company’s shares as described in in Article Ninth above, any decrease in the capital stock of the Company must be recorded in a Book of Capital Variations that the Company will keep for this purpose.

(d)
The capital stock of the Company may be decreased to absorb any losses or to reimburse any contributions made by the stockholders, as well as to release the stockholders from unpaid installments in case of shares that are pending to be paid at the moment of its issuance, or as a result of the redemption and cancellation of the shares which amount has not been fully subscribed and paid in accordance with the resolutions previously made by the General Stockholders’ Meeting; in such case, it shall not be necessary an additional resolution by the General Stockholders’ Meeting or by the Board of Directors, in the event that the General Stockholders’ Meeting has expressly delegated the power to the Board. In no event may the capital stock of the Company be reduced to an amount lesser than the legal minimum, if any.

(e)
The decreases in the capital stock of the Company to absorb losses shall be made proportionally among all the shares representing the capital stock, without being necessary to cancel any shares, since the shares do not have a nominal value.

Pursuant to the provisions of the Securities Market Law, the stockholders holding the shares that represent the variable portion of the Company’s capital stock, shall not have the right of withdrawal referred to in Article 220 (two hundred and twenty) of the General Law of Commercial Entities.
The Company may redeem shares with distributable profits without decreasing its capital stock, with the previous resolution by the Extraordinary General Stockholders’ Meeting, observing the provisions of Article 136 (one hundred and thirty-six) of the General Law of Commercial Entities, and observing the following rules:
(a)
When the shares are redeemed to all stockholders, such redemption shall be made in such a way that, after the redemption by the Company, all stockholders shall have the same participation percentages as they had immediately before such redemption was made; and

(c)
The share certificates that hold the redeemed shares, shall be cancelled.

Article Thirteenth.   Provisions on Change of Control.
(a)
Definitions.

For the purposes of this Article Thirteenth, the following terms shall have the following meaning, in their singular and plural form:
“Shares”:   means any and all shares representing the capital stock of the Company, whatever their class, series, sub-series or denomination, or any certificate, security, right (including options), or instrument issued or created on the basis of, referenced to, or whose underlying asset are such shares, including ordinary participation certificates, deposit certificates, or negotiable instruments, regardless of the governing law or the market in which the shares are placed or have been entered into or granted, or conferred any right over such shares or is convertible into, or exchangeable for, such shares, including derivatives and financial instruments, options, warrants, and convertible debentures.
“Acquisition” has the meaning set forth in subsection (b) of this Article Thirteenth.
“Voting Agreement” has the meaning set forth in subsection (b) of this Article Thirteenth.
“Affiliate” means (i) with respect to Persons who are not natural persons, all Persons who directly or indirectly through one or more intermediaries, Control, are Controlled or are under the common Control of the first Person, and (ii) with respect to natural persons, means any past, present or future spouse and any direct or indirect ascendants or descendants, including parents, grandparents, children, grandchildren and siblings.
“Competitor” means any Person engaged, directly or indirectly, by any means or through any Person, vehicle or contract, principally as its principal activity, in the business of direct sales in any form or otherwise predominantly as its principal activity in such business.
“Consortium” means the group of Entities, regardless of the jurisdiction under which they are constituted or exist, linked to each other by one or more natural persons who, if they are part of a Group of Persons, have Control of the former.

“Control”, “Controlled” or “Controlled” (including the terms “Controlled”, “Controlled”, “Controlled” and “under Common Control”) means in respect of any Person, through a Person or Group of Persons and independently of the jurisdiction under which they are constituted or exist, (i) the power to impose, directly or indirectly, by any means, resolutions or decisions, or to veto or prevent such resolutions or decisions from being taken, in any sense, at General Stockholders’ or Partners Meetings, or equivalent bodies, or to appoint or remove the majority of the directors, administrators, managers or their equivalents of said Person; (ii) maintain the ownership of any class of Shares or rights related thereto which permit, directly or indirectly, the exercise of voting rights in respect of more than 50% (fifty percent) of the Shares, of whatever nature, with voting rights of such Person, and/or (iii) the power to direct, determine, influence, veto or impede, directly or indirectly, the policies and/or decisions of the Board of Directors or of the management, strategy, activities, operations or principal policies of such Person, whether through ownership of Shares, by contract or agreement, written or oral, or by any other means, regardless of whether such control is apparent or implied.
“Group of Persons” means Persons, including Consortia or Business Groups, who have agreements, of any nature, verbal or written, to make decisions in the same direction or to act jointly. In the absence of proof to the contrary, it is presumed that they constitute a “Group of Persons”:
(i)   persons who are related by consanguinity, affinity or civil relationship up to the fourth degree, spouses, concubine and concubinary, or cohabitants; and (ii) persons who are not related by consanguinity, affinity or civil relationship up to the fourth degree, spouses, concubine and concubinary, or cohabitants; and
(ii)   Entities, regardless of the jurisdiction under which they are constituted, that form part of the same Consortium or Business Group and the person or group of persons that have control of said Entities.
“Business Group” means the group of Entities, regardless of the jurisdiction under which they are constituted or exist, organized according to schemes of direct or indirect participation in the capital stock or equivalent, linked by contract, or in any other way, in which the same Entity, of any type, maintains the Control of such Entities.
“Significant Influence” means the ownership of rights that allow, directly or indirectly, to exercise the right to vote with respect to at least 20% (twenty percent) of the capital stock of a Entity.
“20% Participation” means the ownership or holding, individually or jointly, directly or indirectly, through any Person, of at least 20% (twenty percent) of the capital stock or equivalent of an Entity or of any right that grants such Person or Persons the power to vote on 20% (twenty percent) of the capital stock of an Entity.
“Person” means any natural person, Entity or any of the Subsidiaries or Affiliates thereof, of any nature whatsoever, whether or not they are called, whether or not they have legal existence, and in accordance with the law of any jurisdiction, or any Consortium, Group of Persons or Business Group acting or intending to act in a joint, concerted or coordinated manner for the purposes of this Article.
“Entity” means any entity, partnership, limited liability company, company, association, co-investment, joint venture, trust, unincorporated or unincorporated organization or governmental authority or any other form of economic or business association constituted under the laws of any jurisdiction.
“Related Persons” means the Persons who, with respect to the Company, are located in one of the following cases:
(i)   Persons who have Control or Significant Influence over any Entity forming part of the Business Group or Consortium to which the Company belongs, as well as the directors, administrators or relevant executives of the Persons making up said Consortium or Business Group;
(ii)   Persons who have Power to Control with respect to a Person who forms part of the Consortium or Business Group to which the Company belongs;

(iii)   the spouse, concubine and concubinary, cohabitants, and persons who are related by consanguinity, by affinity or civil relationship up to the third degree, to natural persons who are located in any of the cases indicated in paragraphs (i) and (ii) above, as well as the partners of, or co-owners together with, the natural persons mentioned in said paragraphs with whom they have business relations;
(iv)   Entity that are part of the Consortium or Business Group to which the Company belongs; and/or
(v)   Entity over whom any of the persons referred to in (i) to (iii) above exercise Significant Control or Influence.
“Power to Control” means the factual capacity to decisively influence the resolutions adopted in the Stockholders’ Meetings or sessions of the Board of Directors or in the management, administration and execution of the business of the Entities or of the Entities that form part of the Business Group or Consortium to which said Entity belongs or which it Controls or in which it has Significant Influence. It is presumed that they have the power to control the Entities, unless there is evidence to the contrary, the Persons who are located in any of the following scenarios:
(i)
The stockholders or partners who have the Control of an Entity or of the Entities who form part of the Business Group or Consortium to which said Person belongs.

(ii)
The individuals who have links with an Entity or with the Entities or that form part of the Business Group or Consortium to which said Entity belongs or that this Entity Controls or in which it has a Significant Influence, through life, honorary positions or with any other similar title or similar to the previous ones;

(iii)
The Persons who have transmitted the Control of the Entity or of the Legal Persons that form part of the Business Group or Consortium to which said Entity belongs or in which this Entity has Significant Influence, under any title and free of charge or at a value lower than the market or accounting value, in favor of individuals with whom they are related by consanguinity, affinity or civil up to the fourth degree, the spouse, concubine or concubinary; and

(iv)
Those who instruct directors or relevant executives of the Entity or of the Entities who form part of the Business Group or Consortium to which said Entity belongs or which it Controls or in which it has Significant Influence, in the taking of decisions or in the execution of operations in an Entity which forms part of the Business Group or Consortium to which said Entity son belongs or which it Controls or in which it has Significant Influence.

“Subsidiary” means, with respect to any Person, any company or other organization in respect of which a Person owns a majority of the shares or securities representing its capital stock or voting interests, or the Voting Control of such company and/or organization, either directly or indirectly, or in respect of which a Person has the right to appoint a majority of the members of its board of directors (or equivalent governing body) or its administrator.
(b)   Authorization of an Acquisition of Securities by the Board of Directors.
Any direct or indirect acquisition of Shares, under any title or legal scheme, that is intended to be carried out in one or more simultaneous or successive operations or acts of any legal nature, without any time limitation between them, whether through a securities exchange or not, in Mexico or abroad, including structured transactions such as mergers, corporate reorganizations, divisions, consolidations, adjudication or execution of guarantees or other similar operations or legal acts (any such operations being an “Acquisition”), by one or more Persons, Related Persons, Group of Persons, Business Group or Consortium, shall require for its validity the favorable prior written consent of the Board of Directors each time the number of Shares to be acquired, when added to the Shares comprising its prior holding of Shares in the Company, as the case may be, results in the acquirer or acquirers holds a percentage in the capital stock of the Company equivalent to or greater than 9.9% (nine point nine percent). Once that percentage is reached, any subsequent Acquisition of Shares by each of said Persons, Related Persons, Group of Persons, Business Group or Consortium by means of which they acquire additional Shares of the Company representing 2% (two per cent) or more, must be notified to the Board of Directors of the Company at the corporate domicile of the Company (through the Executive Chairman of the Board with a copy to the Secretary who is not a member of the Board). No additional authorization is required to make such subsequent Acquisitions (i.e., such Acquisitions in excess of those previously approved by the Board of Directors to reach 9.9% (nine point nine percent) of the capital stock) or to enter into Voting Agreements until the percentage of participation in the capital stock is equal to or greater than 20% (twenty percent); in the understanding that the Company shall follow the reporting obligations to the Board of Directors must be observed (through the notifications mentioned above).
The favorable agreement of the Board of Directors, prior and in writing, shall also be required for the execution and effectiveness of agreements, whether oral or written, regardless of their denomination or the title or classification given to such agreements, where voting mechanisms or agreements of association are formed or included, including voting blocks, or that certain Shares, directly or indirectly, shall be combined in some other way, or for the performance of any act tending to or involving a change in the Control of the Company or a 20% (twenty percent) Interest in the Company (each, a “Voting Agreement” and, collectively, the “Voting Agreements”), provided that it shall not be considered a Voting Agreement, any temporary agreement between stockholders whose purpose is the exercise of minority rights established in the applicable law shall be permitted and shall not require the authorization of the Board of Directors. In any event, such Voting Agreements (including permitted temporary agreements) must be duly notified and delivered to the Company and their existence will be disclosed by the Company to its stockholders.
For these purposes, the Person who individually, or jointly with the applicable Related Person(s), or the Group of Persons, Business Group or Consortium that intends to make any Acquisition or enter into any Voting Agreement, must comply with the following:
1.
The interested party or parties must submit a written request for authorization for consideration by the Board of Directors. Said request must be addressed and delivered, in a reliable manner, to the Chairman of the Board of Directors, with a copy to the Secretary who is not a member thereof, at the Corporate domicile. The abovementioned request must be submitted under protest of truth and must contain at least the following information

i.
if applicable, the number and class or series of Shares of which the Person(s) concerned and/or any Related Person(s) thereto or the Group of Persons, Business Group or Consortium (A) owns or co-owns, either directly or through any Related Person(s), and/or (B) in respect of which it intends to enter into a Voting Agreement;

ii.
the number and class or series of Shares which they intend to acquire, by Acquisition or which, as the case may be, will be the subject of any Voting Agreement;

iii.
(A) the percentage which the Shares referred to in (i) above represent of the total Shares issued by the Company, and (B) the percentage which the sum of the Shares referred to in (i) and (ii) above represent of the total Shares issued by the Company, on the understanding that for such purpose it may be based on the total number of shares reported by the Company to the securities exchange on which its shares are listed;

iv.
the identity, principal line of business and nationality of the Person(s), Group of Persons, Consortium or Business Group that intends to carry out the Acquisition or enter into the relevant Voting Agreement; it the understanding that if any of them is an Entity, the identity and nationality of each of the partners, stockholders, founders, beneficiaries or any equivalent who finally, directly or indirectly, have Control of said Entity must be specified;

v.
the reasons and objectives for which it intends to make an Acquisition or enter into the relevant Voting Agreement, particularly mentioning whether it intends to acquire, directly or indirectly, (A) shares additional to those referred to in the authorization request, (B) a 20% (twenty percent) Share, or (C) Control of the Company;

vi.
whether it has a direct or indirect participation (and the amount and percentage of such participation) in the capital stock or in the management or operation of a Competitor or any Related Person to a Competitor, or whether it has any economic or business relationship with a Competitor or any Related Person to a Competitor, or whether any of its Related Persons are Competitors;

vii.
whether it has the authority to acquire the Shares or enter into the relevant Voting Agreement, in accordance with the provisions of these by-laws and applicable law; if so, whether it is in the process of obtaining any consent or authorization, from which Person, and the terms and conditions in which it expects to obtain it;

viii.
the origin of the economic resources that it intends to use to pay the price of the Shares that are the object of the application; if the resources come from any financing, the solicitant shall specify the identity and nationality of the Person providing him with such resources and whether such Person is a Competitor or a Related Person to a Competitor, and the documentation evidencing the respective financing agreement and the terms and conditions of such financing. The Board of Directors may request the Person to submit such request, as it considers necessary to guarantee payment of the respective purchase price and before granting any authorization in accordance to the foregoing, additional evidence with respect to the financing agreement (including evidence that no conditions exist in such agreement) or the establishment or granting of  (A) bond, (B) guarantee trust, (C) irrevocable letter of credit, (D) deposit, or (E) any other type of guarantee, for up to an amount equivalent to 100% (one hundred percent) of the price of the Shares to be acquired or which are the subject matter of such transaction or agreement, designating the stockholders, either directly or through the Company, as beneficiaries;

ix.
the identity and nationality of the financial institution that would act as intermediary, in the event that such Acquisition is made through a public offer;

x.
if applicable, in the case of a public offer to purchase, a copy of the project offer document or similar document which it intends to use for the acquisition of the Shares or in connection with such transaction or arrangement, complete as at that date, and a statement as to whether it has been authorized by, or submitted for authorization by, the competent authorities (including the National Banking and Securities Commission); and

xi.
an address in Mexico City to receive notifications and notices in connection with the filed application.

In the cases that the Board of Directors so determines, for confidential information that cannot yet be disclosed or for any other justified reasons in the opinion of the Board of Directors, the Board of Directors may, at its sole discretion, exempt the applicant from following with one or more of the requirements listed above.
2.
Within five (5) business days following the date on which the request for authorization referred to in paragraph 1 (one) above was received, the Executive Chairman and/or Secretary shall summon a session of the Board of Directors to consider, discuss and resolve on the request for such authorization. The summons to the sessions of the Board of Directors must be made in writing and sent in accordance with the provisions of these by-laws.

3.
The Board of Directors may request from the Person who intends to make the Acquisition or enter into the corresponding Voting Agreement, the additional documentation and the clarifications it considers necessary to properly analyze the request, as well as to hold any meetings, to resolve on the request for authorization presented to it; in the understanding that any request of this nature on the part of the Board of Directors must be submitted by the applicant within 15 (fifteen) calendar days following the date on which the Board of Directors has so requested in writing, and in the understanding, furthermore, that the request shall not be considered as final and complete, but until the Person who intends to carry out the Acquisition or execute the Voting Agreement submits all additional information and makes all clarifications requested by the Board of Directors.

The Board of Directors shall be obligated to resolve any request for authorization received under the terms of this Article of the by-laws within the period of 90 (ninety) calendar days following the sending of the request or the date on which the request is duly integrated in accordance with the provisions of the preceding paragraph.
The Board of Directors must issue a resolution approving or rejecting the application. In any case, the Board of Directors will act in accordance with the guidelines established in the second paragraph of section (c) (“General Provisions”) below and must justify its decision in writing.
4.
In order for a session of the Board of Directors to be considered validly installed, on first or subsequent notice, to deal with any matter related to any request for authorization or agreement referred to in this Article, the attendance of at least 66% (sixty-six percent) of its proprietary members or their respective alternates shall be required. The resolutions shall be valid when adopted by the favorable vote of at least 66% (sixty-six percent) of the members of the Board of Directors.

5.
In the event that the Board of Directors authorizes the proposed Acquisition of Shares or the execution of the proposed Voting Agreement, and such Acquisition, Voting Agreement or, in general, such operation implies (i) the acquisition of a 20% (twenty percent) or greater Share, and/or (ii) a change of Control, in addition to any authorization requirement established in this Article, the Person or Group of Persons intending to make the Acquisition or enter into the Voting Agreement must, prior to acquiring the Shares or entering into the respective Voting Agreement object of the authorization, make a purchase offer for 100% (one hundred percent) of the outstanding Shares, at a price payable in cash not less than the highest of the following:

(i)
the book value per Share, in accordance with the latest quarterly financial statements approved by the Board of Directors and presented to the National Banking and Securities Commission or to the applicable securities exchange; or

(ii)
the highest closing price per Share with respect to transactions in the securities exchange where the Shares are placed, published in any of the 365 (three hundred and sixty-five) days prior to the date of the application filed or the authorization granted by the Board of Directors; or

(iii)
the highest price paid with respect to the purchase of any Shares, during the 365 (three hundred and sixty-five days) days immediately before sending of the request or the authorization granted by the Board of Directors, by the Person who intends to make the Acquisition or enter into the Voting Agreement.

In each of these cases (items (i) to (iii) above), a premium equal to or greater than 15% (fifteen percent) shall be paid in respect of the price per Share payable in connection with the requested Acquisition, it the understanding that the Board of Directors may modify, upwards or downwards, the amount of such premium, taking into account the opinion of a reputable investment bank.
The public tender offer referred to in this section 5 must be completed within 90 (ninety) days of the date of the Board of Directors’ authorization, on the understanding that such term may be extended for an additional period of 60 (sixty) days if the applicable governmental authorizations continues to be pending on the date of expiration of the initial term referred to above.
The price paid for each Share shall be the same, irrespective of the class or series of Shares.
In the event that the Board of Directors receives, on or before the closing of the Acquisition or the execution of the Voting Agreement, an offer from a third party, requesting to make the Acquisition of at least the same number of Shares, on better terms for the stockholders or holders of Shares of the Company (including the type and amount of the consideration), the Board of Directors shall have the capacity to consider and, if applicable, authorize such second request, revoking the authorization previously granted (regardless that the General Stockholders’ Meeting has previously authorized the first Acquisition first request), and submitting both requests for consideration by the Board of Directors itself, in order for the Board of Directors to approve the request it considers appropriate, on the understanding that if the Board rejects both offers, then it will send such offers to the General Stockholders’ Meeting in accordance with paragraph 8 below, in that understanding that any approval will be without prejudice to the obligation to carry out a tender offer in terms of this Article and applicable law.
6.
Such Acquisitions of Shares that do not correspond to (i) the acquisition of a 20% (twenty per cent) of the capital stock of the Company, or (ii) a change of Control, may be registered in the Company’s Shares Registry Book, once authorized by the Board of Directors and consummated on its terms. Such Acquisitions or Voting Agreements involving (and) the acquisition of a 20% (twenty percent) of the capital stock of the Company, or (z) a change of Control, may be registered in the Company’s Share Register Book until the tender offer referred to in section 5 above has been completed.

7.
The Board of Directors may deny its authorization for the requested Acquisition or for the execution of the proposed Voting Agreement, informing the applicant in writing the reasons for the denial of such authorization, and may also establish the terms and conditions under which it would be in a position to authorize the requested Acquisition or the execution of the proposed Voting Agreement. The applicant shall have the right to request and hold a meeting with the Board of Directors or, as the case may be, with an ad-hoc committee appointed by the Board of Directors, to explain, expand or clarify the terms of its request, as well as to state its position through a document submitted to the Board of Directors.

8.
To the extent that the Board of Directors rejects a request for approval of an Acquisition or a Voting Agreement that involves (i) acquiring 20% (twenty percent) of the capital stock of the Company, or (ii) a change of Control, the Secretary of the Board of Directors shall be obligated to summon, within a period of 10 (ten) calendar days following such rejection (or within 20 (twenty) calendar days prior to the termination of the term for the Board of Directors to decide on such request), to an General Ordinary Stockholders’ Meeting at which the stockholders of the Company may, by the simple majority of the votes of the outstanding Shares of the Company, ratify the decision of the Board of Directors or revoke such decision; in such case, the resolution of the stockholders at such General Ordinary Stockholders’ Meeting shall be deemed as final and shall replace any prior rejection by the Board of Directors.

(c)   General Provisions.
For the purposes of this Article Thirteenth, it shall be understood that the Shares belong to one Person, if the shares are held by such Person, as well as to those Shares (i) which any Related Person is the holder, or (ii) which any Entity is the holder, when such Entity is Controlled by such Person. Likewise, when one or more Persons intend to acquire Shares in a joint, coordinated or concerted manner, in a one single act, series or succession of acts, regardless of the act that created such transaction or series of transactions, they shall be considered as a single Person for the purposes of this Article. The Board of Directors, considering the definitions contemplated in this Article Thirteenth, shall determine whether one or more Persons that intend to acquire Shares or enter into Voting Agreements shall be considered as a single Person for the purposes of this Article; in the understanding that it shall not be considered joint, coordinated or concerted acquisitions, such acquisition made by investors simultaneously as part of organized or coordinated marketing efforts through brokerage houses or similar intermediaries through a block of shares. In such determination, any information that as a matter of fact or a as matter or law is made available to the Board of Directors.
In its evaluation for the authorization request referred to in this Article, the Board of Directors shall take into account the following factors and any others it deems appropriate, acting in good faith and in the best interest of the Company and its stockholders and in compliance with its duties of due diligence and loyalty pursuant to the Securities Market Law: (i) the price offered by the potential purchaser and the type of consideration offered as part of such offer; (ii) any other relevant terms or conditions included in such offer, including the terms of the conditions precedent or subsequent of such offer, as well as the viability of the offer and the origin of the funds to be used for the Acquisition; (iii) the credibility, business and moral solvency and reputation of the potential purchaser; (iv) the effect on the Company of the proposed Acquisition or Voting Agreement with respect to the Company’s business, including its financial and operating position and its business prospects; (v) whether the Acquisition or Voting Agreement will have an effect on the Company’s proposed strategy, investments or future operations; (vi) potential conflicts of interest (including those arising from the Person making the application being a Competitor or Affiliate of a Competitor) in cases where the Acquisition or Voting Agreement does not relate to 100% (one hundred percent) of the Shares; (vi) the reasons raised by the potential purchaser for making the Acquisition or entering into the Voting Agreement; and (vii) the quality, accuracy and veracity of the information provided in the potential purchaser’s application.
If Acquisitions of Shares are made or restricted Voting Agreements are entered into in this Article, without obtaining a prior favorable written consent from the Board of Directors (or the General Ordinary Stockholders’ Meeting, in such cases described above), the Shares subject to such Acquisitions or Voting Agreements shall not grant any right to vote at any General Stockholders’ Meeting of the Company, under the sole liability of such acquirer, group of acquirers or parties to the applicable contract or agreement. The Shares subject to such Acquisitions or Voting Agreements that have not been approved by the Board of Directors (or the General Ordinary Stockholders’ Meeting in the cases described above) will not be recorded in the Company’s Share Registry Book, and any registrations previously made will be cancelled, and the Company shall not recognize or deem valid the records or lists referred to in Article 290 (two hundred and ninety) of the Securities Market Law, therefore, such records or lists shall not constitute evidence of the ownership of such Shares or grant the right to such holder to attend to any Stockholders’ Meetings or legitimize the exercise of any action, including any procedural action.
The authorizations granted by the Board of Directors pursuant to the provisions of this Article shall cease to be effective in case that the information and documentation used by the Board of Directors to make any decision ceases to be substantially true, complete and/or legal.
In the event of violating the provisions of this Article, the Board of Directors may agree, among others, the following measures: (i) the reversal of the performed transactions, with mutual restitution between the parties, if possible, or (ii) the transfer of the Shares subject to the Acquisition, to an interested third party previously approved by the Board of Directors at the minimum reference price determined by the Board of Directors.
The provisions of this Article shall not apply to (i) Acquisitions of Shares made by way of inheritance or succession, or (ii) Acquisitions of Shares by the Company, or by trusts set up by the Company, (iii) the transfer to a control trust or similar entity incorporated at any time in the future by the stockholders of the Company who were stockholders immediately before to the Date of the Initial Public Offering (as such term is defined below), or (iv) any temporary agreement between stockholders where it is agreed that a block of 10% (ten per cent) or more of the outstanding Shares shall elect the directors at any Stockholders’ Meeting.
The provisions of this Article shall apply in addition to any laws and general provisions relating to mandatory securities acquisitions in the markets where the Shares or any other issued securities or any rights related to such Shares are listed. In case this Article conflicts, in whole or in part, with such laws or general provisions, the law or the general provisions relating to mandatory securities acquisitions shall control.
This Article shall be registered in the Public Registry of Commerce of the Company’s domicile, and shall be included in the share certificates that represent the capital stock of the Company, in order for this Article to be effective against any third party.
This Article may only be removed from the by-laws or be amended by favorable resolution of  (i) up to the third anniversary of the Initial Public Offering Date, the stockholders representing at least 95% (ninety-five percent) of the Shares outstanding on such date, and (ii) at any time after the third anniversary of the Initial Public Offering Date, the stockholders representing 66% (sixty-six percent) of the Shares outstanding on such date.
CHAPTER III
CORPORATE ADMINISTRATION
Article Fourteenth.   Administrative Body.   The administration of the Company shall be the responsibility of its Board of Directors, the Executive Chairman of the Board of Directors and its General Manager within the scope of their respective responsibilities. The Board of Directors shall be primarily responsible for establishing the general strategies for conducting the business of the Company and the entities controlled by the Company, as well as to oversee its management and performance of such entities executives.
The Board of Directors shall have between 9 (nine) members and not more than 21 (twenty-one), as established by the Company’s General Ordinary Stockholders’ Meeting, subject to the provisions in these by-laws regarding the appointment of the Minority Appointed Director (as such term is defined below). An alternate director may be appointed for each proprietary member. At least 3 (three) of the members of the Audit Committee must qualify as independent in terms of the applicable provisions to the securities market where the Shares are registered. The alternate directors of the independent directors must also be considered independent. In the event of the temporary or permanent absence of a proprietary member, such vacancy shall be filled, as the case may be, by the alternate member who has been specifically appointed to replace such absent proprietary member.
The stockholders with shares with voting rights, even limited or restricted, that hold at least 10% (ten percent) or more of the Company’s capital stock, whether individually or jointly (the “Minority Stockholder with Designation Rights”), shall have the right to appoint and revoke at a General Stockholders’ Meeting one (1) member of the Board of Directors and its alternate (any such members of the Board of Directors, the “Minority Appointed Director”), and shall be able to enter into temporary voting agreements that will not require any authorization for its execution. The appointment of the Minority Appointed Director may only be revoked by the remaining stockholders when all other directors are revoked, and in such case, the substituted members shall not be appointed during the 12 (twelve) months immediately after the revocation date.
The appointment or election of the members of the Board of Directors by stockholders that are not Minority Stockholder with Designation Rights shall be made through an Ordinary General Stockholders’ Meeting with the majority vote of the stockholders with voting rights and that are present at such meeting (the “Majority Appointed Directors”) in accordance with the provisions of these by-laws. The majority of the Company’s Stockholders may at any time appoint at least 9 (nine) members of the Board of Directors, who will be appointed in addition to the Minority Appointed Directors; the above, in the understanding that, if the majority Stockholders intend to appoint more than 9 (nine) members, the minority rights described in the immediately preceding paragraph must be followed at all times and, if necessary, the number of Majority Appointed Directors shall be reduced in order to allow the Minority Stockholders with Designation Rights of their rights described above (including the execution of a temporary voting agreement).
For the purposes of these by-laws, the independent directors shall be those persons selected for their experience, capacity and professional prestige, who meet the requirements established in the applicable provisions to the securities market where the Shares are registered.
The General Ordinary Stockholders’ Meeting shall be responsible to qualify the independence of the members of the Board of Directors.
Article Fifteenth.   Members of the Board of Directors.   The members of the Board of Directors may or may not be stockholders of the Company, provided that they shall have legal capacity to exercise their office and not be disqualified from exercising acts of commerce. Under no circumstance shall any member of the Board of Directors be a person that has been the Company’s external auditor or be part of the Company’s Business Group or Consortium, as the case may be, during the 3 (three) years immediately before his/her appointment date.

The appointed Minority Appointed Directors by any Minority Stockholders with Designation Rights in an Annual General Ordinary Stockholders’ Meeting, shall hold his/her office for a period of 1 (one) year, and at each Annual General Ordinary Stockholders’ Meeting the Minority Stockholders with Designation Rights may (i) revoke the appointment of such Minority Appointed Director and appoint a different Minority Appointed Director in order to take his/her place; or (ii) ratify the appointment of such Minority Appointed Director; provided that if the Minority Stockholders with Designation Rights ceases to hold at least 10% (ten percent) of the Company’s capital stock at the time such Annual General Ordinary Stockholders’ Meeting is held or such Minority Stockholders with Designation Rights ceases to have a temporary voting agreement for such purposes, the Minority Appointed Director may be removed from the Board of Directors by the majority of the Company’s stockholders without the need to remove all the members of the Board of Directors.
Except in the event that all members of the Board of Directors are removed, or in the event of resignation of such members, in which case the alternate members of the Board, or any proprietary director appointed in their place, must remain in office for the remainder of the applicable period to the resigned director, the Majority Appointed Directors and the Minority Appointed Directors shall remain in office for a period of 1 (one) year; in the understanding that their appointment may be renewed by means of their re-election in accordance with the provisions of the two preceding paragraphs, as the case may be, until the General Stockholders’ Meeting of the Company revokes their appointment, and they shall continue in the performance of their duties even if they have been removed as established herein or by resignation from their office, for up to 30 (thirty) calendar days, in the absence of the appointment of the substitute or when the latter does not take office, without being subject to the provisions of Article 154 (one hundred and fifty-four) of the General Law of Commercial Entities. The Board of Directors may appoint interim directors, without the intervention of the General Stockholders’ Meeting, in the event the term for their appointment has expired, the director has resigned, is incapable or dies or the provision of Article 155 (one hundred and fifty-five) of the General Law of Commercial Entities is updated. The General Stockholders’ Meeting of the Company shall ratify such appointments or appoint the substitute directors at the following Meeting after such event occurs.
For purposes of this Article Fifteen, one (1) year shall be understood as the period elapsed between the date in which a General Ordinary Stockholders’ Meeting is held to deal with the matters referred to in Article 181 (one hundred and eighty-one) of the General Law of Commercial Entities and the date in which the next General Ordinary Stockholders’ Meeting is held to deal with such matters.
Article Sixteenth.   Appointments.   The Board of Directors, at its first meeting immediately after the Meeting that appointed it, shall appoint from among its members the Executive Chairman, who shall have the authorities and duties that, if applicable, are determined by the General Stockholders’ Meeting or the Board of Directors itself.
The Board of Directors may also appoint the Secretary and the alternate Secretary, who may not be members of the Board of Directors, and shall also appoint the persons who will hold the other positions created for the best performance of their duties.
The temporary or definitive absences of the directors will be covered by the alternates. The copies or certificates of the meeting minutes of the Board of Directors and of the General Stockholders’ Meeting, as well as of the entries contained in the non-accounting corporate books and registries, and, in general, of any document in the Company’s files, may be authorized and certified by the Secretary or by the Alternate Secretary, who may also, jointly or separately, appear before a notary public to formalize the aforementioned minutes, without the need of any resolution, and to execute, jointly or separately, and publish any call to the General Stockholders’ Meeting of the Company ordered or resolved by the Board of Directors, the Audit Committee or the Corporate Practices Committee in accordance with the Securities Market Law and these by-laws.
Article Seventeenth.   Powers of the Board of Directors.   The Board of Directors shall have the legal representation of the Company, and consequently, shall be vested with the following powers:
1.-   To exercise the power-of-attorney of the Company for lawsuits and collections that is granted with all the general authorities and even the special ones that require a special clause in accordance with the law, for which it is granted without any limitation, in accordance with the provisions of the first paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of all the States of the Republic and of the Federal Civil Code; shall therefore be empowered, including but not limited to, to file criminal complaints and accusations and grant pardons, to become an offended party or coadjutant in criminal proceedings, to desist from the actions it attempts; to promote and desist in amparo proceedings; to compromise, to submit to arbitration, to articulate and absolve positions, to assign property, to challenge judges, to receive payments and to perform all acts expressly determined by law, including representing the Company before administrative and judicial authorities and labor tribunals.
2.-   For acts of administration in accordance with the provisions of the second paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of the States of the Republic and the Federal Civil Code.
3.-   For acts of ownership, in accordance with the provisions of the third paragraph of Article 2,554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its correlatives of the Civil Codes of the states of the Republic and the Federal Civil Code.
4.-   To subscribe all kinds of credit instruments, under the terms of Article 9 (nine) and the second paragraph of Article 85 (eighty-five) of the General Law of Negotiable Instruments and Credit Operations.
5.-   To open and cancel bank accounts on behalf of the Company, as well as to make deposits and draw against it and appoint persons to draw against them.
6.-   To appoint and remove the Chief Executive Officer, managers, agents and employees of the Company, as well as to determine their attributions, guarantees, working conditions and remunerations.
7.-   To call General Ordinary, Extraordinary and Special Stockholders’ Meetings in all the cases provided in these by-laws, or when it deems it appropriate and to execute its resolutions.
8.-   To appoint and remove the external auditors of the Company.
9.-   To formulate internal work regulations.
10.-   To establish branches and agencies of the Company in any part of the Mexico or abroad.
11.-   To determine the direction in which the votes corresponding to the shares or partnership interests of the capital stock of other companies owned by the Company should be cast at the General or Special Stockholders’ Meetings.
12.-   To execute the resolutions of the Meetings, delegate its functions to one or more of the directors, officers of the Company or attorneys-in-fact designated for such purpose, so that they may exercise them in the business or businesses and under the terms and conditions indicated by the Board itself.
13.-   To acquire and dispose of shares and partnership interests of other companies.
14.-   To grant general or special powers-of-attorney, and to delegate the authorities except for those whose exercise corresponds exclusively to the Board of Directors by provision of law, or of these by-laws, always reserving the exercise of its authorities, as well as to revoke the powers-of-attorney it grants and to establish the special committees it deems necessary for the development of the Company’s operations, establishing the authorities and obligations of such committees, the number of members, as well as the rules governing their operation, in the understanding that such committees shall not have authorities which, in accordance with the Securities Market Law or these by-laws, correspond to the General Stockholders’ Meeting, the Board of Directors or other corporate bodies.
15.-   To carry out all acts authorized by these by-laws or resulting therefrom, including the issuance of all kinds of opinions required under the Securities Market Law.
16.-   To appoint the persons responsible for the acquisition, issue and subscription of own shares and to determine the policies for the acquisition, issue and subscription of own shares.

17.-   Power to establish the Committee or Committees that perform the function of Corporate Practices and Auditing referred to in the Securities Market Law, and to appoint and remove its members (with the exception of the Chairman of the Committee or Committees that perform the functions of Corporate Practices and Auditing, which will be appointed pursuant to the provisions of the Securities Market Law and other applicable legal provisions), as well as to establish such special committees or commissions as it deems necessary for the development of the Company’s operations, establishing the powers and obligations of such committees or commissions, the number of members that comprise them and the manner of appointing their members, as well as the rules governing their operation, in the understanding that such committees or commissions will not have powers that according to the Law or these by-laws correspond exclusively to the General Stockholders’ Meeting, the Board of Directors or the Committee or Committees that perform the functions of Corporate Practices and Auditing established by the Securities Market Law.
18.-   To submit to the General Stockholders’ Meeting held on the occasion of the closing of the fiscal year, the annual report of the Audit Committee, the annual report of the Corporate Practices Committee, and the annual report of the Chief Executive Officer, as well as such other reports, opinions and documents as may be required pursuant to and in the terms of the Securities Market Law, the General Law of Commercial Entities and other applicable legal provisions.
19.-   To perform all the functions entrusted to it by the Securities Market Law and other applicable provisions.
Article Eighteenth.   Chairman of General Stockholders’ Meetings and Board Meetings.   The Executive Chairman of the Board shall preside over the General Stockholders’ Meetings and the meetings of the Board of Directors, and in lack of him or in his absence, said meetings shall be presided by one of the members appointed by the other attendees by majority vote, and shall comply with and execute all the resolutions of the Meetings and of the Board without the need for any special resolution.
Article Nineteenth.   Meetings of the Board of Directors.   The meetings of the Board of Directors will be held at the corporate domicile of the Company, or in any other place, as the Board itself determines it or is necessary. Extraordinary meetings may be held by telephone, in the understanding that the Secretary or alternate Secretary must prepare the corresponding minute, which in all cases must be signed by the Executive Chairman and the Secretary or alternate Secretary, and collect the signatures of the directors who attended the meeting.
In order for the meetings of the Board of Directors to be valid, the attendance of the majority of its members shall be required and its resolutions will be valid when adopted by the majority of the members present at the relevant meeting. In the event of a tie, the Executive Chairman of the Board of Directors shall not have a casting vote.
The Board of Directors shall meet: (a) in ordinary meeting at least once every three months, on the dates that the Board of Directors or its Executive Chairman determine for such purpose; and (b) in extraordinary meeting, prior call, when the Executive Chairman deems it necessary, which may be signed by the Chairman himself, by the Secretary, or by the alternate Secretary. Also, the directors who represent, jointly, at least 25% (twenty-five percent) the members of the board, the Chairman of the Corporate Practices Committee, the Chairman of the Audit Committee and the persons referred to in the Securities Market Law and other applicable legal provisions in accordance and in the terms provided therein, may call for an extraordinary meeting of the Board.
Article Twentieth.   Calls for the Board of Directors Meetings.   The calls for the meetings of the Board of Directors must be sent by mail, e-mail or any other reliable means of communication to the members of the Board of Directors, with at least 10 (ten) days prior to the date of the meeting. For the directors residing outside the corporate domicile, the call may be sent by e-mail or by airmail deposited at least 5 (five) days prior to the date of the meeting. The Executive Chairman, the Secretary and the alternate Secretary may also call for an extraordinary meeting by telephone or e-mail with acknowledgement of receipt, as far in advance as they deem necessary, but in no event less than 5 (five) days prior to the date of the meeting.
Resolutions may be adopted in lieu of a meeting of the Board of Directors by unanimity of its members or their respective alternates, and such resolutions shall have, for all legal purposes, the same validity as if they had been adopted in a meeting of the Board of Directors, as long as they are confirmed in writing. The document containing the written confirmation must be sent to the Secretary of the Company, who will transcribe the respective resolutions in the corresponding meeting minutes book, and will indicate that said resolutions were adopted in accordance with these by-laws.
Article Twenty-First.   Meeting Minutes of the Board of Directors.   The minute of each meeting of the Board shall be registered in a specially authorized book and shall be signed by the Executive Chairman and the Secretary.
Article Twenty-Second.   Duties and Liability of the Members of the Board of Directors.    Duties and Liability of the Directors and Limitations of Liability.
1.-   Duty of Care.   The members of the Board of Directors must act in accordance with the duty of care provided in the Securities Market Law and in the applicable provisions of the stock exchange in which the Shares are listed. For such purposes, they shall have the right to request, at any time and in accordance with the terms they deem appropriate, information from the Company’s officers and the legal entities controlled by the Company.
Pursuant to the provisions of the Securities Market Law and in the applicable provisions of the stock exchange in which the Shares are listed, the breach of any director to his duty of care shall make him jointly and severally liable with other directors who have breached their duty of care or are responsible, for the damages and losses caused to the Company, which shall be limited to direct damages and losses, but not punitive or consequential, caused to the Company and to the events in which such director acted fraudulently, in bad faith, with gross negligence or unlawfully.
2.-   Duty of Loyalty.   The members of the Board of Directors must act in accordance with the duty of loyalty provided in the Securities Market Law and in the applicable provisions of the stock exchange in which the Share are listed. The directors and the Secretary, in the event they have a conflict of interest, must abstain from participating in the relevant matter and from being present in the deliberation and voting of said matter, without it affecting the quorum required for the installation of the Board.
3.-   Liability Action.   The liability resulting from the breach of the duty of care or the duty of loyalty shall be exclusively in favor of the Company or of the legal entity controlled by it or over which it has a significant influence and may be exercised by the Company or by the stockholders who, individually or jointly, hold ordinary shares or shares with limited voting rights, restricted or without voting rights, representing 15% (fifteen percent) or more of the corporate capital in accordance with the provisions of Article 16 (sixteenth) of the Securities Market Law.
4.-   Excluding Liability.   The members of the Board of Directors shall not incur in liability for damages caused to the Company or to the legal entities it controls, when a director acts in good faith and any liability exclusion provision is updated in accordance with the provisions of the Securities Market Law.
Chapter V
COMMITTEES OF THE BOARD OF DIRECTORS
Article Twenty-Third.   Audit and Corporate Practices Committee.   The surveillance of the management, conduction and execution of the businesses of the Company and of the legal persons controlled by the Company shall in charge of the Board of Directors through the audit and corporate practices committee (the “Audit and Corporate Practices Committee”) and of the legal person that performs the external audit of the Company.
1.-   Composition:   The Audit and Corporate Practices Committee of the Company shall be composed of at least 3 (three) members appointed by the Board itself, in accordance with the provisions of the Securities Market Law, the applicable provisions of the stock exchange in which the Shares are listed, these by-laws and other applicable legal provisions, in the understanding, however, that the Chairman of the Audit and Corporate Practices Committee shall be elected by the General Stockholders’ Meeting of the Company.

The members of the Audit and Corporate Practices Committee shall qualify as independent and shall be subject to the duties and responsibilities set forth in the Securities Market Law and in the applicable provisions of the stock exchange in which the Shares are listed, as well as to the corresponding liability exclusions.
The Audit and Corporate Practices Committee may create one or more Sub-Committees to receive support for the performance of its functions. The Audit and Corporate Practices Committee shall be entitled to appoint and remove the members of such Sub-Committees and to determine the authorities of it.
2.-   Periodicity of the Meetings:   The Audit and Corporate Practices Committee and its Sub-Committees shall meet with the necessary periodicity for the performance of its functions, at the request of any of its members, the Board of Directors or its Executive Chairman or the General Stockholders’ Meeting; in the understanding that it shall meet at least 4 (four) times during a relevant calendar year, to resolve the matters within its competence in terms of the Securities Market Law, these by-laws and other applicable legal provisions.
The meetings of the Audit and Corporate Practices Committee and its Sub-Committees may be held via telephone or videoconference, in the understanding that the Secretary of the meeting must prepare the relevant minute, which in any case must be signed by the Chairman and the respective Secretary, and collect the signatures of the members who attended in the meeting.
3.-   Functions:   Regarding Corporate Practices, the Audit and Corporate Practices Committee shall have the functions referred to in the Securities Market Law, especially the provisions of section I (first) of Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Stockholders’ Meeting. They shall also perform all those functions in respect of which a report must be rendered in accordance with the provisions of the Securities Market Law. It shall have the following functions, without limitation:
1.-   To provide opinions regarding transactions between related parties to the General Stockholders’ Meeting and the Board of Directors.
2.-   To develop, recommend and review guidelines and guidelines for the corporate governance of the Company and its subsidiaries.
3.-   To recommend amendments to the by-laws of the Company and its subsidiaries.
4.-   Analyze and review all legislative, regulatory and corporate governance developments that may affect the Company’s operations, and make recommendations in such regard to the Board of Directors.
5.-   To prepare and propose the different manuals necessary for the corporate governance of the Company or for the compliance with the applicable provisions.
6.-   To define the compensation and performance evaluation policies of the Company’s senior executives.
7.-   Use best compensation practices to align the interests of the Stockholders and senior management of the Company, being able to hire any independent expert necessary for the performance of this function.
8.-   Ensure access to market data and best corporate practices through external consultants in such area.
9.-   Develop a plan for the succession of the Company’s senior executives.
Regarding Auditing, the Audit and Corporate Practices Committee shall have the functions referred to in the Securities Market Law, especially the provisions of section II of Article 42 (forty-two), and other applicable legal provisions, as well as those determined by the General Stockholders’ Meeting. They shall also perform all those functions in respect of which a report must be rendered pursuant to the provisions of the Securities Market Law. shall have the following functions, without limitation:

1.-   To determine the need for and viability of the tax and financial structures of the Company.
2.-   To provide its opinion on the financial and tax structure of the international expansion of the Company.
3.-   To provide its opinion regarding the Company’s financial reports, accounting policies, control and information technology systems.
4.-   To evaluate and recommend the external auditor of the Company.
5.-   To ensure the independence and efficiency of the Company’s internal and external audits.
6.-   To evaluate the transactions between related parties of the Company, as well as to identify possible conflicts of interest arisen from them.
7.-   To analyze the financial structure of the Company, in the short, medium and long term, including any financing and refinancing transactions.
8.-   To review and express an opinion regarding the management of the Company’s treasury, risk and exposure of the Company to fluctuations in the exchange rate and hedging instruments of the Company, regardless its nature or denomination.
9.-   To evaluate the processes and selection of insurance brokers, as well as the coverages and premiums of the Company’s insurance policies.
Chapter V
GUARANTEE, INDEMNITY AND EMOLUMENTS OF THE MEMBERS
OF THE BOARD OF DIRECTORS AND COMMITTEES
Article Twenty-Fourth.   Guarantee for the exercise of offices.   None of the members of the Board of Directors or of the different committees of the Company, nor the Secretary, alternate Secretary or the respective alternates of all of the foregoing, nor the Chief Executive Offer or the relevant executives shall have the obligation to provide guarantees to ensure the fulfillment of the responsibilities they may incur in the performance of their offices, unless the General Stockholders’ Meeting that has appointed them establishes such obligation.
Article Twenty-Fifth.   Indemnification by the Company.   Subject to the provisions of the Securities Market Law, the Company undertakes to indemnify and hold harmless the proprietary and alternate members, of the Board of Directors, of the Committee or Committees that perform the functions of Corporate Practices and Auditing, and of any other committees created by the Company, the Secretary and Alternate Secretary, and the relevant officers of the Company, in connection with any liability arising from the performance of their duties, including the payment of an indemnification for any damage or injury caused and the necessary amounts to reach a settlement, as well as the total fees and expenses of lawyers and other advisors hired for the defense of the interests of such persons in the cases mentioned above, unless such liabilities result from fraudulent acts, bad faith, unlawful acts or omissions whose compensation is not permitted pursuant to the Securities Market Law and other applicable legal provisions.
Article Twenty-Sixth.   Emoluments, guarantee and insurance of the Members of the Board of Directors.   The General Stockholders’ Meeting shall approve any compensation payable to the members of the Board of Directors and of the Committees of the Company for the performance of their positions or functions in any of its committees, or for attending or participating in meetings of said bodies.
The members of the Board of Directors of the Company shall not be obliged to guarantee their performance as such, by means of a bond or any other form of guarantee or indemnity.
The Company shall indemnify and hold harmless each Director, and in such event, the Executive Chairman and the Secretary, for and against any damages from any action or decision made by such Director, Executive Chairman or Secretary acting within its corresponding authority, and such indemnification shall include a compensation for all and any costs that such Director, Execute Chairman or Secretary may incur in relation to the defense of any claim, except in such cases where he/she acts in bad faith, willful misconduct or performs any illegal acts as provided in such laws applicable to the Company. For purposes of this paragraph, the Company will hire, at its sole cost and expense, insurance policies to cover any liability described herein.
Chapter VI
CHIEF EXECUTIVE OFFICER
Article Twenty-Seventh.   Functions and Powers.   The duties of management and execution of the business of the Company and the entities it controls shall be responsibility of the Chief Executive Officer Director pursuant to the provisions of Article 44 (forty-four) of the Securities Market Law, subject to the strategies, policies and guidelines approved by the Board of Directors.
The Chief Executive Officer, for the performance of his duties, shall have the broadest powers of attorney to represent the Company for acts of administration and lawsuits and collections, including special powers of attorney requiring special clauses in accordance to law. For acts of ownership, it shall be subject to the provisions set out by the Board of Directors, pursuant to Article 28 (twenty-eight), section VIII, of the Securities Market Law and other applicable provisions.
The Chief Executive Officer shall perform the duties entrusted to him by the General Stockholders’ Meeting or the Board of Directors, as well as those set forth in the Securities Market Law, and in compliance with its duties of due diligence and loyalty pursuant to the Securities Market Law.
The Chief Executive Officer, for the performance of his duties and activities, as well as for fulfillment of his obligations, shall be assisted by the relevant directors appointed for such purpose and by any employee of the Company or of the legal entities it controls.
Chapter VII
STOCKHOLDERS’ MEETING
Article Twenty-Eighth.   General Stockholders’ Meeting.   The General Stockholders Meeting is the supreme body of the Company. The Stockholders Meetings shall be General or Special and General Meetings may be Extraordinary or Ordinary. Stockholders Meetings shall be held at the Company’s domicile, except in the event of unforeseen circumstances or force majeure.
Article Twenty-Ninth.   Minority Rights.   Calls for General Stockholders’ Meetings may be made by the Board of Directors, the Secretary or the Chairman of the Board of Directors or the Audit or Corporate Governance Committees. Stockholders holding at least 10% (ten percent) of the shares with voting rights, even those limited or restricted voting rights, may request in writing, at any time, that the Chairman of the Board of Directors (or the Executive Chairman of the Board, if applicable) or the Chairman of the Corporate Practices Committee and/or Audit Committee, convene a General Stockholders’ Meeting to discuss the matters specified in their request, without the need to comply with the procedure set forth in Article 184 (one hundred and eighty four) of the General Law of Commercial Entities. Any stockholders shall have the same right in any of the cases referred to in Article 185 (one hundred and eighty-five) of the General Law of Commercial Entities. If no call is made within 15 (fifteen) days following the date in which the request was made, a Civil or District Judge of the Company’s domicile shall may convene the Meeting at the request of any of the interested stockholders in terms of the applicable law.
Also, Stockholders holding at least 10% (ten percent) of the shares with voting rights, even those limited or restricted voting rights, may, for one single occasion, present a motion to adjourn the Meeting for 3 (three) calendar days and without requiring a new call, in order to vote on certain matters in which they do not believe they are adequately informed, in which case the percentage referred to in Article 199 (one hundred and ninety-nine) of the General Law of Commercial Entities shall not apply.
The holders of voting shares, including limited or restricted voting shares, that represent 20% (twenty percent) or more of the capital stock, whether individually or jointly, may judicially contest the resolutions adopted by the General Meetings in connection with matters in respect of which they are entitled to vote, in which case the percentage referred to in Article 201 (two hundred and one) of the General Law of Commercial Entities shall not apply.

Article Thirtieth.   Calls.   Calls for Stockholders’ Meetings must be published in the electronic system established by the Ministry of Economy no less than 15 (fifteen) calendar days before the date of the Meeting. The first call for the extraordinary general meetings must be published in the electronic system established by the Ministry of Economy no less than 15 (fifteen) calendar days before the date of said Meeting and no less than 5 (five) calendar days before the second and subsequent calls.
From the date on which the call of meeting is published, any information and documents related to each of the items of the Agenda shall be made immediately available to the stockholders at the offices of the Company’s office at no charge and at least 15 (fifteen) calendar days prior to the date of the Meeting.
The calls shall contain the Agenda of the Meeting in which general matters shall not appear and shall be signed by the person responsible for such calls, provided; however, that if the calls are made by the Board of Directors, the signature of the Chairman, the Secretary or any other alternate Secretaries, if there is more than one, shall be sufficed. Meetings may be held without prior notice if the capital stock of the Company is fully represented at the time of voting.
In accordance with the second paragraph of Article 178 (one hundred and seventy-eight) of the General Law of Commercial Entities, unanimous resolutions adopted without holding a Meeting, by the stockholders with voting rights or with the relevant special series of shares, as the case may be, shall be, for all legal effects and purposes as valid as those adopted at a General or Special Meeting, respectively, provided that they are confirmed in writing by the stockholders.
Article Thirty-First.   Admission to Stockholders Meetings.   Only persons registered as stockholders in the Stock Registry Book shall have the right to appear or be represented in the Stockholders’ Meetings, for which the provisions of the Securities Market Law shall apply. The members of the Company’s Board of Directors may not represent any stockholder in the Stockholders’ Meetings of the Company. Stockholders may be represented at the Meetings by the person or persons they designated for such purpose by means of a power of attorney granted in accordance with the following Article.
Article Thirty-Second.   Representation of Stockholders at the Meeting.   Stockholders may be represented in the Meetings by the person or persons who prove their legal capacity by means of a simple letter signed in the presence of two witnesses.
The members of the Board of Directors and the relevant executives of the Company may not represent any stockholder in the Company’s Stockholders’ Meetings.
Article Thirty-Third.   Meeting Minutes Book.   The Stockholders’ Meeting Minutes shall be prepared by the Secretary, will be transcribed in the corresponding book and will be signed by the Executive Chairman and the Secretary of the Meeting.
Article Thirty-Fourth.    Chairman, Secretary and Tellers at Stockholders’ Meetings.   The Meetings will be presided by the Chairman of the Board of Directors. In his absence the Meetings will be presided by the person appointed by the majority vote of the stockholders.
The Secretary of the Board of Directors will act as Secretary of the Stockholders Meetings, and in his absence or if so indicated by the General Stockholders’ Meeting itself, the position will be held by the alternate Secretary; in the absence of both, the position will be held by the person appointed by the majority vote of the stockholders.
The Chairman of the Board shall appoint two (2) tellers from among the stockholders, stockholders’ representatives or guests attending the Meetings, in order to count the number of shares represented, to determine whether a legal quorum has been meet and, as the case may be, to count the votes cast.
Article Thirty-Fifth.   General Ordinary and Extraordinary Meetings.   The Company’s Annual General Ordinary Stockholders’ Meetings shall be held at least once a year, within four (4) months following the closing of each fiscal year (the “Annual General Ordinary Meeting”). In addition to the other matters specified in the Agenda of the Annual General Ordinary Meeting, it shall:
1.-   Discuss, approve or modify and determine as appropriate, any matters in relation to the report of the Chief Executive Officer and the Board of Directors, regarding the Company’s financial situation and other related accounting documents, as set forth in Article 172 (one hundred and seventy-two) of the General Law of Commercial Entities.

2.-   Discuss, approve or modify the reports of the Chairman of the Corporate Practices and Audit Committees, if necessary.
3.-   Discuss, approve or modify the report rendered by the Chief Executive Officer, in accordance with the Securities Market Law and other applicable provisions.
4.-   Learn the opinion of the Board of Directors in connection with the content of the Chief Executive Officer’s report.
5.-   Subject to the provisions established in Article Fifteen of these by-laws, discuss and approve on the re-appointment, revocation and/or appointment, if any, of one third of the proprietary members and respective alternates of the Board of Directors that said Annual General Ordinary Meeting resolve to re-appoint, revoke and/or appoint.
6.-   Evaluate the independence of independent directors.
7.-   To appoint the Chairmen of the Corporate Practices and Audit Committees.
8.-   To decide on the use of the Company’s profit, if any.
9.-   If applicable, determine the maximum amount of resources that may be used for the acquisition of its own shares.
10.-   Approve the execution of transactions whether simultaneously or subsequently by the Company or the legal entities it controls within the same fiscal year that may be considered as one and the same transaction that the Company when they represent 20% (twenty percent) or more of the consolidated assets of the Company, based on figures corresponding to the close of the immediately preceding quarter, regardless of the way in which they are applied. Stockholders holding shares with limited or restricted voting rights may vote at such Meetings.
11.-   Any other matter that shall be convened with by the General Ordinary Meeting in accordance with applicable law or that is not specifically reserved for an General Extraordinary Meeting.
In addition to those set forth in Article 182 (one hundred and eighty-two) of the General Law of Commercial Entities, the following matters are reserved for General Extraordinary Meetings: (i) the Company’s spin-off  ; (ii) issuance of shares other than ordinary shares; (iii) redemption of the Company’s shares with distributable profits by the Company, (iv) increase of capital stock pursuant to Article Twelve, (v) amendment of the Company’s by-laws, and (vi) other matters reserved to it by law or those for which these by-laws require a special quorum.
Article Thirty-Sixth.   Quorum for installation and voting at General Ordinary Stockholders’ Meetings.   In order for an General Ordinary Stockholders’ Meeting to be considered legally convened by virtue of a first call, at least 50% (fifty percent) plus 1 (one) of the outstanding voting shares of the Company must be represented, and its resolutions shall be valid when adopted by majority vote of the voting shares in attendance. In the event of a second or subsequent call, the General Ordinary Stockholders’ Meeting may be validly held regardless of the number of shares represented, and its resolutions shall be valid when adopted by majority vote of the shares represented at the Meeting.
Article Thirty-Seventh.   Quorum for installation and voting at General Extraordinary Stockholders’ Meetings.    In order for an General Extraordinary Stockholders’ Meeting to be considered legally convened on first call, at least 75% (seventy-five percent) of the outstanding voting shares of the Company must be represented, and its resolutions shall be valid when adopted by the favorable vote of shares representing at least 50% (fifty percent) of the outstanding voting shares of the Company. In the event of a second or subsequent call, Extraordinary General Stockholders’ Meetings may be validly held if 50% (fifty percent) of the outstanding voting shares of the Company is represented, and their resolutions will be valid if adopted by the favorable vote of shares representing at least 50% (fifty percent) of the outstanding voting shares of the Company.
Notwithstanding the provisions of the preceding paragraph, the favorable vote of shares with or without voting rights representing 75% (seventy-five percent) of the Company’s outstanding capital stock shall be required to amend the Company’s by-laws.

For Special Meetings, the same rules provided in this Article shall apply for General Extraordinary Meetings, but referring to the corresponding special category of shares.
Chapter VIII
FISCAL YEAR AND FINANCIAL INFORMATION
Article Thirty-Eighth.   Financial Information.   Within the three (3) months following the closing of each fiscal year, the Chief Executive Officer and the Board of Directors shall prepare the following financial information and any other information necessary pursuant to provisions of the applicable legal, within their respective duties and responsibilities pursuant to the provisions of these by-laws and the Securities Market Law, which will be delivered to the General Stockholders’ Meeting by the Board of Directors:
a)   A report on the Company’s progress during the year and on the policies followed by the Board of Directors and, where appropriate, on the main existing projects.
b)   A report stating and explaining the main information and accounting policies and criteria used for the preparation of the financial information.
c)   A statement showing the Company’s financial position at the end of the fiscal year.
d)   A statement showing, and duly explained and classified, the Company’s results of the fiscal year.
e)   A statement showing the changes in the Company’s financial position during the fiscal year.
f)   A statement showing the changes in the items conforming the Company’s assets during the fiscal year.
g)   Any necessary notes to supplement and clarify the information provided by the above-mentioned statements.
Article Thirty-Ninth.   Deadline for submission.   The information referred to in the previous Article must be completed and made available to the stockholders no less than 15 (fifteen) calendar days before the Meeting at which they are to be discussed. Stockholders shall have the right to receive a copy of the corresponding reports.
Article Fortieth.   Fiscal Year.   The fiscal years shall last one year, and the date of their commencement and termination shall be set by the Ordinary General Stockholders Meeting subject to the relevant tax provisions. If the Company is liquidated or merged, the fiscal year will end early on the date on which it is liquidated or merged, as the case may be.
Chapter IX
PROFIT AND LOSSES
Article Forty-First.   Profits of the Company.   The net profits of each fiscal year, after deducting the amounts corresponding to: a) income tax for such fiscal year; b) if applicable, Company’s profits distribution, and; c) if applicable, amortization of losses from previous fiscal years, which will be distributed, subject to a resolution of the General Stockholders’ Meeting, as follows:
1.-   5% (five percent) to constitute and reconstitute the legal reserve fund, until it is equal to at least 20% (twenty percent) of the capital stock.
2.-   The General Ordinary Stockholders’ Meeting may create, with net profits, the “Reserve for Acquisition of Own Shares”, indicating the amount of this reserve.
3.-   If the General Stockholders’ Meeting so determines, it may create, increase, modify or eliminate other capital reserves if such Meeting deems appropriate, and may create funds for budget estimates and reinvestments, as well as special reserve funds.
4.-   The residual amounts, if any, shall be applied in the manner determined by the General Ordinary Stockholders’ Meeting, including, if applicable, to pay dividends to all stockholders, in proportion to their participation.

Article Forty-Second.   Dividends.   Dividends shall be declared by the General Ordinary Stockholders’ Meeting and its payments shall be made on the terms, days and place determined by such Meeting, taking into consideration the policies established by the Board of Directors or its Executive Chairman, which shall be made known through the publication of a notice in at least one newspaper with wide circulation.
The dividends not collected within 5 (five) years, from the date on which they were due and payable, shall be deemed to have been waived in favor of the Company.
The losses, if any, will be assumed by all the stockholders, in proportion to the number of their shares, including the Company’s assets represented by them.
Chapter IX
DISSOLUTION AND LIQUIDATION
Article Forty-Third.   Dissolution.   The Company shall be dissolved in any of the cases specified in Article 229 (two hundred and twenty-nine) of the General Law of Commercial Entities.
Article Forty-Fourth.   Liquidators.   Upon dissolution, the Company shall be placed in liquidation. The liquidation will be entrusted to one or more liquidators appointed by the General Extraordinary Stockholders’ Meeting. If the Meeting does not make such appointment, a Civil or District Judge of the Company’s domicile shall do so at the request of any stockholder.
The liquidators shall have the powers and authorities established by General Law of Commercial Entities and those determined by the General Stockholders’ Meeting, including:
I.   Conclude special operations pending at the time of dissolution.
II.   Collect the credits and pay the debts of the Company.
III.   Dispose or transfer the Company’s assets and liquidate its liabilities.
IV.   Prepare the final financial statement to be submitted for consideration and approval of the General Stockholders’ Meeting, and once such statement has been approved, it shall be registered in the Public Registry of Commerce.
V.   Distribute all remaining proceeds, if any, among all the stockholders of the Company, taking into consideration their participation percentage, once the final financial statement has been approved.
VI.   Cancel the registration of the Company in the Public Registry of Commerce once the liquidation is concluded.
Article Forty-Fifth.   Liquidation Procedure.   The liquidation shall be made in accordance with the resolutions taken by the stockholders upon their resolution to dissolve the Company. In the absence of resolution approving the Company’s liquidation, the liquidation shall be made pursuant to the provisions of the General Law of Commercial Entities.
During the liquidation, the Stockholders’ Meetings will meet as described in these by-laws, and the liquidator or liquidators will have the same responsibilities that were performed by the Board of Directors before the Company’s liquidation, and the Audit and Corporate Practices Committee will continue to perform its responsibilities towards the liquidator or liquidators, as they used to perform such responsibilities as to the Board of Directors, before the Company’s liquidation.
Chapter X
APPLICABLE LAW AND JURISDICTION
Article Forty-Sixth.   Applicable Law.   In all matters not expressly provided for in these by-laws, the provisions of the Securities Market Law, the General Law of Commercial Entities, and other applicable law in Mexico shall be applicable.
Article Forty-Seventh.   Jurisdiction.   In the event of any controversy between the Company and its stockholders or between two or more stockholders or between two or more groups of stockholders regarding any matters relating to the Company, all stockholders and the Company expressly and irrevocably submit to the laws applicable in, and to the jurisdiction of, the competent federal courts in Mexico City, Mexico, expressly and irrevocably waiving any other jurisdiction that may correspond to them by virtue of their present or future domicile or for any other reason.

ANNEX F
FORM OF REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _________ ___, 2019, is made and entered into by and among DD3 Acquisition Corp. S.A de C.V., a Mexican sociedad anónima de capital variable (“DD3”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable ( the “Company”) and the undersigned parties listed under the heading “Holders” on the signature page hereto (each such party, together with any person or entity who hereafter enters into a joinder to this Agreement agreeing to be bound by the terms hereof, a “Holder” and collectively the “Holders”).
WHEREAS, DD3 and certain of the Holders (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of October 11, 2018 (the “Prior Agreement”);
WHEREAS, the Original Holders currently hold an aggregate of 1,391,250 shares (the “Founder Shares”) of DD3’s ordinary shares, no par value per share (the “DD3 Ordinary Shares”);
WHEREAS, certain of the Original Holders currently hold an aggregate of 239,125 DD3 Ordinary Shares (the “Private Shares”) and 239,125 warrants (the “Private Warrants”) to purchase, at an exercise price of  $11.50 per share (subject to adjustment), DD3 Ordinary Shares that were part of the private units sold in connection with DD3’s initial public offering;
WHEREAS, certain of the Holders are acquiring ordinary shares, no par value, of the Company as the surviving entity of the merger pursuant to the Business Combination Agreement (the “Ordinary Shares”) in exchange for their Founder Shares, Private Shares, Working Capital Shares and outstanding shares of capital stock of the Company and BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital (“BLSM”) and the Private Warrants and Working Capital Warrants will automatically become warrants to purchase Ordinary Shares, on or about the date hereof, pursuant to that certain Combination and Stock Purchase Agreement (the “Business Combination Agreement”), dated as of _______ __, 2019, by and among DD3, the Company, BLSM, Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, and DD3 Mex Acquisition Corp. S.A de C.V., a Mexican sociedad anónima de capital variable; and
WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the Ordinary Shares identified herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. DEFINITIONS. The following capitalized terms used herein have the following meanings:
“Adverse Disclosure” is defined in Section 3.5.
“Agreement” is defined in the preamble hereto.
“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.
“Business Combination Agreement” is defined in the recitals to this Agreement.
“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Mexico City, Mexico are authorized or required by law to close.
“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.
“Company” is defined in the preamble to this Agreement.

“DD3” is defined in the preamble to this Agreement.
“DD3 Ordinary Shares” is defined in the recitals to this Agreement.
“Demand Registration” is defined in Section 2.2.1.
“Demand Requesting Holder” is defined in Section 2.2.1.
“Demanding Holder” is defined in Section 2.2.1.
“Effectiveness Deadline” is defined in Section 2.1.1.
“Effectiveness Period” is defined in Section 3.1.3.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Form F-3” is defined in Section 2.1.1.
“Founder Shares” is defined in the recitals to this Agreement.
“Holder Indemnified Party” is defined in Section 4.1.
“Holders” is defined in the preamble to this Agreement.
“Indemnified Party” is defined in Section 4.3.
“Indemnifying Party” is defined in Section 4.3.
“Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of the date hereof, by and between the Company and certain of the Holders.
“Maximum Number of Shares” is defined in Section 2.2.4.
“Misstatement” is defined in Section 3.1.12.
“New Registration Statement” is defined in Section 2.1.4.
“Notices” is defined in Section 6.3.
“Option Securities” is defined in Section 2.2.4.
“Ordinary Shares” means ordinary shares, no par value, of the Company as the surviving entity of the merger pursuant to the Business Combination Agreement.
“Original Holders” is defined in the recitals to this Agreement.
“Permitted Transferees” means (i) with respect to any Holder, its (a) officers, directors, members, consultants or affiliates, (b) relatives and trusts for estate planning purposes, or (d) descendants upon death; (ii) the Company; and (iii) any other Holder.
“Piggy-Back Registration” is defined in Section 2.3.1.
“Preemption Notice” is defined in Section 2.5.
“Prior Agreement” is defined in the recitals to this Agreement.
“Private Shares” is defined in the recitals to this Agreement.
“Private Warrants” is defined in the recitals to this Agreement.
“Pro Rata” is defined in Section 2.2.4.
“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
F-2

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
“Registrable Securities” means the Private Warrants and Working Capital Warrants (or underlying securities) and the Ordinary Shares, including any Ordinary Shares, the Ordinary Shares underlying any Working Capital Units and any other equity, equity-linked or debt security of DD3, the Company or BLSM held by a Holder as of the date hereof. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any such securities or as the result of any split, combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or in another public securities transaction pursuant to Rule 144 or (e) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume or manner of sale limitations.
“Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Ordinary Shares or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).
“Requesting Holder” is defined in Section 2.1.5(a).
“Resale Shelf Registration Statement” is defined in Section 2.1.1.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“SEC Guidance” is defined in Section 2.1.4.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Selling Holders” means any Holder electing to sell any of its Registrable Securities in a Registration.
“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.
“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement or such other Registration Statement filed by the Company pursuant to Section 2.1, as amended or supplemented, including, without limitation, a Block Trade.
“Unit Purchase Option” is defined in Section 2.2.4.
“Warrant” means a warrant to purchase Ordinary Shares, exercisable for one Ordinary Share at a price of  $11.50 per share.
“Working Capital Units” means the Ordinary Shares and Working Capital Warrants (including the Ordinary Shares issued or issuable upon the exercise of any such Working Capital Warrants) issuable upon conversion in connection with the consummation of the Business Combination of any working capital loans in an amount up to $1,500,000 made to DD3 by a Holder.
“Working Capital Warrants” means the Warrants underlying the Working Capital Units, if any.
F-3

2. REGISTRATION RIGHTS.
2.1 Resale Shelf Registration Rights.
2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the date of this Agreement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities held by Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form F-3 (“Form F-3”) or, if Form F-3 is not then available to the Company, on Form F-1 or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the expiration of the Effectiveness Period. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.
2.1.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.
2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 2.1.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on Form F-1 or other appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 Shelf and have the such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3.
F-4

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff  (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.
2.1.5 Demand Takedown.
(a) If the Company shall receive a request from (x) the Holders of at least [1,000,000] shares of Registrable Securities and (y) unless the request relates to the sale of all remaining Registrable Securities held by such holders, the estimated market value of the Registrable Securities is at least [$10,000,000] (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect an Underwritten Takedown of such Registrable Securities, and specifying the intended method of disposition thereof  (which, for the avoidance of doubt, may be an underwritten Block Trade), then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) within five (5) Business Days after receiving such Demand Takedown to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:
(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and
(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any Selling Holders have requested the Company to offer by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.
(b) Promptly after the expiration of the seven (7) Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.
(c) The Company shall only be required to effectuate one Underwritten Takedown within any six (6) month period.
F-5

(d) The Company shall not be required to effectuate more than two (2) Underwritten Takedowns, exclusive of any underwritten Block Trades.
(e) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders).
2.1.6 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.
2.2 Demand Registration.
2.2.1 Request for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time and from time to time on or after the date hereof with respect to the Registrable Securities, the holders of a majority-in-interest of such Registrable Securities (the “Demanding Holder”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each, a “Demand Requesting Holder”) shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holder and the Demand Requesting Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1, to be effected by the Company as soon as reasonably practicable, but in no event later than ninety (90) days after receipt of such Demand Registration. The Company shall not be obligated to effect (i) more than an aggregate of three (3) Demand Registrations in the aggregate; (ii) a Demand Registration within ninety (90) days of a Demand Takedown or within one hundred eighty (180) days of a prior Demand Registration; or (iv) a Demand Registration unless the market value of the Registrable Securities to be registered is at least [$10,000,000]. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and its designees may only make a demand on one occasion and only in the five-year period beginning on the effective date of the registration statement on Form F-1 filed with the Commission in connection with DD3’s initial public offering.
2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders who initiated such Demand Registration thereafter affirmatively elect to continue the offering and notify the Company in writing, but in no event later than five (5) days of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.
2.2.3 Underwritten Offering. If the Demanding Holders who initiate a Demand Registration so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be
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in the form of an underwritten offering (which, for the avoidance of doubt, may be an underwritten Block Trade). In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.
2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders and Demand Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and Demand Requesting Holders (if any) (pro rata in accordance with the number of shares that each such Demanding Holder and Demand Requesting Holders (if any) has requested be included in such Registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of holders exercising their rights to Register their Registrable Securities pursuant to Section 2.3; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iv) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other securities registrable pursuant to the terms of the Unit Purchase Option issued to EarlyBirdCapital, Inc. or its designees in connection with DD3’s initial public offering (the “Unit Purchase Option” and such registrable securities, the “Option Securities”) as to which Piggy-Back Registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares and (v) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.
2.2.5 Withdrawal. A Demanding Holder, a Demand Requesting Holder or a Requesting Holder may elect to withdraw all or a portion of its Registrable Securities included in a Demand Registration or an Underwritten Takedown for any reason or no reason at all by giving written notice to the Company and/or the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such Registration shall not count as a Demand Registration provided for in this Section 2.2.
2.3 Piggy-Back Registration.
2.3.1 Piggy-Back Rights. If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.2),
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other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days (or in the case of a Block Trade, five (5) Business Days) before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and its designees may exercise its rights under this section only in the seven-year period beginning on the effective date of the registration statement on Form F-1 filed with the Commission in connection with DD3’s initial public offering.
2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.3, and the Ordinary Shares, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:
(a) If the Registration is undertaken for the Company’s account: (A) the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders pursuant to Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;
(b) If the Registration is a “demand” registration undertaken at the demand of holders of Option Securities, (A) the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and
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(D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and
(c) If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities or Option Securities, (A) the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities comprised of Registrable Securities and Option Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof and the Unit Purchase Option, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (E) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.
2.3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own good faith determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement in connection with a Piggy-Back Registration. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.
2.3.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.
2.4 Block Trades. Notwithstanding any other provision of this Section 2, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Section 2, the Holders shall provide written notice to the Company at least five (5) Business Days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. The Company shall not be obligated to facilitate (a) more than three (3) underwritten Block Trades, (b) any underwritten Block Trade within thirty (30) days of any Demand Registration or Underwritten Takedown or (c) any underwritten Block Trade where the estimated market value of the Registered Securities to be sold is less than [$1,000,000].
2.5 Preemption. If not more than thirty (30) days prior to receipt of any request for a Demand Registration, Underwritten Takedown or underwritten Block Trade pursuant to Section 2, the Company shall have (a) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (b) solicited bids for a primary
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offering of Company securities or (c) otherwise reached an understanding with an underwriter with respect to a primary offering of Company securities, the Company may preempt the Demand Registration, Underwritten Takedown or underwritten Block Trade with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Requesting Holders within three (3) days after the Company has received the request. The period of preemption may be up to forty-five (45) days following the date of the Preemption Notice or such longer period as the Company is subject to a lock-up in connection with the primary offering. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right of preemption pursuant to this Section 2.5 more than once during any 12 month period.
3. REGISTRATION PROCEDURES.
3.1 Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the Registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:
3.1.1 Filing Registration Statement. The Company shall, as expeditiously as practicable and in any event within forty-five (45) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on Form F-3, if then available to the Company for such Registration, or if Form F-3 is not then available to the Company for such Registration, then on any other form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board of Directors or President of the Company stating that Adverse Disclosure would be required to be set forth in such Registration Statement; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once and more than a total of ninety (90) days in any 365-day period in respect of Demand Registrations hereunder.
3.1.2 Copies; Participation. The Company shall, at least five (5) Business Days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such Registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such Registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders. The Company shall permit a representative of any Holder of Registrable Securities included in such Registration and any attorney or accountant retained by such Holder to participate, at such Holder’s sole cost and expense, in the preparation of any Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each such person or entity access to its books and records and such opportunities to discuss the business, finances and accounts of the Company with the Company’s officers, directors and independent public accountants who have certified the Company’s financial statements as shall be necessary, in the opinion of such Holders’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or Prospectus, or amendment or supplement thereto, to which a Holder of Registrable Securities included in such Registration shall have reasonably objected on the grounds that any portion(s) of such Registration Statement or Prospectus or supplement or amendment thereto does not comply in all material respects with the applicable requirements of the Securities Act or the rules and regulations thereunder.
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3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).
3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, [excluding] documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, [excluding] documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.
3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be Registered with or approved by such other governmental authorities or securities exchanges, including the Nasdaq Capital Market, as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.
3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in reasonable and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.
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3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation as reasonably requested in meetings with Underwriters, attorneys, accountants and potential investors.
3.1.8 Selection of Underwriters. In connection with any Registration effected by or at the direction of Holders pursuant to this Agreement, the Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in any Registration shall have the right to select an Underwriter or Underwriters in connection with such Registration, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with a Registration pursuant to this Agreement, the Company shall enter into customary agreements (including an underwriting agreement in reasonable and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Registration, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.
3.1.9 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.
3.1.10 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter (provided that such holder provides any representation letter or other undertaking reasonably required by the independent public accountant). In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.
3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.
3.1.13 Transfer Agent. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.
3.1.14 Misstatements. The Company shall notify the holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact
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required to be stated in a Registration Statement or Prospectus, or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (a “Misstatement”), and then to correct such Misstatement.
3.2 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Registration Statement or Prospectus required to be filed pursuant to this Agreement, and any amendment or supplement relating thereto, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all Registration and filing fees and fees of any securities exchange on which the Ordinary Shares is then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such Registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.
3.3 Information. The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. It is a condition to the inclusion of a Holder’s Registrable Securities in any Registration Statement or any Underwritten Takedown or other underwritten offering pursuant to this Agreement that such Holder has timely provided any requested information.
3.4 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
3.5 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a Misstatement or of the happening of any event of the kind described in Section 3.1.4(iv), each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, as promptly as practicable after their receipt of the notice referred to above, their use of the
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Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.5. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the board of directors of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.
3.6 Other Covenants and Obligations. As long as any Holder shall own Registrable Securities: (a) the Company will not file any Registration Statement or Prospectus included therein or any other filing or document with the Commission which refers to any Holder of Registrable Securities as a selling securityholder by name without the prior written approval of such disclosure by such Holder; (b) the Company, at all times while it shall be reporting under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act; (c) the Company further covenants that it shall take such further action as any holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and (d) upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with the requirements set forth in the foregoing clauses (b) and, solely as to actions specifically requested by the holder, (c).
4. INDEMNIFICATION AND CONTRIBUTION.
4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each Holder of Registrable Securities (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages or liabilities, whether joint or several (collectively, “Losses”), arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Losses, except, with respect to any Holder of Registrable Securities, to the extent such Holder of Registrable Securities is liable to indemnify the Company for such Losses pursuant to Section 4.2. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.
4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Selling Holder and the Company has required all Selling Holders to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other Selling Holder and each other person, if any, who controls another Selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in
F-14

any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other Selling Holder for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Loss. Each Selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be proportional to and limited to the amount of any net proceeds actually received by such Selling Holder in connection with the sale of Registrable Securities under a Registration Statement from which such Losses arise. Each Selling Holder of Registrable Securities shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, in addition to local counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of any Losses for which the Indemnified Party seeks indemnification hereunder if such settlement or judgment includes any non-monetary remedies, requires an admission of fault or culpability on the part of the Indemnified Party or does not include an unconditional release from all liability of the Indemnified Party in respect of such Losses.
4.4 Contribution.
4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the Misstatement relates to information supplied by such Indemnified Party or such Indemnifying Party (in the case of a Holder, such Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement.
F-15

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.
5. [Intentionally omitted]
6. MISCELLANEOUS.
6.1 Other Registration Rights. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to Register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any Registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. Further, the Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities and the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder only be transferred or assigned to Permitted Transferees of a Holder of Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the Permitted Assigns of the applicable holder of Registrable Securities or of any assignee of the applicable holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).
6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, e-mail, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.
F-16

To DD3:
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Attn: Martin Werner, Chief Executive Officer
with a copy to:
Greenberg Traurig, LLP
The MetLife Building, 200 Park Avenue
New York, NY 10166
Attn: Alan Annex, Esq.
To the Company:
Betterware de Mexico
[•]
Attn: [•]
With a copy to:
Baker & McKenzie
[•]
Attn: [•]
To EarlyBirdCapital, Inc.:
EarlyBirdCapital, Inc.
One Huntington Quadrangle, Suite 4C18
Melville, New York 11747
Attn: Eileen Moore
with a copy to:
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881
To all other Holders, to such address as set forth beneath such Holder’s signature on the signature page hereto.
6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.
F-17

6.7 Modifications and Amendments. Upon the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one holder of Registrable Securities, solely in its capacity as a holder of the Ordinary Shares of the Company, in a manner that is materially different from the other Holders of Registrable Securities (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any holders of Registrable Securities or the Company and any other party hereto or any failure or delay on the part of a holder of Registrable Securities or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder of Registrable Securities or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the applicable holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.
6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holders in the negotiation, administration, performance or enforcement hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
F-18

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.
DD3:
DD3 ACQUISITION CORP., S.A. DE C.V., a Mexican sociedad anónima de capital variable
By: Name: Title:
COMPANY:
BETTERWARE DE MEXICO, S.A. DE C.V., a Mexican sociedad anónima de capital variable
By: Name: Title:
HOLDERS:

[Signature Page to Registration Rights Agreement]

ANNEX G
MANAGEMENT LOCK-UP AGREEMENT
[•], 2019
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Betterware de México
[_______]
Ladies and Gentlemen:
This letter agreement (this “Agreement”) relates to a Combination and Stock Purchase Agreement entered into as of  [•], 2019 (“Business Combination Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company (“DD3”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”) and DD3 Mex Acquisition Corp, S.A. de C.V., a Mexican sociedad anónima de capital variable. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.
1. In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) twelve months after the Closing Date and (b) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company, no par value, issued pursuant to the Business Combination Agreement (the “Surviving Company Shares”) for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Surviving Company Shares held by the undersigned, whether received as consideration pursuant to the Business Combination Agreement, upon the exchange of ordinary shares, no par value, of the Company or ordinary shares, no par value, of BLSM or otherwise (such Surviving Company Shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
2. The undersigned hereby authorizes the Company during the Lock-Up Period to cause its transfer agent for the Surviving Company Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares, in each case, following the completion of the transactions contemplated by the Business Combination Agreement, if such transfer would constitute a violation or breach of this Agreement.
3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(i)
if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii)
as a bona fide gift or gifts;

(iii)
to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv)
to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members; or

(v)
to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (v) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.
4. The restrictions set forth in this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period.
5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.
6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
7. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.
8. This Agreement shall be governed by and construed and enforced in accordance with the Federal Laws of Mexico. The parties hereto all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts located in Mexico City, Mexico, irrevocably waiving to any other jurisdiction that may correspond by reason of their current or future domicile.
9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.
[Signature on the following page]
G-2

Very truly yours,

Luis German Campos Orozco
Address:
Email:

Andrés Campos Chevallier
Address:
Email:

José del Monte
Address:
Email:
[Signature Page to Management Lock-Up Agreement]

Accepted and Agreed:
DD3 Acquisition Corp., S.A. De C.V.
By:

Name:
Title:
Address:
Email:
Betterware de México, S.A. de C.V.
By:

Name:
Title:
Address:
Email:
[Signature Page to Management Lock-Up Agreement]

ANNEX H
MEMBER LOCK-UP AGREEMENT
[•], 2019
DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Betterware de México
[_______]
Ladies and Gentlemen:
This letter agreement (this “Agreement”) relates to a Combination and Stock Purchase Agreement entered into as of  [•], 2019 (“Business Combination Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company (“DD3”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”) and DD3 Mex Acquisition Corp., S.A. de C.V., a Mexican sociedad anónima de capital variable. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.
1. In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) [twelve months]1 [six months]2 after the Closing Date and (b) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company, no par value, issued pursuant to the Business Combination Agreement (the “Surviving Company Shares”) for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Surviving Company Shares held by the undersigned, whether received as consideration pursuant to the Business Combination Agreement, upon the exchange of ordinary shares, no par value, of the Company or ordinary shares, no par value, of BLSM or otherwise (such Surviving Company Shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).
2. The undersigned hereby authorizes the Company during the Lock-Up Period to cause its transfer agent for the Surviving Company Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares, in each case, following the completion of the transactions contemplated by the Business Combination Agreement, if such transfer would constitute a violation or breach of this Agreement.

1 Strevo and Campalier.
2 Forteza.

3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):
(i)
if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii)
as a bona fide gift or gifts;

(iii)
to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv)
to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members; or

(v)
to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (v) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.
4. The restrictions set forth in this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period.
5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.
6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
7. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.
8. This Agreement shall be governed by and construed and enforced in accordance with the Federal Laws of Mexico. The parties hereto all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts located in Mexico City, Mexico, irrevocably waiving to any other jurisdiction that may correspond by reason of their current or future domicile.
9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.
[Signature on the following page]
H-2

Very truly yours,
[_______]
By:

Name:
Title:
Address:
Email:
[Signature Page to Member Lock-Up Agreement]

Accepted and Agreed:
DD3 Acquisition Corp., S.A. De C.V.
By:

Name:
Title:
Address:
Email:
Betterware de México, S.A. de C.V.
By:

Name:
Title:
Address:
Email:
[Signature Page to Member Lock-Up Agreement]

ANNEX I
PRELIMINARY COPY
SPECIAL MEETING OF SHAREHOLDERS OF
DD3 ACQUISITION CORP.

           , 2019

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints          or            , individually, as proxy to represent the undersigned at the special meeting of shareholders to be held at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 on            , 2019 at 11:00 a.m., Eastern time, and at any adjournments thereof, and to vote the ordinary shares of DD3 Acquisition Corp. (“DD3”) the undersigned would be entitled to vote if personally present, as indicated below. The notice of special meeting and proxy statement/prospectus relating to the Business Combination is available at            .

Proposal 1:   The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Combination and Stock Purchase Agreement, dated as of August 2, 2019, as amended, and as may be further amended, by and among DD3, Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., Betterware de México, S.A. de C.V. (“Betterware”), BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI therein, DD3 Mex Acquisition Corp, S.A. de C.V., and the transactions contemplated thereby, and the business combination of DD3 and Betterware as described therein (the “Business Combination”).
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2: The Shareholders’ Representative Proposal — To consider and vote upon a proposal to appoint a representative of DD3’s shareholders to approve the Business Combination by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:   The Adjournment Proposal — To consider and vote upon a proposal to adjourn the special meeting of shareholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more of the proposals presented at the special meeting.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
The ordinary shares represented by this proxy will be voted as directed. If no contrary instruction is given, the ordinary shares will be voted FOR the proposals above. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of the date of mailing of the proxy materials related to the meeting, the board of directors did not know of any other business to be presented at the meeting.
Signature of Shareholder	Date
Signature of Shareholder	Date
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The registrant’s proposed Amended and Restated Charter provides:
“Subject to the Mexican Securities Market Law, the Company undertakes to indemnify and hold the permanent and alternate members of the Board of Directors, the Committee or Committees that perform the Corporate Practices and Audit functions and of any other committees created by the Company, the Secretary and the Alternate Secretary, and the relevant executives of the Company, harmless from any liability arising from the performance of their position, including payment of compensation for any damage or loss caused and the amounts necessary to reach a settlement, as well as all of the fees and expenses of counsel and other advisors hired to defend the interests of the aforementioned persons, unless such liability are a result of malicious actions, bad faith, of illicit actions o liability that derive from actions or omissions which are not indemnifiable under the Securities Market Law and other applicable legal provisions.”
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 21. Exhibits.
(a) The following exhibits are filed as part of this registration statement, including those incorporated herein by reference:
Exhibit No.	Description
2.1	Combination and Stock Purchase Agreement, dated as of August 2, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and, solely for the purposes of Article XI, DD3 Mex Acquisition Corp, S.A. de C.V. (included as Annex A to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).
2.2	Amendment Agreement to the Combination and Stock Purchase Agreement, dated as of September 23, 2019, by and among the Registrant, DD3 Acquisition Corp., Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp, S.A. de C.V.
2.3	Form of Merger Agreement by and between the Registrant and DD3 Acquisition Corp. (included as Annex B to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).
3.1	Proposed Amended and Restated Charter of the Registrant (included as Annex E to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).
4.1	Specimen Ordinary Share Certificate of the Registrant.*
4.2	Specimen Warrant Certificate of the Registrant.*
5.1	Opinion of Baker & McKenzie LLP.*
10.1	Form of Registration Rights Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (included as Annex F to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).

Exhibit No.	Description
10.2	Form of Management Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and the directors and officers party thereto (included as Annex G to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).
10.3	Form of Member Lock-Up Agreement by and among the Registrant, DD3 Acquisition Corp. and certain security holders (included as Annex H to the proxy statement/prospectus, which is a part of this registration statement, and incorporated herein by reference).
10.4	Incentive Plan of the Registrant.*
23.1	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.
23.2	Consent of Marcum LLP, independent registered public accounting firm.
23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature page of this registration statement).
99.1	Consent of Jose de Jesus Valdez.
99.2	Consent of Joaquin Gandara.
99.3	Consent of Dr. Martín M. Werner.

*
To be filed by amendment.

Item 22. Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(5)
That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	(i)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(ii)
To arrange or provide for a facility in the United States for purposes of responding to such requests.

(9)
To file a post-effective amendment to this registration statement to include any financial statements required by Item 8. A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 will not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on the 27th day of September, 2019.
BETTERWARE DE MÉXICO, S.A. DE C.V.
By:
/s/ Luis Germán Campos Orozco

Name: Luis Germán Campos Orozco
Title:   Attorney-in-Fact
POWER OF ATTORNEY
Each of the undersigned executive officers and directors of Betterware de México, S.A. de C.V., hereby severally constitutes and appoints Luis Germán Campos Orozco as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 413 or 462 under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Name	Title	Date
/s/ Luis Campos Luis Campos	Chairman of the Board	September 27, 2019
/s/ Andres Campos Andres Campos	Chief Executive Officer and Board Member	September 27, 2019
/s/ Jose del Monte Jose del Monte	Chief Financial Officer	September 27, 2019
/s/ Diana Jones Diana Jones	Controller	September 27, 2019
/s/ Santiago Campos Santiago Campos	Board Member	September 27, 2019
/s/ Federico Clariond Federico Clariond	Independent Board Member	September 27, 2019
/s/ Donald J. Puglisi Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States	September 27, 2019